    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 2000



                                                      REGISTRATION NO. 333-37346

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  LINEO, INC.

                        (Name of issuer in its charter)

             DELAWARE                              7371                             87-0617792
 (State or Other Jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  Incorporation or Organization)       Classification Code Number)            Identification Number)

                               390 SOUTH 400 WEST
                               LINDON, UTAH 84042
                                 (801) 426-5001

          (Address and telephone number of principal executive offices and principal place of business)

                                BRYAN W. SPARKS
          PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                               390 SOUTH 400 WEST
                               LINDON, UTAH 84042

                                 (801) 426-5001
           (Name, address and telephone number of agent for service)

                           --------------------------

                  COPIES OF ALL COMMUNICATIONS TO BE SENT TO:

             LAURA A. BERTIN, ESQ.                               LAURIE A. SMILEY, ESQ.
           MICHAEL J. ERICKSON, ESQ.                              REED W. TOPHAM, ESQ.
           MARK F. WORTHINGTON, ESQ.                             MARC S. MARCHIEL, ESQ.
            Summit Law Group, PLLC                                   Stoel Rives LLP
     1505 Westlake Avenue North, Suite 300                  600 University Street, Suite 3600
           Seattle, Washington 98109                            Seattle, Washington 98101
                (206) 281-9881                                       (206) 624-0900

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                           --------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED OCTOBER 13, 2000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                        Shares

                                     [LOGO]

                                  Common Stock

                                  -----------

    Prior to this offering, there has been no public market for our common stock. The initial public offering price of our common stock is expected to be
between $          and $          per share. We have applied to list our common
stock on The Nasdaq Stock Market's National Market under the symbol "LNEO."

    The underwriters have an option to purchase a maximum of          additional
shares to cover over-allotment of shares.

    Investing in the common stock involves risks. See "Risk Factors" on page 8.

                                                                               Underwriting
                                                            Price to           Discounts and         Proceeds to
                                                             Public             Commissions             Lineo
                                                       -------------------  -------------------  -------------------
Per Share............................................           $                    $                    $
Total................................................           $                    $                    $

    Delivery of the shares of common stock will be made on or about
            , 2000.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

              Lehman Brothers

                             Dain Rauscher Wessels

                                            Wit SoundView

               The date of this prospectus is             , 2000.

INSIDE FRONT COVER

Text:     "Embed Linux Software Anywhere-TM-"
          "Lineo-TM-"
          "The Embedded Linux Solutions Company-TM-"

Pictures: Ball with "Lineo" printed on it surrounded by pictures of a cellular telephone, automobile, soda pop vending machine, router handheld device, server and automated robot

GATEFOLD

Text:     "Embed Linux Software Anywhere-TM-"
          "Lineo-TM-"
          "The Embedded Linux Solutions Company-TM-"

Picture: Horizontal oval diagram with a ball with "Lineo" printed on it in the middle surrounded by six "pie" sections containing pictures of a house, retail environment, traffic, industrial automation device, cellular telephone and modem cord, with the following text:

             "Internet Infrastructure
                - Network traffic routers
                - Modems
                - Switches
             Home Automation
                - "Smart" appliances
                - Security systems
                - Residential communications systems
             Retail Business Products
                - Credit card readers
                - Point-of-Sale terminals
                - Hand-held scanners
             Transportation Systems
                - Automotive systems
                - Radar controls
                - Global positioning systems
             Real Time Systems
                - Military systems
                - Industrial automation
                - Medical solutions
                - Multimedia
             Consumer Devices
                - Cellular phones
                - Internet set-top boxes
                - Personal digital assistants
                - Entertainment systems
                - Printers/scanners"

                                 --------------

                               TABLE OF CONTENTS


                                          PAGE
                                        --------
PROSPECTUS SUMMARY....................      3
RISK FACTORS..........................      8
SPECIAL NOTE ABOUT FORWARD-LOOKING
  STATEMENTS..........................     18
USE OF PROCEEDS.......................     18
DIVIDEND POLICY.......................     18
CAPITALIZATION........................     19
DILUTION..............................     20
SELECTED ACTUAL AND PRO FORMA
  FINANCIAL DATA......................     22
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.......................     24
BUSINESS..............................     36



                                          PAGE
                                        --------
MANAGEMENT............................     47
RELATED-PARTY TRANSACTIONS............     55
PRINCIPAL STOCKHOLDERS................     58
DESCRIPTION OF CAPITAL STOCK..........     61
SHARES ELIGIBLE FOR FUTURE SALE.......     64
UNDERWRITING..........................     66
NOTICE TO CANADIAN RESIDENTS..........     68
LEGAL MATTERS.........................     69
EXPERTS...............................     70
WHERE TO FIND ADDITIONAL DOCUMENTS....     70
INDEX TO UNAUDITED PRO FORMA CONDENSED
  CONSOLIDATED FINANCIAL STATEMENTS...    P-1
INDEX TO FINANCIAL STATEMENTS.........    F-1


                                 --------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY BE ACCURATE ONLY ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION
    UNTIL            , 2000 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING),
ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY HIGHLIGHTS INFORMATION THAT WE PRESENT MORE FULLY ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY.


                                  LINEO, INC.


    We provide a broad range of operating system products and services for use in devices and systems containing embedded, or hidden, microprocessors. We do so through a combination of our experience with embedded operating systems, expertise in Linux operating systems and involvement in the open source community. An operating system provides the main control program of a computer or electronic device, and microprocessors are small electronic circuits that control the functions of the computer or electronic device. Products and systems containing embedded microprocessors, ranging from small industrial components to handheld consumer devices to large networking infrastructure equipment, require customized operating systems to communicate operating instructions between the microprocessor and related hardware and software components. These operating systems must be stable and adaptable to performance, memory and storage capacity limitations.



    We develop embedded Linux operating systems that are reliable, easy to use and able to perform complex functions for use by microprocessor companies and original equipment manufacturers in their products and systems. We also provide software tools and services to enable our customers to quickly and cost-effectively design, develop and integrate their own embedded Linux operating systems. Customers of our Linux products and services consist of original equipment manufacturers such as Analog Devices, Inc., Bast, Inc., CIS Technology, Inc., DaiShin Information & Communications Co., MiTAC International Corp, Samsung Electronics Co., Ltd. and Samsung Electro-Mechanics Co., Ltd. We also have entered into strategic relationships with microprocessor companies such as Hitachi, Ltd. and Metrowerks Corp., a subsidiary of Motorola, Inc., to modify and adapt our products for use with their microprocessors and to further promote our offerings with their customers.



    Rapid advancements in microprocessor technology have dramatically increased the type and capabilities of products and systems that enable organizations and individuals to collaborate, access information and conduct business more effectively. These advancements have created demand for robust, reliable and powerful embedded operating systems. Historically, most companies that require embedded operating systems for their products and systems have either used internal resources to develop their own or have purchased or licensed operating systems that are owned by, or proprietary to, third parties.



    Open source operating systems have emerged as an alternative to internally developed and third-party proprietary operating systems. The term open source generally applies to software that is freely accessible by the public and can be copied, modified and distributed with few restrictions. Popular open source software is continuously maintained and improved by worldwide communities of developers who share information, code and suggestions, primarily over the Internet. Linux has emerged as the leading open source operating system, enjoying acceptance by both commercial and academic communities due to its high performance and stability, low cost and broad developer support. Until recently, the growth in the use of Linux operating systems has primarily been in the server and desktop computer markets. Microprocessor companies are now promoting, and original equipment manufacturers are now adopting, Linux in the embedded systems market. However, many of these companies and manufacturers have limited experience working with Linux and may lack developers with the specialized skills and relationships in the open source community necessary to identify and take advantage of the many enhancements to Linux that are continuously under development.



    We have enhanced and extended open source Linux with new technologies and advancements to enable embedded systems developers to use Linux in a wide range of highly customized embedded products and systems. Our products include Embedix Linux, Embedix RealTime, Embedix Software

Development Kit, Embedix UI, Embedix mClinux, Lineo High Availability Clustering and NETtel. Embedix Linux, a combination of open source Linux and internally developed technologies, is a Linux-based operating system that is designed specifically for embedded products and systems. Embedix RealTime is software designed to provide Embedix Linux with predetermined response time, or real time, capabilities. Embedix Software Development Kit is a package of our proprietary software and open source development tools designed to help systems developers accelerate the design, development, error detection and correction, and maintenance of embedded Linux operating systems in their products and systems. Embedix UI is our compact, Linux-based Web browser designed for products and systems that interact with the Internet and contain embedded microprocessors. Embedix mClinux is a version of Embedix Linux designed specifically for the requirements of very small microprocessors, commonly referred to as microcontrollers. Lineo High Availability Clustering is software and hardware that provides continuous operation, or high availability, capabilities. These features enable Linux to perform in environments where failure rates and associated downtime must be very low, such as high speed telephone switches. NETtel is our integrated hardware/software system that provides secure communications over the Internet for small offices and homes. In addition, we provide comprehensive professional Embedix Services to our embedded systems customers, including customized engineering, education and technical support services.



    Our objective is to become the leading provider of embedded operating system products and services. We intend to enhance our technology leadership by developing additional technologies internally and by acquiring proprietary technologies or other companies. We are currently implementing this strategy and have acquired six companies with technologies complementary to our own. We intend to continue developing strategic relationships with microprocessor companies and original equipment manufacturers to promote our offerings and plan our future product development. We plan to continue expanding sales efforts internationally by growing our internal sales force and through additional strategic acquisitions. We will also continue to enhance our operating system products by incorporating additional software products of independent software vendors.


    We began operations as a part of Caldera, Inc. in July 1996. We were incorporated as a separate entity in the State of Utah in August 1998 as Caldera Thin Clients, Inc., changed our name to Lineo, Inc. in July 1999 and reincorporated in the State of Delaware in January 2000. Our principal executive offices are located at 390 South 400 West, Lindon, Utah 84042, and our telephone number is (801) 426-5001. Our World Wide Web address is www.lineo.com. Information on our Web site does not constitute a part of this prospectus.

                                 --------------


    LINEO-TM-, LINEO PARTNER CONNECT-TM-, the Lineo logo, EMBEDIX-TM-, mCLINUX-TM- and TARGET WIZARD-TM- are our trademarks. We will continue to pursue registration of these and other marks. This prospectus also contains trademarks and trade names of other companies.

                                  THE OFFERING


Common stock offered......................   shares

Common stock to be outstanding after this
  offering................................   shares

Use of proceeds...........................  For general corporate purposes. See "Use of Proceeds" on page 18 for a more complete description of our planned
                                            use of the proceeds from this offering.

Proposed Nasdaq National Market Symbol....  LNEO



    The outstanding share information is based on our shares outstanding as of July 31, 2000. This information excludes:



    - 3,705,034 shares of our common stock issuable upon the exercise of stock options outstanding as of July 31, 2000, at a weighted average exercise price of $2.88 per share;



    - 1,266,110 shares of our common stock issuable upon exercise of stock options granted subsequent to July 31, 2000 through October 10, 2000, net of forfeitures, at a weighted average exercise price of $5.60 per share;



    - 2,000,000 shares of our common stock issuable upon exercise of a stock warrant issued on October 2, 2000, at an exercise price of $6.00 per share;



    - 1,358,545 shares of our common stock reserved for future issuance under our stock option plan as of October 10, 2000; and



    - 2,000,000 shares of our common stock reserved for future issuance under our employee stock purchase plan.


--------------


    Unless otherwise indicated, all information contained in this prospectus:



    - assumes conversion of all outstanding shares of our convertible preferred stock into 16,763,813 shares of our common stock upon completion of this offering; and



    - assumes the underwriters' over-allotment option is not exercised.

                  SUMMARY ACTUAL AND PRO FORMA FINANCIAL DATA

    The following financial data should be read in conjunction with "Selected Actual and Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Unaudited Pro Forma Condensed Consolidated Financial Statements and related Notes and our Consolidated Financial Statements and related Notes included elsewhere in this prospectus.


    Our actual operating results for the nine months ended July 31, 2000 include, for the period from their respective acquisition dates through July 31, 2000, the operating results of Zentropic Computing, LLC, which we acquired on April 3, 2000; United System Engineers, Inc., Fireplug Computers, Inc., Inup, S.A. and Moreton Bay Ventures Pty, Ltd., each of which we acquired effective May 1, 2000; and RT-Control Inc., which we acquired on May 12, 2000. The pro forma statement of operations data for the fiscal year ended
October 31, 1999 and the nine months ended July 31, 2000:



    - give effect to our acquisitions of Zentropic, United System, Fireplug, Inup, Moreton Bay and RT-Control as if they had occurred on November 1, 1998; and



    - reflect the amortization of goodwill and other intangibles related to the acquisitions, as well as adjustments for acquired in-process research and development in connection with the acquisitions and the elimination of intercompany transactions.



    The pro forma balance sheet data as of July 31, 2000 give effect to the conversion of all outstanding shares of our convertible preferred stock into 16,763,813 shares of our common stock upon completion of this offering.



    The pro forma as adjusted balance sheet data as of July 31, 2000 give effect to the pro forma adjustment, as well as to the receipt of the proceeds from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses.



    The pro forma financial data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have resulted if these acquisitions had been in effect during the periods presented or of future operating results.

                                                           FISCAL YEAR ENDED OCTOBER 31,
                                   PERIOD FROM      --------------------------------------------
                                  JULY 23, 1996                                    1999
                                 (INCEPTION) TO                           ----------------------
                                OCTOBER 31, 1996      1997       1998      ACTUAL     PRO FORMA
                                -----------------   --------   --------   --------   -----------
                                   (UNAUDITED)                                       (UNAUDITED)
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue.......................        $   62         $  945    $ 1,376    $ 2,801     $  4,640
Cost of revenue...............            67            247        361        185        1,380
Gross margin..................            (5)           698      1,015      2,616        3,260
Loss from operations..........           (49)          (827)    (2,005)      (891)      (9,849)
Net loss......................           (61)          (877)    (2,186)    (1,054)     (10,068)
Basic and diluted net loss per
  common share................        $(0.00)        $(0.05)   $ (0.12)   $ (0.06)    $  (0.48)
Basic and diluted weighted
  average common shares
  outstanding.................        18,000         18,000     18,000     18,000       21,079
Basic and diluted supplemental
  pro forma net loss per
  common share................                                                        $  (0.45)
Basic and diluted supplemental
  pro forma weighted average
  common shares outstanding...                                                          22,592

                                      NINE MONTHS ENDED JULY 31,
                                ---------------------------------------
                                                        2000
                                              -------------------------
                                   1999         ACTUAL       PRO FORMA
                                -----------   -----------   -----------
                                (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue.......................    $ 1,373       $ 3,878       $ 4,941
Cost of revenue...............        143           844         1,597
Gross margin..................      1,230         3,034         3,344
Loss from operations..........     (1,282)      (14,508)      (16,906)
Net loss......................     (1,365)      (14,055)      (16,429)
Basic and diluted net loss per
  common share................    $ (0.08)      $ (0.69)      $ (0.74)
Basic and diluted weighted
  average common shares
  outstanding.................     18,000        20,268        22,146
Basic and diluted supplemental
  pro forma net loss per
  common share................                                $ (0.52)
Basic and diluted supplemental
  pro forma weighted average
  common shares outstanding...                                 31,611



                                                                            JULY 31, 2000
                                                              -----------------------------------------
                                                                                             PRO FORMA
                                                                ACTUAL        PRO FORMA     AS ADJUSTED
                                                              -----------   -------------   -----------
                                                              (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
                                                                                 (IN
                                                                             THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................    $25,121        $25,121        $
Working capital.............................................     23,875         23,875
Total assets................................................     54,815         54,815
Long-term liabilities.......................................        556            556
Total stockholders' equity..................................     50,468         50,468

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. ANY OF THE FOLLOWING RISKS COULD HARM OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT.

                        RISKS RELATED TO OUR OPERATIONS


OUR LIMITED OPERATING HISTORY AND THE RECENT FOCUS OF OUR BUSINESS STRATEGY ON LINUX-BASED PRODUCTS MAKES THE EVALUATION OF OUR BUSINESS DIFFICULT.



    We began operations as a separate entity in September 1998 and consequently have only a limited operating history on which you can rely in evaluating an investment in our company. Moreover, prior to January 1999, our business focused on our embedded disk operating system, DR DOS. In January 1999, we began focusing our strategy on developing embedded operating systems based on Linux and other open source technologies. In January 2000, we released the first commercial version of our embedded Linux operating system. Before January 2000, substantially all of our revenue was generated from sales of DR DOS. We expect to generate substantially all of our future revenue from sales of our Linux-based operating systems and related products and services. As a result, we believe that our financial history may not be indicative of our future performance.


WE HAVE A HISTORY OF LOSSES AND EXPECT TO CONTINUE TO INCUR NET LOSSES FOR THE FORESEEABLE FUTURE.


    We have incurred losses since our inception. At July 31, 2000, we had an accumulated deficit of $20.2 million. We expect to continue to incur losses for at least the next 15 months as we incur significant expenses developing our products, hiring and training employees and building awareness of our brand. If our revenue declines or grows at a slower rate than we anticipate, or if our expenses exceed our expectations or cannot be adjusted to respond to slower revenue growth, we may fail to achieve or sustain profitability or generate positive cash flow within our expected timeframe, if at all.



WE EXPANDED OUR OPERATIONS RAPIDLY AND MUST THEREFORE IMPLEMENT APPROPRIATE SYSTEMS, PROCEDURES AND CONTROLS, OR WE MAY NOT BE ABLE TO OFFER OUR SERVICES AND GROW OUR BUSINESS AS CURRENTLY ANTICIPATED.



    Our ability to offer our products and services and grow our business as currently anticipated requires an effective planning and management process. Since July 1999, we have rapidly increased the size of our operations, growing from 27 employees as of July 31, 1999 to 265 employees as of October 10, 2000. Moreover, as a result of our acquisitions we have expanded the scope and size of our business operations. This growth has placed, and we expect that any future growth we experience will continue to place, a strain on our management, systems and resources. Our key personnel have limited experience managing this type of growth. To manage growth effectively, we will need to continue to implement or update our operational and financial systems, procedures and controls. Any failure to manage this growth could harm our business.


WE EXPECT TO ENGAGE IN FUTURE ACQUISITIONS, WHICH COULD HARM OUR OPERATING RESULTS, DILUTE OUR STOCKHOLDERS AND CAUSE US TO INCUR DEBT OR ASSUME CONTINGENT LIABILITIES.


    In light of the fragmented nature of the Linux industry and ongoing demand for additional open source software developers, we expect to continue to make investments in or acquire complementary companies, products or technologies. If we acquire a company, we could have difficulty integrating that company's technologies or products into our operations or integrating and retaining its key personnel. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. Furthermore, we may issue equity securities to pay for any future acquisitions, which could be dilutive to our existing stockholders. We may also incur debt, assume contingent liabilities or incur charges associated with amortization of goodwill and other assets in connection with future acquisitions, which could harm our operating results.



BECAUSE A RELATIVELY SMALL NUMBER OF CUSTOMERS HAVE HISTORICALLY ACCOUNTED FOR A SUBSTANTIAL PORTION OF OUR REVENUE, OUR REVENUE MAY DECREASE IF WE LOSE ANY OF OUR SIGNIFICANT CUSTOMERS.



    Historically, a relatively small number of customers have accounted for a substantial portion of our total revenue. In the fiscal year ended October 31, 1999, our three largest customers accounted for 48% of our total revenue, with Sun Microsystems, Inc. accounting for 23%, Brooktrout Inc. accounting for 13% and Symbol Technologies, Inc. accounting for 12%. In the nine months ended
July 31, 2000, our ten largest customers accounted for 59% of our total revenue, with DaiShin accounting for 18%. We anticipate that sales of our products and services to relatively few customers will continue to account for a significant portion of our total revenue. We generally do not enter into long-term purchase commitments with our significant customers. Therefore, these customers could cease purchasing our products and services with limited notice and with little or no penalty.


WE MAY EXPERIENCE QUARTERLY FLUCTUATIONS IN OUR REVENUE AND RESULTS OF OPERATIONS, WHICH COULD RESULT IN VOLATILITY IN OUR STOCK PRICE.


    Our quarterly revenue and results of operations may vary in the future due to a number of factors. Many of these factors are as a result of our operating in the new industry of delivering Linux products and services and are generally outside of our control. Factors that may affect our quarterly results include:



    - our ability to forecast revenue accurately, which is constrained by our limited operating experience selling our embedded Linux-based products and services;



    - acceptance of Linux as a viable embedded operating system alternative to other competing operating systems;



    - the development and maintenance of our strategic relationships with microprocessor companies and original equipment manufacturers and independent software vendors;



    - the development, introduction, competitive pricing and market acceptance of our products and services as well as those of our competitors; and


    - our ability to manage our anticipated growth and expansion.

If our quarterly operating results fluctuate due to these or any other factors, we may not meet the expectations of public market analysts or investors, and the price of our common stock could decline.

              RISKS RELATED TO LINUX AND OUR INTELLECTUAL PROPERTY


WE COULD BE PREVENTED FROM SELLING OR DEVELOPING OUR PRODUCTS IF THE GNU GENERAL PUBLIC LICENSE AND SIMILAR LICENSES ARE NOT ENFORCEABLE OR IF WE ARE DEEMED TO BE IN VIOLATION OF THESE LICENSES.



    The Linux-based components of our products have been developed and licensed under the GNU General Public License and similar licenses. These licenses state that any program licensed under them may be liberally copied, used, modified and distributed freely, so long as all modifications are also freely made available and licensed under the same conditions. We know of no instance in which a party has challenged the validity of these licenses or in which these licenses have been interpreted in a legal proceeding. To date, compliance with these licenses has been voluntary. It is possible that a court would hold one or more of these licenses to be unenforceable. Any ruling by a court that these licenses are not enforceable, or that the Linux operating system may not be liberally copied, modified or distributed freely, would have the effect of preventing us from selling or developing our Linux products and services, unless we are able to negotiate a license to use the software. Any licenses could be expensive, which could impair our ability to price our offerings competitively.



    Moreover, it is possible that a party may argue that the GNU General Public License places restrictions on the types of fees that can be charged in connection with the distribution and licensing of derivative Linux programs. Because some of our products include both open source and proprietary technologies, we charge our customers a fee to license our products from us. Although we have neither solicited nor received an opinion of counsel regarding the applicability of the licensing restrictions of the GNU General Public License to our business and the fees that we charge, it is possible that these fees could be deemed to be a violation of the GNU General Public License, which could result in the termination of this license. Without this license, we could be subject to claims for infringement of copyrights and other intellectual property rights covered by the GNU General Public License, which could subject us to damages claims and adversely impact our ability to market our existing and future Linux-based products.


IF THE LINUX OPERATING SYSTEM DOES NOT CONTINUE TO GAIN MARKET ACCEPTANCE, WE MAY NOT BE ABLE TO GENERATE REVENUE AND OUR BUSINESS COULD FAIL.


    We expect that substantially all of our future revenue will be derived from sales of Linux-based embedded operating systems and related products and professional services. The Linux operating system has only recently begun to gain broad market acceptance, and its use has been mostly limited to computer network file servers, desktop computers, software used to run various components of the Internet and scientific research environments. Our success depends on the continued and increased rate of adoption of Linux in these and other markets, and especially the market for embedded operating systems. Our success also depends on the continued development of Linux-compatible products, applications and utilities. If this adoption and development does not occur, our business will suffer. Moreover, if multiple and competing incompatible versions of Linux are developed, customers may become less likely to purchase Linux products, and our sales could suffer.



OUR BUSINESS STRATEGY, WHICH RELIES ON A COMBINATION OF OPEN SOURCE SOFTWARE AND PROPRIETARY TECHNOLOGIES, IS UNPROVEN, AND WE ARE UNABLE TO ACCURATELY PREDICT WHETHER WE CAN GENERATE A PROFIT OR MAINTAIN A SUCCESSFUL BUSINESS BASED ON THIS STRATEGY.



    Our business model relies on a combination of open source software, proprietary technologies and commercial products. We know of no company that has built a profitable business based on open source software. In addition, because Linux is open source software and is freely accessible by the public and can be copied, modified and distributed with few restrictions, customers may be unwilling to pay royalties to license our Linux-based products. By incorporating open source software in our offerings, we cannot provide our customers with the same warranties on products and services that customers of proprietary systems may typically receive. In addition, by developing products based on proprietary technology that is not freely available, we may alienate the open source community. Because we rely on our relationships within the open source community, negative reaction to our use of the Linux operating system could harm our reputation, impair our ability to capitalize on the development efforts of the open source community, diminish our brand and harm our business.


OUR ABILITY TO INTRODUCE NEW PRODUCTS OR PRODUCT ENHANCEMENTS WOULD BE IMPAIRED IF LINUX DEVELOPERS DO NOT CONTINUE TO ENHANCE THE SOURCE CODE OF LINUX AND DEVELOP LINUX-BASED UTILITIES AND APPLICATIONS.

    As open source software, the Linux source code is open to the public and can be copied, modified and distributed without an associated fee. Our success depends in part on the continued efforts of the open source development community to enhance the source code of Linux and Linux-based utilities and applications to make Linux compatible for use across multiple software and hardware platforms. If

Linus Torvalds, the initial developer of Linux, and other third-party developers fail to further develop or improve the functionality of Linux or to introduce new open source software or software enhancements, our ability to market our existing and future Linux products and services would suffer. In this event, we may be forced to rely to a greater extent on our own development efforts or the development efforts of third-party consultants, which would significantly increase our costs.


WE ARE VULNERABLE TO CLAIMS THAT OUR PRODUCTS INFRINGE THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS, PARTICULARLY BECAUSE OUR PRODUCTS ARE COMPRISED OF MANY DISTINCT SOFTWARE COMPONENTS DEVELOPED BY A BROAD COMMUNITY OF INDEPENDENT PARTIES, AND THESE CLAIMS COULD BE COSTLY TO DEFEND AND COULD HARM OUR REPUTATION.


    We may be exposed to future litigation based on claims that our products infringe the intellectual property rights of others. This risk is magnified by the fact that a significant portion of the software code in our products is developed by a community of independent parties over whom we exercise no supervision or control and who might not have the same financial resources as us to pay damages to a successful litigant. Claims of infringement could require us to re-engineer our products or seek to obtain licenses from third parties in order to continue offering our products. Moreover, we have agreed in many cases to provide our customers with protection from third-party infringement claims. An adverse legal decision affecting our intellectual property, or the use of significant resources to defend against this type of claim, could place a significant strain on our financial resources and harm our reputation.

FAILURE TO ADEQUATELY PROTECT INTELLECTUAL PROPERTY RIGHTS THAT ARE KEY TO OUR BUSINESS COULD RESULT IN SIGNIFICANT HARM TO OUR OPERATING RESULTS.

    Although our Embedix platform is based on open source Linux, many aspects of our products include intellectual property that is proprietary to us. Our success depends significantly on our ability to protect our trademarks, trade secrets and the internally developed proprietary technologies contained in our products. We rely on a combination of patent, copyright, trademark and trade secret laws and on confidentiality and other contractual provisions to protect our proprietary rights. These measures afford only limited protection. Effective intellectual property protection may not be available in every country in which we intend to offer our products and services. Our means of protecting our proprietary rights and technologies in the United States or abroad may not be adequate, and competitors may independently develop similar technologies or unauthorized parties may copy aspects of our products or obtain and use trade secrets or other information that we regard as proprietary. In addition, a third party could attempt to interpret the GNU General Public License in a manner that could put the protection of our intellectual property at risk because of the interaction between our intellectual property and the intellectual property covered by the GNU General Public License. Moreover, because we rely in part on open source intellectual property, we may find it necessary to defend the open source community from attempts by others to misappropriate, whether by patent, copyright or otherwise, technology which belongs to the open source community. Legal proceedings to enforce our intellectual property rights or the rights of the open source community could be burdensome and expensive and involve a high degree of uncertainty. These legal proceedings may also divert management's attention from our core business. If we do not enforce and protect intellectual property rights important to our business, our business may be harmed.


BECAUSE WE DO NOT OWN THE LINUX TRADEMARK, WE MAY BE PROHIBITED FROM USING IT IN CONNECTION WITH OUR PRODUCTS, WHICH COULD DAMAGE OUR BRAND AWARENESS AND MAKE IT MORE DIFFICULT TO MARKET OUR PRODUCTS AND SERVICES.



    We use the term "Linux" in our advertising and marketing materials, in our product documentation and for other commercial uses. Linus Torvalds owns the Linux trademark, however, and we do not have any ownership of, or contractual right to use, this trademark. If the Linux trademark is invalidated through legal action, or if we are otherwise prohibited from using it, our reputation and brand awareness could suffer. Also, the use by others of the Linux trademark could lead to confusion about the source, quality, reputation and dependability of Linux in general, which could negatively affect the market for Linux products.


                RISKS RELATED TO COMPETITION WITHIN OUR INDUSTRY


WE FACE INTENSE COMPETITION IN THE EMBEDDED OPERATING SYSTEMS MARKET, WHICH MAY RESULT IN PRICE REDUCTIONS, REDUCED REVENUE AND LOWER PROFIT MARGINS.


    The market for embedded operating systems products and services is becoming increasingly competitive. Failure to compete successfully with current or potential competitors would harm our business. We face competition from:


    - the internal research and development departments of our current and potential customers, which may seek to develop their own proprietary embedded operating systems;



    - companies that have developed proprietary embedded operating systems, such as Mentor Graphics Corporation, Microsoft Corporation, Microware Systems Corporation, Palm Computing, Inc., QNX Software Systems Ltd., Sun Microsystems, Inc., Symbian, PLC and Wind River Systems, Inc.;


    - companies that have developed, or may in the future develop, Linux embedded operating systems, such as Caldera Systems, Inc., Coollogic, Inc., Information Storage Devices, Inc., LynuxWorks, Inc., MontaVista Software, Inc., Red Hat Software, Inc., SuSE Inc. and TurboLinux Inc.; and

    - companies that have developed Web browsers, such as Microsoft, Netscape Communications Corporation and Spyglass, Inc. (which recently announced its merger with OpenTV, Inc.).


    Many of these companies have greater financial resources, more established direct and indirect sales channels and greater name recognition than we do. These companies also have larger and more established service organizations to support their products and operating systems. These companies may be able to leverage their existing organizations and provide a wider offering of products and higher levels of support on a more cost-effective basis than we can. In addition, these companies may be able to undertake more extensive promotional activities, adopt more aggressive pricing policies and offer more attractive terms to their customers than we can. Any pricing pressures or loss of potential customers resulting from our failure to compete effectively would reduce our revenue.



    Furthermore, because Linux distributions can be downloaded from the Internet for free or purchased at a nominal cost, modified and resold with few restrictions, some traditional barriers to market entry are minimized. Accordingly, new competitors or alliances among existing competitors may emerge and acquire significant market share. In addition, to the extent that our competitors make their source code available to the public, software developers will be able to customize these systems and solutions more quickly and easily than if these technologies remain proprietary. This could harm our ability to compete by making our product and service offerings less attractive to prospective customers.


IF WE DO NOT INTRODUCE NEW OR UPDATED PRODUCTS AND SERVICES IN A TIMELY MANNER, OUR OFFERINGS MAY BECOME OBSOLETE, AND OUR OPERATING RESULTS WILL SUFFER.


    The embedded operating systems market is characterized by rapid technological change, frequent new product enhancements, uncertain product life cycles, changes in original equipment manufacturer and end-user demands and evolving industry standards, including developments in the open source community. Our products could be rendered obsolete if products based on new technologies, such as operating systems other than Linux, are introduced or new industry standards emerge. Due to the labor-intensive nature of our software development business model, new products and product enhancements can require long development and testing periods, which requires us to hire and retain increasingly scarce, technically competent personnel. Significant delays in new product releases or significant problems in installing or implementing new products could seriously damage our business.


    In addition, our future success depends upon our ability to enhance existing products, develop and introduce new products, satisfy customer requirements and achieve market acceptance. This process is made more challenging by the fact that much of the software development for our products is done by the open source community, and we must work with a large number of developers who are not our employees in this process. We may not be able to successfully identify new product opportunities and develop and bring new products to market in a timely and cost-effective manner. Moreover, we may be required to license technologies from third parties to remain competitive, which could increase our expenses and harm our operating results.

                      OTHER RISKS RELATED TO OUR BUSINESS

WE FACE OPERATIONAL AND FINANCIAL RISKS AS WE MAINTAIN AND EXPAND OUR INTERNATIONAL OPERATIONS, ANY OF WHICH COULD HARM OUR RESULTS OF OPERATIONS.


    In the nine months ended July 31, 2000, approximately 70% of our revenue was generated from customers located outside the United States, principally in Japan, South Korea and Taiwan. As we maintain and expand our international operations, we face a number of challenges, including:


    - difficulties in managing and administering a globally-dispersed business;

    - fluctuations in exchange rates that may negatively affect our operating results;

    - difficulties in collecting accounts receivable resulting in longer collection periods;

    - compliance with a wide variety of foreign laws and regulatory environments with which we have limited familiarity;

    - protecting our trademarks and other intellectual property due to the uncertainty of laws and enforcement in certain countries relating to the protection of intellectual property rights;

    - seasonality in business activity in certain parts of the world, which could negatively impact the operating results of our foreign operations;

    - multiple and possibly overlapping tax structures, which could reduce the financial performance of our foreign operations;

    - changes in import and export duties and quotas, which could affect the competitive pricing of our products and services and reduce our market share in some countries; and

    - economic or political instability in some international markets, including political instability in South Korea and Taiwan, the threat of hostilities in Taiwan and economic fluctuations in other Asian markets, which could negatively affect our operating results, especially given the concentration of our customers in this region.

THE LOSS OF KEY EMPLOYEES OR OUR INABILITY TO ATTRACT, TRAIN AND RETAIN OTHER QUALIFIED PERSONNEL COULD HARM OUR BUSINESS.


    Our products and technologies are complex, and we depend upon the continued services of our existing software engineering personnel and executive management, especially Bryan W. Sparks, our president, chief executive officer and chairman of the board. Although we have employment agreements with Mr. Sparks, Robert B. Waldie, our chief operating officer, and a limited number of our key software engineering personnel, their employment may nonetheless be terminated by them or us at any time. The loss of Mr. Sparks or any of our key software engineering personnel, especially to a competitor, could adversely affect our business, slow our product development and diminish our brand identity. We depend on our ability to attract, train and retain qualified personnel, specifically those with management, Linux and embedded systems development skills. Competition for such personnel is intense, particularly for qualified developers of Linux and embedded systems. We may not be able to attract, train or retain additional qualified personnel in the future, which could require us to use outside contractors, a more costly alternative. In addition, we may be required to grant substantial numbers of stock options in order to attract and retain such qualified personnel, which would result in additional dilution of our existing stockholders.


OUR PRODUCTS MAY CONTAIN DEFECTS THAT COULD BE COSTLY TO CORRECT, DELAY MARKET ACCEPTANCE OF OUR PRODUCTS AND EXPOSE US TO LITIGATION.


    Despite testing by us and our customers, errors may be found in our products. The risk of errors in our products is increased as a result of our use of open source software because a portion of the software code in our products is developed by independent parties over whom we exercise no supervision or control. If errors are discovered, we may have to make significant capital expenditures to eliminate them and yet may not be able to correct them in a timely manner, if at all. Errors and failures in our products could result in a loss of, or delay in, market acceptance of our products and could damage our reputation. Because our offerings are embedded into the products and systems of our customers, failures in our products could also cause system failures, including failures in critical business systems, and our customers may assert common law warranty or other claims for substantial damages against us. Our insurance policies may not provide sufficient coverage to adequately limit our exposure to these types of claims. These claims, even if unsuccessful, could be costly and time consuming to defend.


WE MAY NOT BE ABLE TO RAISE SUFFICIENT FUNDS TO EXECUTE OUR BUSINESS STRATEGY.


    We believe that the net proceeds from this offering, together with our current cash and cash equivalents, will be sufficient to fund our current working capital and capital expenditure requirements for at least the next
18 months. Given our growth strategy and our need to continuously respond to the changing demands in the embedded operating system and Linux markets, however, we may need to raise additional funds to support more rapid expansion, respond to competitive pressures, acquire complementary businesses or technologies or respond to unanticipated developments. Additional funding may not be available to us in amounts, or on terms, acceptable to us. If sufficient funds are not available or are not available on acceptable terms, our ability to fund our expansion, execute our strategy, take advantage of acquisition opportunities, develop or enhance our services or products, or otherwise respond to competitive pressures would be significantly limited.

                         RISKS RELATED TO THIS OFFERING

A SMALL NUMBER OF OUR EXISTING STOCKHOLDERS CAN EXERT CONTROL OVER US AND THEIR INTERESTS MAY CONFLICT WITH THOSE OF OUR OTHER STOCKHOLDERS.


    Our executive officers, directors and principal stockholders holding more than 5% of our common stock together beneficially hold approximately 71.8% of
our outstanding common stock before this offering and will together hold     %
of our outstanding common stock after completion of this offering. As a result, these stockholders, if they act together, will be able to control our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Moreover, of these stockholders, Ralph J. Yarro, one of the members of our board
of directors, beneficially holds 38.9% of our outstanding common stock, or   %
after this offering, and Raymond J. Noorda, another member of our board of
directors, beneficially holds 36.6% of our outstanding common stock, or   %
after this offering. The concentration of ownership among our existing stockholders may have the effect of delaying or preventing a change in our control and might reduce the market price of our common stock.



WE HAVE SIGNIFICANT TIES WITH ONE OF OUR COMPETITORS, INCLUDING COMMON DIRECTORS AND EQUITY INTERESTS IN ONE ANOTHER, WHICH MAY RESULT IN CONFLICTS OF INTERESTS BETWEEN OUR COMPANIES THAT MAY NOT BE RESOLVED IN OUR FAVOR.



    Three of our directors and significant stockholders, Mr. Noorda, Mr. Yarro and John R. Egan, serve on the board of directors and beneficially own significant amounts of common stock of Caldera Systems, one of our potential competitors. As board members and significant stockholders, these individuals may influence the management and affairs of the two companies and may have interests that conflict with those of our other stockholders. We cannot be certain that any conflicts that arise between the interests of our company and those of Caldera Systems will always be resolved in our favor. In addition, Caldera Systems holds approximately 7.8% of our outstanding common stock prior to completion of this offering, and we hold approximately 3.2% of the outstanding common stock of Caldera Systems as of October 10, 2000. These stockholdings and overlapping directors could enable each company to exert influence over the other with respect to matters requiring stockholder approval, which could create conflicts of interest.


IT MIGHT BE DIFFICULT FOR A THIRD PARTY TO ACQUIRE US EVEN IF DOING SO WOULD BE BENEFICIAL TO OUR STOCKHOLDERS.


    Certain provisions of our certificate of incorporation, Delaware law and our stockholders' agreement with Metrowerks Holdings, a subsidiary of Motorola, may discourage, delay or prevent a change in our control or a change in our management even if doing so would be beneficial to our stockholders. Our board of directors has the authority under our certificate of incorporation to issue preferred stock without stockholder approval with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily with terms calculated to delay or prevent a change in control of our company or make removal of our management more difficult. In addition, as of the first annual meeting of stockholders following the closing of this offering, our board of directors will be divided into three classes. The directors in each class will serve for three-year terms, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of our company because it generally makes it more difficult for stockholders to replace a majority of our directors. Moreover, in the event that we decide to enter into negotiations with a third party regarding a potential acquisition of us, the provisions of our agreement with Metrowerks Holdings require us to give Metrowerks Holdings the right to participate in these negotiations and to acquire us on terms comparable to those offered by any such third party. In addition, Metrowerks Holdings has rights of first refusal to purchase shares of our common stock offered by Mr. Sparks, Dry Canyon Holdings, LLC, Caldera Systems and The Canopy Group, Inc. These provisions may discourage or deter third parties from making or considering offers to acquire us, even if such offers would be beneficial to our stockholders.


THE MARKET FOR OUR SHARES OF COMMON STOCK MAY EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS, WHICH COULD RESULT IN LEGAL CLAIMS AGAINST US.


    Recently, the market prices of the common stock of other companies in the industries in which we compete, including the embedded operating system and Linux markets, have experienced extreme volatility. We anticipate that the market price of our common stock may similarly fluctuate significantly in response to a number of factors, some of which are beyond our control, including:



    - changes in market valuations of technology companies, especially companies focusing on embedded systems and open source technologies;



    - variations in our quarterly operating results;


    - our or our competitors' announcements of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

    - additions or departures of key personnel;


    - high volumes of short-term trading in our stock;


    - future issuances of our capital stock or the effect of the substantial number of shares that will be eligible for sale in the public market in the future; and

    - changes in financial estimates by public market analysts.

In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their common stock. In the future, we may be the target of similar litigation. Such claims, even if unsuccessful, could result in substantial costs and divert management's attention and resources.

OUR MANAGEMENT WILL HAVE BROAD DISCRETION IN THE USE OF THE PROCEEDS OF THIS OFFERING, AND OUR FAILURE TO APPLY SUCH FUNDS EFFECTIVELY COULD HARM OUR BUSINESS.


    We have not designated any specific use for the net proceeds from this offering other than for general corporate purposes. We may also use a portion of the net proceeds to acquire additional business, products and technologies that we believe will complement our business. Management will have significant flexibility in applying the net proceeds of the offering. Our failure to apply such funds effectively could harm our business.



THE NUMBER OF SHARES THAT WILL BE ELIGIBLE FOR SALE IN THE FUTURE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.



    Sales of a substantial number of shares of our common stock in the public market following this offering could adversely affect the market price of the common stock. As additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease the price of our common stock. The number of shares of common stock available for sale in the public market is limited by restrictions under the federal securities laws and under agreements that some of our stockholders, directors and employees have entered into with the underwriters. The following table shows the timing of when shares outstanding on October 10, 2000 first become eligible for resale in the public market:



                                           NUMBER OF SHARES                      COMMENT
                                       ------------------------   -------------------------------------
- 181 days after the date of this                 - 35,297,328    - Tradable upon expiration of lock-up
  prospectus.........................                               agreements, subject to the
                                                                    provisions of Rule 144
- October 2, 2001....................             -  3,000,000    - Tradable, subject to the provisions
                                                                  of Rule 144

                 SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

    Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These statements involve known and unknown risks, uncertainties and factors, including those listed under "Risk Factors," that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot and do not guarantee future results, levels of activity, performance or achievements.

    This prospectus also contains citations to industry sources on which our market projections are based. These projections are based in part on assumptions about technological developments and preferences of microprocessor companies and original equipment manufacturers, among other things, and are subject to change due to a number of factors, including economic and market conditions, technological advancements and changes in customer preferences. As a result, we cannot assure you that these market projections will actually be realized.

                                USE OF PROCEEDS

    We expect to receive approximately $      million in net proceeds from the
sale of           shares of common stock in this offering, or $      if the
underwriters exercise their over-allotment option in full, based upon an assumed
initial public offering price of $      per share and after deducting estimated
underwriting discounts and commissions and estimated offering expenses.


    The principal purposes of this offering are to create a public market for our stock and to raise working capital. We have not designated any specific use for the net proceeds from this offering other than for general corporate purposes. We may also use a portion of the net proceeds to acquire additional businesses, products and technologies that we believe will complement our business. We have no specific agreements or commitments to do so, however, and are not currently engaged in any negotiations with respect to any acquisition. Pending such uses, we intend to invest the net proceeds of this offering in investment grade, interest-bearing securities.


                                DIVIDEND POLICY

    We have never paid cash dividends on our common stock. We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION


    The following table sets forth our capitalization as of July 31, 2000:


    - on an actual basis;


    - on a pro forma basis to reflect the conversion of all outstanding shares of our convertible preferred stock into 16,763,813 shares of our common stock upon completion of this offering; and



    - on a pro forma as adjusted basis to reflect the sale of             shares
      of common stock in this offering at an assumed initial public offering
      price of $               per share, after deducting estimated underwriting
      discounts and commissions and estimated offering expenses.



    The capitalization information set forth in the table below is qualified by and should be read in conjunction with our Consolidated Financial Statements and related Notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.



                                                                           JULY 31, 2000
                                                              ---------------------------------------
                                                                                           PRO FORMA
                                                                ACTUAL       PRO FORMA    AS ADJUSTED
                                                              -----------   -----------   -----------
                                                              (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                                                          (IN THOUSANDS)
Long-term debt, net of current maturities...................    $    556      $   556       $   556
                                                                --------      -------       -------
Stockholders' equity:
  Preferred stock, $0.001 par value: 30,000,000 shares
    authorized (actual, pro forma and pro forma as
    adjusted); 16,763,813 shares outstanding (actual); no
    shares outstanding (pro forma and pro forma as
    adjusted)...............................................          17           --            --
  Common stock, $0.001 par value: 100,000,000 shares
    authorized (actual, pro forma and pro forma as
    adjusted); 21,487,307 shares outstanding (actual);
    38,251,120 shares outstanding (pro forma);    shares
    outstanding (pro forma as adjusted).....................          21           38
  Additional paid-in capital................................      74,902       74,902
  Deferred compensation.....................................      (4,390)      (4,390)
  Accumulated deficit.......................................     (20,178)     (20,178)
  Accumulated other comprehensive income....................          96           96
                                                                --------      -------       -------
    Total stockholders' equity..............................      50,468       50,468
                                                                --------      -------       -------
      Total capitalization..................................    $ 51,024      $51,024       $
                                                                ========      =======       =======


    The share information in this table does not include the following:


    - 3,705,034 shares of our common stock issuable upon exercise of stock options outstanding as of July 31, 2000, at a weighted average exercise price of $2.88 per share;



    - 1,266,110 shares of our common stock issuable upon exercise of stock options granted subsequent to July 31, 2000 through October 10, 2000, net of forfeitures, at a weighted average exercise price of $5.60 per share;



    - 2,000,000 shares of our common stock reserved for issuance upon exercise of a stock warrant issued on October 2, 2000, at an exercise price of $6.00 per share;



    - 1,358,545 shares of our common stock reserved for future issuance under our stock option plan as of October 10, 2000; and



    - 2,000,000 shares of our common stock reserved for issuance under our employee stock purchase plan.

                                    DILUTION


    If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock after this offering. At July 31, 2000, our pro forma net tangible book value was $27.1 million, or $0.71 per share of common stock. We calculate pro forma net tangible book value per share by dividing the pro forma net tangible book value, which equals total assets less intangible assets and total liabilities, by the number of pro forma outstanding shares of common stock.



    After giving effect to the sale of the       shares of common stock in this
offering at an assumed initial public offering price of $      per share, less
estimated underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value at July 31, 2000
would have been $      million, or $      per share. This represents an
immediate increase in the pro forma as adjusted net tangible book value of
$      per share to existing stockholders and an immediate dilution of $
per share to new investors, or approximately   % of the assumed offering price
of $      per share.


    The following table illustrates this dilution on a per share basis:


Assumed initial public offering price per share.........             $
Pro forma net tangible book value per share at July 31,
  2000..................................................  $   0.71
Increase per share attributable to new investors........
                                                          --------
Pro forma as adjusted net tangible book value per share
  after this offering...................................
                                                                     --------
Dilution per share to new investors.....................             $



    The following table shows on a pro forma as adjusted basis at July 31, 2000, after giving effect to the conversion of all outstanding preferred stock as of July 31, 2000 into 16,763,813 shares of common stock upon completion of this offering, the number of shares of common stock purchased from us, the aggregate effective cash consideration paid to us and the average price paid per share by existing stockholders and by new investors purchasing common stock in this offering, before deducting estimated underwriting discounts and commissions and estimated offering expenses:



                                             SHARES PURCHASED       TOTAL CONSIDERATION
                                           ---------------------   ----------------------   AVERAGE PRICE
                                             NUMBER     PERCENT      AMOUNT      PERCENT      PER SHARE
                                           ----------   --------   -----------   --------   -------------
Existing stockholders....................  38,251,120         %    $40,160,939         %        $1.05
New investors............................                                                       $
                                           ----------     ----     -----------     ----
  Total..................................                  100%                     100%
                                           ==========     ====     ===========     ====



    The above computations assume no exercise of options after July 31, 2000. The number of shares outstanding at July 31, 2000 excludes:



    - 3,705,034 shares of our common stock issuable upon exercise of options outstanding as of July 31, 2000, at a weighted average exercise price of $2.88 per share;



    - 1,266,110 shares of our common stock issuable upon exercise of stock options granted subsequent to July 31, 2000 through October 10, 2000, net of forfeitures, at a weighted average exercise price of $5.60 per share; and



    - 2,000,000 shares of our common stock issuable upon exercise of a stock warrant issued on October 2, 2000, at an exercise price of $6.00 per share.

    Assuming the exercise of all 3,705,034 outstanding options for shares of common stock and the exercise in full of the underwriters' over-allotment option, our pro forma as adjusted net tangible book value at July 31, 2000 would
have been approximately         per share, representing an immediate increase in
pro forma net tangible book value of         per share to our existing
stockholders and an immediate dilution in net tangible book value of         per
share to new investors. For a more detailed discussion of our stock option plan and outstanding options to purchase common stock, see Note 6 of Notes to our Consolidated Financial Statements.

                  SELECTED ACTUAL AND PRO FORMA FINANCIAL DATA


    You should read the selected financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Unaudited Pro Forma Condensed Consolidated Financial Statements and related Notes and our Consolidated Financial Statements and related Notes included elsewhere in this prospectus. The statements of operations data for the fiscal years ended October 31, 1997, 1998 and 1999 and the balance sheet data as of October 31, 1998 and 1999 are derived from, and are qualified by reference to, the audited Consolidated Financial Statements and related Notes included in this prospectus. The statement of operations data for the period from July 23, 1996 (inception) to October 31, 1996 and the balance sheet data as of October 31, 1996 and 1997 are derived from unaudited financial statements not included in this prospectus. The statements of operations data for the nine months ended July 31, 1999 and 2000 and the balance sheet data as of July 31, 2000 are derived from unaudited financial statements included in this prospectus.



    Our actual operating results for the nine months ended July 31, 2000 include, for the period from their respective acquisition dates through July 31, 2000, the operating results of Zentropic, which we acquired on April 3, 2000; United System, Fireplug, Inup, Moreton Bay, each of which we acquired effective May 1, 2000; and the acquisition of RT-Control, which we acquired on May 12, 2000. The unaudited pro forma statement of operations data for the fiscal year ended October 31, 1999 and the nine months ended July 31, 2000:



    - give effect to our acquisitions of Zentropic, United System, Fireplug, Inup, Moreton Bay and RT-Control as if they had occurred on November 1, 1998; and



    - reflect the amortization of goodwill and other intangibles related to the acquisitions, as well as adjustments for acquired in-process research and development in connection with the acquisitions and the elimination of intercompany transactions.



    The pro forma financial data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have resulted if these acquisitions had been in effect during the periods presented or of future operating results.

                                                                 YEAR ENDED OCTOBER 31,
                                     PERIOD FROM      --------------------------------------------
                                    JULY 23, 1996                                    1999
                                   (INCEPTION) TO                           ----------------------
                                  OCTOBER 31, 1996      1997       1998      ACTUAL     PRO FORMA
                                  -----------------   --------   --------   --------   -----------
                                     (UNAUDITED)                                       (UNAUDITED)
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue.........................       $    62        $   945    $ 1,376    $ 2,801     $  4,640
Cost of revenue.................            67            247        361        185        1,380
                                       -------        -------    -------    -------     --------
Gross margin (deficit)..........            (5)           698      1,015      2,616        3,260
                                       -------        -------    -------    -------     --------
Operating expenses:
  Research and development......            --            660      1,382      1,594        2,131
  Sales and marketing...........            16            669      1,055        936        1,243
  General and administrative....            28            196        583        727        2,110
  Non-cash stock-related
    compensation*...............            --             --         --        250          382
  Amortization of goodwill and
    other intangibles...........            --             --         --         --        7,243
  Acquired in-process research
    and development.............            --             --         --         --           --
                                       -------        -------    -------    -------     --------
    Total operating expenses....            44          1,525      3,020      3,507       13,109
                                       -------        -------    -------    -------     --------
Loss from operations............           (49)          (827)    (2,005)      (891)      (9,849)
Other income (expense), net.....           (12)           (50)      (181)      (163)        (235)
                                       -------        -------    -------    -------     --------
Loss before income taxes........           (61)          (877)    (2,186)    (1,054)     (10,084)
Benefit for income taxes........            --             --         --         --           17
                                       -------        -------    -------    -------     --------
Net loss........................       $   (61)       $  (877)   $(2,186)    (1,054)    $(10,067)
                                       =======        =======    =======    =======     ========
Basic and diluted net loss per
  common share..................       $ (0.00)       $ (0.05)   $ (0.12)   $ (0.06)    $  (0.48)
                                       =======        =======    =======    =======     ========
Basic and diluted weighted
  average common shares
  outstanding...................        18,000         18,000     18,000     18,000       21,079
                                       =======        =======    =======    =======     ========
Basic and diluted supplemental
  pro forma net loss per common
  share (unaudited).............                                                        $  (0.45)
                                                                                        ========
Basic and diluted supplemental
  pro forma weighted average
  common shares outstanding
  (unaudited)...................                                                          22,592
                                                                                        ========

                                        NINE MONTHS ENDED JULY 31,
                                  ---------------------------------------
                                                          2000
                                                -------------------------
                                     1999         ACTUAL       PRO FORMA
                                  -----------   -----------   -----------
                                  (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue.........................    $ 1,373     $    3,878     $  4,941
Cost of revenue.................        143            844        1,597
                                    -------     -----------    --------
Gross margin (deficit)..........      1,230          3,034        3,344
                                    -------     -----------    --------
Operating expenses:
  Research and development......      1,233          5,080        5,412
  Sales and marketing...........        639          3,414        3,736
  General and administrative....        640          2,364        3,444
  Non-cash stock-related
    compensation*...............         --          1,791        2,208
  Amortization of goodwill and
    other intangibles...........         --          1,992        5,450
  Acquired in-process research
    and development.............         --          2,900           --
                                    -------     -----------    --------
    Total operating expenses....      2,512         17,541       20,250
                                    -------     -----------    --------
Loss from operations............     (1,282)       (14,507)     (16,906)
Other income (expense), net.....        (83)           399          373
                                    -------     -----------    --------
Loss before income taxes........     (1,365)       (14,108)     (16,533)
Benefit for income taxes........         --             53          104
                                    -------     -----------    --------
Net loss........................    $(1,365)    $  (14,055)    $(16,429)
                                    =======     ===========    ========
Basic and diluted net loss per
  common share..................    $ (0.08)    $    (0.69)    $  (0.74)
                                    =======     ===========    ========
Basic and diluted weighted
  average common shares
  outstanding...................     18,000         20,268       22,146
                                    =======     ===========    ========
Basic and diluted supplemental
  pro forma net loss per common
  share (unaudited).............                               $  (0.52)
                                                               ========
Basic and diluted supplemental
  pro forma weighted average
  common shares outstanding
  (unaudited)...................                                 31,667
                                                               ========



                                                                                OCTOBER 31,
                                                              -----------------------------------------------    JULY 31,
                                                                 1996          1997         1998       1999        2000
                                                              -----------   -----------   --------   --------   -----------
                                                              (UNAUDITED)   (UNAUDITED)                         (UNAUDITED)
                                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................    $     5       $    44     $   117    $    68    $    25,121
Working capital (deficit)...................................         31          (380)     (1,354)    (2,157)        23,875
Total assets................................................        521           363         465      1,134         54,815
Long-term liabilities.......................................         --            --          --         --            556
Total stockholders' equity (deficit)........................        364          (129)     (1,184)    (1,983)        50,468



                                                                                                    NINE MONTHS ENDED
                                                                YEAR ENDED OCTOBER 31, 1999           JULY 31, 2000
                                                              -------------------------------   -------------------------
                                                                  ACTUAL         PRO FORMA        ACTUAL       PRO FORMA
                                                              --------------   --------------   -----------   -----------
                                                                                (UNAUDITED)     (UNAUDITED)   (UNAUDITED)
                                                                                    (IN THOUSANDS)
(*) NON-CASH STOCK-RELATED COMPENSATION HAS BEEN EXCLUDED
    FROM THE FOLLOWING OPERATING EXPENSES:
      Research and development..............................       $ 16             $ 60          $  437        $  526
      Sales and marketing...................................         26               85             102           197
      General and administrative............................        208              237           1,252         1,485

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES AND THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES, INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SEE "SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS" FOR MORE INFORMATION ABOUT THESE STATEMENTS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS."


OVERVIEW




    We began operations as part of Caldera, Inc. in July 1996 when Caldera purchased assets relating to a disk operating system, known as DR DOS. Caldera marketed DR DOS technology primarily as an embedded operating system for microprocessors to be used in products and systems other than desktop personal computers. In August 1998, we were incorporated as a separate entity, and in September 1998, Caldera transferred to us licensing rights and assets relating to the DR DOS and embedded system businesses. At the same time, Caldera transferred assets not related to those businesses to a separate entity, Caldera Systems, Inc. See "Related-Party Transactions" on page 55 for a more complete description of the transactions between us and Caldera Systems.



    Starting in January 1999, we began focusing our strategy on developing embedded operating systems based on Linux. We commercially released the first version of our embedded Linux operating system, Embedix Linux, in January 2000. Since March 2000, we have acquired six businesses with technologies that are complementary to our own, including Zentropic, United System, Fireplug, Inup, Moreton Bay and RT-Control. In connection with these acquisitions, we issued an aggregate of 3,078,559 shares of our common stock, 1,513,816 shares of our convertible preferred stock and paid an aggregate of $1.7 million, including direct expenses of approximately $792,000. We also granted to employees of the acquired companies options to purchase an aggregate of 673,596 shares of common stock at a weighted average exercise price of $2.82 per share. We currently have established development groups in the United States, Australia, Canada, France, Japan, Taiwan and the United Kingdom.


SOURCES OF REVENUE


    Historically, we have generated revenue primarily from licenses of DR DOS-based embedded operating systems. With the commercial release of the first version of Embedix Linux in January 2000, we began generating revenue from licenses of Linux-based products. Sales of our Linux-based products accounted for 60% of total revenue in the nine months ended July 31, 2000. We expect that the majority of our future revenue will be derived from the licensing of our embedded Linux operating system and related software products, including Embedix Linux, Embedix Real Time, Embedix Software Development Kit, Embedix UI, Embedix mClinux, Lineo High Availability Clustering and NETtel. A relatively small number of customers account for a significant portion of our total revenue. In the fiscal year ended October 31, 1999, our three largest customers accounted for 48% of our total revenue, with Sun Microsystems, Inc. accounting for 23%, Brooktrout Inc. accounting for 13% and Symbol Technologies, Inc. accounting for 12%. Sales to our ten largest customers accounted for 59% of total revenue in the nine months ended July 31, 2000, with DaiShin accounting for 18% of total revenue. During that same period, no other customer accounted for more than 10% of total revenue. Through fiscal 2001, we expect that revenue from our ten largest customers will continue to account for a majority of our revenue.



    We market and sell our operating system and related software products and services both domestically and internationally. Revenue from sales to customers outside the United States represented 25% and 71% of our total revenue in fiscal 1999 and in the nine months ended July 31, 2000, respectively. To date, the majority of our revenue transactions have been denominated in U.S. dollars, including sales to customers outside the United States. We expect revenue from sales to customers outside the United States to remain as a significant percentage of our total revenue in the future and to continue to be denominated in U.S. dollars. However, we expect that a majority of the revenue generated by our operations in Japan will be derived from customers outside the United States and will be denominated in Japanese Yen.



    We generate a majority of our revenue from licenses of our operating system and related software products to original equipment manufacturers. We recognize this revenue when an agreement has been executed, the product has been delivered, no significant implementation obligations remain, the fee is fixed and determinable and collection is probable. Through July 31, 2000, some of our license agreements were bundled with maintenance and support services. Because we had not established the necessary vendor specific objective evidence until the second quarter of fiscal 2000, we could not recognize separately the service revenue. Accordingly, revenue for these licenses was deferred and recognized over the term of the support and maintenance services. As we have now established this evidence, we unbundle the service revenue components on our new contracts and report separately service revenue. Service revenue for the nine months ended July 31, 2000 was approximately $535,000, primarily from engineering contracts.


    We have recently begun to give our customers the option of entering into separate service contracts for maintenance and support. We recognize revenue from maintenance and support services over the term of the agreement. If maintenance and support services offered in connection with a software license agreement are provided for a period of one year or less, the estimated cost of the services is insignificant and there is no commitment to provide upgrades or enhancements, we recognize this service revenue upon our delivery of the software and accrue the estimated costs of providing these services. If the service period is greater than one year, or if upgrades or enhancements are included, we defer the revenue and recognize it either over the period that the services are to be provided or when no significant performance obligations remain.


    With the acquisitions of Moreton Bay and RT-Control, we began selling our NETtel and mClinux products. Revenue from these hardware sales is recognized upon delivery to the customer. Hardware revenue for the nine months ended July 31, 2000 was approximately $340,000, of which 74% was from the sale of NETtel products.



    In addition, we have recently begun to enter into engineering and training contracts with our customers. Under our engineering contracts, we offer custom engineering services to customers purchasing our embedded operating system, or we may develop and license a complete custom embedded software solution at a customer's request. Under our training contracts, we offer instructor-led training to provide developers access to information and resources to assist with design and implementation. We recognize revenue from engineering and training services as the services are performed.



STRATEGIC ALLIANCE AND JOINT VENTURE



    In August 2000, we entered into a strategic alliance agreement with Metrowerks Corp., a subsidiary of Motorola, to integrate our Embedix SDK with Motorola's products and bundle the resulting products with select Motorola development boards. In connection with this agreement, Metrowerks Holdings, Inc., also a subsidiary of Motorola, purchased from us for total consideration of $1.5 million a warrant to purchase up to 2,000,000 shares of our common stock at an exercise price of $6.00 per share. Motorola beneficially holds 13.2% of our common stock prior to this offering.

    In September 2000, with Samsung Electro-Mechanics Co., Ltd and Samsung Venture Investment Corporation (a Samsung Electronics affiliate), we executed an agreement to form Listech Limited, a South Korean corporation, as a joint venture to develop and sell embedded and real time application products. We will invest approximately $1.1 million in cash for an initial 57% equity interest in Listech.


RECENT ACQUISITIONS AND PRO FORMA RESULTS OF OPERATIONS

    From April 3, 2000 to May 12, 2000, we acquired six businesses with technologies that are complementary to our own. Each acquisition was accounted for using purchase accounting.


    On April 3, 2000, we acquired Zentropic for total consideration of $6.7 million, consisting of 1,745,226 shares of our common stock with an estimated fair market value of $3.80 per share and approximately $112,000 in costs directly associated with the acquisition. Zentropic provides Linux software for industrial and other time-sensitive applications, that it refers to as real-time technology. Zentropic is headquartered in Herndon, Virginia and also has an engineering office located in the United Kingdom. For the fiscal year ended October 31, 1999, Zentropic had revenue of approximately $85,000 and an operating loss of approximately $752,000. For the period from November 1, 1999 to April 2, 2000, Zentropic had revenue of approximately $256,000 and an operating loss of approximately $390,000. As of April 3, 2000, Zentropic had assets of approximately $276,000 and liabilities of approximately $160,000.



    On May 1, 2000, we acquired all of the outstanding capital stock of United System, in connection with which we paid approximately $542,000 in cash, including approximately $219,000 in estimated costs directly associated with the acquisition. We also issued options to purchase 507,335 shares of common stock at an exercise price of $3.00 per share to the United System stockholders. The estimated fair market value of the options was $4.35 per share, or $2.2 million in aggregate. United System is a custom systems engineering company and is based in Shiojiri, Nagano, Japan. For the year ended December 31, 1999, United System had revenue of $1.5 million and an operating loss of approximately $509,000. For the six months ended March 31, 2000, United System had revenue of approximately $764,000 and an operating loss of approximately $557,000. As of May 1, 2000, United System had assets of $1.6 million and liabilities of $2.4 million.



    On May 1, 2000, we acquired all of the outstanding capital stock of Fireplug, in connection with which we issued 69,998 shares of our Series D convertible preferred stock with an estimated fair market value of $6.00 per share and paid approximately $612,000 in cash, including approximately $112,000 in estimated costs directly associated with the acquisition. We also granted to the stockholders of Fireplug options to purchase 62,220 shares of our common stock at an exercise price of $1.50 per share with an estimated fair market value of $5.03 per share, or $312,905 in aggregate. Fireplug provides contract engineering development of embedded Linux network systems and tools that allow Linux and specialized Linux applications to run on a variety of hardware configurations and is based in Vancouver, Canada. For the year ended
December 31, 1999, Fireplug had revenue of approximately $145,000 and an operating loss of approximately $33,000. For the six months ended March 31, 2000, Fireplug had revenue of approximately $128,000 and an operating loss of approximately $110,000. As of May 1, 2000, Fireplug had assets of approximately $68,000 and liabilities of approximately $79,000.



    On May 1, 2000, we acquired all of the outstanding capital stock of Inup, in connection with which we issued 1,333,333 shares of our common stock with an estimated fair market value of $6.00 per share and 83,334 shares of our Series C convertible preferred stock with an estimated fair market value of $6.00 per share and paid approximately $189,000 in cash, including $179,000 in estimated costs directly associated with the acquisition. Inup develops Linux-based software that compensates for hardware failures and is based in Saint-Ouen, France. For the year ended December 31, 1999, Inup had revenue of approximately $8,000 and an operating loss of approximately $125,000. For the six months ended March 31, 2000, Inup had revenue of approximately $8,000 and an operating loss of approximately

$306,000. As of May 1, 2000, Inup had assets of approximately $648,000 and liabilities of approximately $146,000.



    Effective May 1, 2000, we acquired all of the outstanding capital stock of Moreton Bay in connection with which we issued 956,315 shares of our Series D convertible preferred stock with an estimated fair market value of $6.00 per share, and paid approximately $122,000 in cash, including $112,000 in estimated costs directly associated with the acquisition. We also issued options to purchase 87,374 shares of common stock at an exercise price of $3.00 per share to the Moreton Bay stockholders with an estimated fair market value of $4.35 per share, or $379,741 in aggregate. Moreton Bay develops embedded virtual private network solutions for Internet appliances that provide communications solutions to securely connect computer networks and devices to the Internet and provides engineering development services for the Motorola ColdFire microprocessor platform. Moreton Bay is based in Brisbane, Australia and has a sales and service office in San Jose, California. Prior to the acquisition, Moreton Bay transferred the assets, liabilities and operations of one of its unrelated product lines to a separate legal entity. For the year ended October 31, 1999, the acquired operations of Moreton Bay had no revenue and an operating loss of approximately $200,000. For the six months ended April 30, 2000, the acquired operations of Moreton Bay had revenue of approximately $27,000 and an operating loss of approximately $230,000. As of May 1, 2000, Moreton Bay had assets of approximately $550,000 and liabilities of approximately $136,000.



    On May 12, 2000, we acquired all of the outstanding capital stock of RT-Control, in connection with which we issued 404,169 shares of our Series D convertible preferred stock with an estimated fair market value of $6.00 per share and paid approximately $149,000 in cash, including $134,000 in estimated costs directly associated with the acquisition. We also granted to the stockholders of RT-Control options to purchase 16,667 shares of our common stock at an exercise price of $1.50 per share with an estimated fair market value of $5.03 per share, or $83,818 in aggregate. RT-Control was the principal developer of the mClinux version of Linux for microcontrollers and is based in Toronto, Canada. For the period from its inception (June 30, 1999) to December 31, 1999, RT-Control had revenue of approximately $67,000 and an operating loss of approximately $96,000. For the six months ended March 31, 2000, RT-Control had revenue of approximately $79,000 and an operating loss of approximately $246,000. As of May 12, 2000, RT-Control had assets of approximately $240,000 and liabilities of approximately $307,000.



    The shares of our Series C and Series D convertible preferred stock issued in the acquisitions will automatically convert into common stock upon completion of this offering.



    The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended October 31, 1999 and for the nine months ended July 31, 2000 are included elsewhere in this prospectus and reflect our acquisitions of Zentropic, United System, Fireplug, Inup, Moreton Bay, and RT-Control as if these transactions had occurred as of November 1, 1998. Pro forma revenues were $4.6 million in the fiscal year ended October 31, 1999 and $4.9 million in the nine months ended July 31, 2000. Pro forma losses from operations were $9.8 million in the fiscal year ended October 31, 1999 and $16.9 million in the nine months ended July 31, 2000. The unaudited pro forma condensed consolidated statements of operations reflect the amortization of goodwill and other intangibles related to the acquisitions and adjustments for acquired in-process research and development and the elimination of intercompany transactions. Pro forma amortization of goodwill and other intangibles was $7.2 million in the fiscal year ended October 31, 1999 and $5.5 million in the nine months ended July 31, 2000. Acquired in-process research and development expense in connection with the acquisitions was $2.9 million in the nine months ended
July 31, 2000, and is not included in the pro forma results of operations for that period. Intercompany revenue, net of the cost of that revenue, between Zentropic and us prior to the acquisition was approximately $118,000 in the nine months ended July 31, 2000, and is not included in the pro forma results of operations for that period.

IN-PROCESS RESEARCH AND DEVELOPMENT



    In connection with the acquisitions of Zentropic, Inup, Moreton Bay and RT-Control, we recorded total write-offs of $2.9 million for in-process research and development, of which $800,000 was recorded in the second quarter of fiscal 2000 and $2.1 million in the third quarter of fiscal 2000. The value assigned to the in-process research and development was determined based on an analysis of the estimated costs to develop the acquired in-process research and development into commercially viable products, the market for the developed products and technologies, and discounting the resulting net cash flows related to these projects and technologies. At the date of the acquisition, the acquired in-process research and development had not yet reached technological feasibility and had no alternative future uses.



    In-process technology acquired from Zentropic included development ports of our real time abstract interface extensions, or RTAI. to Power PC, Arm and MIPS platforms and software that facilitates communication and content update between multiple computers. Total fair value assigned to these in-process projects was $800,000. At the date of the acquisition, we estimated that the acquired in-process research and development projects were approximately 60% complete and that an additional $150,000 would be required to develop these projects and technologies to commercial viability. We anticipate completing each of the projects during the second quarter of fiscal 2001, with total expected costs to complete these projects approximating our original estimate. We believe that our projected revenue and net cash flows from these projects will approximate those used to calculate the in-process research and development. To date, no revenue has been recognized on these projects.



    In-process technology acquired from Inup included high availability clustering software to bring Linux to environments where failure rates and associated downtime must be very low. Total fair value assigned to the in-process project was $800,000. At the date of the acquisition, we estimated that the acquired in-process research and development project was approximately 25% complete and that an additional $135,000 would be required to develop the project and technologies to commercial viability. In September 2000, we completed the high availability clustering project and anticipate sales in the first quarter of fiscal 2001. Total costs to complete the project approximated our original estimate. We believe that our projected revenue and net cash flows from these projects will approximate those used to calculate the in-process research and development. To date, no revenue has been recognized on these projects.



    In-process technology acquired from Moreton Bay included eLIA, a hardware platform that runs on Linux and IP6, and connectivity technology for virtual private network and multi-site locations. Total fair value assigned to these in-process projects was $900,000. At the date of the acquisition, we estimated that the acquired in-process research and development projects were approximately 53% complete and that an additional $87,000 would be required to develop these projects and technologies to commercial viability. We anticipate completing each of the projects during the second quarter of fiscal 2001, with total expected costs to complete these projects approximating our original estimate. We believe that our projected revenue and net cash flows from these projects will approximate those used to calculate the in-process research and development. To date, no revenue has been recognized on these projects.



    In-process technology acquired from RT-Control included a customized version of Linux for microcontrollers and a hardware/software solution incorporating that technology. Total fair value assigned to these in-process projects was $400,000. At the date of the acquisition, we estimated that the acquired in-process research and development projects were approximately 35% complete and that an additional $321,000 would be required to develop these projects and technologies to commercial viability. We anticipate completing each of the projects during the third quarter of fiscal 2001, with total expected costs to complete these projects approximating our original estimate. We believe that our projected revenue and net cash flows from these projects will approximate those used to calculate the in-process research and development. To date, no revenue has been recognized on these projects.

HISTORICAL RESULTS OF OPERATIONS


    We have included a discussion of our results of operations for the fiscal years ended October 31, 1997, 1998 and 1999 and the nine months ended July 31, 1999 and 2000. As a result of focusing our strategy on Linux-based embedded systems starting in January 1999, commercially releasing the first version of Embedix Linux in January 2000 and our six acquisitions, we believe that period-to-period comparisons of our historical results are not indicative of our future performance.



COMPARISON OF THE NINE MONTHS ENDED JULY 31, 1999 AND 2000



REVENUE



    SOFTWARE REVENUE. Software revenue increased 119% from $1.4 million in the nine months ended July 31, 1999 to $3.0 million in the nine months ended
July 31, 2000. This increase was due to additional licensing revenue from the sale of our Linux-based operating system and related software products, including Embedix SDK, as well as the acquisitions completed during 2000. We began selling Linux-based products in the nine-months ended July 31, 2000, and those sales accounted for 60% of total revenue in that period. We believe that sales of our Linux-based operating system and related software products and services will represent an increasing portion of our total revenue.



    SERVICES REVENUE. Services revenue consists primarily of engineering contracts and maintenance and support services. Services revenue was approximately $535,000 in the nine months ended July 31, 2000 as compared to no services revenue in the nine months ended July 31, 1999. The increase was primarily attributable to our acquisition of United System and our implementation of additional engineering contracts, which we believe will become an increasing portion of our revenue. We did not separately classify any services revenue in the July 31, 1999 period because we had not established the necessary vendor specific objective evidence until the second quarter of fiscal 2000 in order to recognize separately the service component of our contracts with both software and service elements.



    HARDWARE REVENUE. Hardware revenue consists of our NETtel and mClinux products. These products were acquired with our acquisitions of Moreton Bay and RT-Control. Hardware revenue during the nine months ended July 31, 2000 was approximately $340,000 as compared to no hardware revenue in the nine months ended July 31, 1999.



COST OF REVENUE



    COST OF SOFTWARE REVENUE. Cost of software revenue consists of production, fulfillment and shipment of our operating system software products. Also included in cost of software revenue are any royalties paid to third parties for inclusion of their software products in our product offerings. Cost of software revenue increased 145% from approximately $143,000 in the nine months ended
July 31, 1999 to approximately $350,000 in the nine months ended July 31, 2000. This increase was primarily due to the increase in our revenue during that period.



    COST OF SERVICES REVENUE. Cost of services revenue consists of salaries, benefits and related expenses of systems engineers. Cost of services revenue was approximately $338,000 in the nine months ended July 31, 2000 as compared to none for the nine months ended July 31, 1999. Because we had not established the necessary vendor specific objective evidence until the second quarter of fiscal 2000, we did not recognize separately any services revenue for the nine months ended July 31, 1999 and, accordingly, had no cost of services revenue during that period.



    COST OF HARDWARE REVENUE. Cost of hardware revenue consists of hardware components purchased and assembled by third parties and fulfillment and shipping charges associated with the sale of our integrated hardware products. Cost of hardware revenue was approximately $155,000 in the nine months ended July 31, 2000 as compared to no cost of hardware revenue in the nine months ended

July 31, 1999. The increase was the result of the increase in related revenue during that period as a result of our acquisitions of Moreton Bay and RT-Control.


OPERATING EXPENSES


    RESEARCH AND DEVELOPMENT. Research and development expenses consist of payroll and related expenses for software engineers, technical writers and quality assurance and management personnel and the costs of materials used by these employees in the development of new or enhanced product offerings. We expense all of our research and development costs as they are incurred. Research and development expenses were $1.2 million in the nine months ended July 31, 1999 and $5.1 million in the nine months ended July 31, 2000. This increase was due to our hiring of additional research and development personnel in connection with the development of our Linux-based products and services and also due to our acquisitions through which we acquired research and development personnel. We believe that a significant level of investment in Linux-based product development and other research and development initiatives will be required as we integrate and complete the development of the technologies we acquired. Accordingly, we expect research and development expenses to continue to increase in absolute dollars.



    SALES AND MARKETING. Sales and marketing expenses consist of salaries, commissions and related expenses for personnel engaged in marketing, sales and sales support functions, as well as costs associated with trade shows, advertising and promotional activities. Sales and marketing expenses were approximately $638,000 in the nine months ended July 31, 1999 and $3.4 million in the nine months ended July 31, 2000. This increase was due to our hiring of additional sales and marketing personnel and increased expenses incurred in connection with our branding efforts following the commercial release of our Embedix Linux product in January 2000. The increase also was due to our acquisitions. We intend to continue to expand our sales and marketing activities, both domestically and internationally, to increase market awareness and sales of our products and services. Accordingly, we expect our sales and marketing expenses to continue to increase in absolute dollars.



    GENERAL AND ADMINISTRATIVE. General and administrative expenses consist of professional fees, salaries and related costs for accounting, administrative, finance, human resources, information systems and legal personnel, as well as expenses associated with implementing and expanding our internal information and management reporting systems. General and administrative expenses were approximately $641,000 in the nine months ended July 31, 1999 and $2.4 million in the nine months ended July 31, 2000. This increase was due to our hiring of additional finance, legal, human resources and administrative personnel, as well as increased rent and related facilities expenses. The increase also was due to our acquisitions. We expect general and administrative expenses to continue to increase in absolute dollars as we add administrative personnel to support our business expansion.



    NON-CASH STOCK-RELATED COMPENSATION. Non-cash stock-related compensation reflects the amortized portion of the difference between the deemed fair market value of the common stock for accounting purposes and the sales price or exercise price of the stock or stock options as of the date of sale or grant. Deferred compensation is presented as a reduction of stockholders' equity and is amortized over the vesting period of the applicable options. In connection with stock option grants, we recorded deferred compensation of $5.2 million in the nine months ended July 31, 2000. We amortized approximately $904,000 of deferred compensation in the nine months ended July 31, 2000 and recorded $825,000 of compensation expense related to the sale of 1,500,000 shares of our common stock to our officers. There were no non-cash stock-related compensation amounts in the nine months ended July 31, 1999. Based on option grant activity through October 10, 2000, we expect to expense an additional $1.1 million of deferred compensation in the remainder of fiscal 2000, $3.1 million in fiscal 2001, $1.5 million in fiscal 2002, approximately $743,000 in fiscal 2003 and approximately $237,000 in fiscal 2004.

    AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES. Goodwill represents the excess of purchase price over the fair value of net assets acquired. Intangible assets other than goodwill include assembled workforce, core technology and non-competition agreements identified at the time of acquisition. Our acquisitions resulted in $25.4 million of goodwill and other intangibles, which is being amortized over the expected lives of the assets, ranging from two to five years. We recorded amortization expense of $2.0 million for the nine months ended July 31, 2000.



    ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT. Acquired in-process research and development expense relates to the portion of the purchase price of an acquired company that is attributable to in-process technology that has not reached the requirements of technological feasibility at the closing date. In connection with our acquisitions we expensed $2.9 million of acquired in-process research and development in the nine months ended July 31, 2000.


OTHER INCOME (EXPENSE), NET


    Other income (expense), net consists primarily of interest income from our cash investments offset by interest expense on borrowings. Other expense, net was approximately $83,000 in the nine months ended July 31, 1999, and other income, net was approximately $399,000 in the nine months ended July 31, 2000. The net increase was due to an increase in interest income of approximately $466,000 as a result of increased cash balances, offset by an increase in interest expense of approximately $19,000. On April 30, 2000, we repaid all outstanding principal and interest due under a borrowing arrangement with one of our principal stockholders, The Canopy Group. This repayment resulted in a decreased borrowing level in the nine months ended July 31, 2000 compared to the same period in 1999.


INCOME TAX BENEFIT


    Prior to January 6, 2000, we were not directly subject to income taxes since our operations were consolidated with those of Caldera for income tax purposes. On January 6, 2000, our operations were deconsolidated from Caldera for income tax purposes and as a result we recorded deferred tax assets of approximately $159,000. From January 6, 2000 through April 3, 2000, the date of the Zentropic acquisition, we incurred a net operating loss for income tax purposes that resulted in a deferred income tax asset of approximately $499,000. The realization of the deferred income tax assets was dependent upon future earnings or other future events, the effect of which could not then be determined; accordingly, we recorded a valuation allowance against the deferred income tax assets. In connection with the acquisition of Zentropic, we recorded a deferred income tax liability of approximately $717,000 related to acquired intangible assets that are not deductible for income tax purposes. As a result of recording the deferred income tax liability, the previously recorded valuation allowance was reduced because the realization of the related deferred income tax asset was then probable. Due to the remaining deferred income tax liability of approximately $59,000, we recorded a deferred income tax benefit of approximately $59,000 during the nine months ended July 31, 2000 principally as a result of the net operating loss generated from the date of the Zentropic acquisition through July 31, 2000. See Note 7 of Notes to our Consolidated Financial Statements for a more complete discussion of our income taxes.


COMPARISON OF THE FISCAL YEARS ENDED OCTOBER 31, 1997, 1998 AND 1999

REVENUE AND COST OF REVENUE

    REVENUE. Revenue increased from approximately $945,000 in fiscal 1997, to $1.4 million in fiscal 1998, to $2.8 million in fiscal 1999. Historically, we generated revenue primarily from licenses of DR DOS-based embedded operating systems. The increase in revenue in each year was due to increased market acceptance of these products.

    COST OF REVENUE. Cost of revenue was approximately $248,000 in fiscal 1997, approximately $361,000 in fiscal 1998 and approximately $185,000 in fiscal 1999. As a percentage of total revenue, these costs were 26% in each of fiscal 1997 and fiscal 1998 and 7% in fiscal 1999. The increase in absolute dollars from fiscal 1997 to fiscal 1998 was due to additional costs incurred as a result of additional license sales. During each of fiscal 1997 and fiscal 1998, cost of revenue included the amortization expense associated with the acquisition of the DR DOS assets. The decrease in research and development expense from fiscal 1998 to fiscal 1999 was due to these amounts being fully amortized at the end of fiscal 1998.


OPERATING EXPENSES


    RESEARCH AND DEVELOPMENT. Research and development expenses were approximately $660,000 in fiscal 1997, $1.4 million in fiscal 1998 and $1.6 million in fiscal 1999. The increase from fiscal 1997 to fiscal 1998 was due to our hiring of software developers and quality assurance personnel to expand our DR DOS offerings and to support development and testing activities. This increase was also the result of the separation of our business from Caldera. Prior to the separation from Caldera, a majority of Caldera's research and development efforts were focused on developing Linux for desktop computers and servers and to a lesser extent on our DR DOS-based products. The Linux-based products for desktop computers and servers and related development were not transferred to us in the separation. Upon separation, we began to increase the amount of research and development specific to developing Linux-based products for embedded devices. The decrease from fiscal 1998 to fiscal 1999 was due to our decreased spending on DR DOS-based development offsetting any increases in research and development costs associated with Linux-based products.



    SALES AND MARKETING. Sales and marketing expenses were approximately $669,000 in fiscal 1997, $1.1 million in fiscal 1998 and approximately $937,000 in fiscal 1999. The increase from fiscal 1997 to fiscal 1998 was due to additional expenditures related to selling and marketing DR DOS-based products and the separation of our business from Caldera. Upon separation from Caldera, our only focus was on selling DR DOS-based products, and as a result we increased the amount of sales and marketing expenditures. The decrease from fiscal 1998 to fiscal 1999 was due to our decreased spending on selling and marketing DR DOS-based products offsetting any increases in costs associated with selling and marketing Linux-based products.



    GENERAL AND ADMINISTRATIVE. General and administrative expenses were approximately $196,000 in fiscal 1997, approximately $584,000 in fiscal 1998 and approximately $726,000 in fiscal 1999. The increase from fiscal 1997 to fiscal 1998 was due to legal and other costs incurred in connection with our separation from Caldera as well as the hiring of additional administrative personnal to support our growing operations. The increase from fiscal 1998 to fiscal 1999 was due to the hiring of additional administrative, executive and finance personnel.


    NON-CASH STOCK-RELATED COMPENSATION. In connection with grants of stock options to employees and directors, we recorded approximately $311,000 of deferred compensation in the last six months of fiscal 1999, of which approximately $250,000 was expensed. We did not grant any options, and had no deferred stock compensation, in fiscal 1997 or 1998.

OTHER INCOME (EXPENSE), NET

    Other expense, net, which consists principally of interest expense, was approximately $50,000 in fiscal 1997, approximately $181,000 in fiscal 1998 and approximately $163,000 in fiscal 1999. The increase from fiscal 1997 to fiscal 1998 was the result of increased borrowings to fund the carved-out operations of Caldera. Subsequent to our incorporation in August 1998, we funded our operations through borrowings from Canopy. The decrease from fiscal 1998 to fiscal 1999 was due to an overall reduction in borrowings resulting from the separation of our business from Caldera.

LIQUIDITY AND CAPITAL RESOURCES


    Since our establishment as a separate entity in August 1998, we have funded our operations primarily through loans from Canopy and through sales of our common and convertible preferred stock. As of July 31, 2000, we had $24.9 million of cash. This represents an increase of $24.8 million over October 31, 1999. Our working capital at July 31, 2000 was $23.9 million compared to a working capital deficit of $2.2 million at October 31, 1999.



    The increase in cash and working capital from October 31, 1999 was primarily a result of the sale of our common and convertible preferred stock and the exercise of stock options. During the nine months ended July 31, 2000, we received proceeds of:



    - $1.2 million from the sale of 1,500,000 shares of our common stock at a purchase price of $0.80 per share, which resulted in the recording of $825,000 of compensation expense, representing the difference between the estimated fair value of the shares of common stock of $1.35 per share on the purchase date and the purchase price;



    - approximately $536,000 from the exercise of outstanding stock options;



    - $3.7 million from the sale of 2,500,000 shares of Series A Class 2 convertible preferred stock at a purchase price of $1.50 per share;



    - $14.5 million from the sale of 4,833,331 shares of Series B convertible preferred stock at a purchase price of $3.00 per share; and



    - $17.5 million from the sale of 2,916,666 shares of Series C convertible preferred stock at a purchase price of $6.00 per share.



    During fiscal 1998 and 1999, we borrowed $400,000 and $1.9 million, respectively, from Canopy under a convertible promissory note arrangement bearing interest at 7.25% per annum. We accrued approximately $4,000, $139,000 and $58,000 of interest on the borrowings during fiscal 1998, fiscal 1999 and the nine months ended July 31, 2000, respectively. During the nine months ended July 31, 2000, we used approximately $2.5 million of the proceeds from the stock sales described above to repay in full the borrowings and accrued interest under the Canopy agreement.



    On February 17, 2000, we entered into a recapitalization agreement with Canopy whereby 5,000,000 shares of common stock owned by Canopy were exchanged for 5,000,000 shares of our Series A Class 1 convertible preferred stock. In connection with the exchange, we recorded a deemed distribution to Canopy of $750,000, representing the difference between the estimated fair value of the shares of Series A Class 1 convertible preferred stock of $1.50 per share, based on the offering price of shares of Series A Class 2 convertible preferred stock, and the estimated fair value of common stock of $1.35 per share on February 17, 2000.



    Additionally, as of July 31, 2000 we had 3,705,034 outstanding options to purchase shares of our common stock at a weighted average exercise price of $2.88 per share. Subsequent to July 31, 2000 through October 10, 2000 we have granted an additional 1,266,110 options, net of forfeitures, to purchase common stock at a weighted average exercise price of $5.60 per share.



    In August 2000, we entered into a strategic alliance agreement with a Metrowerks Corp., a subsidiary of Motorola, to integrate our Embedix SDK with Motorola's products and then bundle the resulting products with select Motorola development boards. As part of the agreement, Metrowerks made an initial purchase commitment of approximately $500,000 for our Embedix SDK. In connection with this agreement, Metrowerks Holdings, also a subsidiary of Motorola, purchased from us for total consideration of $1.5 million a warrant to purchase up to 2,000,000 shares of our common stock at an exercise price of $6.00 per share. The warrant may be exercised any time before October 2, 2002 and includes a cashless exercise provision which may result in the warrant being exercised with no cash paid to us. The difference between the fair value of the warrant and the consideration received will be expensed over the expected periods to be benefited from this agreement.



    In October 2000, Caldera Systems sold 2,000,000 shares of our common stock to Metrowerks Holdings for aggregate consideration of $15.0 million. In addition, Canopy sold 1,000,000 shares of our common stock to Metrowerks Holdings for aggregate consideration of $7.5 million. We did not receive any proceeds from these sales. As a result of these stock and warrant purchases, Motorola beneficially owns approximately 13.2% of our outstanding common stock prior to this offering.



    In connection with our joint venture agreement with Samsung Electro-Mechanics Co., Ltd. and Samsung Venture Investment Corporation, a Samsung Electronics affiliate, we will invest approximately $1.1 million in the joint venture, Listech Limited, in October 2000, for an initial 57% equity interest in Listech. It is expected that the joint venture will develop and sell embedded and real time application products. In addition, we entered into a license agreement with the joint venture that provides for an initial sale of $1.1 million of our software products to Listech.



    Net cash used in operating activities during the nine months ended July 31, 2000 was $7.7 million. Cash used in operating activities was primarily attributed to the net loss of $14.1 million during that period, offset by non-cash expenses associated with acquired in-process research and development of $2.9 million, depreciation and amortization of approximately $2.2 million and amortization of deferred compensation of $1.8 million. Net cash used in operating activities was approximately $185,000 in fiscal 1997, $1.2 million in fiscal 1998 and $1.8 million in fiscal 1999. Cash used in operating activities was primarily attributed to the net loss of approximately $877,000 in fiscal 1997, $2.2 million in fiscal 1998 and $1.1 million in fiscal 1999, each offset by non-cash expenses and changes in working capital.



    Our investing activities have historically consisted of purchases of equipment. Purchases of equipment totaled approximately $108,000 in fiscal 1997, approximately $72,000 in fiscal 1998, approximately $190,000 in fiscal 1999 and approximately $918,000 in the nine months ended July 31, 2000. During the nine months ended July 31, 2000, we sold office equipment for approximately $75,000 and advanced approximately $578,000 to the companies that we subsequently acquired.



    During the nine months ended July 31, 2000, we acquired net tangible assets of approximately $194,000, including cash of $1.3 million, from Zentropic, United System, Fireplug, Inup, Moreton Bay and RT-Control. In connection with the acquisition of United System we assumed aggregate loans payable of $1.9 million, of which $1.2 million is a current liability. The loans bear interest that is payable monthly, at rates ranging from 2.3% to 3.2%. The aggregate purchase price for these acquisitions consisted of 3,078,559 shares of our common stock, 83,334 shares of our Series C convertible preferred stock, 1,430,482 shares of our Series D convertible preferred stock, options to purchase 673,596 shares of our common stock and cash of $1.4 million, including approximately $568,000 in estimated costs directly associated with the acquisitions.



    We currently anticipate that we will continue to experience significant increases in our operating expenses for the foreseeable future as we enter new markets for our products and services, increase research and development activities and sales and marketing activities, develop new distribution channels and broaden our professional service capabilities. We anticipate that our operating expenses will consume a material amount of our capital resources, including a portion of the net proceeds of this offering. We believe that the net proceeds of this offering, together with our existing cash, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least the next 18 months. Although we believe that we will be able to meet our anticipated cash needs after that time from cash generated from operations and do not currently anticipate the need to raise additional capital, if we do seek to raise additional capital, additional financing may not be available on acceptable terms, if at all.



    As of October 31, 1999 and July 31, 2000, we did not have any material commitments for capital expenditures.

RECENT ACCOUNTING PRONOUNCEMENTS


    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as a part of a hedge transaction and, if it is, the type of hedge transaction. This statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. We do not use derivative instruments, therefore the adoption of this statement will not have any effect on our results of operations or financial position.



    In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 "Accounting for Certain Transactions involving Stock Compensation, an interpretation of Accounting Principles Board Opinion No. 25," or APB No. 25. This interpretation clarifies the definition of employee for purposes of applying APB No. 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. This interpretation is effective July 1, 2000, but some conclusions in this interpretation cover specific events that occur after either
December 15, 1998 or January 12, 2000. To the extent that this interpretation covers events occurring during the period after December 15, 1998 or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this interpretation are recognized on a prospective basis from July 1, 2000. This interpretation did not have a material impact on our results of operations, financial position or liquidity.


QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

    As we maintain and expand our international operations, our financial results will be affected by factors such as changes in foreign currency rates or weak economic conditions in foreign markets. Because all of our revenue is currently denominated in U.S. dollars, a strengthening of the dollar could make our products and services less competitive in international markets.


    We currently have operations in the United States, Australia, Canada, France, Japan, Taiwan and the United Kingdom. To date, foreign currency fluctuations have had little effect on our business. In the future, more of our sales transactions may be denominated in local currencies. We will continue to evaluate our foreign currency exposures and risks and develop appropriate hedging or other strategies to manage those risks. We have not revised our current business practices or modified any of our products to conform to Europe's conversion to the euro.

                                    BUSINESS

OVERVIEW


    We provide a broad range of operating system products and services for use in devices and systems containing embedded microprocessors. We do so through a combination of our experience with embedded operating systems, expertise in Linux operating systems and involvement in the open source community. We offer embedded Linux operating system products, generally under the product family name Embedix, including an operating system, a software development kit and a compact Web browser that allows users to navigate and view the World Wide Web. We also offer several other complementary products, including software that provides Embedix Linux with predetermined response time, or real time, capabilities and continuous operation, or high availability, capabilities. Our products are based on the Linux open source software and also contain our own proprietary software features that are added on to Linux. In addition, we offer comprehensive professional services, or Embedix Services, including customized engineering, training and technical support services.



    Our offerings enable microprocessor companies and original equipment manufacturers to design and develop their own customized embedded Linux solutions and integrate those technologies into their products and systems. We also develop and license complete embedded systems solutions for our customers according to their specifications. Our products and services are designed to reduce the time and expense associated with the development of embedded systems and to assist our customers in creating systems with high functionality, performance, reliability and ease of use.



    Customers of our Linux products and services consist of original equipment manufacturers such as Analog Devices, Bast, CIS Technology, DaiShin, MiTAC, Samsung Electronics and Samsung Electro-Mechanics. We have also entered into strategic relationships with microprocessor companies such as Hitachi and Metrowerks, a subsidiary of Motorola, to modify and adapt our products for use with their specific microprocessors and to further promote our offerings with their customers.


INDUSTRY BACKGROUND


    Rapid technological advancements have dramatically increased the type and capabilities of products and systems that enable organizations and individuals to collaborate, access information and conduct business more effectively. This proliferation is largely fueled by innovations in microprocessors, which are hidden, or embedded, in a variety of products and systems. Complex tasks, such as Internet access, computer network traffic routing and graphics display, require a high level of computing power, which is currently delivered by 16-, 32- and 64-bit embedded microprocessors. Based on information provided by an industry research firm, worldwide unit shipments of 16-, 32- and 64-bit embedded microprocessors will grow from approximately 390 million in 1998 to approximately 1.2 billion in 2003. Products and systems containing embedded microprocessors play a role in virtually every aspect of modern life and include:



    - Internet and communications infrastructure equipment such as computer routers that determine the path for sending data across networks, modems that connect computers through telephone lines, and switches used to transfer data over computer networks;


    - consumer-oriented devices such as personal digital assistants, smart cellular phones, entertainment systems, Internet-enabled television set-top boxes, home automation systems, automated teller machines and Internet kiosks;


    - retail business products such as handheld point-of-sale terminals, bar code scanners, smart cash registers, credit card readers and other systems that provide inventory tracking and automate procurement processes;

    - transportation-related systems such as automobile and aviation navigation and safety systems; and

    - industrial control and automation systems such as manufacturing equipment and components as well as maintenance and repair machinery.

    Microprocessors require an operating system to manage the interaction between various hardware and software components. The growth in products and systems with embedded microprocessors has created demand for more robust, reliable and customizable embedded operating systems that are adaptable to product memory and storage limitations. In addition, as the development of embedded operating systems has significantly increased in complexity, software developers often require specialized software tools to customize and integrate these embedded operating systems.


    Many original equipment manufacturers use internal resources to develop their own operating systems for their embedded microprocessor projects. We believe that these internal development efforts have generally not proven to be cost-effective, in part because the programmers of these systems may not possess the requisite operating system expertise. Alternatively, manufacturers seeking more sophisticated operating systems for their embedded microprocessors have purchased proprietary operating systems from third parties. However, because of the proprietary nature of these operating systems, they typically cannot be easily and cost-effectively customized to meet the requirements of specific embedded systems. In addition, both internally developed and third-party proprietary operating systems are frequently designed for use with a limited set of applications and devices, and, as a result, we believe the companies that create these proprietary systems have largely been unable to achieve cost-saving economies of scale in production. Because many of these operating systems were originally created several years ago, and are therefore based on earlier microprocessor technology, the ability of companies using these operating systems to take full advantage of increasing microprocessor functionality may be limited. Further, because the companies that create these proprietary operating systems may be limited by the cost, expertise and availability of the developers that they employ, it is difficult for them to keep pace with innovations in microprocessor technology.



    Open source operating systems have emerged as an alternative to internally developed or third-party proprietary operating systems. The term open source applies to software that can be copied, modified and distributed with few restrictions. As such, the software programming code for these operating systems is open to the public and can be customized for a specific application or use. The growth of the Internet has greatly increased the scope and efficiency of open source software development through the availability of collaborative technologies such as e-mail lists, news groups and Web sites. Popular open source software is continuously maintained and improved by worldwide communities of developers who share information, code and suggestions, primarily over the Internet, increasing the frequency of software releases and the speed of feature development and error correction.



    Linux has emerged as a leading open source operating system, enjoying acceptance by both commercial and academic communities due to its high performance and stability, low cost and broad developer support. Until recently, the growth in the use of the Linux operating system has primarily been in the server and desktop computer markets. Microprocessor companies are now promoting, and original equipment manufacturers are now adopting, Linux in the embedded systems market. Many of these manufacturers have only limited experience working with Linux, however, and may lack developers with the specialized skills and relationships in the open source community necessary to identify and take advantage of the many enhancements to Linux that are continuously under development.


    In addressing the increased complexity and functionality of products and systems with embedded microprocessors, microprocessor and original equipment manufacturers are faced with a number of challenges. As a result, we believe that there is a significant market opportunity for an embedded operating system that:

    - is powerful, reliable and full-featured, yet minimizes product memory and storage requirements;

    - can easily be customized across a variety of platforms to support a broad range of hardware devices;


    - allows for rapid development and deployment of the original equipment manufacturer's products, reducing time-to-market;



    - provides increased functionality, connectivity and performance, including real time capabilities, consistent with ongoing technological innovation;


    - is supported by a broad developer base; and

    - is complemented by a sophisticated set of development tools to enable integration, support services and value-added applications.

THE LINEO SOLUTION


    We provide a broad range of embedded operating system software products and services through a combination of our experience with embedded operating systems, expertise in Linux operating systems and involvement in the open source community. The key benefits of our solution include:



    FULL-FEATURED EMBEDDED OPERATING SYSTEM. Embedix Linux, our embedded Linux operating system, not only provides the capabilities currently offered by existing embedded operating systems but also leverages the numerous advantages of Linux. We have a proprietary method of identifying and segmenting specific portions of Linux to meet the performance criteria specified by the developer, enabling the development of reliable, full-featured embedded Linux variations with reduced memory and storage requirements and attributes appropriate for each customer's needs. We also offer additional software features that provide Embedix Linux with real time and high availability capabilities for mission critical applications and have developed a full-featured version of Linux for extremely small processors known as microcontrollers. In addition, our experience and long-standing relationships with the open source community allow us to combine its broad development and support resources with our internal expertise to fix errors and develop enhancements to our Linux-based products for a wide range of products and systems in a quick and cost-effective manner.



    BROAD PLATFORM COMPATIBILITY. We work closely with microprocessor companies and original equipment manufacturers in developing our embedded Linux operating system solutions. As a result, these solutions are designed to operate on a broad range of embedded systems and meet diverse functionality requirements. Each embedded system has its own spectrum of performance, size and memory requirements. We offer solutions appropriate for products and systems ranging from small industrial components to handheld consumer devices to large networking infrastructure equipment, and currently support more than 10 different microprocessor platforms.



    VALUE-ADDED DEVELOPMENT TOOLS AND APPLICATIONS. Our Embedix Software Development Kit, or SDK, is a package of proprietary software development tools designed to facilitate the design, development, error detection and correction, and maintenance of embedded systems. We began commercial shipments of Embedix SDK in June 2000. We also offer our Embedix Linux customers our proprietary Embedix UI, a compact, Linux-based Web browser for embedded products and systems that interact with the Internet. In addition, by incorporating third-party software applications from independent software vendors into our products, we can expand the functionality and features of products and systems that include our operating system.

    PROFESSIONAL ENGINEERING AND SUPPORT SERVICES. We offer our original equipment manufacturer customers and microprocessor companies a broad range of engineering, implementation, deployment and support services. Our engineers have significant experience with embedded systems, participate actively in the Linux community and contribute enhancements and additions to the Linux open source technology. In addition, we offer professional engineering, training and education services and technical support. Because we leverage the expertise of the extensive open source community, we believe that our services enable our customers to reduce their cost to implement, maintain and support embedded systems.


    STRONG INTERNATIONAL PRESENCE. Through development of international offices and acquisitions, we have built a worldwide presence. This presence allows us to address the needs of our international customers more quickly and effectively. We currently have international offices and operations in Australia, Japan, Taiwan, Canada, the United Kingdom and France. We also have a significant interest in a joint venture with Samsung, which is located in South Korea.


THE LINEO STRATEGY

    Our objective is to become the leading provider of embedded operating system software products and services. To achieve this objective, we are implementing the following strategies:


    ENHANCE OUR TECHNOLOGY LEADERSHIP AND MARKET AWARENESS. We intend to continue to introduce technology that is compatible with existing embedded operating system software and to develop solutions specific to selected markets and industries. To support this effort, we plan both to develop technologies internally and to acquire proprietary technologies or other companies. We also intend to enhance our brand awareness and increase the demand for our products through targeted advertising and will continue our active involvement in, and support of, the open source community to further enhance our reputation as one of the leading providers of embedded Linux solutions.



    CONTINUE TO DEVELOP STRATEGIC RELATIONSHIPS WITH MICROPROCESSOR
COMPANIES. We intend to expand our strategic relationships with microprocessor companies to establish our brand of Linux-based software and services with the customers of these companies. We plan to continue to develop close relationships with microprocessor companies through our research and development efforts and by educating the employees of these companies about our products so that they may promote our products and be able to provide more comprehensive solutions to their customers. For example, we have entered into a strategic relationship with Metrowerks, a subsidiary of Motorola, to integrate Embedix SDK with Motorola products and then bundle the resulting products with select Motorola development boards. Through strategic relationships such as this, we intend to further enhance our understanding of microprocessor technology and embedded systems and to continue to understand future technology developments. We currently support more than 10 different microprocessor platforms and we intend to continue to expand the breadth of that support.



    EXPAND STRATEGIC RELATIONSHIPS WITH ORIGINAL EQUIPMENT MANUFACTURERS. We intend to continue to develop, strengthen and expand our relationships with original equipment manufacturers of products and systems that require embedded operating systems. By establishing close relationships with these manufacturers, we are better able to understand their future product development plans. Through these collaborative efforts, original equipment manufacturers can help ensure that their future products will have embedded Linux operating system support and we are able to integrate their requirements into our future product plans. For example, we have entered into an agreement with an affiliate of Samsung Electronics and Samsung Electro-Mechanics to create a joint venture in South Korea to develop and sell embedded and real time application products and solidify our relationship with these original equipment manufacturers in South Korea.

    EXPAND SALES EFFORTS INTERNATIONALLY. We intend to continue to expand our sales efforts internationally by growing our internal sales force and through additional strategic acquisitions. We believe that as the proliferation of digital consumer devices and other electronic products and systems continues, significant international demand for our embedded operating system solutions will develop. We also believe that many of the large manufacturers of these devices will be located in Asia and Europe.


    CONTINUE TO EXPAND OUR OFFERINGS BY INCORPORATING PRODUCTS FROM INDEPENDENT SOFTWARE VENDORS AND DEVELOPING A LIBRARY OF EMBEDDED OPERATING SYSTEM SOLUTIONS. We will continue to enhance the value of our operating system solutions by incorporating additional software products of independent software vendors. As part of our independent software vendor program, software vendors may include their products within our embedded software development kit, allowing us to introduce our customers to the benefits of these products when they are used in the embedded environment with our operating system. Original equipment manufacturers may incorporate these third-party technologies into their products under licenses obtained through us, for which we receive royalties, or under licenses obtained directly from the software vendors. In addition, our experience in providing professional support services to our customers enables us to maintain a library of common problems and their resolutions. We intend to continue to develop this library to be used in conjunction with our development tools and integrated in future products.

PRODUCTS AND SERVICES


    We offer a wide range of embedded Linux software products and services to enable our customers to develop, optimize and implement embedded products and systems.


SOFTWARE PRODUCTS


    Our embedded Linux products, which we generally market under our Embedix brand, include Embedix Linux, Embedix SDK and Embedix Browser.


Embedix Linux Logo


    Embedix Linux is a powerful and reliable Linux-based operating system that is designed specifically for embedded products and systems and is able to handle complex functions. Embedix Linux is a combination of open source Linux and internally developed technologies. We have enhanced and extended open source Linux, traditionally designed for desktop/server implementation, with new technologies and advancements to enable developers and original equipment manufacturers to utilize Linux within highly customized embedded products and systems. We have developed a proprietary process for identifying and modifying various portions of the Linux operating system, which allows us to assemble and integrate a full-feature set of components. By separating Linux into components, our customers can use the specific components that their embedded system products and systems require. We believe this decreases costs for our customers by allowing them to build a wide range of embedded products and systems that use less memory and less storage.


    Embedix Linux not only provides the features currently offered by existing proprietary embedded operating systems, but it also leverages the numerous advantages of open source software development. We are able to combine the broad development and support resources of the Linux open source community with our own engineering expertise to develop enhancements across various platforms quickly and cost-effectively. Further, we test the components that we provide both individually and as an integrated whole to maintain the quality of our products.

Embedix_RealTime Logo


    Embedix RealTime is a customized version of Embedix Linux, designed specifically for applications that require rapid, predetermined response times from the operating system. Embedix RealTime provides guaranteed response times, regardless of other ongoing processes on a device. This performance is important in applications such as avionics, medical devices and industrial controls. Embedix RealTime includes a set of tools designed specifically for real time applications.


Embedix_mClinux Logo


    Embedix mClinux is a customized version of Embedix Linux, designed specifically to operate on very small devices. These devices typically use small microprocessors known as microcontrollers. These microcontrollers are often used in deeply embedded applications, including, for example, our secure Internet routing product and in handheld devices.


Embedix Browser Logo


    Embedix UI is a compact, Linux-based Web browser designed for embedded products and systems that interact with the Internet, allowing users to navigate and view the World Wide Web. Embedix UI can be easily customized and has low memory and storage requirements. Because it has low system resource requirements and is easily adapted to meet diverse customer needs, it is well suited for a number of products and systems, including handheld devices; computer devices used to connect televisions to the Internet, called set-top boxes; computers in public locations used to display information, or kiosks; and point-of-sale terminals, which are computers serving as sophisticated cash registers.


Embedix SDK Logo


    Embedix SDK is a package of proprietary software and open source development tools and is designed to help microprocessor companies and original equipment manufacturers accelerate the design, development, error detection and correction, and maintenance of embedded Linux operating systems in their products and systems. We began the commercial shipment of Embedix SDK in June 2000.



    Embedix SDK provides developers with an assortment of tools designed to manage the complex tasks of building and arranging an embedded Linux operating system. It will allow system developers to construct customized versions of Embedix Linux for a range of microprocessors and add specialized functions and services. Further, Embedix SDK allows the customization process to be automated to reduce the possibility of defects and to enhance duplication efforts by maintaining a record of past enhancements and the interdependencies between various operating system components.

    One of the key features of Embedix SDK is the "Target Wizard," a tool that provides information about available system options and the effect that each component and arrangement will have on the resulting product or system. It also identifies and shows interdependencies among different components, enabling our customers to select the computer software components necessary to achieve the functions and capabilities of their embedded systems and products, decreasing memory and storage requirements and reducing time to market.



    Through our independent software vendor program, we include in Embedix SDK a variety of third-party Linux-based software applications and components. These third-party technologies enable our original equipment manufacturer customers to enhance their embedded systems with features such as voice command-and-control and embedded databases. Original equipment manufacturers can incorporate these third-party technologies into their products under licenses obtained through us, for which we receive royalties, or under licenses obtained directly from the software vendors. We test and certify the independent software vendors' technologies to ensure that these technologies can operate with Embedix, providing our customers with a single source of compatible embedded system operating systems, components and third-party software technologies.


Embedix_high_avail_Logo


    High Availability Clustering is a combination of hardware and software specifically designed for bringing Linux into environments requiring high performance with little or no downtime. The benefits of High Availability Clustering include the ability to spread computing tasks over multiple processors and to handle hardware failures or substitute new hardware without associated downtime. This technology is important for Internet service providers and other applications requiring high availability, including high speed telephone switches.



INTEGRATED PRODUCTS


Embedix_NETTEL Logo


    NETtel provides secure Internet communications for small businesses and homes. We license our hardware design and software to original equipment manufacturers and, when requested, provide our customers with integrated hardware and software products.


Embedix_mCsimm Logo


    mCsimm is a comprehensive set of development tools for our mClinux product. It includes a programmable microcontroller, in which mClinux is embedded, and may be used as a development platform and for applications such as programmable video controllers and factory automation controllers.



OTHER TECHNOLOGIES



    In addition to our embedded Linux technologies and products, we continue to sell our embedded disk operating system, called DR DOS. Although we no longer actively develop DR DOS, this technology is sufficient for some embedded system requirements, and we continue to sell this technology to original equipment manufacturers that request it or who extend existing DR DOS contracts with us. We also support a variety of open source products, including BusyBox, a collection of freely available open source embedded Linux utilities and tools.


SERVICES


    We provide comprehensive professional services, or Embedix Services, to our embedded systems customers, including customized engineering, training and technical support services. Our professional services personnel have significant experience with embedded systems, participate actively in the open source community and contribute enhancements and additions to the Linux open source technology. We believe that our services enable our customers to reduce their cost to implement, maintain and support their embedded systems.


    ENGINEERING. We offer custom engineering services to those embedded systems customers that require assistance. Alternatively, we may develop and license a complete custom embedded system solution at a customer's request. We typically offer these services on a per-project basis, although we also may offer these services on a time-and-expense basis. Each project is reviewed by our research and development, product marketing and sales groups to determine whether we should include the resulting custom technology development in our future product line. Our contracts for custom work generally provide that all intellectual property resulting from the work is either owned by us or is contributed to the open source community.


    EDUCATION. We offer instructor-led training on our products to assist with design and implementation of embedded products and systems. We intend to also offer Web-based and computer-based training programs in the future.



    TECHNICAL SUPPORT. We provide technical support by e-mail, over the telephone and onsite at our customer locations worldwide. We are also implementing a database to capture our experience from prior projects. Our customers will have access to the database through our Web site. In addition, our products include comprehensive online documentation and support materials. A basic level of technical support is provided complimentary to our customers via the Web and e-mail, and fee-based support options are available.


TECHNOLOGY


    Our software products are based on a combination of open source software code and internally developed and third-party proprietary technology. Embedix Linux is designed to operate with various microprocessors and is currently available for the following microprocessors: Intel and Intel-compatible x86 and Pentium microprocessors; Motorola PowerPC, 68000, Coldfire and Dragonball microprocessors; ARM7 microprocessors; Hitachi SH3 and SH4 microprocessors; StrongARM microprocessors; and select MIPS microprocessors. We are developing customized versions of Embedded Linux for additional microprocessors including:



    - Transmeta's Crusoe microprocessor;



    - other MIPS microprocessors; and



    - Motorola's MCORE microprocessor.



Key features of Embedix Linux include industry-standard communication components for accessing the Internet, organizing and directing network traffic and other multi-tasking capabilities. Another key feature of Embedix Linux is that it can be run from read-only memory, a type of data storage with contents that are fixed and unalterable, thus conserving memory resources and lowering the cost of an embedded product or system.

    Embedix SDK consists of a combination of proprietary and open source software tools and utilities that allows an engineer to custom configure Embedix Linux to the specific requirements of an embedded product or system. It also allows developers to create and modify applications in a wide variety of computer languages, including C, C++ and Java, and to incorporate third-party applications. Our second version of Embedix SDK, which has been released for testing by select customers, includes broad compilation capabilities.


STRATEGIC RELATIONSHIPS


INDEPENDENT SOFTWARE VENDOR PROGRAM



    As part of our independent software vendor program, which we call Lineo Partner Connect, software vendors may include their products within our embedded software development kit, allowing us to introduce our customers to the benefits of these products when they are used in the embedded environment with our operating systems. Our team members recruit new vendors, who, in order to participate, are required to complete various certification and training requirements to ensure that their products operate with Embedix and that their employees are familiar with our products. Vendors who have products with a very high degree of integration with our products are included in the Certified Embedix Partner Program. Vendors who have products with base Embedix Linux functionality are included in the Embedix Partner program. Current participants in these programs include Insignia Solutions, plc, Jabber, Inc., Metro Link, Inc., NewMonics Inc., PointBase, Inc., Solid Information Technology and Transvirtual Technologies, Inc. Original equipment manufacturers may incorporate these third-party technologies into their products under licenses obtained through us, for which we receive royalties, or under licenses obtained directly from the software vendors. Through this program, we believe that we are able to increase the appeal of our products and services by acting as a single source of Linux-based applications and components. As a result, our customers may streamline the complexity of their licensing requirements and reduce the time-to-market for any specific solution. At the same time, under this program, the independent software vendors benefit by expanding their marketing channels to a range of original equipment manufacturers.


MICROPROCESSOR COMPANIES


    We have entered into a variety of non-exclusive, short-term strategic relationships with microprocessor companies. Through these relationships, we have agreed to modify and adapt our products for use with the manufacturer's specific microprocessor. In return, we are able to establish our brand of Linux products and services to the customers of these companies, thus generating potential sales. Moreover, we have entered into a strategic relationship with Metrowerks, a subsidiary of Motorola, to integrate and bundle Embedix SDK with Motorola products. We believe these relationships will enable us to further enhance our understanding of microprocessor technology and embedded systems and to continue to understand future technology developments. Currently, we also have relationships with Hitachi, MIPS Technologies, Inc. and Samsung. We intend to develop strategic relationships with additional microprocessor companies.


CUSTOMERS


    Our primary customers for our Linux products and services are original equipment manufacturers. Our license arrangements with these original equipment manufacturers are generally subject to short-term, non-exclusive contracts, and our sales cycle is typically two to six months. As of July 31, 2000, we had generated revenue from licenses of our Linux products and services to several original equipment manufacturers, such as Bast, CIS Technology, DaiShin and MiTAC International.



    In the fiscal year ended October 31, 1999, our three largest customers accounted for 48% of our total revenue, with Sun Microsystems accounting for 23%, Brooktrout accounting for 13% and Symbol

Technologies accounting for 12%. In the nine months ended July 31, 2000, our ten largest customers accounted for 59% of our total revenue, with DaiShin accounting for 18%.


SALES AND MARKETING

    We market our Linux products and services to original equipment manufacturers through our direct sales force. We have a sales or marketing presence both domestically and in Australia, Canada, France, Japan, Taiwan and the United Kingdom. Key elements of our sales and marketing strategy include direct advertising, event marketing, active public relations, customer and strategic alliance partner programs, co-marketing programs and a comprehensive Web site.

    We are also currently developing indirect sales channels, including third-party distributors and systems integrators. We believe that these additional channels will further increase our brand awareness and promote the development of Linux-based software applications and solutions for embedded systems. We intend to use these channels to educate engineers on the benefits of our products.

RESEARCH AND DEVELOPMENT


    We have invested and will continue to invest in the development of innovative new product features and technologies in response to the evolving market for embedded Linux operating systems and input from original equipment manufacturer customers and microprocessor companies. Our engineers have significant experience with embedded systems, participate actively in the Linux community and contribute enhancements and additions to the Linux open source technology. We believe our contributions to the Linux community will facilitate the development of industry standards and encourage industry cooperation. We also analyze and incorporate the development and support efforts of the Linux open source community into our products on a continual basis.


COMPETITION

    The market for embedded operating systems products and services is becoming increasingly competitive. We compete principally on the basis of the following:

    - product performance and functionality;

    - price;

    - quality of support and customer services;

    - breadth of embedded platform support;

    - availability of third-party software applications;

    - time-to-market;

    - relationships with original equipment manufacturers and microprocessor companies;

    - distribution penetration; and

    - technical and financial resources.

    Although we believe we compete favorably in each of these areas, failure to compete successfully in any of these areas against current or potential competitors could harm our business. We face competition from:

    - our current and potential customers' internal research and development departments that may seek to develop their own proprietary embedded operating systems;

    - established companies that have developed proprietary embedded operating systems, such as Mentor Graphics, Microsoft, Microware Systems, Palm Computing, QNX Software Systems, Sun Microsystems, Symbian and Wind River Systems;

    - companies that have developed, or may in the future develop, embedded Linux operating systems, such as Caldera Systems, Coollogic, Information Storage Devices, LynuxWorks, MontaVista Software, Red Hat, SuSE and TurboLinux; and

    - companies that have developed Web browsers, such as Microsoft, Netscape and Spyglass.

INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS

    Intellectual property is critical to our success. Although our Embedix platform is based on open source Linux, many aspects of our products are based on intellectual property that is proprietary to us. This proprietary technology includes software development tools and other development resources to configure and implement Embedix Linux. We have also developed a graphical development environment that facilitates the creation and customization of embedded Linux solutions, and we have a proprietary Linux-based browser specifically for embedded systems. We take steps to protect our intellectual property rights through copyright, trademark and trade secret laws and contractual confidentiality arrangements. At the same time, because we rely in part on open source intellectual property, we may find it necessary to defend the open source community from attempts by others to misappropriate, whether by copyright or otherwise, technology which belongs to the open source community.

    We generally enter into confidentiality or noncompete agreements with our employees, consultants and corporate partners and generally control access to and distribution of our technologies, documentation and other proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our processes or technologies. The steps we have taken may not prevent misappropriation of our processes or technologies, particularly in foreign countries where the laws or law enforcement may not protect our proprietary rights as fully as in the United States. We have licensed, and may license in the future, elements of our trademarks, trade dress and similar proprietary right to third parties. While we attempt to ensure that the quality of our brand is maintained by these third parties, they may take actions that could harm the value of our proprietary rights or reputation.

EMPLOYEES


    As of October 10, 2000, we had 265 employees, excluding independent contractors and other temporary employees, including 131 employees in engineering, 72 employees in sales and marketing and 62 employees in general and administrative services. Of these employees, 167 were in the United States, 13 were in Australia, 26 were in Canada, nine were in France, one was in Germany, 31 were in Japan, 10 were in Taiwan and eight were in the United Kingdom. In addition, from time to time, we employ temporary employees and consultants. None of our employees is represented by a labor union, and we consider our relations with our employees to be good.


FACILITIES


    Our principal executive office is located in Lindon, Utah, where we sublease a total of 20,000 square feet under two separate leases, with one lease expiring in February 2002 and the other expiring in March 2001. We also lease office space in Brighton, United Kingdom; Brisbane, Australia; Herndon, Virginia; Nagano, Japan; Saint-Ouen, France; San Jose, California; Seattle, Washington; Taipei, Taiwan; Tokyo, Japan; Toronto, Ontario, Canada and Vancouver, British Columbia, Canada. We believe that our existing facilities are adequate for our current requirements and that additional space can be obtained on commercially reasonable terms to meet our future requirements.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES


    The following table sets forth certain information regarding our executive officers, directors and key employees as of October 10, 2000:



NAME OF EXECUTIVE OFFICER OR DIRECTOR                AGE                             POSITION
-------------------------------------       ---------------------   ------------------------------------------
Bryan W. Sparks...........................                     38   Chairman of the Board, President and Chief
                                                                    Executive Officer
Robert B. Waldie..........................                     46   Chief Operating Officer
Gregory C. Hill...........................                     51   Senior Vice President, Chief Financial
                                                                    Officer and Treasurer
Timothy R. Bird...........................                     37   Senior Vice President, Chief Technology
                                                                    Officer
Matthew R. Harris.........................                     40   Senior Vice President, Corporate
                                                                    Development, Secretary and General Counsel
Richard H. Larsen.........................                     44   Senior Vice President, Worldwide Sales
Raymond J. Noorda.........................                     76   Director
Ralph J. Yarro III........................                     36   Director
John R. Egan..............................                     43   Director
William P. Barnett........................                     42   Director
Steven G. Rothmeier.......................                     54   Director
Alex Serge Vieux..........................                     43   Director

NAME OF KEY EMPLOYEE
------------------------------------------
Kim D. Clark..............................                     41   General Manager, Embedix Business Unit
Lyle S. Ball..............................                     31   Vice President, Marketing Communications
Nathan S. Hatch...........................                     38   Vice President, Professional Services
Christy A. Omohundro......................                     41   Vice President, Human Resources and
                                                                    Integration


    BRYAN W. SPARKS, has been our chairman of the board, president and chief executive officer since our incorporation in August 1998. Prior to that, Mr. Sparks was president and chief executive officer of Caldera, Inc., an operating systems company and predecessor of us and Caldera Systems, Inc., which he founded in January 1995. From 1986 to 1994, Mr. Sparks was employed at Novell, Inc., a network solutions company, holding a variety of engineering and management positions during his tenure there. Mr. Sparks received a bachelor's degree in computer science from Brigham Young University. He is also a member of the board of directors of Edgemail Technologies, Inc., a provider of high performance Web-based server technology.


    ROBERT B. WALDIE has been our chief operating officer since August 2000. Prior to joining us, Mr. Waldie was employed as managing director at Moreton Bay, a technology enterprise he founded in November 1996, and which we acquired in May 2000. Prior to his responsibilities at Moreton Bay, Mr. Waldie founded Stallion Technologies Pty Ltd, a company that specializes in the design, manufacturing and sales of network hardware for personal computers, where he served as the managing director since June 1985. Mr. Waldie received a bachelor's degree in electronic engineering from the University of Queensland and a graduate diploma in management from the University of Central Queensland. He is also a member of the board of directors of Netcomm Ltd, a data communications company.



    GREGORY C. HILL has been our senior vice president, chief financial officer and treasurer since January 2000. Prior to joining us, Mr. Hill was an independent financial consultant and, before that, the chief financial officer of Sensorium Software, Incorporated, a business intelligence software company, from December 1997 to June 1998. From May 1997 to December 1997, Mr. Hill was an independent financial consultant, and from July 1995 to May 1997, Mr. Hill served as the corporate treasurer of Quark, Inc., a developer of professional desktop publishing applications. From July 1993 to July 1995, Mr. Hill was vice president and treasurer of Tyco Toys, Inc., a publicly held toy and entertainment company. Mr. Hill received a bachelor's degree in humanities and science from the Massachusetts Institute of Technology and a masters of business administration from Harvard Business School.



    TIMOTHY R. BIRD has been our senior vice president, chief technology officer since July 1999, and was a senior software engineer with us from September 1998 to July 1999. Prior to joining us, from July 1995 to September 1998, Mr. Bird was a senior developer at Caldera, Inc., where he worked on numerous open source Linux projects. From January 1988 to July 1995, Mr. Bird was a software engineer at Novell. Mr. Bird became a lead engineer at Novell in November 1991. Mr. Bird is the co-author of "Special Edition: Using OpenLinux" by MacMillan Publishing. Mr. Bird received both his bachelor's and master's degrees in computer science from Brigham Young University.



    MATTHEW R. HARRIS has been our senior vice president, corporate development, secretary and general counsel since January 2000. Prior to joining us, from March 1997 to January 2000, Mr. Harris was a founding partner at Summit Law Group, PLLC, a Seattle-based law firm. From October 1992 to March 1997,
Mr. Harris was an attorney at Heller Ehrman White and McAuliffe, a San Francisco-based law firm. Prior to that time, Mr. Harris was a law clerk to the Honorable Eugene Wright, United States Court of Appeals for the Ninth Circuit. From 1983 to 1988, Mr. Harris worked as a software development engineer.
Mr. Harris received a bachelor's degree in business administration from the University of Washington and a juris doctorate from the University of Michigan Law School.



    RICHARD H. LARSEN has been our senior vice president, worldwide sales since October 2000. Prior to joining us, from August 1993 to October 2000, Mr. Larsen served in a variety of sales management positions in the software and technology sales group at Sun Microsystems, Inc., a network computing company, including director of strategic partnering and business development and director of North American sales. Mr. Larsen received his bachelor's degree in marketing from Arizona State University and a masters of business administration from Pepperdine University.



    RAYMOND J. NOORDA has served as a member of our board of directors since our incorporation in August 1998. Mr. Noorda currently serves as chairman of the board of directors of MTI Technology Corporation, a data storage and management company, a position he has held since 1987, and of The Canopy Group, Inc., a holding company that beneficially owns 36.6% of our outstanding common stock prior to this offering. Mr. Noorda is also a member of the board of directors of Caldera Systems, a position he has held since August 1998. From 1983 to 1994, Mr. Noorda served as president, chief executive officer and chairman of the board of Novell and has served as a trustee of the Noorda Family Trust since 1994. He received a bachelor's degree in electrical engineering from the University of Utah.



    RALPH J. YARRO III has served as a member of our board of directors since our incorporation in August 1998. Mr. Yarro has served as the president and chief executive officer of The Canopy Group since April 1995 and currently serves as chairman of the board of directors of Caldera Systems, a position he has held since August 1998. Mr. Yarro also is a member of the board of directors of MTI Technology Corporation. Mr. Yarro received a bachelor's degree in political science from Brigham Young University.



    JOHN R. EGAN has served as a member of our board of directors since
January 2000. He currently serves as a managing partner of Egan-Managed Capital, a venture capital firm that owns 6.3% of our outstanding common stock prior to this offering, a position he has held since February 1997. Mr. Egan is also a member of the board of directors of Caldera Systems, EMC Corporation, a provider of storage-related hardware, software and service products, and several private technology companies. From April 1983 to September 1998, Mr. Egan has served in various capacities at EMC Corporation, including positions with responsibility for developing and managing EMC's sales force and most recently as an executive vice president. He received a bachelor's degree in computer science from Boston College.



    WILLIAM P. BARNETT has served as a member of our board of directors since March 2000. Mr. Barnett is currently an associate professor at the Stanford Graduate School of Business, a position he has held since July 1991. Prior to joining Stanford, from 1988 to 1991, Mr. Barnett was an assistant professor of management at the University of Wisconsin at Madison. He received his bachelor's degrees in economics and political science and his Ph.D. in business administration from the University of California, Berkeley.



    STEVEN G. ROTHMEIER has served as a member of our board of directors since July 2000. He currently serves as chairman and chief executive officer of Great Northern Capital, a private investment management, consulting and merchant banking firm he founded in March 1993. Prior to that, through 1990, Mr. Rothmeier held various positions with Northwest Airlines, including chief financial officer, chief operating officer, president and, as of 1985, chairman and chief executive officer. Mr. Rothmeier joined Northwest Airlines in 1973. He is also a member of the board of directors of GenCorp Inc., a technology-based manufacturing company, Department 56 Inc., a manufacturer of giftware and collectibles, Precision Castparts Corporation, a manufacturer of metal components and products, Waste Management, Inc., a solid waste collection, recycling and disposal company, and E.W. Blanch Holdings, Inc., a provider of integrated risk management services. Mr. Rothmeier holds a bachelor's degree from the University of Notre Dame in business administration and a masters of business administration from the University of Chicago.



    ALEX SERGE VIEUX has served as a member of our board of directors since July 2000. Mr. Vieux has worked in the information technology and media industries for two decades with a variety of experience with information systems management at Andersen Consulting and as business correspondent for the French daily LE MONDE. He co-founded several software companies, including CATS software and Renaissance Software, firms focusing on the banking industry. He has also worked as special advisor to the Minister of Industry of France, covering all issues relating to the high-tech industry and was named President of the Infotech Commission for France in 1997. Mr. Vieux holds a law degree from the Universite de Paris and a masters of business administration from Stanford University, where he was a Fulbright Scholar.



    KIM D. CLARK has been our general manager, Embedix business unit since August 2000. Prior to that, from March 2000 to August 2000, he served as our vice president, engineering. Prior to joining us, Mr. Clark worked at Novell, from September 1988 to March 2000, in a variety of positions, most recently as the director of engineering. While at Novell, Mr. Clark was also responsible for the engineering team developing the NetWare operating system. Mr. Clark received a bachelor's degree in electrical engineering from Utah State University.



    LYLE S. BALL has been our vice president, marketing communications since our incorporation in August 1998. Prior to joining us, from November 1995 to April 1998, Mr. Ball was the director of communications at Caldera, Inc. From June 1993 to October 1995, Mr. Ball worked at Novell as a corporate communications manager. Mr. Ball received a bachelor's degree in business communications from Brigham Young University.



    NATHAN S. HATCH has been our vice president, professional services since August 2000. Prior to that, he served as our vice president, marketing. Prior to joining us, from June 1998 to February 2000 Mr. Hatch served as enterprise accounts marketing manager at Novell, Inc. From June 1996 to April 1998,
Mr. Hatch served as director and then vice president of marketing at Caldera, Inc. From January 1996 to May 1996, Mr. Hatch was the director of marketing at Allen Communications, a multimedia software company, and from March 1988 to November 1995, Mr. Hatch was the marketing manager for UNIX products at WordPerfect, which was acquired by Novell. Mr. Hatch received a bachelor's degree in business management from the University of Phoenix.

    CHRISTY A. OMOHUNDRO has been our vice president, human resources and integration since April 2000. Prior to joining us, from April 1998 to April 2000, Ms. Omohundro was the director of regulatory policy at Puget Sound Energy, an electric and gas utility corporation. From April 1997 to April 1998, Ms. Omohundro was the vice president, client services at Bright Horizons, formerly known as CorporateFamily Solutions, a work/life consulting firm. Prior to that, Ms. Omohundro was employed by Puget Sound Energy as director of strategic planning from February 1997 to April 1997 and as director of rates from February 1995 to February 1997. Ms. Omohundro received her bachelor's degree in accounting and liberal arts from Spring Hill College and her masters of business administration from Vanderbilt University.


BOARD OF DIRECTORS


    We currently have authorized seven directors. Currently all directors hold office until the next annual meeting of stockholders or until their successors are duly elected, and will continue to do so following the completion of this offering. However, our certificate of incorporation will provide that as of the first annual meeting of stockholders after the completion of this offering, our board of directors will be divided into three classes, each with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.


COMMITTEES


    Our board of directors currently has an audit committee, a compensation committee, a finance committee and a nominating committee. The audit committee consists of Messrs. Barnett, Rothmeier and Vieux, and Mr. Rothmeier currently serves as its chairman. The audit committee makes recommendations to our board of directors regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of our audits. The compensation committee consists of Messrs. Barnett and Egan. The compensation committee reviews and approves the compensation and benefits for our executive officers, grants stock options under our stock option plan and makes recommendations to our board of directors on compensation matters. The finance committee consists of Messrs. Egan, Rothmeier, Sparks and Yarro, and Mr. Rothmeier currently serves as its chairman. The finance committee makes recommendations to our board of directors regarding working capital matters, our capital structure and other financial matters. The nominating committee consists of Messrs Barnett, Egan, Vieux and Yarro, and Mr. Barnett currently serves as its chairman. The nominating committee makes recommendations to our board of directors regarding board membership.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No interlocking relationship exists between any member of our board of directors or compensation committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

    In January 2000, we entered into a stock purchase and sale agreement with Caldera Systems, Inc. to purchase 1,250,000 shares of Caldera Systems' common stock in exchange for 3,238,437 shares of our common stock. One of the members of our compensation committee, Mr. Egan, is a member of the board of directors of Caldera Systems.


    In February 2000, we sold 2,000,000 shares, out of a total of 2,500,000 shares, of Series A Class 2 convertible preferred stock at a per share price of $1.50 to Egan-Managed Capital, L.P. for aggregate consideration of $3.0 million, and in March 2000, we sold 326,667 shares, out of a total of 4,833,331 shares, of Series B convertible preferred stock at a per share price of $3.00 to Egan-Managed Capital for aggregate consideration of $980,000. Mr. Egan is a managing partner of Egan-Managed Capital, which holds 6.3% of our outstanding common stock prior to this offering.



    In connection with the sale of the convertible preferred stock, Egan-Managed Capital, along with other investors, were granted registration rights, and we may therefore become obligated to effect a registration under the Securities Act of 1933 of shares of common stock held by these investors upon the conversion of the convertible preferred stock. See "Description of Capital Stock" on page 61 for a more complete explanation of these registration rights.



    We have also granted to Mr. Barnett, one of the members of our compensation committee, options to purchase up to 120,000 shares of common stock at exercise prices of $0.80 and $6.00 per share under our stock option plan.



    We have granted Egan-Managed Capital, on behalf of Mr. Egan, options to purchase up to 80,000 shares of common stock at an exercise price of $1.50 per share under our stock option plan. Egan-Managed Capital was also granted the right, on behalf of Mr. Egan, to purchase up to 40,000 shares of restricted common stock at a price of $6.00 per share, all of which were purchased in August 2000.


COMPENSATION

    Our directors are reimbursed for expenses incurred in connection with attending board and committee meetings but are not otherwise compensated for their services as board members.

EXECUTIVE OFFICERS

    Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among our directors and officers.

COMPENSATION

    The following table sets forth information concerning compensation for services rendered to us in all capacities during the fiscal year ended
October 31, 1999 by our chief executive officer and all of our other executive officers who earned or received salary and bonus in fiscal 1999 in excess of $100,000.

                                                  ANNUAL           LONG TERM           ALL OTHER
                                               COMPENSATION       COMPENSATION        COMPENSATION
                                            -------------------   ------------   ----------------------
                                                                   SECURITIES     HEALTH      LIFE AND
                                                                   UNDERLYING    INSURANCE   DISABILITY
NAME AND PRINCIPAL POSITION                  SALARY     BONUS     OPTIONS (#S)   PREMIUMS     PREMIUMS
---------------------------                 --------   --------   ------------   ---------   ----------
Bryan W. Sparks ..........................  $121,218    $4,800       600,000      $6,674        $360
  CHAIRMAN OF THE BOARD, PRESIDENT AND
  CHIEF EXECUTIVE OFFICER

Timothy R. Bird ..........................   101,863     4,000        55,000       6,322         308
  SENIOR VICE PRESIDENT, CHIEF TECHNOLOGY
  OFFICER

Bradley J. Walters .......................   103,675     2,343        70,000       6,176         203
  SENIOR VICE PRESIDENT, SALES

OPTION GRANTS IN FISCAL YEAR 1999


    The following table sets forth information with respect to stock options granted to each of our named executive officers during the fiscal year ended October 31, 1999. All options granted to these executive officers in the last fiscal year were granted under our stock option plan. In connection with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option, the period from the grant date to the expiration date, using a fair market value of $1.35 per share at the time of grant and based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock. In fiscal year 1999, we granted options to acquire up to an aggregate of 955,700 shares of our common stock to employees and directors.



                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                                ANNUAL RATE OF
                                               PERCENT OF TOTAL                            STOCK PRICE APPRECIATION
                             NUMBER OF         OPTIONS GRANTED    EXERCISE                      FOR OPTION TERM
                       SECURITIES UNDERLYING     TO EMPLOYEES       PRICE     EXPIRATION   -------------------------
NAME                     OPTIONS GRANTED #      IN FISCAL 1999    PER SHARE      DATE        5% ($)       10% ($)
----                   ---------------------   ----------------   ---------   ----------   ----------   ------------
Bryan W. Sparks......         600,000                62.8%          $0.80       9/23/09     $839,405     $1,620,931

Timothy R. Bird......          55,000                 5.8            0.80       9/23/09       76,945        148,585

Bradley J. Walters...          70,000                 7.3            0.80       9/23/09       97,931        189,109


AGGREGATE OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

    None of our named executive officers exercised any options in fiscal 1999. With respect to our named executive officers, the following table sets forth information concerning exercisable and unexercisable options held as of
October 31, 1999. The "Value of Unexercised In-the-Money Options at October 31,
1999" is based upon an assumed initial public offering price of $   per share
minus the per share exercise price multiplied by the number of shares underlying the options.

                                                     NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                                  OPTIONS AT OCTOBER 31, 1999       OCTOBER 31, 1999 ($)
                                                 -----------------------------   ---------------------------
NAME                                             EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                                             ------------   --------------   -----------   -------------
Bryan W. Sparks................................    600,000              --                             --

Timothy R. Bird................................     14,895          40,105

Bradley J. Walters.............................     18,958          51,042

EMPLOYEE BENEFIT PLANS

STOCK OPTION PLAN


    Our board of directors adopted and our stockholders approved our stock option plan in June 1999. As of October 10, 2000, we had reserved a total of 7,000,000 shares of common stock for issuance under the stock option plan. In addition, the board of directors has approved an additional annual increase of up to 3% of the total number of shares then reserved under the plan, each such annual increase to be approved by the board. The stock option plan provides for the granting to our employees, including officers and directors, of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and for the granting to employees, consultants and non-employee directors of nonstatutory stock options. If an optionee would have the right in any calendar year to exercise for the first time incentive stock options for shares having an aggregate fair market value, determined for each share as of the date the option to purchase the shares was granted, in excess of $100,000, any such excess options shall be treated as nonstatutory stock options. Unless terminated earlier by our board of directors, the plan will terminate in June 2009. As of October 10, 2000, options to purchase 4,964,936 shares of common stock were outstanding under this plan and 716,519 shares had been issued upon exercise of options.


    The stock option plan may be administered by our board of directors or by a committee appointed by our board and is currently administered by our compensation committee. The plan administrator determines the terms of each option granted under the stock option plan, including the number of shares subject to an option, exercise price, vesting schedule and duration. The exercise price of all incentive stock options granted under the stock option plan cannot be less than the fair market value of the common stock on the date of grant and, in the case of incentive stock options granted to holders of more than 10% of our voting power, not less than 110% of the fair market value. Generally, options granted under the stock option plan have a term of ten years, vest over a four-year period and are nontransferable. Payment of the exercise price of options may be made in cash or other consideration as determined by the plan administrator.


    Our board of directors has the authority to amend or terminate the stock option plan as long as such action does not adversely affect any outstanding options and provided that stockholder approval for any amendments to the stock option plan be obtained to the extent required by applicable law.



EMPLOYEE STOCK PURCHASE PLAN



    Our employee stock purchase plan was adopted by our board of directors on August 29, 2000 and will become effective on the completion of this offering. The plan is designed to allow our eligible employees and eligible employees of our subsidiaries to purchase shares of our common stock through periodic payroll deductions. A total of 2,000,000 shares of our common stock will initially be reserved for issuance under the plan. The maximum value of common stock that may be purchased by a participant during any calendar year is $25,000, and no participant is permitted to purchase any shares under the plan if such participant, immediately after such purchase, owns 5% or more of our outstanding capital stock. The plan will have a series of successive offering periods, each with a maximum duration of 12 months. However, the initial offering period will begin on the effective date of this offering and will end on December 31, 2002. Shares may be purchased semi-annually on June 30 and December 31 of each year during each offering period. Individuals who have been employed by us or one of our subsidiaries for 30 days as of the start date of any offering period may enter the plan on that start date. A participant may contribute up to 20% of his or her cash earnings through payroll deductions, and the accumulated payroll deductions will be applied to the purchase of shares on the participant's behalf on each semi-annual purchase date. The purchase price per share will be 85% of the lower of the fair market value of our common stock on the start date of the relevant offering period or the fair market value on the semi-annual purchase date. Our board may at any time amend or modify the plan, provided that stockholder approval for any amendments to the plan be obtained to the extent required by applicable law.


401(k) PLAN


    In May 2000 our board of directors ratified the adoption of a tax-qualified employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee's contributions. Matching contributions are subject to a vesting schedule; all other contributions are at all times fully vested. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees or us to the 401(k) plan, and income earned, if any, on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.


EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS


    In May 2000, we entered into an employment agreement with Bryan W. Sparks, our president and chief executive officer, for a term of 24 months, subject to renewal thereafter. Under his employment agreement, Mr. Sparks is entitled to receive an annual salary of at least $150,000, as adjusted from time to time, and is eligible to receive bonuses as determined by us. If Mr. Sparks is terminated without cause, as defined in his employment agreement, he is entitled to receive his salary for a period of 12 months. Mr. Sparks has agreed not to compete, directly or indirectly, with us during his employment and for a period of 12 months thereafter.



    In addition, in May 2000 we also entered into an employment agreement with Mr. Robert B. Waldie, our chief operating officer, for a terms of 24 months. Under his employment agreement, Mr. Waldie is entitled to receive an annual salary of at least $120,000, as adjusted from time to time, and is eligible to receive bonuses as determined by us. Mr. Waldie has agreed not to compete, directly or indirectly, with us during his employment and until the later of six months from the date of termination of his employment or two years from the effective date of his employment agreement.


    We currently do not have any employment agreements with any of our other executive officers. Our stock option plan provides that in the event a third party acquires us through the purchase of all or substantially all of our assets, a merger or other business combination, unless otherwise provided in applicable stock option agreements, the unexercised portion of outstanding options will vest and become immediately exercisable unless the options are assumed by the third party or are replaced with comparable options.

DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY

    Our certificate of incorporation limits the liability of directors and officers to the fullest extent currently permitted by Delaware law or as it may be amended in the future. Consequently, subject to Delaware law, no director will be personally liable to us or our stockholders for monetary damages resulting from his conduct as our director, except liability for:

    - acts or omissions involving intentional misconduct or knowing violations of law;

    - unlawful distributions; or

    - transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

    Our certificate of incorporation also provides that we shall indemnify any individual made a party to a proceeding because that individual is or was one of our directors or officers and shall advance or reimburse reasonable expenses incurred by such individual in advance of the final disposition of the proceeding to the fullest extent permitted by applicable law. Any repeal of or modification to our certificate of incorporation may not adversely affect any right of any of our directors who is or was a director at the time of such repeal or modification.

    We intend to enter into indemnification agreements with each of our officers and directors. In addition, our bylaws provide that we shall indemnify our directors and officers and may indemnify our employees and agents to the fullest extent permitted by law. Finally, we intend to purchase and maintain a liability insurance policy, pursuant to which our directors and officers will be indemnified against liability they may incur for serving in their capacities as our directors and officers. We believe that the indemnification and limitation of liability provisions in our certificate of incorporation, bylaws, indemnification agreements and the liability insurance policy will facilitate our ability to continue to attract and retain qualified individuals to serve as our directors and officers.

    To the extent the provisions of our certificate of incorporation, bylaws or indemnification agreements provide for indemnification of directors for liabilities arising under the Securities Act, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy as expressed in the Securities Act and are therefore unenforceable.

                           RELATED-PARTY TRANSACTIONS

TECHNOLOGY


    In September 1998, we entered into a DR DOS License Agreement with Caldera, Inc., a company founded by Mr. Sparks, our president, chief executive officer and chairman of the board. The agreement granted to us a perpetual, non-exclusive, royalty-free worldwide license to make, use, sell, reproduce and distribute DR DOS. It also allowed us to create new products based on DR DOS. As consideration, we granted Caldera the right to receive shares of our common stock.



    In December 1999, we entered into a Technology Assignment Agreement with The Canopy Group with respect to software technology. In return for a payment of $10.00, Canopy transferred to us all of its interest in a technology known as Willows. Willows allows a number of the functions of Microsoft's Windows operating system to be compatible with Linux.


SALES OF COMMON STOCK


    In fiscal 1998 and 1999, we borrowed an aggregate of $2,290,000 from Canopy, of which approximately $337,000 was repaid in January 2000 and the balance of approximately $1,953,000 was repaid in March 2000. Two of our directors, Messrs. Noorda and Yarro, are members of Canopy. In October 2000, Canopy sold 1,000,000 shares of our common stock to Metrowerks Holdings, Inc., a subsidiary of Motorola, for aggregate consideration of $7.5 million. Canopy currently holds approximately 36.6% of our outstanding common stock prior to completion of this offering.



    In December 1999, we sold 750,000 shares of our common stock at a per share price of $0.80 to each of MRH Investments, LLC and Dry Canyon Holdings, LLC. One of our executive officers, Mr. Harris, is a member of MRH Investments, and Mr. Sparks is a member of Dry Canyon Holdings.



    In January 2000, we entered into a stock purchase and sale agreement with Caldera Systems to purchase 1,250,000 shares of Caldera Systems' common stock in exchange for 3,238,437 shares of our common stock. The fair value of the shares of our common stock exchanged with Caldera Systems was approximately
$4.4 million at the time of the transaction. Three of our directors, Messrs. Egan, Noorda and Yarro, are also members of the board of directors of Caldera Systems. In October 2000, Caldera Systems sold 2,000,000 shares of our common stock to Metrowerks Holdings for aggregate consideration of $15.0 million, and Caldera Systems currently holds approximately 7.8% of our outstanding common stock prior to completion of this offering. We hold approximately 3.2% of the outstanding common stock of Caldera Systems as of October 10, 2000.



SALES OF CONVERTIBLE PREFERRED STOCK



    In February 2000, we sold an aggregate of 7,500,000 shares of Series A convertible preferred stock at a per share price of $1.50 to four investors. The purchasers of Series A convertible preferred stock included:



    - The Canopy Group, which exchanged 5,000,000 shares of our common stock for 5,000,000 shares of Series A Class 1 convertible preferred stock pursuant to a recapitalization agreement between us and Canopy. This exchange was undertaken to confer rights previously bargained for by Canopy and to facilitate our efforts to secure additional investments in our company.



    - Dry Canyon Holdings, which purchased 166,667 shares of Series A Class 2 convertible preferred stock for total consideration of $250,000.



    - Egan-Managed Capital, which purchased 2,000,000 shares of Series A Class 2 convertible preferred stock for total consideration of $3.0 million. One of our directors, Mr. Egan, is a managing partner of Egan-Managed Capital, which holds 6.3% of our outstanding common stock prior to completion of this offering.

    In March 2000, we sold 326,667 shares, out of a total of 4,833,331 shares, of Series B convertible preferred stock at a per share price of $3.00 to Egan-Managed Capital.



    In April 2000, we sold 83,333 shares, out of a total of 3,000,000 shares, of Series C convertible preferred stock at a per share price of $6.00 to Angel Partners. One of our directors, Mr. Yarro, is president, chairman and a trustee of Angel Partners.



    In connection with the sale of our convertible preferred stock, the investors, other than Dry Canyon Holdings, were granted registration rights, and we may therefore become obligated to effect a registration under the Securities Act of 1933 of shares of common stock held by these investors upon the conversion of the preferred stock. See "Description of Capital Stock" on page 61 for a more complete description of these registration rights.



MOTOROLA



    In August 2000, we entered into a strategic alliance agreement with Metrowerks Corp., a subsidiary of Motorola, to integrate Embedix SDK with Motorola products and then bundle the resulting products with select Motorola development boards. Motorola beneficially holds approximately 13.2% of our outstanding common stock prior to this offering. In connection with this agreement, Metrowerks Holdings, also a subsidiary of Motorola, purchased from us for total consideration of $1.5 million a warrant to purchase up to 2,000,000 shares of our common stock at an exercise price of $6.00 per share. The warrant may be exercised at any time for cash or no cash under the cashless exercise provisions of the warrant. In addition, we entered into a stockholders' agreement with Metrowerks Holdings and four of our stockholders which, among other things, gives Metrowerks Holdings participation rights in the event of a potential change in our control. Metrowerks Holdings also became a party to our investor rights agreement and, as a result, was granted registration rights with respect to shares of our common stock issuable upon exercise of the Metrowerks Holdings warrant and any other shares of our common stock owned by Metrowerks. We may therefore be obligated to effect a registration under the Securities Act of 1933 of shares of common stock held by Metrowerks. See "Description of Capital Stock" for a more detailed description of the rights of Metrowerks Holdings.

STOCK OPTIONS

    We granted options to purchase shares of common stock to the following executive officers and directors on the date, for the number of shares and with an exercise price indicated opposite each person's name:


                                                                    NUMBER OF SHARES
NAME                                                   GRANT DATE   UNDERLYING OPTION   EXERCISE PRICE
----                                                   ----------   -----------------   --------------
Bryan W. Sparks......................................   09/24/99          600,000            $0.80
                                                        04/25/00          160,000            $3.00
Robert B. Waldie.....................................   05/15/00           25,000            $3.00
                                                        08/18/00          100,000            $6.00
Gregory C. Hill......................................   12/30/99          200,000            $0.80
                                                        10/03/00          100,000            $6.00
Timothy R. Bird......................................   09/24/99           55,000            $0.80
                                                        07/05/00            1,500            $6.00
Matthew R. Harris....................................   12/30/99          150,000            $0.80
                                                        08/18/00          100,000            $6.00
Richard H. Larsen....................................   10/03/00          200,000            $3.00
                                                        10/03/00          200,000            $6.00
Ralph J. Yarro III...................................   09/24/99           60,000            $0.80
                                                        02/29/00           20,000            $1.50
                                                        07/01/00           40,000            $6.00
Egan-Managed Capital, L.P.*..........................   02/29/00           80,000            $1.50
                                                        07/01/00           40,000            $6.00
William P. Barnett...................................   02/14/00           80,000            $0.80
                                                        07/01/00           40,000            $6.00
Steven G. Rothmeier..................................   07/15/00          120,000            $6.00
Alex Serge Vieux.....................................   07/15/00          120,000            $6.00


------------------------

*   On behalf of one of our directors, Mr. Egan.

OTHER MATTERS


    The Canopy Group is a venture capital company that invests primarily in start-up technology companies that encourage the adoption, deployment and promotion of Linux. Canopy currently holds equity interests in companies in fields including data storage and protection, Linux operating systems, data satellites, universal voice messaging and electronic commerce. We have entered into transactions with a number of these companies and Canopy including with respect to product sales and purchases, joint insurance coverage and rent. None of these transactions were material, other than our sale of used office furniture having a net book value of approximately $68,000 to KeyLabs, Inc. for aggregate consideration of $75,000. See Note 9 of Notes to our Consolidated Financial Statements for a more complete description of our relationship with Canopy.



    All transactions between us and our officers, directors and principal stockholders and their affiliates were approved by a majority of our disinterested directors at the time and we believe were on terms no less favorable to us than we could obtain from unaffiliated third parties.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth information regarding the beneficial ownership of our common stock as of October 10, 2000, and as adjusted to reflect the sale of the common stock in this offering, by:


    - each stockholder known by us to own beneficially more than 5% of our outstanding common stock;

    - each of our directors;

    - each of our named executive officers; and

    - all current executive officers and directors as a group.


    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For purposes of calculating the number of shares beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of October 10, 2000 by that stockholder are deemed outstanding. These options and warrants are listed below under the heading "Number of Shares Underlying Options and Warrants" and are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Percentage ownership is based on 38,297,328 shares of
common stock outstanding on October 10, 2000 and       shares outstanding upon
completion of this offering.


    Unless otherwise noted below, the address for each stockholder below is: c/o Lineo, Inc., 390 South 400 West Lindon, Utah 84042. Unless otherwise noted, we believe that each of the stockholders has sole investment and voting power with respect to the common stock indicated, except to the extent shared by spouses under applicable law.


                                                                    NUMBER OF
                                                                      SHARES        PERCENTAGE OF
                                                                    UNDERLYING   SHARES OUTSTANDING
                                                                     OPTIONS     -------------------
                                                       NUMBER OF       AND        BEFORE     AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER                     SHARES      WARRANTS    OFFERING   OFFERING
------------------------------------                   ----------   ----------   --------   --------
Ralph J. Yarro III(1)................................  14,843,886      75,000      38.9%          %
Raymond J. Noorda(2).................................  14,010,585          --      36.6
The Canopy Group, Inc.(3) ...........................  14,010,585          --      36.6
  240 West Center Street
  Orem, UT 84057
Motorola, Inc.(4) ...................................   3,333,333   2,000,000      13.2
  c/o Metrowerks Corp.
  9801 Metric Boulevard
  Austin, TX 78758
Bryan W. Sparks(5)...................................   3,147,441          --       8.2
Caldera Systems, Inc.(6) ............................   3,000,000          --       7.8
  240 West Center Street
  Orem, UT 84057
Dry Canyon Holdings, LLC.............................   2,439,296          --       6.4
Egan-Managed Capital, L.P. ..........................   2,366,667      60,000       6.3
  c/o Michael H. Shanahan
  30 Federal Street
  Boston, MA 02110
John R. Egan(7)......................................   2,366,667      60,000       6.3

                                                                    NUMBER OF
                                                                      SHARES        PERCENTAGE OF
                                                                    UNDERLYING   SHARES OUTSTANDING
                                                                     OPTIONS     -------------------
                                                       NUMBER OF       AND        BEFORE     AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER                     SHARES      WARRANTS    OFFERING   OFFERING
------------------------------------                   ----------   ----------   --------   --------
Entities affiliated with J. and W. Seligman and         2,000,001          --       5.2
  Co.(8) ............................................
  c/o J. and W. Seligman and Co.
  100 Park Avenue, 8th Floor
  New York, NY 10017
Timothy R. Bird(9)...................................     137,376      11,458         *
Bradley J. Walters...................................      23,532      16,042         *
William P. Barnett...................................          --      60,000         *
Steven G. Rothmeier..................................          --          --        --
Alex Serge Vieux.....................................          --          --        --
All executive officers and directors as a group
  (12 persons)(10)...................................  21,538,190     206,458      56.5


------------------------

*   Less than 1%


(1) Includes 11,010,585 shares of common stock held by The Canopy Group, of which Mr. Yarro is the president and chief executive officer, 3,000,000 shares of common stock held by Caldera Systems, of which Mr. Yarro is chairman of the board of directors, and 83,333 shares of common stock held by Angel Partners, of which Mr. Yarro is president, chairman and a trustee. Mr. Yarro disclaims beneficial ownership of the shares owned by The Canopy Group, Caldera Systems and Angel Partners, except to the extent of his pecuniary interest.



(2) Includes 11,010,585 shares of common stock held by The Canopy Group, of which Mr. Noorda is chairman and a member of the board of directors, and 3,000,000 shares of common stock held by Caldera Systems, of which Mr. Noorda is a member of the board of directors. Mr. Noorda disclaims beneficial ownership of the shares owned by The Canopy Group and Caldera Systems, except to the extent of his pecuniary interest.



(3) Includes 3,000,000 shares of common stock held by Caldera Systems, of which The Canopy Group is a majority stockholder.



(4) Includes 3,000,000 shares of common stock and a warrant to purchase up to 2,000,000 shares of common stock held by Metrowerks Holdings, Inc., a subsidiary of Motorola, Inc.



(5) Includes 2,439,296 shares of common stock held by Dry Canyon Holdings, LLC, of which Mr. Sparks is a member, and 708,145 shares of common stock held by Dry Canyon Family, LLC, of which Mr. Sparks is a member.



(6) Includes 1,761,563 shares of common stock acquired from The Canopy Group in May 2000.



(7) Includes 2,366,667 shares of common stock held by Egan-Managed Capital, of which Mr. Egan is a managing partner. Mr. Egan disclaims beneficial ownership of the shares owned by Egan-Managed Capital, except to the extent of his pecuniary interest.



(8) Includes 600,000 shares of common stock held by Seligman New Technologies Fund, Inc., 1,233,334 shares of common stock held by Seligman Investment Opportunities (Master) Fund-NTV Portfolio, and 166,667 shares of common stock held by Seligman Communications and Information Fund, Inc., all of which are affiliated with J. and W. Seligman and Co.



(9) Includes 117,897 shares of common stock held by the Bird Family Trust, of which Mr. Bird is a co-trustee.

(10) Includes 750,000 shares of common stock held by MRH Investments, LLC, of which Matthew R. Harris is a member, 146,410 shares of common stock held by Robert B. Waldie, and 146,410 shares of common stock held by Mary E. Waldie, Mr. Waldie's wife. See also footnotes 1, 2, 5, 7 and 9 above.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


    Upon completion of this offering, we will be authorized to issue up to 100,000,000 shares of common stock, $0.001 par value, and 30,000,000 shares of preferred stock, $0.001 par value. This description is subject to and qualified in its entirety by provisions of our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus is a part, and by provisions of applicable Delaware law.


COMMON STOCK


    As of October 10, 2000, assuming conversion of all outstanding shares of preferred stock, there were 38,297,328 shares of common stock outstanding that were held of record by 186 stockholders. After giving effect to the sale of
common stock offered in this offering, there will be       shares of common
stock outstanding, assuming no exercise of outstanding stock options. As of October 10, 2000, there were outstanding options to purchase a total of 4,964,936 shares of common stock.



    The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be granted to any outstanding shares of convertible preferred stock, the holders of common stock are entitled to receive ratably only those dividends our board of directors declares out of funds legally available for the payment of dividends as well as any other distributions to the stockholders.



    If we are liquidated, dissolved or wound-up, the holders of common stock are entitled to share pro rata all of our assets remaining after payment of our liabilities and liquidation preferences of any then-outstanding shares of convertible preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued in this offering will be fully paid and non-assessable.



CONVERTIBLE PREFERRED STOCK



    Upon completion of this offering, all outstanding shares of convertible preferred stock will be converted into 16,763,813 shares of common stock. Pursuant to our certificate of incorporation, our board of directors will then have the authority, without further action by the stockholders, to issue up to 30,000,000 shares of preferred stock in one or more series and to fix the relative designations, powers, preferences and privileges of the preferred stock, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms that could delay or prevent a change in control of us or make removal of our management more difficult. Additionally, the issuance of preferred stock may decrease the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock. We have no present plans to issue any preferred stock.



WARRANTS



    As of October 10, 2000, we had one outstanding warrant to purchase up to 2,000,000 shares of our common stock at an exercise price of $6.00 per share. The warrant may be exercised at any time prior to October 2, 2002. This warrant contains a cashless exercise provision which would allow the holder to pay the exercise price of the warrant by having shares of common stock otherwise issuable under the warrant withheld by us.

REGISTRATION RIGHTS


    After this offering, the holders of 20,166,664 shares of common stock, including shares issuable upon the exercise of the warrant held by Metrowerks Holdings, will be entitled to rights with respect to the registration of those shares under the Securities Act under an investor rights agreement among those holders and us dated February 17, 2000, as amended. Under the terms of this agreement, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, the holders of these shares are entitled to notice of the registration and to include their shares of common stock in the registration at our expense. Additionally, the holders of these shares are entitled to demand registration rights pursuant to which they may require us to file a registration statement under the Securities Act at our expense with respect to their shares of common stock. Further, the holders of these shares may require us to file additional registration statements on Form S-3 at our expense. All of these registration rights are subject to the right of the underwriters of an offering to limit the number of shares included in such registration. These registration rights terminate when the holder can transfer his or her registrable shares pursuant to Rule 144. Holders of these registration rights have entered into lock-up agreements and waived their registration rights until 180 days following the closing of this offering.



ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION,
  BYLAWS, DELAWARE LAW AND OUR AGREEMENT WITH METROWERKS HOLDINGS


    Our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control of us or make removal of our management more difficult. In addition, as of the first annual meeting of stockholders following the closing of this offering, our board of directors will be divided into three classes. The directors in each class will serve for three-year terms, one class being elected each year by our stockholders, and directors can only be removed for cause. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of our company because it generally makes it more difficult for stockholders to replace a majority of the directors.

    Upon completion of this offering, our certificate of incorporation will also permit the stockholders to adopt, amend or repeal our bylaws only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares of voting stock entitled to vote at an election of directors. In addition, directors will be removable for cause only by stockholders holding a majority of the then outstanding shares of stock entitled to vote. Vacancies on the board of directors resulting from death, resignation, removal or other reason shall be filled by a majority of the directors then in office, even if less than a quorum.

    Upon completion of this offering, our bylaws will require that all stockholder actions must be effected at a duly called annual or special meeting and not by a consent in writing. Our bylaws will not permit stockholders to call a special meeting. In addition, our bylaws will establish an advance notice procedure for matters to be brought before an annual or special meeting of our stockholders, including the election of directors. Business permitted to be conducted at any annual meeting or special meeting of stockholders will be limited to business properly brought before the meeting. Our bylaws will also provide that we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures. These provisions may have the effect of preventing changes in our management.

    In addition, section 203 of the Delaware General Corporation Law prohibits certain "business combination" transactions between a Delaware corporation and any "interested stockholder" owning

15% or more of the corporation's outstanding voting stock for a period of three years after the date on which such stockholder became an interested stockholder, unless:

    - the board of directors approves, prior to such date, either the proposed business combination or the proposed acquisition of stock which resulted in the stockholder becoming an interested stockholder;

    - upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owned at least 85% of those shares of the voting stock of the corporation which are not held by the directors, officers or certain employee stock plans; or

    - on or subsequent to the date on which such stockholder became an interested stockholder, the business combination with the interested stockholder is approved by the board of directors and also approved at a stockholders' meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation's voting stock other than shares held by the interested stockholder.

    Under Delaware law, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Section 203 does not apply, however, to those stockholders who own 15% or more of our voting stock prior to this offering.


    Moreover, in the event that we decide to enter into negotiations with a third party regarding a potential acquisition of us, the provisions of our agreement with Metrowerks Holdings, a subsidiary of Motorola, require us to give Metrowerks Holdings the right to participate in these negotiations and to acquire us on terms comparable to those offered by any such third party. In addition, Metrowerks Holdings has rights of first refusal with respect to shares of common stock offered for sale by Mr. Sparks, Dry Canyon Holdings, Caldera Systems and The Canopy Group. These provisions may discourage or deter third parties from making or considering offers to acquire us, even if such offers would be beneficial to our stockholders.


TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our common stock is ChaseMellon Shareholder Services, L.L.C. The transfer agent's address is 520 Pike Street, Suite 1220, Seattle, Washington 98101, and its telephone number is
(206) 292-3795.

NATIONAL MARKET LISTING

    We have applied to list our common stock on The Nasdaq Stock Market's National Market under the symbol "LNEO."

                        SHARES ELIGIBLE FOR FUTURE SALE


    Upon completion of this offering, we will have             shares of common
stock outstanding, assuming no exercise of options after October 10, 2000. Of
these shares, the       shares sold in this offering will be freely tradable in
the public market without restriction under the Securities Act, unless such shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.



    The remaining 38,297,328 shares of common stock that will be outstanding after this offering will be restricted shares because they were sold in private transactions in reliance on exemptions from registration under the Securities Act. The following table shows the timing of when shares outstanding on October 10, 2000 first become eligible for resale in the public market:



                                       NUMBER OF SHARES                  COMMENT
                                       ----------------   -------------------------------------
- 181 days after the date of this
  prospectus.........................     - 35,297,328    - Tradable upon expiration of lock-up
                                                            agreements, subject to the
                                                            provisions of Rule 144

- October 2, 2001....................     -  3,000,000    - Tradable, subject to the provisions
                                                          of Rule 144


S-8 REGISTRATION STATEMENTS


    As of October 10, 2000, there were a total of 4,964,936 shares of common stock subject to outstanding options under our stock option plan. Following effectiveness of this offering, we intend to file registration statements on Form S-8 under the Securities Act to register shares of common stock issued or reserved for future issuance under our stock option plan and employee stock purchase plan. After the effective date of the registration statements on Form S-8, shares purchased upon exercise of options granted pursuant to our stock option plan or pursuant to our employee stock purchase plan generally would be available for resale in the public market without restriction.


RULE 144

    In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned restricted shares for at least one year would be entitled to sell in any three-month period up to the greater of:

    - 1% of the then-outstanding shares of common stock, or approximately shares immediately after this offering; and

    - the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale.


    Sales under Rule 144 are also subject to manner of sale and notice requirements and to the availability of current public information about us.


RULE 701

    Any of our employees, directors, officers, consultants or advisors who purchased shares from us in connection with a written stock or option plan before the effective date of this offering is entitled to rely on the resale provisions of Rule 701, subject to the lock-up agreements described above. In general, Rule 701 permits non-affiliates to sell their Rule 701 shares 90 days after the effectiveness of a registration statement relating to a company's initial public offering without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144 and permits affiliates to sell their Rule 701 shares without having to comply with the holding period of Rule 144.

RULE 144(k)

    Under Rule 144(k), a person who has not been one of our affiliates during the preceding 90 days and who has beneficially owned the restricted shares for at least two years is entitled to sell them without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

LOCK-UP AGREEMENTS


    Pursuant to "lock-up" agreements, our executive officers, directors and certain of our other stockholders have agreed not to offer, sell, contract to sell, announce an intention to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days after the date of this prospectus.

                                  UNDERWRITING

    Under the terms and subject to the conditions contained in an underwriting
agreement dated             , 2000, we have agreed to sell to the underwriters
named below, for whom Credit Suisse First Boston Corporation, Lehman
Brothers Inc., Dain Rauscher Incorporated and Wit SoundView Corporation are acting as representatives, the following respective numbers of shares of common stock:

                                                               NUMBER
UNDERWRITER                                                   OF SHARES
-----------                                                   ---------
Credit Suisse First Boston Corporation......................
Lehman Brothers Inc.........................................
Dain Rauscher Incorporated..................................
Wit SoundView Corporation...................................
                                                              ---------
    Total...................................................
                                                              =========

    The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of common stock may be terminated.

    We have granted to the underwriters a 30-day option to purchase on a pro
rata basis up to       additional shares from us at the initial public offering
price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

    The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus and to selling
group members at that price less a concession of $      per share. The
underwriters and selling group members may allow a discount of $      per share
on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed by the representatives.

    The following table summarizes the compensation and estimated expenses we will pay.

                                                     PER SHARE                           TOTAL
                                          -------------------------------   -------------------------------
                                             WITHOUT            WITH           WITHOUT            WITH
                                          OVER-ALLOTMENT   OVER-ALLOTMENT   OVER-ALLOTMENT   OVER-ALLOTMENT
                                          --------------   --------------   --------------   --------------
Underwriting discounts and
commissions paid by us..................       $                $                $                $
Expenses payable by us..................       $                $                $                $

    The underwriters have informed us that they do not expect discretionary sales to exceed 5% of the shares of common stock being offered.

    We have agreed not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days after the date of this prospectus.

    Our officers, directors and certain of our other stockholders have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction which would have the same effect, or enter into swap, hedge or other arrangement that transfers, in whole or part, any of the economic consequences of ownership of our common stock, whether any such transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days after the date of this prospectus.



    The underwriters have reserved for sale, at the initial public offering price, up to five percent of the shares to be sold in this offering for employees, directors and certain other persons associated with us, who have expressed an interest in purchasing common stock in the offering. The number of shares available for sale to the general public in this offering will be reduced to the extent such persons purchase such reserved shares. Any reserved shares purchased will not be subject to the lock-up agreements described above. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares.


    We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

    We have applied to list our common stock on The Nasdaq Stock Market's National Market under the symbol "LNEO."

    Prior to this offering, there has been no public market for our common stock. The initial public offering price will be determined by negotiation between us and the underwriters and will not necessarily reflect the market price of the common stock following the offering. The principal factors that will be considered in determining the public offering price will include:

    - the information in this prospectus and otherwise available to the underwriters;

    - market conditions for initial public offerings;

    - the history and the prospects for the industry in which we will compete;

    - the ability of our management;

    - the prospects for our future earnings;

    - the present state of our development and our current financial condition;

    - the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies; and

    - the general condition of the securities markets at the time of this offering.

    We can offer no assurances that the initial public offering price will correspond to the price at which the common stock will trade in the public market subsequent to the offering or that an active trading market for the common stock will develop and continue after the offering.

    The representatives may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.


    - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing shares in the open market.


    - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.


    - Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more than could be covered by the over-allotment option--a naked short position--that position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.


    - Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions.


These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.



    A prospectus in electronic format will be made available on the Web sites maintained by one or more of the underwriters participating in this offering. The representatives may agree to allocate a number of shares to the underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make Internet distributions on the same basis as other allocations. Wit SoundView Corporation has allocated shares of common stock for Internet distributions through its affiliate, Wit Capital Corporation, an online broker/dealer.


    In April 2000, DRW Venture Partners L.P., an affiliate of Dain Rauscher Wessels, one of the representatives, purchased 125,000 shares of our Series C preferred stock at a purchase price of $6.00 per share for a total purchase price of $750,000.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

    The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are effected. Accordingly, any resale of the common stock in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

REPRESENTATIONS OF PURCHASERS


    Each purchaser of common stock in Canada who receives a purchase confirmation will be deemed to represent to us and the dealer from whom such purchase confirmation is received that:



    - such purchaser is entitled under applicable provincial securities laws to purchase such common stock without the benefit of a prospectus qualified under such securities laws;



    - where required by law, that such purchaser is purchasing as principal and not as agent; and



    - such purchaser has reviewed the text above under "Resale Restrictions."


RIGHTS OF ACTION (ONTARIO PURCHASERS)

    The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

    All of the issuer's directors and officers as well as the experts named may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

    A purchaser of common stock to whom the SECURITIES ACT (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any common stock acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR # 95/17, a copy of which may be obtained from us. Only one such report must be filed in respect of common stock acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

    Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and with respect to the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS

    The validity of the common stock in this offering will be passed upon for the company by Summit Law Group, PLLC, Seattle, Washington. Certain legal matters will be passed upon for the underwriters by Stoel Rives LLP, Seattle, Washington.

    As of the date of this prospectus, Summit Law Group beneficially owns 80,000 shares of our common stock, and certain members of Summit Law Group are affiliated with both Rainier Investors, LLC, which beneficially holds 86,666 shares of our common stock, and MRH Investments, LLC, which beneficially holds 750,000 shares of our common stock.

                                    EXPERTS


    The financial statements and schedules included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen and BEFEC - Price Waterhouse, independent public accountants, and are included herein in reliance upon the authority of said firms as experts in giving said reports.


                       WHERE TO FIND ADDITIONAL DOCUMENTS


    We have filed with the SEC a registration statement on Form S-1. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts or other documents you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as us, that file electronically with the SEC.


    Upon completion of this offering, we will become subject to the information and periodic reporting requirements under the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference facilities and the Web site of the SEC referred to above.

                     INDEX TO UNAUDITED PRO FORMA CONDENSED

                       CONSOLIDATED FINANCIAL STATEMENTS



Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the year ended October 31, 1999............    P-3

Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the nine months ended July 31, 2000........    P-4

Notes to Pro Forma Condensed Consolidated Financial
  Statements................................................    P-5

                          LINEO, INC. AND SUBSIDIARIES


        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



    The following unaudited pro forma condensed consolidated statements of operations are based on the historical consolidated statements of operations of Lineo, Inc. included elsewhere in this prospectus adjusted to give effect to the acquisition of Zentropic Computing, LLC ("Zentropic") effective April 3, 2000, the acquisitions of United System Engineers ("United System"), Fireplug Computers Inc. ("Fireplug"), Inup S.A. ("Inup"), Moreton Bay Ventures Pty Ltd ("Moreton Bay") effective May 1, 2000 and the acquisition of RT-Control, Inc. ("RT-Control") completed on May 12, 2000. The accompanying unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the audited financial statements, including the notes thereto, of these entities included elsewhere in this prospectus. The unaudited pro forma condensed consolidated statements of operations have been prepared using the purchase method of accounting for the acquisitions and reflect the effect of all of the acquisitions as if they had occurred on November 1, 1998.



    The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated statements of operations included in this prospectus are for illustrative purposes only. Such information does not purport to represent what the Company's results of operations actually would have been had the acquisitions in fact occurred when assumed, nor is it indicative of actual or future operating results that may occur.

                          LINEO, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED OCTOBER 31, 1999

                                                                             HISTORICAL
                                   -----------------------------------------------------------------------------------------------
                                        LINEO            ZENTROPIC         UNITED SYSTEM         FIREPLUG              INUP
                                   ----------------   ----------------   -----------------   -----------------   -----------------

                                      YEAR ENDED         YEAR ENDED         YEAR ENDED          YEAR ENDED          YEAR ENDED
                                   OCTOBER 31, 1999   OCTOBER 31, 1999   DECEMBER 31, 1999   DECEMBER 31, 1999   DECEMBER 31, 1999
                                   ----------------   ----------------   -----------------   -----------------   -----------------
Revenue..........................    $ 2,800,584         $   85,474         $1,534,000          $  144,778          $    8,355
Cost of revenue..................        184,857             38,364          1,024,000              88,996               1,785
                                     -----------         ----------         ----------          ----------          ----------
    Gross margin.................      2,615,727             47,110            510,000              55,782               6,570
                                     -----------         ----------         ----------          ----------          ----------
Operating expenses:
  Research and development.......      1,593,836            320,828             48,000                  --              55,387
  Sales and marketing............        936,558            249,898                 --              32,382                  --
  General and administrative.....        725,597            150,132            971,000              56,787              76,169
  Non-cash stock-related
    compensation(*)..............        250,265             78,708                 --                  --                  --
  Amortization of goodwill and
    other intangibles............             --                 --                 --                  --                  --
                                     -----------         ----------         ----------          ----------          ----------
    Total operating expenses.....      3,506,256            799,566          1,019,000              89,169             131,556
                                     -----------         ----------         ----------          ----------          ----------
Loss from operations.............       (890,529)          (752,456)          (509,000)            (33,387)           (124,986)
Other expense, net...............       (163,146)                --            (69,000)                 --                 (50)
                                     -----------         ----------         ----------          ----------          ----------
Loss before income taxes.........     (1,053,675)          (752,456)          (578,000)            (33,387)           (125,036)
Income tax (provision) benefit...             --              4,117             (2,000)                 --              14,718
                                     -----------         ----------         ----------          ----------          ----------
Net loss.........................    $(1,053,675)        $ (748,339)        $ (580,000)         $  (33,387)         $ (110,318)
                                     ===========         ==========         ==========          ==========          ==========
Basic and diluted net loss per
  common share...................    $     (0.06)
                                     ===========
Basic and diluted weighted
  average common shares
  outstanding....................     18,000,000          1,745,226 (b)                                              1,333,333 (b)
                                     ===========         ==========                                                 ==========
Basic and diluted supplemental
  net loss per common share......    $     (0.06)
                                     ===========
Basic and diluted supplemental
  weighted average common shares
  outstanding....................     18,000,000          1,745,226 (c)                             69,998 (c)       1,416,667 (c)
                                     ===========         ==========                             ==========          ==========
------------------------------
* Non-cash stock-related compensation
  has been excluded from the following
  expenses:
    Research and development.....    $    15,935         $      850
    Sales and marketing..........         26,376             58,393
    General and administrative...        207,954             19,465

                                                 HISTORICAL
                                   --------------------------------------
                                     MORETON BAY          RT-CONTROL
                                   ----------------   -------------------
                                                      INCEPTION (JUNE 30,
                                      YEAR ENDED           1999) TO          PRO FORMA
                                   OCTOBER 31, 1999    DECEMBER 31, 1999    ADJUSTMENTS       PRO FORMA
                                   ----------------   -------------------   -----------      ------------
Revenue..........................     $      --            $ 66,951         $        --      $  4,640,142
Cost of revenue..................            --              42,392                  --         1,380,394
                                      ---------            --------         -----------      ------------
    Gross margin.................            --              24,559                  --         3,259,748
                                      ---------            --------         -----------      ------------
Operating expenses:
  Research and development.......        37,839              74,468                  --         2,130,358
  Sales and marketing............        17,114               7,324                  --         1,243,276
  General and administrative.....        92,038              38,446                  --         2,110,169
  Non-cash stock-related
    compensation(*)..............        53,201                  --                  --           382,174
  Amortization of goodwill and
    other intangibles............            --                  --           7,243,205 (a)     7,243,205
                                      ---------            --------         -----------      ------------
    Total operating expenses.....       200,192             120,238           7,243,205        13,109,182
                                      ---------            --------         -----------      ------------
Loss from operations.............      (200,192)            (95,679)         (7,243,205)       (9,849,434)
Other expense, net...............            --              (2,764)                 --          (234,960)
                                      ---------            --------         -----------      ------------
Loss before income taxes.........      (200,192)            (98,443)         (7,243,205)      (10,084,394)
Income tax (provision) benefit...            --                  --                  --            16,835
                                      ---------            --------         -----------      ------------
Net loss.........................     $(200,192)           $(98,443)        $(7,243,205)     $(10,067,559)
                                      =========            ========         ===========      ============
Basic and diluted net loss per
  common share...................                                                            $      (0.48)
                                                                                             ============
Basic and diluted weighted
  average common shares
  outstanding....................                                                              21,078,559
                                                                                             ============
Basic and diluted supplemental
  net loss per common share......                                                            $      (0.45)
                                                                                             ============
Basic and diluted supplemental
  weighted average common shares
  outstanding....................       956,315 (c)         404,169 (c)                        22,592,375
                                      =========            ========                          ============
------------------------------
* Non-cash stock-related compensa
  has been excluded from the foll
  expenses:
    Research and development.....     $  43,097                                              $     59,882
    Sales and marketing..........            --                                                    84,769
    General and administrative...        10,104                                                   237,523

                          LINEO, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JULY 31, 2000


                                                                      HISTORICAL
                                 ------------------------------------------------------------------------------------
                                     LINEO           ZENTROPIC       UNITED SYSTEM       FIREPLUG           INUP
                                 -------------   -----------------   --------------   --------------   --------------
                                  NINE MONTHS       PERIOD FROM        SIX MONTHS       SIX MONTHS       SIX MONTHS
                                     ENDED       NOVEMBER 1, 1999        ENDED            ENDED            ENDED
                                 JULY 31, 2000   TO APRIL 2, 2000    MARCH 31, 2000   MARCH 31, 2000   MARCH 31, 2000
                                 -------------   -----------------   --------------   --------------   --------------
Revenue........................  $  3,877,907       $  256,491         $ 764,000         $ 128,238       $    8,355
Cost of revenue................       843,729          102,035           650,000            35,455            1,785
                                 ------------       ----------         ---------         ---------       ----------
    Gross margin...............     3,034,178          154,456           114,000            92,783            6,570
                                 ------------       ----------         ---------         ---------       ----------
Operating expenses:
  Research and development.....     5,079,754           81,406            48,000                --          100,273
  Sales and marketing..........     3,414,386          223,870                --            72,087               --
  General and administrative...     2,363,849           72,108           623,000            16,652          212,752
  Non-cash stock-related
    compensation(*)............     1,791,920          167,354                --           114,500               --
  Amortization of goodwill and
    other intangibles..........     1,992,053               --                --                --               --
  Acquired in-process research
    and development............     2,900,000               --                --                --               --
                                 ------------       ----------         ---------         ---------       ----------
    Total operating expenses...    17,541,962          544,738           671,000           203,239          313,025
                                 ------------       ----------         ---------         ---------       ----------
Loss from operations...........   (14,507,784)        (390,282)         (557,000)         (110,456)        (306,455)
Other income (expense), net....       399,497               --           (31,000)               --              443
                                 ------------       ----------         ---------         ---------       ----------
Loss before income taxes.......   (14,108,287)        (390,282)         (588,000)         (110,456)        (306,012)
Income tax (provision)
  benefit......................        52,787           (1,942)           (1,000)               --           53,888
                                 ------------       ----------         ---------         ---------       ----------
Net loss.......................  $(14,055,500)      $ (392,224)        $(589,000)        $(110,456)      $ (252,124)
                                 ============       ==========         =========         =========       ==========
Basic and diluted net loss per
  common share.................  $      (0.69)
                                 ============
Basic and diluted weighted
  average common shares
  outstanding..................    20,268,412          987,263 (g)                                          890,511 (g)
                                 ============       ==========                                           ==========
Basic and diluted supplemental
  net loss per common share....  $      (0.49)
                                 ============
Basic and diluted supplemental
  weighted average common
  shares outstanding...........    28,674,875 (h)       987,263 (i)                         46,750 (i)      946,168 (i)
                                 ============       ==========                           =========       ==========
------------------------------
*  Non-cash stock-related
   compensation has been
   excluded from the following
   expenses:
    Research and development...  $    437,141       $   29,454                           $      --
    Sales and marketing........       102,434           94,242                                  --
    General and
      administrative...........     1,252,345           43,658                             114,500

                                            HISTORICAL
                                 --------------------------------
                                   MORETON BAY       RT-CONTROL
                                 ---------------   --------------
                                   SIX MONTHS        SIX MONTHS
                                      ENDED            ENDED         PRO FORMA
                                 APRIL 30, 2000    MARCH 31, 2000   ADJUSTMENTS       PRO FORMA
                                 ---------------   --------------   -----------      -----------
Revenue........................     $  26,558         $  79,083     $  (200,000)(d)  $ 4,940,632
Cost of revenue................        13,691            32,330         (81,933)(d)    1,597,092
                                    ---------         ---------     -----------      -----------
    Gross margin...............        12,867            46,753        (118,067)       3,343,540
                                    ---------         ---------     -----------      -----------
Operating expenses:
  Research and development.....        94,456           125,679        (118,067)(d)    5,411,501
  Sales and marketing..........        13,583            11,528              --        3,735,454
  General and administrative...        75,381            80,149              --        3,443,891
  Non-cash stock-related
    compensation(*)............        59,365            75,000              --        2,208,139
  Amortization of goodwill and
    other intangibles..........            --                --       3,458,073 (e)    5,450,126
  Acquired in-process research
    and development............            --                --      (2,900,000)(f)           --
                                    ---------         ---------     -----------      -----------
    Total operating expenses...       242,785           292,356         440,006       20,249,111
                                    ---------         ---------     -----------      -----------
Loss from operations...........      (229,918)         (245,603)       (558,073)     (16,905,571)
Other income (expense), net....            --             4,123              --          373,063
                                    ---------         ---------     -----------      -----------
Loss before income taxes.......      (229,918)         (241,480)       (558,073)     (16,532,508)
Income tax (provision)
  benefit......................            --                --              --          103,733
                                    ---------         ---------     -----------      -----------
Net loss.......................     $(229,918)        $(241,480)    $  (558,073)     $(16,428,775)
                                    =========         =========     ===========      ===========
Basic and diluted net loss per
  common share.................                                                      $     (0.74)
                                                                                     ===========
Basic and diluted weighted
  average common shares
  outstanding..................                                                       22,146,186
                                                                                     ===========
Basic and diluted supplemental
  net loss per common share....                                                      $     (0.52)
                                                                                     ===========
Basic and diluted supplemental
  weighted average common
  shares outstanding...........       670,119 (i)       286,163 (i)                   31,611,338
                                    =========         =========                      ===========
------------------------------
*  Non-cash stock-related
   compensation has been
   excluded from the following
   expenses:
    Research and development...     $  59,365         $      --                      $   525,960
    Sales and marketing........            --                --                          196,676
    General and
      administrative...........            --            75,000                        1,485,503

                          LINEO, INC. AND SUBSIDIARIES


              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


(1) BASIS OF PRESENTATION


    The unaudited pro forma condensed consolidated statements of operations are based on adjustments to the historical consolidated statements of operations of Lineo, Inc. to give effect to the acquisitions described in Note 2 using the purchase method of accounting assuming all acquisitions were consummated as of November 1, 1998. The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of results that would have occurred had the acquisitions been consummated as of November 1, 1998 or that might be attained in the future. The pro forma condensed consolidated statements of operations should be read in conjunction with the historical consolidated financial statements of the Company, the historical financial statements of the acquired companies and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.


(2) ACQUISITIONS


    The following table sets forth the consideration paid in cash, including estimated direct expenses to be paid in connection with each acquisition, and through the issuance of shares of common stock, shares of Series C and Series D convertible preferred stock and options to acquire shares of common stock. For purposes of computing the estimated purchase price, the value of the common stock was determined using an estimated fair value of $3.80 per share for the Zentropic acquisition and a value of $6.00 per share for the shares of Series C and Series D convertible preferred shares and common shares issued for the acquisition of all other entities, which represents the estimated fair value based upon equity transactions with independent parties at or near the dates the acquisitions were consummated. The estimated fair values of the options to purchase common stock issued in connection with the acquisitions were determined using the Black-Scholes option pricing model with the following assumptions: expected exercise lives of five years, risk free interest rate of 5.65 percent, expected dividend yield of zero percent and volatility of 60 percent. The estimated purchase price for the acquisitions is based on preliminary estimates and is subject to certain purchase price adjustments following closing. However, management does not expect the final purchase price allocation to be materially different from the preliminary allocation nor does it expect there to be any material post closing adjustments.



                                                              OPTIONS TO            SHARES OF     SHARES OF
                                                            PURCHASE SHARES         SERIES C      SERIES D
                                           SHARES OF        OF COMMON STOCK        CONVERTIBLE   CONVERTIBLE
                                            COMMON     -------------------------    PREFERRED     PREFERRED
                                 CASH        STOCK      SHARES    EXERCISE PRICE      STOCK         STOCK
                              ----------   ---------   --------   --------------   -----------   -----------
Zentropic...................  $  111,867   1,745,226        --         $  --              --             --
United System...............     542,123          --   507,335          3.00              --             --
Fireplug....................     611,581          --    62,220          1.50              --         69,998
Inup........................     189,301   1,333,333        --            --          83,334             --
Moreton Bay.................     121,588          --    87,374          3.00              --        956,315
RT-Control..................     149,240          --    16,667          1.50              --        404,169
                              ----------   ---------   -------                        ------      ---------
  Total.....................  $1,725,700   3,078,559   673,596                        83,334      1,430,482
                              ==========   =========   =======                        ======      =========



    Zentropic was acquired effective April 3, 2000, the acquisitions of United System, Fireplug, Inup and Moreton Bay were effective May 1, 2000 and the acquisition of RT-Control was effective May 12, 2000.

                          LINEO, INC. AND SUBSIDIARIES


              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


(2) ACQUISITIONS (CONTINUED)

    Management of the Company believes that the historical carrying value of the acquired companies' assets and liabilities approximate fair value. The estimated purchase prices have been allocated to each of the acquired companies as follows:



                       ZENTROPIC    UNITED SYSTEM    FIREPLUG       INUP      MORETON BAY   RT-CONTROL      TOTAL
                       ----------   -------------   ----------   ----------   -----------   ----------   -----------
Net assets
  (liabilities)......  $  115,765     $ (760,322)   $  (10,727)  $  502,077   $  414,068    $  (66,449)  $   194,412
Net deferred income
  tax liability......     (59,101)            --            --           --           --            --       (59,101)
Acquired in-process
  research and
  development........     800,000             --            --      800,000      900,000       400,000     2,900,000
Assembled
  workforce..........     610,000        475,000       130,000      210,000      320,000            --     1,745,000
Core technology......   1,301,000        466,000       600,000           --    2,600,000       280,000     5,247,000
Non-competition
  agreements.........          --             --       400,000           --           --            --       400,000
Goodwill.............   3,976,062      2,566,403       225,201    7,177,226    2,005,151     2,044,521    17,994,564
                       ----------     ----------    ----------   ----------   ----------    ----------   -----------
                       $6,743,726     $2,747,081    $1,344,474   $8,689,303   $6,239,219    $2,658,072   $28,421,875
                       ==========     ==========    ==========   ==========   ==========    ==========   ===========



    The valuation of the in-process research and development included, but was not limited to, an analysis of (1) the market for the acquired companies products and technologies; (2) the completion costs for the projects; (3) the expected cashflows attributed to the projects; and (4) the risks associated with achieving such cash flows. The assumptions used in valuing the in-process research and development were based upon assumptions the Company believed to be reasonable but which are inherently uncertain and unpredictable. For these reasons, actual results may vary from projected results.



    In-process technology acquired from Zentropic included development ports of real-time abstract interface extensions (RTAI) to Power PC, Arm and MIPS platforms and software that facilitates communication and content update between multiple computers. Total fair value assigned to these in-process projects was $800,000. At the date of the acquisition, management estimated that the acquired in-process research and development projects were approximately 60% complete and that an additional $150,000 would be required to develop these projects and technologies to commercial viability. Management anticipates completing each of the projects during the second quarter of fiscal 2001, with total expected costs to complete approximating the original estimate. Management believes that the projected revenues and net cash flows from these projects will approximate those used to calculate the in-process research and development.



    In-process technology acquired from Inup included high availability clustering extensions to Linux that adapt it to environments where failure rates and associated downtime must be very low. Total fair value assigned to the in-process project was $800,000. At the date of the acquisition, management estimated that the acquired in-process research and development project was approximately 25% complete and that an additional $135,000 would be required to develop the project and technologies to

                          LINEO, INC. AND SUBSIDIARIES


              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


(2) ACQUISITIONS (CONTINUED)

commercial viability. In September 2000, the Company completed the high availability clustering project and anticipates sales in the first quarter of fiscal 2001. Total costs to complete the project approximated the original estimate. Management believes that the projected revenues and net cash flows from these projects will approximate those used to calculate the in-process research and development.



    In-process technology acquired from Moreton Bay included eLIA, a thin server hardware platform running on Linux and IP6, connectivity technology for virtual private network and multi-site locations. Total fair value assigned to these in-process projects was $900,000. At the date of the acquisition, management estimated that the acquired in-process research and development projects were approximately 53% complete and that an additional $87,000 would be required to develop these projects and technologies to commercial viability. Management anticipates completing each of the projects during the second quarter of fiscal 2001, with total expected costs to complete approximating the original estimate. Management believes that the projected revenues and net cash flows from these projects will approximate those used to calculate the in-process research and development.



    In-process technology acquired from RT-Control included extensions to Linux for microcontrollers and a hardware/software solution incorporating that technology. Total fair value assigned to these in-process projects was $400,000. At the date of the acquisition, management estimated that the acquired in-process research and development projects were approximately 35% complete and that an additional $321,000 would be required to develop these projects and technologies to commercial viability. Management anticipates completing each of the projects during the third quarter of fiscal 2001, with total expected costs to complete approximating the original estimate. Management believes that the projected revenues and net cash flows from these projects will approximate those used to calculate the in-process research and development.


(3) PRO FORMA ADJUSTMENTS


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS


YEAR ENDED OCTOBER 31, 1999


(a) To reflect the amortization of goodwill and other intangibles related to the acquisitions. The amortization periods for intangible assets are as follows:


                                                                PERIOD
                                                              -----------
Goodwill....................................................  3 - 5 years
Core technology.............................................  3 - 5 years
Assembled workforce.........................................  2 - 5 years
Non-competition agreements..................................      2 years


(b) Reflects the shares of common stock issued in connection with acquisitions of Zentropic and Inup assuming the acquisitions were effective as of November 1, 1998. All other acquisitions were completed through the issuance of options to purchase common stock and the issuance of Series C and Series D convertible preferred stock. The options and preferred stock are considered anti-dilutive and accordingly, have not been included in the calculation of pro forma weighted average common shares outstanding.

                          LINEO, INC. AND SUBSIDIARIES


              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


(3) PRO FORMA ADJUSTMENTS (CONTINUED)

(c) Reflects the additional shares of common stock to be issued upon conversion of the preferred shares issued as consideration in connection with the acquisitions, which will occur upon completion of this offering.



NINE MONTHS ENDED JULY 31, 2000



(d) To eliminate intercompany revenues and expenses between Lineo and Zentropic earned and incurred prior to April 3, 2000 (the effective date of the acquisition).



(e) To reflect the amortization of goodwill and other intangibles related to the acquisitions.



(f) To eliminate the impact of the acquired in-process research and development expensed as part of the acquisitions.



(g) Reflects the additional shares of common stock that would have been outstanding had the acquisitions of Zentropic and Inup been effective as of November 1, 1999. All other acquisitions were completed through the issuance of options to purchase common stock and the issuance of Series C and Series D convertible preferred stock. The options and preferred stock are considered anti-dilutive and accordingly, have not been included in the calculation of pro forma weighted average common shares outstanding.



(h) Reflects the additional shares of common stock to be issued upon conversion of the preferred shares outstanding as of July 31, 2000 which will occur upon completion of this offering as follows:




Weighted average common shares outstanding for nine months
  ended July 31, 2000.......................................  20,268,412

Weighted average common shares to be issued upon conversion
  of the preferred shares outstanding as of July 31, 2000...   8,406,463
                                                              ----------

Supplemental weighted average common shares outstanding.....  28,674,875
                                                              ==========



(i) Reflects the additional shares of common stock to be issued upon conversion of the preferred shares issued as consideration in connection with the acquisitions, which will occur upon completion of this offering.

                         INDEX TO FINANCIAL STATEMENTS


LINEO, INC.
  Report of Independent Public Accountants..................    F-2
  Consolidated Balance Sheets...............................    F-3
  Consolidated Statements of Operations and Comprehensive
    Loss....................................................    F-5
  Consolidated Statements of Stockholders' Equity
    (Deficit)...............................................    F-7
  Consolidated Statements of Cash Flows.....................    F-9
  Notes to Consolidated Financial Statements................   F-11
ZENTROPIC COMPUTING, LLC
  Report of Independent Public Accountants..................   F-36
  Consolidated Balance Sheets...............................   F-37
  Consolidated Statements of Operations and Comprehensive
    Loss....................................................   F-38
  Consolidated Statements of Members' Capital...............   F-39
  Consolidated Statements of Cash Flows.....................   F-40
  Notes to Consolidated Financial Statements................   F-42
UNITED SYSTEM ENGINEERS, INC.
  Report of Independent Public Accountants..................   F-51
  Balance Sheets............................................   F-52
  Statements of Operations and Comprehensive Income
    (Loss)..................................................   F-53
  Statements of Stockholders' Deficit.......................   F-54
  Statements of Cash Flows..................................   F-55
  Notes to Financial Statements.............................   F-57
FIREPLUG COMPUTERS INC.
  Report of Independent Public Accountants..................   F-69
  Balance Sheets............................................   F-70
  Statements of Operations and Comprehensive Loss...........   F-71
  Statements of Stockholders' Deficit.......................   F-72
  Statements of Cash Flows..................................   F-73
  Notes to Financial Statements.............................   F-74
INUP
  Report of Independent Accountants.........................   F-79
  Balance Sheets............................................   F-80
  Statements of Operations..................................   F-81
  Statements of Stockholders' Equity........................   F-82
  Statements of Cash Flows..................................   F-83
  Notes to Financial Statements.............................   F-84
MORETON BAY VENTURES PTY LTD
  Report of Independent Public Accountants..................   F-89
  Statements of Assets, Liabilities, and Equity (Deficit) of
    the Acquired Operations.................................   F-90
  Statements of Revenue and Expenses and Comprehensive
    Loss....................................................   F-91
  Statements of Changes in Equity (Deficit) of the Acquired
    Operations..............................................   F-92
  Statements of Cash Flows..................................   F-93
  Notes to Financial Statements.............................   F-94
RT-CONTROL, INC.
  Report of Independent Public Accountants..................  F-100
  Balance Sheets............................................  F-101
  Statements of Operations and Comprehensive Loss...........  F-102
  Statements of Shareholders' Equity (Deficit)..............  F-103
  Statements of Cash Flows..................................  F-104
  Notes to Financial Statements.............................  F-105

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Lineo, Inc.:

    We have audited the accompanying consolidated balance sheets of Lineo, Inc. (a Delaware corporation), the carved-out portion of Caldera, Inc. (a Utah corporation) and their subsidiary as of October 31, 1998 and 1999, and the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficit) and cash flows for each of the three years in the period ended October 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lineo, Inc., the carved-out portion of Caldera, Inc. and their subsidiary as of October 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 1999 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
May 15, 2000

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                 OCTOBER 31,
                                                            ---------------------    JULY 31,
                                                              1998        1999         2000
                                                            --------   ----------   -----------
                                                                                    (UNAUDITED)
Current assets:
  Cash....................................................  $117,058   $   67,794   $24,922,644
  Restricted time deposit.................................        --           --       197,863
  Marketable securities...................................        --           --       326,704
  Accounts receivable, net of allowance for doubtful
    accounts of approximately $13,000, $68,000 and
    $114,000, respectively................................   135,632      854,796     1,527,752
  Related party receivables...............................    29,884       32,116        59,192
  Inventories.............................................     5,434        3,626       406,039
  Other current assets....................................     6,507        1,997       226,543
                                                            --------   ----------   -----------
    Total current assets..................................   294,515      960,329    27,666,737
                                                            --------   ----------   -----------
Property and equipment:
  Computer equipment......................................   124,934      115,920     1,168,308
  Furniture and fixtures..................................    55,881      117,897       156,376
  Buildings and leasehold improvements....................        --        5,396       443,232
                                                            --------   ----------   -----------
                                                             180,815      239,213     1,767,916
  Less accumulated depreciation and amortization..........   (95,610)     (65,420)     (213,332)
                                                            --------   ----------   -----------
    Net property and equipment............................    85,205      173,793     1,554,584
                                                            --------   ----------   -----------
Investment in affiliate...................................        --           --       745,279
                                                            --------   ----------   -----------
Non-marketable securities.................................        --           --       300,000
                                                            --------   ----------   -----------
Intangibles, net of accumulated amortization of
  $1,992,053..............................................        --           --    23,418,065
                                                            --------   ----------   -----------
Other assets..............................................    85,000           --     1,130,729
                                                            --------   ----------   -----------
                                                            $464,720   $1,134,122   $54,815,394
                                                            ========   ==========   ===========


          See accompanying notes to consolidated financial statements.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



                    CONSOLIDATED BALANCE SHEETS (CONTINUED)


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                                     JULY 31, 2000
                                                                                                       PRO FORMA
                                                                 OCTOBER 31,                         STOCKHOLDERS'
                                                          -------------------------     JULY 31,        EQUITY
                                                             1998          1999           2000         (NOTE 2)
                                                          -----------   -----------   ------------   -------------
                                                                                      (UNAUDITED)     (UNAUDITED)
Current liabilities:
  Accounts payable......................................  $   314,444   $    65,084   $  1,402,038
  Accrued liabilities...................................      142,780       290,579        794,979
  Deferred revenue......................................      782,075       293,155        481,671
  Related party payables................................        5,538        35,745         12,914
  Current maturities of long-term debt..................           --            --      1,099,695
  Convertible promissory note payable to majority
    stockholder and related accrued interest............      403,542     2,432,387             --
                                                          -----------   -----------   ------------
    Total current liabilities...........................    1,648,379     3,116,950      3,791,297
                                                          -----------   -----------   ------------
Long-term debt, net of current maturities...............           --            --        555,937
                                                          -----------   -----------   ------------
Commitments and contingencies (Notes 1, 8 and 13)
Stockholders' equity (deficit):
  Preferred stock, $0.001 par value; 30,000,000 shares
    authorized:
    Series A Class 1 convertible preferred stock,
      5,000,000 shares designated and outstanding as of
      July 31, 2000 and none pro forma, aggregate
      liquidation preferences of $7,500,000.............           --            --          5,000   $         --
    Series A Class 2 convertible preferred stock,
      2,500,000 shares designated and outstanding as of
      July 31, 2000 and none pro forma, aggregate
      liquidation preferences of $3,750,000.............           --            --          2,500             --
    Series B convertible preferred stock, 4,850,000
      shares designated and 4,833,331 shares outstanding
      as of July 31, 2000 and none pro forma, aggregate
      liquidation preferences of $14,500,000............           --            --          4,833             --
    Series C convertible preferred stock, 3,000,000
      shares designated and 3,000,000 shares outstanding
      as of July 31, 2000 and none pro forma, aggregate
      liquidation preferences of $18,000,000............           --            --          3,000             --
    Series D convertible preferred stock, 2,000,000
      shares designated and 1,430,482 outstanding as of
      July 31, 2000 and none pro forma, aggregate
      liquidation preferences of $8,582,892.............           --            --          1,430             --
  Common stock, $0.001 par value; 100,000,000 shares
    authorized, 18,000,000, 18,000,000 and 21,487,307
    shares outstanding, respectively and 38,251,120 pro
    forma...............................................       18,000        18,000         21,487         38,251
  Additional paid-in capital............................     (719,002)     (408,399)    74,901,831     74,901,830
  Deferred compensation.................................           --       (60,338)    (4,389,658)    (4,389,658)
  Accumulated deficit...................................     (478,416)   (1,532,091)   (20,178,079)   (20,178,079)
  Accumulated other comprehensive income................       (4,241)           --         95,816         95,816
                                                          -----------   -----------   ------------   ------------
    Total stockholders' equity (deficit)................   (1,183,659)   (1,982,828)    50,468,160   $ 50,468,160
                                                          -----------   -----------   ------------   ============
                                                          $   464,720   $ 1,134,122   $ 54,815,394
                                                          ===========   ===========   ============


          See accompanying notes to consolidated financial statements.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS


                                                       YEAR ENDED OCTOBER 31,            NINE MONTHS ENDED JULY 31,
                                               ---------------------------------------   --------------------------
                                                  1997          1998          1999          1999           2000
                                               -----------   -----------   -----------   -----------   ------------
                                                                                         (UNAUDITED)   (UNAUDITED)
Revenue:
  Software...................................  $   945,414   $ 1,376,209   $ 2,800,584   $ 1,373,410   $  3,002,771
  Services...................................           --            --            --            --        534,779
  Hardware...................................           --            --            --            --        340,357
                                               -----------   -----------   -----------   -----------   ------------
    Total revenue............................      945,414     1,376,209     2,800,584     1,373,410      3,877,907
                                               -----------   -----------   -----------   -----------   ------------
Cost of Revenue:.............................
  Software...................................      247,694       360,727       184,857       143,053        350,166
  Services...................................           --            --            --            --        338,301
  Hardware...................................           --            --            --            --        155,262
                                               -----------   -----------   -----------   -----------   ------------
    Total cost of revenue....................      247,694       360,727       184,857       143,053        843,729
                                               -----------   -----------   -----------   -----------   ------------
  Gross margin...............................      697,720     1,015,482     2,615,727     1,230,357      3,034,178
                                               -----------   -----------   -----------   -----------   ------------
Operating expenses:
  Research and development (exclusive of non-
    cash stock-related compensation of
    $15,935 in fiscal year 1999 and $437,141
    in the nine months ended July 31,
    2000)....................................      660,221     1,382,403     1,593,836     1,232,808      5,079,754
  Sales and marketing (exclusive of non-cash
    stock-related compensation of $26,376 in
    fiscal year 1999 and $102,434 in the nine
    months ended July 31, 2000)..............      669,043     1,054,280       936,558       638,149      3,414,386
  General and administrative (exclusive of
    non-cash stock-related compensation of
    $207,954 in fiscal year 1999 and
    $1,252,345 in the nine months ended
    July 31, 2000)...........................      195,753       583,933       725,597       640,997      2,363,849
  Non-cash stock-related compensation........                         --       250,265            --      1,791,920
  Amortization of goodwill and other
    intangibles..............................           --            --            --            --      1,992,053
  Acquired in-process research and
    development..............................           --            --            --            --      2,900,000
                                               -----------   -----------   -----------   -----------   ------------
    Total operating expenses.................    1,525,017     3,020,616     3,506,256     2,511,954     17,541,962
                                               -----------   -----------   -----------   -----------   ------------
Loss from operations.........................     (827,297)   (2,005,134)     (890,529)   (1,281,597)   (14,507,784)
                                               -----------   -----------   -----------   -----------   ------------
Other income (expense):
  Interest expense...........................      (51,048)     (186,904)     (138,542)      (94,096)       (75,350)
  Interest income............................           --           669        14,245        11,169        477,534
  Other income (expense), net................        1,439         5,098       (38,849)           --         (2,687)
                                               -----------   -----------   -----------   -----------   ------------
    Other income (expense), net..............      (49,609)     (181,137)     (163,146)      (82,927)       399,497
                                               -----------   -----------   -----------   -----------   ------------
Loss before income tax benefit...............     (876,906)   (2,186,271)   (1,053,675)   (1,364,524)   (14,108,287)
Income tax benefit...........................           --            --            --            --         52,787
                                               -----------   -----------   -----------   -----------   ------------
Net loss.....................................  $  (876,906)  $(2,186,271)  $(1,053,675)  $(1,364,524)  $(14,055,500)
                                               ===========   ===========   ===========   ===========   ============
Basic and diluted net loss per common
  share......................................  $     (0.05)  $     (0.12)  $     (0.06)  $     (0.08)  $      (0.69)
                                               ===========   ===========   ===========   ===========   ============
Weighted average common shares outstanding...   18,000,000    18,000,000    18,000,000    18,000,000     20,268,412
                                               ===========   ===========   ===========   ===========   ============

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (CONTINUED)


                                                       YEAR ENDED OCTOBER 31,            NINE MONTHS ENDED JULY 31,
                                               ---------------------------------------   --------------------------
                                                  1997          1998          1999          1999           2000
                                               -----------   -----------   -----------   -----------   ------------
                                                                                         (UNAUDITED)   (UNAUDITED)
Basic and diluted supplemental pro forma net
  loss per common share (unaudited)..........                              $     (0.06)                $      (0.49)
                                                                           ===========                 ============
Basic and diluted supplemental pro forma
  weighted average common shares outstanding
  (unaudited)................................                               18,000,000                   28,674,875
                                                                           ===========                 ============
Comprehensive loss:
  Net loss...................................  $  (876,906)  $(2,186,271)  $(1,053,675)  $(1,364,524)  $(14,055,500)
  Foreign currency translation adjustments...      (11,463)        7,222         4,241         4,241         14,140
  Unrealized gain on marketable securities...           --            --            --            --         81,676
                                               -----------   -----------   -----------   -----------   ------------
                                               $  (888,369)  $(2,179,049)  $(1,049,434)  $(1,360,283)  $(13,959,684)
                                               ===========   ===========   ===========   ===========   ============


          See accompanying notes to consolidated financial statements.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                               PREFERRED STOCK          COMMON STOCK        ADDITIONAL                     ACCUMULATED
                            ---------------------   ---------------------     PAID-IN       DEFERRED      COMPREHENSIVE
                              SHARES      AMOUNT      SHARES      AMOUNT      CAPITAL     COMPENSATION    INCOME (LOSS)
                            ----------   --------   ----------   --------   -----------   -------------   --------------
Balance, October 31,
  1996....................          --   $    --            --   $    --    $        --    $        --       $     --
Debt funding and related
  accrued interest
  applicable to carved-out
  operations of Caldera,
  Inc.....................          --        --            --        --             --             --             --
Foreign currency
  translation
  adjustment..............          --        --            --        --             --             --        (11,463)
Net loss applicable to
  carved-out operations of
  Caldera, Inc............          --        --            --        --             --             --             --
                            ----------   -------    ----------   -------    -----------    -----------       --------
Balance, October 31,
  1997....................          --        --            --        --             --             --        (11,463)
Debt funding and related
  accrued interest
  applicable to carved-out
  operations of Caldera,
  Inc.....................          --        --            --        --             --             --             --
Net loss applicable to
  carved-out operations of
  Caldera, Inc. through
  August 31, 1998.........          --        --            --        --             --             --             --
Incorporation of Lineo,
  Inc. and issuance of
  common shares to
  Caldera, Inc. in
  exchange for certain net
  liabilities recorded at
  carryover basis.........          --        --    18,000,000    18,000       (719,002)            --             --
Foreign currency
  translation
  adjustment..............          --        --            --        --             --             --          7,222
Net loss for the period
  subsequent to
  incorporation...........          --        --            --        --             --             --             --
                            ----------   -------    ----------   -------    -----------    -----------       --------
Balance, October 31,
  1998....................          --        --    18,000,000    18,000       (719,002)            --         (4,241)
Deferred compensation
  related to stock option
  grants..................          --        --            --        --        310,603       (310,603)            --
Amortization of deferred
  compensation............          --        --            --        --             --        250,265             --
Foreign currency
  translation
  adjustment..............          --        --            --        --             --             --          4,241
Net loss..................          --        --            --        --             --             --             --
                            ----------   -------    ----------   -------    -----------    -----------       --------
Balance, October 31,
  1999....................          --        --    18,000,000    18,000       (408,399)       (60,338)            --

                                           CALDERA, INC.'S
                                               EQUITY
                                            (DEFICIT) IN
                            ACCUMULATED      CARVED-OUT
                              DEFICIT        OPERATIONS
                            ------------   ---------------
Balance, October 31,
  1996....................  $        --      $   364,189
Debt funding and related
  accrued interest
  applicable to carved-out
  operations of Caldera,
  Inc.....................           --          394,816
Foreign currency
  translation
  adjustment..............           --               --
Net loss applicable to
  carved-out operations of
  Caldera, Inc............           --         (876,906)
                            ------------     -----------
Balance, October 31,
  1997....................           --         (117,901)
Debt funding and related
  accrued interest
  applicable to carved-out
  operations of Caldera,
  Inc.....................           --        1,124,754
Net loss applicable to
  carved-out operations of
  Caldera, Inc. through
  August 31, 1998.........           --       (1,707,855)
Incorporation of Lineo,
  Inc. and issuance of
  common shares to
  Caldera, Inc. in
  exchange for certain net
  liabilities recorded at
  carryover basis.........           --          701,002
Foreign currency
  translation
  adjustment..............           --               --
Net loss for the period
  subsequent to
  incorporation...........     (478,416)              --
                            ------------     -----------
Balance, October 31,
  1998....................     (478,416)              --
Deferred compensation
  related to stock option
  grants..................           --               --
Amortization of deferred
  compensation............           --               --
Foreign currency
  translation
  adjustment..............           --               --
Net loss..................   (1,053,675)              --
                            ------------     -----------
Balance, October 31,
  1999....................   (1,532,091)              --

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)



                               PREFERRED STOCK          COMMON STOCK        ADDITIONAL                     ACCUMULATED
                            ---------------------   ---------------------     PAID-IN       DEFERRED      COMPREHENSIVE
                              SHARES      AMOUNT      SHARES      AMOUNT      CAPITAL     COMPENSATION    INCOME (LOSS)
                            ----------   --------   ----------   --------   -----------   -------------   --------------
Conversion of common
  shares to Series A Class
  1 convertible preferred
  shares and distribution
  to majority stockholder
  for fair value of
  preferred shares issued
  in excess of common
  shares converted
  (unaudited).............   5,000,000     5,000    (5,000,000)   (5,000)       750,000             --             --
Issuance of convertible
  preferred shares for
  cash and services at
  prices ranging from
  $1.50 to $6.00 per
  share, net of offering
  costs of $95,069
  (unaudited).............  10,249,997    10,250            --        --     35,644,677             --             --
Issuance of convertible
  preferred shares, common
  shares and options to
  purchase common shares
  in the acquisitions of
  Zentropic Computing,
  United System Engineers,
  Fireplug Computers,
  Moreton Bay Ventures and
  RT-Control
  (unaudited).............   1,513,816     1,513     3,078,559     3,078     26,691,583             --             --
Issuance of common shares
  in exchange for
  investment in Caldera
  Systems, Inc. and
  distribution to majority
  stockholder for fair
  value of shares issued
  in excess of the
  carryover basis of
  investment
  (unaudited).............          --        --     3,238,437     3,238      4,368,652             --             --
Issuance of common shares
  for cash and services
  (unaudited).............          --        --     1,500,000     1,500      2,023,500             --             --
Issuance of common shares
  upon exercise of stock
  options (unaudited).....          --        --       670,311       671        535,578             --             --
Grant of common stock
  option by majority
  stockholder for services
  (unaudited).............          --        --            --        --         63,374             --             --
Deferred compensation
  related to stock option
  grants (unaudited)......          --        --            --        --      5,232,866     (5,232,866)            --
Amortization of deferred
  compensation
  (unaudited).............          --        --            --        --             --        903,546             --
Foreign currency
  translation adjustments
  (unaudited).............                                                                                     14,140
Unrealized gain on
  marketable securities
  (unaudited).............                                                                                     81,676
Net loss (unaudited)......          --        --            --        --             --             --             --
                            ----------   -------    ----------   -------    -----------    -----------       --------
Balance, July 31, 2000
  (unaudited).............  16,763,813   $16,763    21,487,307   $21,487    $74,901,831    $(4,389,658)      $ 95,816
                            ==========   =======    ==========   =======    ===========    ===========       ========

                                           CALDERA, INC.'S
                                               EQUITY
                                            (DEFICIT) IN
                            ACCUMULATED      CARVED-OUT
                              DEFICIT        OPERATIONS
                            ------------   ---------------
Conversion of common
  shares to Series A Class
  1 convertible preferred
  shares and distribution
  to majority stockholder
  for fair value of
  preferred shares issued
  in excess of common
  shares converted
  (unaudited).............     (750,000)              --
Issuance of convertible
  preferred shares for
  cash and services at
  prices ranging from
  $1.50 to $6.00 per
  share, net of offering
  costs of $95,069
  (unaudited).............           --               --
Issuance of convertible
  preferred shares, common
  shares and options to
  purchase common shares
  in the acquisitions of
  Zentropic Computing,
  United System Engineers,
  Fireplug Computers,
  Moreton Bay Ventures and
  RT-Control
  (unaudited).............           --               --
Issuance of common shares
  in exchange for
  investment in Caldera
  Systems, Inc. and
  distribution to majority
  stockholder for fair
  value of shares issued
  in excess of the
  carryover basis of
  investment
  (unaudited).............   (3,840,488)              --
Issuance of common shares
  for cash and services
  (unaudited).............           --               --
Issuance of common shares
  upon exercise of stock
  options (unaudited).....           --               --
Grant of common stock
  option by majority
  stockholder for services
  (unaudited).............           --               --
Deferred compensation
  related to stock option
  grants (unaudited)......           --               --
Amortization of deferred
  compensation
  (unaudited).............           --               --
Foreign currency
  translation adjustments
  (unaudited).............
Unrealized gain on
  marketable securities
  (unaudited).............
Net loss (unaudited)......  (14,055,500)              --
                            ------------     -----------
Balance, July 31, 2000
  (unaudited).............  $(20,178,079)    $        --
                            ============     ===========


          See accompanying notes to consolidated financial statements.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                          INCREASE (DECREASE) IN CASH



                                                                          YEAR ENDED                     NINE MONTHS ENDED
                                                                          OCTOBER 31,                         JULY 31,
                                                             -------------------------------------   --------------------------
                                                               1997         1998          1999          1999           2000
                                                             ---------   -----------   -----------   -----------   ------------
                                                                                                     (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
  Net loss.................................................  $(876,906)  $(2,186,271)  $(1,053,675)  $(1,364,524)  $(14,055,500)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization..........................    191,307       237,635       101,217       80,347       2,161,062
    Acquired in-process research and development...........         --            --            --           --       2,900,000
    Non-cash stock related compensation....................         --            --       250,265           --       1,791,920
    Gain on disposition of assets..........................         --            --            --           --          (6,368)
    Deferred income tax benefit............................         --            --            --           --         (59,101)
    Accrued interest applicable to funding of carved-out
      operations of Caldera, Inc...........................     51,048       183,362            --           --              --
    Accrued interest on convertible note payable to
      majority stockholder.................................         --         3,542       138,845       94,031          57,769
    Changes in operating assets and liabilities, net of
      effect of acquisitions:
      Accounts receivable, net.............................    150,764      (103,896)     (719,164)     (86,064)       (339,712)
      Related party receivables............................         --       (29,884)       (2,232)      21,796         (27,076)
      Inventories..........................................         --        (5,434)        1,808        1,788        (315,256)
      Other current assets.................................    (36,853)       30,346         4,510        4,507          54,746
      Other assets.........................................         --       (85,000)       85,000       85,000        (856,561)
      Accounts payable.....................................    113,515       200,929      (249,360)    (265,279)      1,036,085
      Accrued liabilities..................................     25,652       117,128       147,799      103,779         178,325
      Deferred revenue.....................................    196,817       428,615      (488,920)    (136,932)       (137,066)
      Related party payables...............................         --         5,538        30,207       21,729        (125,094)
                                                             ---------   -----------   -----------   -----------   ------------
        Net cash used in operating activities..............   (184,656)   (1,203,390)   (1,753,700)  (1,439,822)     (7,741,827)
                                                             ---------   -----------   -----------   -----------   ------------
Cash flows from investing activities:
  Purchase of property and equipment.......................   (108,473)      (72,342)     (189,805)    (175,958)       (917,581)
  Proceeds from sale of property and equipment.............         --            --            --           --          75,000
  Advances to companies subsequently acquired..............         --            --            --           --        (578,607)
  Net cash paid in acquisitions............................         --            --            --           --        (155,954)
                                                             ---------   -----------   -----------   -----------   ------------
        Net cash used in investing activities..............   (108,473)      (72,342)     (189,805)    (175,958)     (1,577,142)
                                                             ---------   -----------   -----------   -----------   ------------
Cash flows from financing activities:
  Borrowings from majority stockholder prior to
    reorganization.........................................    343,768       941,392            --           --              --
  Borrowings from majority stockholder under convertible
    promissory note........................................         --       400,000     1,890,000    1,890,000              --
  Repayment of borrowings from majority stockholder........         --            --            --           --      (2,490,135)
  Repayment of long term debt..............................         --            --            --           --        (201,362)
  Net proceeds from issuance of preferred stock............         --            --            --           --      35,114,927
  Proceeds from the sale of common stock...................         --            --            --           --       1,200,000
  Proceeds from the exercise of common stock options.......         --            --            --           --         536,249
                                                             ---------   -----------   -----------   -----------   ------------
        Net cash provided by financing activities..........    343,768     1,341,392     1,890,000    1,890,000      34,159,679
                                                             ---------   -----------   -----------   -----------   ------------
Net increase (decrease) in cash............................     50,639        65,660       (53,505)     274,220      24,840,710
Foreign currency translation adjustments...................    (11,463)        7,222         4,241        4,241          14,140
Cash, beginning of the period..............................      5,000        44,176       117,058      117,058          67,794
                                                             ---------   -----------   -----------   -----------   ------------
Cash, end of the period....................................  $  44,176   $   117,058   $    67,794   $  395,519    $ 24,922,644
                                                             =========   ===========   ===========   ===========   ============


          See accompanying notes to consolidated financial statements.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)



                          INCREASE (DECREASE) IN CASH



                                                                          YEAR ENDED                     NINE MONTHS ENDED
                                                                          OCTOBER 31,                        JULY 31,
                                                             -------------------------------------   -------------------------
                                                               1997         1998          1999          1999          2000
                                                             ---------   -----------   -----------   -----------   -----------
                                                                                                     (UNAUDITED)   (UNAUDITED)
Supplemental disclosure of cash flow information:
  Cash paid for interest...................................  $      --   $        --   $        --   $       --    $   200,156

Supplemental schedule of noncash investing and financing
  activities:
  Issuance of convertible preferred stock, common stock and
    common stock options in connection with acquisitions:
    Assets acquired........................................  $      --   $        --   $        --   $       --    $31,951,987
    Liabilities assumed....................................  $      --   $        --   $        --   $       --    $ 3,332,350
    Common stock issued....................................  $      --   $        --   $        --   $       --    $14,631,857
    Convertible preferred stock issued.....................  $      --   $        --   $        --   $       --    $ 9,082,895
    Fair value of common stock options issued..............  $      --   $        --   $        --   $       --    $ 2,981,422

  Issuance of common stock in connection with the
    acquisition of certain net assets from Caldera, Inc.
    recorded at carryover basis............................  $      --   $   701,002   $        --   $       --    $        --

  Issuance of common stock in exchange for investment in
    Caldera Systems, Inc. recorded at carryover basis......  $      --   $        --   $        --   $       --    $   531,402

  Distribution to majority stockholder for fair value of
    shares issued in excess of the carryover basis of the
    investment in Caldera Systems, Inc.....................  $      --   $        --   $        --   $       --    $ 3,840,488

  Conversion of 5,000,000 shares of common stock to
    5,000,000 shares of Series A Class 1 convertible
    preferred stock........................................  $      --   $        --   $        --   $       --    $     5,000

  Distribution to majority stockholder for fair value of
    preferred shares issued in excess of common shares
    converted..............................................  $      --   $        --   $        --   $       --    $   750,000

  Issuance of convertible preferred stock for services.....  $      --   $        --   $        --   $       --    $   540,000

  Receipt of non-marketable securities as payment for
    services...............................................  $      --   $        --   $        --   $       --    $   300,000

  Unrealized gain on marketable securities.................  $      --   $        --   $        --   $       --    $    81,676


          See accompanying notes to consolidated financial statements.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(1) ORGANIZATION AND DESCRIPTION OF BUSINESS

    Lineo, Inc. ("Lineo") was originally incorporated as a Utah corporation on August 26, 1998 as Caldera Thin Clients, Inc. and was reincorporated as a Delaware corporation on January 21, 2000. Lineo began operations in July 1996 as part of Caldera, Inc. ("Caldera").

    Prior to July 1996, Caldera was developing and marketing Linux operating system software and related products for desktop personal computers and servers. On July 23, 1996, through an asset purchase, Caldera acquired certain rights related to a DOS-based operating system, which was marketed primarily as an embedded operating system in non-desktop microprocessors. Caldera continued the development of the DOS-based operating system for embedded applications. Caldera subsequently made the strategic determination to separate its two business lines into separate entities and, effective September 1, 1998, transferred certain of the assets relating to the DOS-based operating system to Lineo in exchange for 18,000,000 shares of common stock. Also effective September 1, 1998, Caldera sold certain assets not related to the DOS-based operating system to Caldera Systems, Inc. ("Caldera Systems"). Prior to the reorganization of Caldera, The Canopy Group ("Canopy") was the majority shareholder of Caldera and continued to be the majority shareholder of Lineo and was the sole shareholder of Caldera Systems.

    Since Caldera was the sole shareholder of Lineo, the transfer of the DOS-based operations from Caldera to Lineo has been treated as a reorganization of entities under common control with the assets and liabilities reflected at carry-over basis in a manner similar to a pooling of interests. The accompanying consolidated financial statements include the carved-out operations of Caldera related to the DOS-based operations through September 1, 1998.


    The revenue of the carved-out operations of Caldera reflect actual revenue derived from sales of DOS-based operating system products and the expenses of the carved-out operations reflect actual expenses associated with the DOS-based business and an allocated portion of common expenses. The allocated common expenses consist primarily of rent, depreciation, interest and personnel benefits. Rent, depreciation and personnel benefits were allocated based upon actual personnel expense. Interest was allocated based upon borrowings related to the carved-out operations of Caldera. Management believes that the allocation methods used are reasonable and reflect its best estimate of the expenses that would have been incurred by the Company as a stand-alone entity.


    Prior to the reorganization, the net losses of Caldera were funded through loans and equity contributions from Canopy. The funding applicable to the carved-out operations has been reflected as a component of Caldera Inc.'s Equity (Deficit) in Carved-out Operations included in the accompanying consolidated statements of stockholders' equity (deficit). This funding has been offset by the accumulated losses applicable to the carved-out operations. The resulting deficit balance as of the date of reorganization, September 1, 1998, of $701,002 has been reflected as a deemed distribution to Caldera and charged to equity.


    In connection with the reorganization, the assets transferred to Lineo included the stock of a wholly owned subsidiary of Caldera, located in England, Caldera (UK) Limited ("Caldera Ltd"), which performed research and development activities. The operations of Caldera Ltd were terminated in February 1999. Effective April 3, 2000, Lineo acquired Zentropic Computing, LLC ("Zentropic"), a

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(1) ORGANIZATION AND DESCRIPTION OF BUSINESS (CONTINUED)

Virginia limited liability company. Zentropic provides Linux solutions for time-sensitive processing functions, referred to as real-time technology. Effective May 1, 2000, the Company acquired the following entities: United System Engineers, Inc. ("United System"), a Japanese corporation that is a custom systems engineering company with experience in embedded operating systems; Fireplug Computers Inc. ("Fireplug"), a Canadian corporation that provides contract engineering development of embedded Linux network application software solutions and embedded Linux tools; Inup S.A. ("Inup"), a French corporation that develops Linux-based solutions for embedded devices that provide software backup in the event of hardware failures; and Moreton Bay Ventures Pty Ltd. ("Moreton Bay"), an Australian corporation that develops embedded virtual private network solutions for Internet appliances and provides engineering development for the Motorola ColdFire microprocessor platform. On May 12, 2000, the Company acquired RT-Control, Inc. ("RT-Control"), a Canadian corporation that was the principal developer of the mClinux version of Linux for micro controllers. The operations of Zentropic, United System, Fireplug, Inup, Moreton Bay and RT-Control are included in the accompanying financial statements from the date of their respective acquisitions. Lineo, its subsidiaries and the carved-out operations of Caldera are collectively referred to as the "Company."


    Historically, the Company developed, marketed and supported DOS-based operating system products for the embedded systems market. Starting in January 1999, the Company focused its strategy on developing embedded operating systems based on Linux. In January 2000, the Company commercially released the first version of its embedded Linux operating system. The Company sells and distributes its software products through license agreements principally with original equipment manufacturers ("OEMs"). These sales occur throughout the United States and in certain international locations.

    The Company is subject to certain risks including the uncertainty of market acceptance and demand for Linux-based products and services, competition from larger, more established companies, short product life cycles, the Company's ability to develop and bring to market new products on a timely basis, dependence on key employees, the ability to attract and retain additional qualified personnel and the ability to obtain adequate financing to support growth.

(2) SIGNIFICANT ACCOUNTING POLICIES

UNAUDITED INTERIM FINANCIAL DATA


    The unaudited interim financial statements as of July 31, 2000 and for the nine months ended July 31, 1999 and 2000 have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all normal recurring adjustments necessary to present fairly the financial information set forth therein, in accordance with accounting principles generally accepted in the United States. The results of operations for the nine months ended July 31, 2000 are not necessarily indicative of the results to be expected for the entire fiscal year ending October 31, 2000.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

UNAUDITED PRO FORMA STOCKHOLDERS' EQUITY



    The Company's Board of Directors has authorized the filing of a registration statement with the Securities and Exchange Commission to register shares of its common stock in connection with a proposed initial public offering (the "IPO"). If the IPO is consummated under the terms presently anticipated, the outstanding shares of convertible preferred stock as of July 31, 2000 will be converted into 16,763,813 shares of common stock upon the closing of the IPO (see Note 4.) The effect of the conversion of the preferred stock outstanding at July 31, 2000 has been reflected as unaudited pro forma stockholders' equity in the accompanying consolidated balance sheet.


USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the accompanying consolidated financial statements for cash, accounts receivable and accounts payable approximate fair values because of the immediate or short-term maturities of these financial instruments. The carrying amounts of the Company's debt obligations approximate fair value based on current interest rates.

PRINCIPLES OF CONSOLIDATION


    The accompanying consolidated financial statements include the accounts of Lineo, its subsidiaries and the carved-out operations of Caldera prior to Lineo's incorporation after elimination of intercompany accounts and transactions.


FOREIGN CURRENCY TRANSLATION


    For purposes of consolidation, the Company has determined the functional currency for each subsidiary to be the respective subsidiary's local currency. Accordingly, translation gains and losses are included as a component of comprehensive loss.



CASH AND CASH EQUIVALENTS



    For purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturities of three or fewer months to be cash equivalents. Cash equivalents primarily consist of investments in money market mutual funds.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MARKETABLE SECURITIES



    In connection with the acquisition of Moreton Bay, the Company received 2,000,000 shares of common stock of Netcomm Ltd ("Netcomm"). The Company recorded the shares of Netcomm's common stock based upon the quoted market price on the date of the acquisition. The Company's investment in Netcomm has been categorized as available for sale, as defined by Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Unrealized holding gains and losses are reflected as a component of stockholders' equity until realized. The cost, gross unrealized gain and fair value of the marketable securities as of July 31, 2000 are as follows:




Cost........................................................  $245,028
Gross unrealized gain.......................................    81,676
                                                              --------
Fair value..................................................  $326,704
                                                              ========



INVENTORIES



    Inventories consist primarily of completed products and raw materials. Inventories are stated at the lower of cost (using the first-in, first-out method) or market value. As of October 31, 1998 and 1999 and July 31, 2000 inventories consisted of raw materials of $0, $0 and $204,488, respectively, and finished goods of $5,434, $3,626 and $201,551, respectively.



    Provisions, when required, are made to reduce excess and obsolete inventories to their estimated net realizable values. Due to competitive pressures and technological innovation, it is possible that estimates of the net realizable value could change in the near term.


PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, less accumulated depreciation and amortization. Computer equipment and furniture and fixtures are depreciated using the straight-line method over the estimated useful life of the asset, typically three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the improvement or the remaining term of the lease agreement.

    Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

CAPITALIZED SOFTWARE COSTS


    In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," development costs

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

incurred in the research and development of new software products to be sold, leased or otherwise marketed are expensed as incurred until technological feasibility in the form of a working model has been established. Internally generated capitalizable software development costs have not been material for the years ended October 31, 1997, 1998 and 1999 and the nine months ended
July 31, 2000. The Company has charged its software development costs to research and development expense in the accompanying consolidated statements of operations.


OTHER ASSETS


    As of October 31, 1998, other assets consisted of prepaid software license fees of $85,000. During the year ended October 31, 1999, as a result of the Company focusing its strategy on Linux-based products for the embedded market, the determination was made that the remaining balance of prepaid software license fees was impaired and was therefore expensed as part of cost of revenue. As of July 31, 2000, other assets consisted primarily of legal and accounting fees capitalized in connection with the Company's anticipated initial public offering. Capitalized offering costs will be netted against the actual offering proceeds.


INTANGIBLE ASSETS


    Intangible assets include work force, core technology, noncompetition agreements and goodwill associated with the acquisitions (see Note 13). Intangible assets are amortized using the straight-line method over the following periods:



                                                                PERIOD
                                                                ------
Goodwill....................................................  3-5 years
Core Technology.............................................  3-5 years
Assembled workforce.........................................  2-5 years
Noncompetition agreements...................................    2 years


IMPAIRMENT OF LONG-LIVED ASSETS


    The Company reviews its long-lived assets, including intangibles, for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows of the related asset or group of assets over the remaining life in measuring whether the assets are recoverable. As of October 31, 1999 and July 31, 2000, the Company does not consider any of its long-lived assets to be impaired.


REVENUE RECOGNITION


    The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 97-2
("SOP 97-2"), "Software Revenue

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recognition." Revenue from the sale of software is recognized upon delivery of the product when persuasive evidence of an arrangement exists, the price is fixed or determinable, collection is probable and no significant post-delivery obligations exist. Certain of the Company's software sales agreements include post-contract maintenance and support ("PCS") services. If these PCS services are to be provided for a period of one year or less, the estimated cost of providing the PCS is insignificant and there is no commitment to provide upgrades or enhancements, revenue is recognized upon delivery and the estimated costs of providing the PCS are accrued. If the PCS services are to be provided for a period greater than one year, or if the PCS includes upgrades or enhancements, software revenue is deferred and recognized over the PCS period or deferred until no significant obligations exist. As of October 31, 1998 and 1999 and July 31, 2000, the Company had deferred revenue of $782,075, $293,155 and $481,671, respectively. Additionally, the Company has not recognized revenue on any contracts that may include customer cancellation or termination clauses that indicate a demonstration period or otherwise incomplete transaction.


    The Company has historically generated a majority of its revenue from software products sold directly to OEMs. Through April 30, 2000, some of the Company's license agreements have included bundled maintenance and support services. Because the Company had not established the necessary vendor specific objective evidence until the second quarter of fiscal year 2000, the Company could not recognize separately the service revenue. Accordingly, revenue for these licenses was deferred and recognized over the term of the maintenance and support services.


    During the nine months ended July 31, 2000, the Company has begun to enter into multiple-element arrangements including software products, maintenance and support, engineering and training services. Generally the Company's products do not require significant customization or modification before the products can be used by the customer as intended. In these multiple-element arrangements, revenue is allocated to each element based on vendor-specific objective evidence ("VSOE") of fair value for each element. The value of the VSOE is determined based on pricing for the individual element as if sold separately or prices established by management for elements not yet sold separately. If a discount is offered on these multiple-element arrangements, a proportionate amount of the discount is allocated to each element based on VSOE of fair value except for elements containing upgrade rights for which no portion of the discount is allocated. Software license revenue under a multiple-element arrangement is recognized as described above if the service elements are not essential to the functionality of the software. If any services to be provided are essential to the functionality of the software product, contract accounting is applied to both the software and service elements. To date, the Company has not entered into any agreements requiring contract accounting.



    In December 1998, the AICPA issued Statement of Position No. 98-9 "Modification of SOP No. 97-2, Software Revenue Recognition, with Respect to Certain Transactions" ("SOP 98-9"). SOP 98-9 amended SOP 97-2 to require recognition of revenue using a "residual method" in certain circumstances. The Company adopted SOP 98-9 effective for transactions entered into by the Company beginning in its fiscal year 2000. The adoption of this statement did not have a material effect on the Company's revenue recognition policies.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Service revenue includes fees from consulting, training, support and other services. The services are not considered essential to the functionality of the software and are available from other vendors. Service revenue is generally recognized as the work is performed using the percentage of completion method based on costs incurred to date compared to the estimated costs at completion. Amounts received in advance of the performance of the services are recorded as deferred revenue and are recognized as the services are performed.



    Hardware revenue is recognized upon delivery to the customer.



ROYALTIES



    Royalties paid by the Company on products licensed from third parties that are incorporated into software products sold by the Company are expensed as cost of revenue on a per unit basis as software products are sold. Royalties paid in advance of the sale of the Company's software products are recorded as prepaid expenses and included in other current assets. Prepaid royalties amounted to $0 and $25,000 as of October 31, 1999 and July 31, 2000, respectively.



SALES AND MARKETING EXPENSES



    Sales and marketing expenses consist of salaries, commissions and related expenses for personnel engaged in marketing, sales and sales support functions as well as costs associated with trade shows, advertising and promotional activities. The Company expenses the cost of advertising the first time the advertising takes place. Advertising expenses totaled $0, $2,400, and $2,240 for the years ended October 31, 1997, 1998 and 1999, respectively and $2,240 and $118,666 for the nine months ended July 31, 1999 and 2000, respectively.



STOCK-BASED COMPENSATION



    The Company accounts for its stock-based compensation issued to directors, officers and employees under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations
("APB 25"). Under APB 25, compensation related to stock options, if any, is recorded if an option's exercise price on the measurement date is below the fair value of the Company's common stock and amortized to expense over the vesting period. Compensation expense for stock awards or purchases, if any, is recognized if the award or purchase price on the measurement date is below the fair value of the Company's common stock and is recognized on the date of award or purchase.



    The Company accounts for its stock-based compensation issued to other than employees in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation" and related interpretations ("SFAS 123"). Under SFAS 123, stock-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for these issuances is the earlier of either the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    Prior to January 6, 2000, the Company was not directly subject to income taxes as the Company's operations were consolidated with those of Caldera for income tax reporting purposes. The Company was not an income tax reporting entity nor did it have a tax-sharing agreement with Caldera. As a result, Caldera allocated no income tax expense or related current or deferred income tax assets or liabilities to the Company and the liabilities or benefits attributable to the Company's operations were recorded by Caldera. Had Caldera allocated income taxes to the Company as if it were a separate taxable entity, no income tax expense or benefit would have been recorded due to the Company's net operating loss position and the uncertainty of future realization of any deferred income tax assets. A full valuation allowance would have been recorded against the Company's net deferred income tax assets.

    On January 6, 2000, as a result of the issuance of common stock by the Company to Caldera Systems (see Note 5), the Company could no longer be consolidated with Caldera for income tax reporting purposes and it became a separate taxable entity. Accordingly, the Company began to account for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the Company recognizes a liability or asset for the deferred income tax consequences of all temporary differences between the income tax bases of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets and liabilities are recovered or settled. These deferred income tax assets or liabilities are measured using the enacted income tax rates that will be in effect when the differences are expected to reverse. Deferred income tax assets are reviewed periodically for recoverability and valuation allowances are provided, as necessary.

CONCENTRATION OF CREDIT RISK


    The Company offers credit terms on the sale of its software products to OEMs and other customers. The Company performs ongoing credit evaluations of its customers' financial condition and requires no collateral from its customers. The Company maintains an allowance for uncollectable accounts receivable based upon the expected collectibility of all accounts receivable. As of October 31, 1998 and 1999 and July 31, 2000, the allowance for bad debts was $13,000, $68,000 and $114,000, respectively. As of October 31, 1999, two customers accounted for approximately 73 percent of the gross accounts receivable balance. As of July 31, 2000, three customers accounted for approximately 52 percent of the gross accounts receivable balance.



RECLASSIFICATIONS



    Certain reclassifications have been made in the prior periods' consolidated financial statements to conform with the current period presentation.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
RECENT ACCOUNTING PRONOUNCEMENTS


    In June 1998, SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" was issued. SFAS No. 133 establishes new accounting and reporting standards for companies to report information about derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. This statement is effective for financial statements issued for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect this statement to have a material impact on the Company's results of operations, financial position or liquidity.



    In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 "Accounting for Certain Transactions involving Stock Compensation, an interpretation of Accounting Principles Board Opinion No. 25 ("APB No. 25")." This interpretation clarifies the definition of employee for purposes of applying APB No. 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. This interpretation was effective July 1, 2000, but certain conclusions in this interpretation cover specific events that occurred after either December 15, 1998, or January 12, 2000. To the extent that this interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this interpretation are recognized on a prospective basis from July 1, 2000. The Company has adopted the provisions of this interpretation, which adoption did not have a material impact on the Company's results of operations, financial position or liquidity.


NET LOSS PER COMMON SHARE


    The Company computes net loss per share in accordance with SFAS No. 128, "Earnings Per Share", and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per common share ("Basic EPS") is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share ("Diluted EPS") is computed by dividing net loss by the sum of the weighted average number of common shares outstanding and the weighted average dilutive common share equivalents then outstanding.



    Common share equivalents consist of shares issuable upon the exercise of stock options, shares issuable upon the conversion of the convertible note payable to majority stockholder and related accrued interest, and shares issuable upon conversion of convertible preferred stock. As of October 31, 1998 and 1999 and July 31, 1999 and 2000, there were 403,542, 3,388,087, 2,342,679 and 20,463,411 outstanding common share equivalents, respectively, that were not included in the computation of diluted net loss per common share as their effect would have been anti-dilutive, thereby decreasing the net loss per common share. There were no common share equivalents outstanding as of October 31, 1997. For the years ended October 31, 1997 and 1998, the 18,000,000 shares of common stock issued in the initial capitalization of the Company were treated as outstanding for the entire period.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Supplemental pro forma net loss per share has been presented in the accompanying consolidated statement of operations for the fiscal year ended October 31, 1999 and the nine months ended July 31, 2000 to give effect to the conversion of all shares of convertible preferred stock outstanding which will occur upon consummation of the Company's initial public offering. The pro forma net loss per common share has been calculated using the if-converted method as if the shares had been converted on the dates of issuance.



(3) NOTES PAYABLE


CONVERTIBLE PROMISSORY NOTE PAYABLE TO MAJORITY STOCKHOLDER


    On September 11, 1998, Lineo and Canopy entered into a Secured Convertible Promissory Note Agreement (the "Note Agreement") pursuant to which the Company could borrow up to $2,290,000 to fund ongoing operations. Borrowings under the Note Agreement accrued interest at a rate of 7.25 percent per year, were due
30 days after demand and were secured by essentially all assets of the Company. At Canopy's option, borrowings under the Note Agreement, together with accrued interest thereon, were convertible into shares of the Company's common stock at $1.00 per share, which was deemed to be equal to or greater than the estimated fair market value of the Company's common stock on September 11, 1998. Under the Note Agreement, the Company borrowed $400,000 and $1,890,000 during the years ended October 31, 1998 and 1999, respectively. Additionally, the Company accrued interest on borrowings under the Note Agreement of $3,542, $138,845 and $57,769 during the years ended October 31, 1998 and 1999 and the nine months ended
July 31, 2000, respectively.


    On January 12, 2000, the Company repaid $500,000 of principal and interest under the Note Agreement. Concurrently, the Note Agreement was amended to delete the conversion provision. No principal or interest was converted to common stock prior to the deletion of the conversion provision. The Company repaid all outstanding principal and interest due under the Note Agreement on March 22, 2000 and the Note Agreement was cancelled.


LONG-TERM DEBT



    Through its acquisition of United System, the Company assumed long-term debt totaling $1,856,994 on the date of acquisition. At July 31, 2000, $1,655,632 remains outstanding. The debt consists of three separate loans with banks in Japan with interest rates ranging from 2.3 percent to 3.2 percent per annum. Principal and interest payments are due monthly through 2003 with current maturities of $1,099,695 as of July 31, 2000. The loans are secured by a restricted time deposit of $197,863 and certain property. The lending banks have the right to offset cash deposited with them against any debt or obligations that become due and, in the case of default and certain other specified events, against all other debt payable to the banks.


(4) PREFERRED STOCK


    The Company's articles of incorporation provide for the issuance of up to 30,000,000 shares of $0.001 par value preferred stock in one or more series. The Company's Board of Directors is

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(4) PREFERRED STOCK (CONTINUED)
authorized, without shareholder approval, to designate and determine the preferences, limitations and relative rights granted to or imposed upon any series of preferred stock or increase or decrease the number of shares constituting any series of preferred stock.

    The Company's Board of Directors designated 7,500,000 shares as Series A Convertible Preferred Stock ("Series A"), 5,000,000 of which were designated as Series A Class 1 Convertible Preferred Stock ("Series A Class 1") and 2,500,000 of which were designated as Series A Class 2 Convertible Preferred Stock ("Series A Class 2), 4,850,000 shares as Series B Convertible Preferred Stock ("Series B"), 3,000,000 shares as Series C Convertible Preferred Stock ("Series C") and 2,000,000 shares as Series D Convertible Preferred Stock ("Series D").

RIGHTS AND PREFERENCES

    The Series A, B and C shares have priority over any other class or series of outstanding capital stock of the Company with respect to dividend rights and liquidation, winding up or dissolution rights. The Series D shares rank junior to the Series A, B and C shares in all respects but have priority over the common stock of the Company with respect to liquidation, winding up or dissolution rights. The Series A, B, C and D shares are entitled to receive, when, as and if declared by the Board of Directors, dividends at the same rate as dividends are paid with respect to the Company's common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each holder of Series A, B and C shares then outstanding shall be entitled to receive, on a PARI PASSU basis, out of the assets available for distribution to stockholders an amount equal to the greater of (i) the sum of
(1) the respective stated value per share plus (2) an amount equal to all unpaid accruing dividends (whether or not declared) plus (3) any other dividends declared but unpaid, and (ii) the amount that such holder of Series A, B or C shares would hold had all Series A, B and C shares been converted to common immediately prior to the liquidation, dissolution, or winding up after giving consideration to the amounts to be received by the holders of Series D shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each holder of Series D shares then outstanding shall be entitled to receive out of the assets available for distribution to stockholders an amount equal to the sum of (1) the respective stated value per share plus
(2) any dividends declared but unpaid. After payment of the full liquidation preference to the Series A, B, C and D shares and any other preferences payable to preferred stockholders, any remaining assets of the Company then available are to be distributed ratably among the holders of Series A, B, C and common shares.

    A share exchange, merger or sale of substantially all of the assets of the Company, as defined, is to be regarded as a liquidation, dissolution or winding up of the affairs of the Company and the Series A, B, C and D shares would be entitled to the preference payment described above.

    Each share of Series A, B, C and D is entitled to one vote for each share of common stock that would be issuable upon conversion of such share.

    All but one holder of Series A, B and C shares has certain rights with respect to registration of the common shares issued or issuable upon conversion of their shares. Additionally, the holders of

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(4) PREFERRED STOCK (CONTINUED)
Series A, B or C shares have demand rights that require the Company to use its best efforts to register the requested shares in accordance with the Securities Exchange Act of 1933. The Company has agreed to bear all expenses in connection with any registration.

CONVERTIBILITY

    Any holder of Series A, B, C or D shares may convert all or any shares of Series A, B, C or D shares into common stock at any time. Each share of Series A, B and C automatically converts into common stock (i) immediately prior to the closing of a firm commitment underwritten public offering of common stock of the Company at a minimum price of $10 per share and gross proceeds of at least $15,000,000 (a "Qualified Offering"), (ii) upon approval of at least two-thirds of the then outstanding shares of the respective series or
(iii) upon the cumulative conversion of at least two-thirds of the then outstanding shares of the respective series. Each share of Series D automatically converts into common stock (i) immediately prior to the closing of a firm commitment underwritten public offering of common stock of the Company at a minimum price of $7.50 per share and gross proceeds of at least $7,500,000 (a "Qualified Offering"), (ii) upon a share exchange or merger of the Company into or with another entity resulting in a change in control or (iii) upon the approval of at least two-thirds of the then outstanding shares of preferred stock. Each Series A, B, C and D share initially converts into one share of common stock. The conversion ratio is adjusted upon the happening of certain events, including the issuance of additional shares of common stock as a dividend or other distribution or changes resulting from a stock split.

CONVERSION OF COMMON STOCK INTO SERIES A CLASS 1

    On February 17, 2000, the Company entered into a recapitalization agreement with Canopy whereby 5,000,000 shares of common stock owned by Canopy were exchanged for 5,000,000 shares of Series A Class 1. In connection with the exchange, the Company recorded a deemed distribution to Canopy of $750,000 representing the difference between the estimated fair value of the shares of Series A Class 1 of $1.50 per share based on the offering price of Series A Class 2 shares and the estimated fair value of the shares of common stock of $1.35 per share on February 17, 2000.

ISSUANCE OF SERIES A CLASS 2

    On February 17, 2000, the Company sold 2,500,000 shares of Series A Class 2 at $1.50 per share for cash proceeds of $3,750,000. The Company incurred $47,322 of direct offering expenses in connection with the sale of the Series A Class 2 shares which have been netted against the total proceeds.

ISSUANCE OF SERIES B

    On March 15, 2000, the Company issued 4,833,331 shares of Series B at $3.00 per share for cash proceeds of $14,260,000 and services of $240,000. The Company incurred $37,751 of direct offering expenses in connection with the sale of the Series B shares which have been netted against the proceeds.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(4) PREFERRED STOCK (CONTINUED)
ISSUANCE OF SERIES C


    On April 28, 2000, the Company issued 2,916,666 shares of Series C at $6.00 per share for cash proceeds of $17,199,996 and services of $300,000. On May 1, 2000, the Company issued 83,334 shares of Series C in conjunction with the acquisition of Inup (see Note 13). The Company incurred $9,996 of direct offering expenses in connection with the sale of the Series C shares which have been netted against the total proceeds.



ISSUANCE OF SERIES D



    From May 1, 2000 through May 12, 2000, the Company issued 1,430,482 shares of Series D in connection with the acquisitions of Fireplug, Moreton Bay and R-T Control (see Note 13).


(5) COMMON STOCK

STOCK SPLIT

    On September 24, 1999, the Company's Board of Directors approved a two-for-one stock split for holders of common stock. This stock split has been retroactively reflected in the accompanying consolidated financial statements for all periods presented.

REINCORPORATION AS A DELAWARE CORPORATION

    On January 21, 2000, Lineo was reincorporated in Delaware. The reincorporation was effected by way of a merger with a newly-formed Delaware subsidiary, and the associated issuance of one share of common stock of the subsidiary for each share of common stock of the Company held by the stockholders of record. All share and per share amounts in the accompanying consolidated financial statements have been adjusted to retroactively reflect the reincorporation.

COMMON STOCK TRANSACTIONS

    As discussed in Note 1, on September 1, 1998, in connection with the initial capitalization of Lineo, the Predecessor was issued 18,000,000 shares of common stock in exchange for certain net assets associated with the DOS-based operations of the Predecessor. The net assets acquired from the Predecessor were recorded at the Predecessor's carryover basis, which was a deficit of $701,002.

    On December 29, 1999, the Company's Board of Directors authorized the issuance of 1,500,000 shares of common stock to two officers of the Company at $0.80 per share. The estimated fair value of the common shares on December 29, 1999 for financial statement purposes was deemed to be $1.35 per share. The difference between the estimated fair value and the purchase price of $0.55 per share, or $825,000 in aggregate, has been recorded as non-cash stock-related compensation expense by the Company.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(5) COMMON STOCK (CONTINUED)

STOCK EXCHANGE AGREEMENT WITH CALDERA SYSTEMS

    On January 6, 2000, the Company and Caldera Systems entered into a stock purchase and sale agreement. Pursuant to the stock purchase agreement, the Company agreed to purchase 1,250,000 shares of common stock of Caldera Systems (approximately 3.5 percent of Caldera Systems' then outstanding common stock) in exchange for 3,238,437 shares of the Company's common stock.

    Because Caldera Systems is also majority owned by Canopy, the investment in Caldera Systems has been accounted for as a transaction between entities under common control with the transfer being reflected in the accompanying financial statements at Caldera Systems' carry over basis. At the date of the agreement, Caldera Systems had stockholders' equity of approximately $15,113,000, of which approximately $530,000 relates to the 3.5 percent interest acquired by Lineo. Accordingly, the investment in Caldera Systems common stock was recorded at $531,402. Additionally, the Company recorded the estimated fair value of the shares of its common stock issued to Caldera Systems of $1.35 per share, or $4,371,890 in aggregate, with the difference between the $4,371,890 and the $531,402 investment recorded as a deemed distribution to Canopy.


    In connection with the acquisition of United System, the Company received 16,833 shares of common stock of Caldera Systems having a fair value of $213,877 (see Note 9). The Company currently intends to hold all shares of Caldera Systems indefinitely.



    On May 11, 2000, Canopy transferred 1,761,563 shares of the Company's common stock which were held by Canopy to Caldera Systems. As a result of this transaction, Caldera Systems held a total of 5,000,000 shares of the Company's common stock (see Note 14). In management's opinion, the transfer between Canopy and Caldera Systems was a transaction between stockholders from which the Company received no benefit.


(6) STOCK OPTION PLAN

THE 1999 STOCK OPTION PLAN


    During fiscal year 1999, the Company adopted the 1999 Stock Option Plan (the "1999 Plan") that provides for the granting of incentive or nonqualified stock options to purchase shares of common stock. The 1999 Plan is administered by the compensation committee (the "Committee") of Company's Board of Directors (the "Board"). Under the 1999 Plan, the Board can grant up to 7,000,000 options to employees, directors and to such other persons as the Board selects. Options granted under the 1999 Plan are subject to expiration and vesting terms as determined by the Board. No options can expire more than ten years from the date of grant. The exercise price for the options may be paid in cash or, as approved by the Board, in shares of the Company's common stock valued at fair market value on the exercise date. As of July 31, 2000, the Board had not authorized the exercise price of any of the options to be paid in shares of the Company's common stock.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(6) STOCK OPTION PLAN (CONTINUED)

    A summary of stock option activity under the 1999 Plan for the year ended October 31, 1999 and the nine months ended July 31, 2000 is as follows:



                                                                   WEIGHTED AVERAGE
                                         OPTIONS    PRICE RANGE     EXERCISE PRICE
                                        ---------   ------------   ----------------
Balance, October 31, 1998.............         --   $         --        $  --
Granted...............................    955,700           0.80         0.80
                                        ---------
Balance, October 31, 1999.............    955,700           0.80         0.80
Granted (unaudited)...................  3,424,145      0.80-6.00         3.05
Exercised (unaudited).................   (670,311)          0.80         0.80
Forfeited (unaudited).................     (4,500)     1.50-3.00         2.83
                                        ---------
Balance, July 31, 2000 (unaudited)....  3,705,034   $  0.80-3.00        $2.88
                                        =========



    As of October 31, 1999, the 955,700 outstanding options had a remaining contractual life of ten years and 677,469 of the options were exercisable. As of July 31, 2000, the 3,705,034 outstanding options had a remaining contractual life of 9.7 years and 98,097 of the options were exercisable.



    As discussed in Note 13, in connection with the acquisitions, the Company has granted options to purchase an additional 673,596 shares of common stock at a weighted average exercise price of $2.82 per share. Additionally, the Company has subsequently granted 1,300,805 additional options to employees as discussed below.



STOCK-BASED COMPENSATION



    During the year ended October 31, 1999 and the nine months ended July 31, 2000, the Company granted 955,700 and 3,424,145 options, respectively, with exercises prices below the estimated fair market value on the measurement date as determined for financial reporting purposes resulting in $310,603 and $5,232,866, respectively, in deferred compensation. This deferred compensation has been recorded as a component of stockholders' equity and will be amortized as non-cash stock-related compensation over the vesting period of the underlying stock options. Amortization of deferred compensation amounted to $250,265 for the year ended October 31, 1999 and $903,546 for the nine months ended July 31, 2000.



    Between August 1, 2000 and October 10, 2000, the Company has granted options to purchase an additional 1,300,805 shares of common stock to employees, officers and directors at a weighted average exercise price per share of $5.54, resulting in approximately $2,212,279 of additional deferred compensation.



    SFAS No. 123 requires pro forma information regarding net loss as if the Company had accounted for its stock options granted under the fair value method. The fair market value of the stock options is estimated on the date of grant using the Black-Scholes pricing model with the following weighted-average assumptions for grants during the year ended October 31, 1999: risk-free interest rate of 5.65 percent; expected dividend yield of 0 percent; volatility of 0 percent and an expected exercise life

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(6) STOCK OPTION PLAN (CONTINUED)
of five years. For purposes of the pro forma disclosures, the estimated fair market value of the stock options is amortized over the vesting periods of the respective stock options. The following is the pro forma disclosure and the related impact on net loss for the year ended October 31, 1999:

Net loss as reported........................................  $(1,053,675)
Pro forma net loss..........................................   (1,205,304)

(7) INCOME TAXES

    As described in Note 2, prior to January 6, 2000, the Company was not directly subject to income taxes as the Company's operations were consolidated with those of Caldera for income tax reporting purposes. On January 6, 2000, as a result of sales of common stock by the Company, the Company could no longer be consolidated with Caldera for income tax reporting purposes and became a separate taxable entity.


    The loss before income tax benefit consisted of the following components for the period from January 6, 2000 through July 31, 2000:



Domestic U.S. operations....................................  $ (8,958,640)
Foreign operations..........................................    (3,384,660)
                                                              ------------
                                                              $(12,343,300)
                                                              ============



    The components of the provision (benefit) for income taxes for the period from January 6, 2000 through July 31, 2000 are as follows:



Current:
  U.S. Federal..............................................  $        --
  U.S. State................................................           --
  Non-U.S...................................................        6,314
                                                              -----------
                                                                    6,314
                                                              ===========

Deferred:
  U.S. Federal..............................................   (2,388,238)
  U.S. State................................................     (393,094)
  Non-U.S...................................................     (778,793)
  Increase in valuation allowance...........................    3,501,024
                                                              -----------
                                                                  (59,101)
                                                              -----------
Total income tax benefit....................................  $   (52,787)
                                                              ===========



    In connection with the acquisition of Zentropic (see Note 13), the Company recorded a deferred income tax liability of $716,625 related to the acquired intangible assets other than goodwill that are

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(7) INCOME TAXES (CONTINUED)

not deductible for income tax purposes. As a result of the deferred income tax liability, the Company reduced the valuation allowance against its deferred income tax assets by $657,523 on the date of the acquisition. This reduction was included as a component of the purchase accounting in accordance with SFAS
No. 109. The significant components of the Company's deferred income tax assets and liabilities as of July 31, 2000 are as follows:



Deferred income tax assets:
  Net operating loss carryforward...........................  $ 4,000,107
  Reserves and accrued expenses.............................      190,657
  Deferred revenue..........................................       75,248
                                                              -----------
  Total deferred income tax assets..........................    4,266,012
  Valuation allowance.......................................   (3,628,580)
                                                              -----------
  Net deferred income tax assets............................      637,432
                                                              -----------

Deferred income tax liabilities:
  Non-deductible intangibles................................     (637,000)
  Tax depreciation in excess of book........................         (432)
                                                              -----------
  Total deferred income tax liabilities.....................     (637,432)
                                                              -----------
    Net deferred income taxes...............................  $        --
                                                              ===========



    As of July 31, 2000, the Company had net operating loss carryforwards for U.S. income tax reporting purposes totaling approximately $6,615,000, which expire in 2020 and net operating loss carryforwards for foreign income tax reporting purposes totaling approximately $2,495,000 which begin to expire in 2000.



    The Internal Revenue Code and certain foreign income tax regulations contain provisions that likely could reduce or limit the availability and utilization of net operating loss carryforwards if certain changes in ownership have taken place or will take place. The Company has not performed an analysis to determine whether any such limitations have occurred.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(8) COMMITMENTS AND CONTINGENCIES

OPERATING AGREEMENTS

    The Company leases certain foreign and domestic facilities used in its operations under operating lease agreements. The aggregate commitments under non-cancelable operating leases in effect at October 31, 1999 were as follows:

YEAR ENDING OCTOBER 31,
-----------------------
2000........................................................  $78,926
2001........................................................    2,202
                                                              -------
                                                              $81,128
                                                              =======

    The Company incurred expenses of approximately $12,796, $36,466 and $137,536 in connection with operating leases during the years ended October 31, 1997, 1998 and 1999, respectively.


    During the nine months ended July 31, 2000, the Company has entered into additional operating lease arrangements for additional facilities. The future minimum rental payments on these premises are as follows:



YEAR ENDING OCTOBER 31,
-----------------------
2000........................................................  $  349,633
2001........................................................     707,271
2002........................................................     444,203
2003........................................................      38,000
2004........................................................      20,000
Thereafter..................................................     120,000
                                                              ----------
                                                              $1,679,107
                                                              ==========


LEGAL


    The Company may become party to certain legal proceedings arising in the ordinary course of business. Management believes, after consultation with legal counsel, that as of October 1, 1999 and July 31, 2000, no pending or threatened legal proceedings exist which would have a material adverse effect on the Company's financial position, liquidity or results of operations.


(9) RELATED PARTY TRANSACTIONS

CANOPY AND AFFILIATED COMPANIES


    A member of the Company's Board of Directors is the president and chief executive officer and a director of Canopy. Additionally, another director of the Company is the chairman of Canopy's Board of Directors. As discussed in
Note 1, Canopy was the majority stockholder of Caldera. Canopy advanced $400,000 and $1,890,000 under a secured convertible promissory note agreement during the

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(9) RELATED PARTY TRANSACTIONS (CONTINUED)

years ended October 31, 1998 and 1999, respectively (see Note 3). As discussed in Note 10, through June 30, 2000 the Company participated in a 401(k) plan sponsored by Canopy.



    The Company has entered into certain transactions with Canopy and other entities that are majority-owned by Canopy. These transactions consist mainly of participating in rent, joint insurance coverage and product sales and purchases. The Company believes that the terms of these related party transactions are no less favorable than the terms that could have been obtained from an unaffiliated third party in similar transactions. During the years ended October 31, 1997, 1998 and 1999 and the nine months ended July 31, 2000, transactions with these related parties were as follows:



                                                       YEAR ENDED OCTOBER 31,          NINE MONTHS
                                                  --------------------------------   ENDED JULY 31,
                                                    1997       1998        1999           2000
                                                  --------   --------   ----------   ---------------
Transactions:
  Revenue.......................................  $14,717    $ 42,302   $  106,637       $    --
  Purchases.....................................       --          --        1,700        26,246
  Rent..........................................   12,796      12,296       82,174        56,995
  Insurance.....................................    2,076       2,321       14,955         5,796
  Interest expense..............................   51,048     186,904      138,542        57,769
  Gain on disposition of assets.................       --          --           --         6,368
Balances:
  Convertible note payable together with accrued
    interest....................................       --     403,542    2,432,387            --
  Accounts payable..............................       --       5,538       35,745        12,914
  Accounts receivable...........................       --      29,884       32,116        59,192


    The Company's related-party receivables and payables are non-interest bearing and provide for settlement through cash payments in the normal course of business.


    As a result of an option agreement between Canopy and its chief executive officer, who is also a director of the Company, the Company has recorded a one-time compensation charge of $63,374 during the nine months ended July 31, 2000. The option agreement, which granted options to purchase Lineo common shares directly from Canopy was subsequently rescinded. No shares were purchased under the agreement.


CALDERA SYSTEMS

    As discussed in Note 5, in January 2000, the Company acquired an ownership interest in Caldera Systems. Three members of the Company's Board of Directors are also directors of Caldera Systems, one of which is also the chairman of the Board of Directors of Caldera Systems.


    Additionally, prior to its acquisition by the Company, United System entered into an agreement with Caldera Systems to localize certain of Caldera Systems' software products for the Japanese market. As consideration, Caldera Systems agreed to issue 33,667 shares of common stock to United

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(9) RELATED PARTY TRANSACTIONS (CONTINUED)

System for the services, of which 16,833 were issued immediately for services previously rendered and the remaining 16,834 are to be issued upon completion of the localization services.



    In the event that the localized software is not accepted by Caldera Systems under the agreement prior to December 31, 2001, then United System agreed to pay $100,000 to Caldera Systems. However, United System will have no obligation to pay such amount if the localized software is not accepted by Caldera Systems prior to December 31, 2001 because Caldera Systems unreasonably withheld or delayed such acceptance.



    On the date of acquisition of United System, the 16,833 shares of common stock of Caldera had a fair market value of $213,877. The Company has recorded this investment as an additional investment in affiliate in the accompanying financial statements (see Note 5).


ADVANCED SIMULATION TECHNOLOGY, INC.


    On April 3, 2000, the Company acquired Zentropic (see Note 13). The former principal members of Zentropic, who became stockholders of the Company as a result of the acquisition, are also majority stockholders of Advanced Simulation Technology, inc. ("ASTi"). Prior to the acquisition, Zentropic and ASTi entered into an informal agreement whereby ASTi paid substantially all operating expenses of Zentropic. As of April 3, 2000, Zentropic had a payable of $102,263 to ASTi. During the period from the acquisition (April 3, 2000) to July 31, 2000, the Company incurred $9,287 in expenses that were paid by ASTi on behalf of the Company. As of July 31, 2000, the Company had no related party payable to ASTi.


(10) EMPLOYEE BENEFIT PLANS


401(K) PLANS



    Through June 30, 2000 the Company participated in a 401(k) plan sponsored by Canopy in which all eligible employees are entitled to make pre-tax contributions. All full-time employees became eligible for participation in the plan once they have reached the age of 21. Eligible participants were able to contribute up to 15 percent of annual compensation to the plan, subject to certain IRS limitations. As of October 31, 1999, the Company had not made any contributions to the plan, however, the Board of Directors of Canopy had approved a discretionary matching program allowing the Company to annually match up to 50 percent of each dollar contributed by employees up to six percent of the employee's salary. This matching program went in effect beginning
January 1, 2000.



    On July 1, 2000, the Company established the Lineo, Inc. 401(k) Plan, discontinued its participation in the 401(k) plan sponsored by Canopy and transferred all of the participants' assets to the new 401(k) plan. The provisions of the Lineo, Inc. 401(k) Plan are similar to the provisions of the 401(k) plan sponsored by Canopy. During the nine months ended July 31, 2000, the Company contributed $56,228 to the 401(k) plans.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(10) EMPLOYEE BENEFIT PLANS (CONTINUED)

EMPLOYEE STOCK PURCHASE PLAN



    The Company's Employee Stock Purchase Plan (the "ESPP") was adopted by the Board of Directors on August 29, 2000. The ESPP will become effective immediately upon the closing of the IPO. The ESPP is designed to allow eligible employees of the Company to purchase shares of common stock, at semi-annual intervals, through periodic payroll deductions. A total of 2,000,000 shares of the Company's common stock will initially be reserved for issuance under the ESPP. The share reserve may increase only upon approval by both the Board of Directors and the shareholders.



    Individuals who have been employed by the Company for 30 days as of the start date of any offering period may begin participation in the ESPP on that start date or any subsequent semi-annual entry date (generally July 1 and January 1). Individuals who become eligible employees after the start date of the offering period may begin participation in the ESPP on any subsequent semi-annual date. Individuals may also, subject to limitations, withdraw or discontinue participation in the ESPP at any time.



    A participant may contribute up to 20 percent of their cash earnings through payroll deductions. The accumulated payroll deductions will be applied to the purchase of shares on the participant's behalf on each semi-annual purchase date (the last business day of June and December). The purchase price per share will be 85 percent of the lower of the fair market value of the Company's common stock on the start date of the relevant offering period or the fair market value on the semi-annual purchase date. The maximum value of common stock that may be purchased by a participant during any calendar year is $25,000, and no participant is permitted to purchase any shares under the ESPP if the participant, immediately after such purchase, owns five percent or more of the Company's outstanding capital stock.



    The ESPP will have a series of successive offering periods, each with a maximum duration of 12 months. However, the initial offering period will begin on the effective date of the IPO and will end on the earlier of December 31, 2002 or 27 months from the effective date of the ESPP.



    The Board of Directors may at any time amend or modify the ESPP, provided that stockholder approval is obtained for any amendments to the ESPP to the extent required by applicable law.


(11) SIGNIFICANT CUSTOMERS


    During the years ended October 31, 1997, 1998 and 1999, the Company had sales to one, one and three customer(s), respectively, that accounted for 74 percent, 22 percent and 48 percent of revenue, respectively. During the nine months ended July 31, 1999 and 2000, the Company has sales to two and one customer(s), respectively, that accounted for 28 percent and 18 percent of revenue, respectively. No other customers accounted for more than ten percent of revenue during the years ended October 31, 1997, 1998 and 1999 and the nine months ended July 31, 1999 and 2000.

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(12) SEGMENT INFORMATION


    In June 1998, SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" was issued. SFAS No. 131 establishes disclosures related to components of a company for which separate financial information is available and evaluated regularly by the company's chief operating decision makers in deciding how to allocate resources and in assessing performance. It also requires segment disclosures about products and services as well as geographic areas. The Company has determined that it did not have any separately reportable operating segments as of October 31, 1997, 1998 and 1999 and July 31, 2000. Revenue attributable to DOS and Linux-based products and services for the years ended October 31, 1997, 1998 and 1999 and for the nine months ended July 31, 2000 was as follows:



                                                      YEAR ENDED OCTOBER 31,           NINE MONTHS
                                                ----------------------------------   ENDED JULY 31,
                                                  1997        1998         1999           2000
                                                --------   ----------   ----------   ---------------
DOS...........................................  $945,414   $1,376,209   $2,800,584      $  684,893
Linux.........................................        --           --           --       2,317,878
                                                --------   ----------   ----------      ----------
                                                $945,414   $1,376,209   $2,800,584      $3,002,771
                                                ========   ==========   ==========      ==========



    Revenue attributable to individual countries based on the location of sales to unaffiliated customers for the years ended October 31, 1997, 1998 and 1999 and the nine months ended July 31, 2000 is as follows:



                                                      YEAR ENDED OCTOBER 31,           NINE MONTHS
                                                ----------------------------------   ENDED JULY 31,
                                                  1997        1998         1999           2000
                                                --------   ----------   ----------   ---------------
United States.................................  $895,341   $  904,722   $2,100,599      $1,124,257
                                                --------   ----------   ----------      ----------
Foreign:
  China.......................................    25,000      302,273      272,727           3,500
  South Korea.................................        --           --           --         682,125
  Taiwan......................................        --       19,250       64,350         476,033
  Japan.......................................        --       19,490      101,769       1,073,772
  Other.......................................    25,073      130,474      261,139         518,220
                                                --------   ----------   ----------      ----------
    Total foreign.............................    50,073      471,487      699,985       2,753,650
                                                --------   ----------   ----------      ----------
                                                $945,414   $1,376,209   $2,800,584      $3,877,907
                                                ========   ==========   ==========      ==========



    No other individual countries accounted for more than ten percent of revenue during the years ended October 31, 1997, 1998 and 1999 and the nine months ended July 31, 2000.


(13) ACQUISITIONS


    From the period from April 3, 2000 through May 12, 2000, the Company acquired, Zentropic, United System, Fireplug, Inup, Moreton Bay and RT-Control. In each of the acquisitions, the Company purchased 100 percent of the outstanding equity of each entity. With respect to Moreton Bay, certain

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(13) ACQUISITIONS (CONTINUED)

net assets and operations not acquired were split out to a separate entity by Moreton Bay prior to the acquisition. The following table sets forth the consideration paid including direct expenses of $867,871.



                                                              OPTIONS TO            SHARES OF     SHARES OF
                                                            PURCHASE SHARES         SERIES C      SERIES D
                                           SHARES OF        OF COMMON STOCK        CONVERTIBLE   CONVERTIBLE
                                            COMMON     -------------------------    PREFERRED     PREFERRED
                                 CASH        STOCK      SHARES    EXERCISE PRICE      STOCK         STOCK
                              ----------   ---------   --------   --------------   -----------   -----------
Zentropic...................  $  111,867   1,745,226        --         $  --              --             --
United System...............     542,123          --   507,335          3.00              --             --
Fireplug....................     611,581          --    62,220          1.50              --         69,998
Inup........................     189,301   1,333,333        --            --          83,334             --
Moreton Bay.................     121,588          --    87,374          3.00              --        956,315
RT-Control..................     149,240          --    16,667          1.50              --        404,169
                              ----------   ---------   -------                        ------      ---------
  Total.....................  $1,725,700   3,078,559   673,596                        83,334      1,430,482
                              ==========   =========   =======                        ======      =========



    The value of the common stock was determined using an estimated fair value of $3.80 per share for the Zentropic acquisition and a value of $6.00 per share for the shares of Series C and Series D and common shares issued for the acquisitions of all other entities, which represents the estimated fair value based upon equity transactions with independent parties at or near the dates the acquisitions were consummated. The estimated fair values of the options to purchase common stock issued in connection with the acquisitions were determined using the Black-Scholes option pricing model with the following assumptions: expected exercise lives of five years, risk free interest rate of 5.65 percent, expected dividend yield of zero percent and volatility of 60 percent.



    Each acquisition was accounted for as a purchase. The following table sets the allocation of the purchase consideration, including direct expenses.



                                               UNITED                                 MORETON        RT-
                                ZENTROPIC      SYSTEM       FIREPLUG       INUP         BAY        CONTROL
                                ----------   -----------   ----------   ----------   ----------   ----------
Current assets................  $  233,367   $   925,509   $   40,120   $  504,674   $  298,540   $  175,945
Property and equipment........      38,630       443,001       28,075      143,223        6,474       62,015
Other assets..................       3,815       233,783           --           --      245,370        2,244
Assembled workforce...........     610,000       475,000      130,000      210,000      320,000           --
Core technology...............   1,301,000       466,000      600,000           --    2,600,000      280,000
Acquired in-process research
  and development.............     800,000            --           --      800,000      900,000      400,000
Non-competition agreements....          --            --      400,000           --           --           --
Goodwill......................   3,976,062     2,566,403      225,201    7,177,226    2,005,151    2,044,521
Current liabilities...........    (160,047)   (1,737,056)     (78,922)    (145,820)    (136,316)    (306,653)
Long term debt, net of current
  portion.....................          --      (625,559)          --           --           --           --
Net deferred income tax
  liability...................     (59,101)           --           --           --           --           --
                                ----------   -----------   ----------   ----------   ----------   ----------
Purchase consideration........  $6,743,726   $ 2,747,081   $1,344,474   $8,689,303   $6,239,219   $2,658,072
                                ==========   ===========   ==========   ==========   ==========   ==========

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(13) ACQUISITIONS (CONTINUED)

    The results of operations of Zentropic, United System, Fireplug, Inup, Moreton Bay and RT-Control are included in the accompanying financial statements from the date of their respective acquisitions.



    The following unaudited pro forma information for the nine months ended July 31, 1999 and 2000 presents the results of operations of the Company as if the acquisitions had taken place at the beginning of the period presented. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of future results or what would have occurred had the acquisition been made at the beginning of the applicable period. Acquired in-process research and development totaling $2,900,000 related to the acquisitions was expensed at the date of the respective acquisitions and is not presented in the following unaudited pro forma financial statement data since the expense is non-recurring and directly attributable to the acquisitions.



                                                   NINE MONTHS ENDED JULY 31,
                                                   ---------------------------
                                                       1999           2000
                                                   ------------   ------------
                                                   (UNAUDITED)    (UNAUDITED)
Revenue..........................................  $  2,509,681   $  4,940,632
Net loss.........................................    (9,493,010)   (16,428,775)
Basic and diluted net loss per common share......         (0.45)         (0.74)



    In connection with the acquisitions of Zentropic, Inup, Moreton Bay and RT-Control, the Company expensed a total of $2,900,000 of acquired in-process research and development which had not yet reached technological feasibility and had no alternative future uses. The value assigned to the acquired in-process research and development was determined based on an analysis of the estimated costs to develop the acquired in-process research and development into commercially viable products, the market for the developed products and technologies and discounting the resulting cash flows related to these projects and technologies. The valuations were based upon assumptions management believed to be reasonable at the time of the valuations but which are inherently uncertain and unpredictable. For these reasons, actual results may vary from projected results. The in-process research and development projects acquired from Zentropic were estimated to be 60 percent complete at the date of acquisition, that an additional $150,000 would be required to develop these projects and technologies to commercial viability and that these projects should be completed by April 30, 2001. The in-process research and development projects acquired from Inup were estimated to be 25 percent complete at the date of acquisition, that an additional $135,000 would be required to develop these projects and technologies to commercial viability and that these projects should be completed by September 30, 2000. The in-process research and development projects acquired from Moreton Bay were estimated to be 53 percent complete at the date of acquisition, that an additional $87,000 would be required to develop these projects and technologies to commercial viability and that these projects should be completed by April 30, 2001. The in-process research and development projects acquired from RT-Control were estimated to be 35 percent complete at the date of acquisition, that an additional $321,000 would be required to develop these projects and technologies to commercial viability and that these projects should be completed by July 31, 2001. As of July 31, 2000, management

                          LINEO, INC. AND SUBSIDIARIES



              (INCLUDING THE CARVED-OUT PORTION OF CALDERA, INC.)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



         (INFORMATION AS OF JULY 31, 2000 AND FOR THE NINE MONTHS ENDED
                      JULY 31, 1999 AND 2000 IS UNAUDITED)


(13) ACQUISITIONS (CONTINUED)

estimates that the expected completion costs should approximate the original estimate and that the projects should be completed in the time period originally estimated.



(14) STRATEGIC ALLIANCES



MOTOROLA



    In August 2000, the Company entered into a strategic alliance agreement with Metrowerks Corp. ("Metrowerks"), a subsidiary of Motorola, Inc., to integrate Embedix SDK with Motorola products and then bundle the resulting products with select Motorola development boards.



    In connection with this agreement, Metrowerks made an initial purchase commitment of approximately $500,000. In addition, Metrowerks Holdings, Inc. also purchased from the Company, for total consideration of $1,500,000, a two-year warrant to purchase up to 2,000,000 shares of our common stock at an exercise price of $6.00 per share. The warrant may be exercised at any time for cash or no cash under certain cashless exercise provisions of the warrant. The difference between the fair value of the warrant and the consideration received will be expensed over the expected periods to be benefited from this agreement.



    In October 2000, in connection with the warrant and the strategic alliance agreement noted above, Metrowerks Holdings, Inc. purchased 2,000,000 and 1,000,000 shares of the Company's common stock from Caldera Systems and Canopy, respectively, for $7.50 per share. As a result of these agreements, Motorola beneficially owns 13.2 percent of the Company's common stock. In management's opinion, the transfer between Metrowerks Holdings, Inc., Caldera Systems and Canopy was a transaction between shareholders from which the Company received no benefit.



    Metrowerks Holdings, Inc. also became a party to the investor rights agreement and, as a result, was granted registration rights with respect to shares of the Company's common stock issuable upon exercise of the warrant and any other shares of the Company's stock owned by Metrowerks Holdings, Inc.



SAMSUNG



    In September 2000, the Company executed an agreement with Samsung Electro-Mechanics Co., Ltd. and Samsung Venture Investment Corporation to form a joint venture, Listech Limited ("Listech"), a Korean corporation, for the purposes of developing and selling embedded and realtime application products. In accordance with the agreement, the Company will invest 1,200,000,000 South Korean Won (approximately $1,100,000) for an initial equity interest of 57 percent. Three of the five directors are to be nominated by the Company and two directors are to be nominated by the other investors. Certain significant transactions of Listech require the approval of at least four directors.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Zentropic Computing, LLC:

    We have audited the accompanying consolidated balance sheets of Zentropic Computing, LLC (a Virginia limited liability company), the carved-out portion of Advanced Simulation Technology, inc. (a Virginia corporation) and their subsidiary as of October 31, 1998 and 1999, and the related consolidated statements of operations and comprehensive loss, members' capital and cash flows for each of the two years in the period ended October 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Zentropic Computing, LLC, the carved-out portion of Advanced Simulation Technology, inc. and their subsidiary as of October 31, 1998 and 1999, and the results of their operations and their cash flows for each of the two years in the period ended October 31, 1999 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
April 3, 2000

              ZENTROPIC COMPUTING, LLC, THE CARVED-OUT PORTION OF
                      ADVANCED SIMULATION TECHNOLOGY, INC.
                              AND THEIR SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                    OCTOBER 31,
                                                               ---------------------   JANUARY 31,
                                                                 1998        1999         2000
                                                               ---------   ---------   -----------
                                                                                       (UNAUDITED)
                                       ASSETS

Current assets:
  Cash......................................................   $  63,678   $ 120,037    $ 170,864
  Accounts receivable, net of allowance for doubtful
    accounts of $0..........................................          --      25,667       22,500
  Value added tax and income tax receivables................       7,053       4,280        4,945
  Prepaid expenses..........................................       2,426      11,534       16,141
                                                               ---------   ---------    ---------
    Total current assets....................................      73,157     161,518      214,450
                                                               ---------   ---------    ---------

Property and equipment:
  Computer equipment........................................       3,385      10,764       12,752
  Furniture and fixtures....................................       3,059       9,368        9,352
                                                               ---------   ---------    ---------
                                                                   6,444      20,132       22,104
  Less accumulated depreciation.............................      (1,084)     (6,106)      (6,779)
                                                               ---------   ---------    ---------
    Net property and equipment..............................       5,360      14,026       15,325
                                                               ---------   ---------    ---------

Other assets, net...........................................         461       4,345        4,027
                                                               ---------   ---------    ---------
                                                               $  78,978   $ 179,889    $ 233,802
                                                               =========   =========    =========

                                 LIABILITIES AND MEMBERS' CAPITAL

Current liabilities:
  Accounts payable..........................................   $  36,252   $   6,810    $  32,938
  Accrued warranty..........................................          --       5,000        5,000
  Deferred revenue..........................................          --      30,667       10,417
  Related party payable.....................................          --      40,580       76,861
                                                               ---------   ---------    ---------
    Total current liabilities...............................      36,252      83,057      125,216
                                                               ---------   ---------    ---------

Commitments and contingencies (Notes 1 and 4)

Members' capital:
  Contributed capital.......................................     275,669     787,852      955,206
  Member capital contributions receivable...................          --    (137,900)          --
  Accumulated comprehensive income (loss)...................         446          96          (39)
  Accumulated deficit.......................................     (23,910)   (271,702)    (566,071)
  Net deficit of carved-out operations......................    (209,479)   (281,514)    (280,510)
                                                               ---------   ---------    ---------
    Total members' capital..................................      42,726      96,832      108,586
                                                               ---------   ---------    ---------
                                                               $  78,978   $ 179,889    $ 233,802
                                                               =========   =========    =========

          See accompanying notes to consolidated financial statements.

              ZENTROPIC COMPUTING, LLC, THE CARVED-OUT PORTION OF
                      ADVANCED SIMULATION TECHNOLOGY, INC.
                              AND THEIR SUBSIDIARY

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                                THREE MONTHS ENDED
                                                   YEAR ENDED OCTOBER 31,           JANUARY 31,
                                                   -----------------------   -------------------------
                                                      1998         1999         1999          2000
                                                   ----------   ----------   -----------   -----------
                                                                             (UNAUDITED)   (UNAUDITED)
Revenue:
  Software.......................................  $      --    $  26,141     $      --     $   7,461
  Services.......................................         --       59,333            --        35,250
                                                   ---------    ---------     ---------     ---------
    Total revenue................................         --       85,474            --        42,711
                                                   ---------    ---------     ---------     ---------

Cost of revenue:
  Software.......................................         --       20,725            --         2,687
  Services.......................................         --       17,639            --        10,886
                                                   ---------    ---------     ---------     ---------
    Total cost of revenue........................         --       38,364            --        13,573
                                                   ---------    ---------     ---------     ---------
    Gross margin.................................         --       47,110            --        29,138
                                                   ---------    ---------     ---------     ---------
Operating expenses:
  Research and development (exclusive of non-cash
    compensation of $0, $850, $0 and $29,454,
    respectively)................................    208,539      320,828        70,300        76,826
  Sales and marketing (exclusive of non-cash
    compensation of $0, $58,393, $0 and $94,242,
    respectively)................................    130,314      249,898        57,849        79,700
  General and administrative (exclusive of
    non-cash compensation of $0, $19,465, $0 and
    $43,658, respectively).......................     90,674      150,132        36,123        71,733
  Non-cash compensation..........................         --       78,708            --       167,354
                                                   ---------    ---------     ---------     ---------
    Total operating expenses.....................    429,527      799,566       164,272       395,613
                                                   ---------    ---------     ---------     ---------
Loss before income taxes.........................   (429,527)    (752,456)     (164,272)     (366,475)

Provision (benefit) for income taxes.............      2,482       (4,117)        4,907         3,479
                                                   ---------    ---------     ---------     ---------
Net loss.........................................  $(432,009)   $(748,339)    $(169,179)    $(369,954)
                                                   =========    =========     =========     =========

Comprehensive loss:
  Net loss.......................................  $(432,009)   $(748,339)    $(169,179)    $(369,954)
  Foreign currency translation adjustments.......        446         (350)         (454)         (135)
                                                   ---------    ---------     ---------     ---------
                                                   $(431,563)   $(748,689)    $(169,633)    $(370,089)
                                                   =========    =========     =========     =========

          See accompanying notes to consolidated financial statements.

              ZENTROPIC COMPUTING, LLC, THE CARVED-OUT PORTION OF
                      ADVANCED SIMULATION TECHNOLOGY, INC.
                              AND THEIR SUBSIDIARY

                  CONSOLIDATED STATEMENTS OF MEMBERS' CAPITAL

                                               MEMBER CAPITAL    ACCUMULATED                  NET DEFICIT OF
                                 CONTRIBUTED   CONTRIBUTIONS    COMPREHENSIVE   ACCUMULATED     CARVED-OUT
                                   CAPITAL       RECEIVABLE     INCOME (LOSS)     DEFICIT       OPERATIONS
                                 -----------   --------------   -------------   -----------   --------------
Balance, October 31, 1997......    $     --       $      --         $  --        $      --       $      --

Member capital contributions...      58,295              --            --               --              --
ASTi funding of carved-out
  operations and contribution
  to members' capital..........     217,374              --            --               --         198,620
Net loss applicable to
  carved-out operations........          --              --            --               --        (408,099)
Cumulative translation
  adjustment...................          --              --           446               --              --
Net loss.......................          --              --            --          (23,910)             --
                                   --------       ---------         -----        ---------       ---------
Balance, October 31, 1998......     275,669              --           446          (23,910)       (209,479)

Member capital contributions...     361,440        (137,900)           --               --              --
ASTi funding of carved-out
  operations and contribution
  to members' capital..........      72,035              --            --               --         428,512
Net loss applicable to
  carved-out operations........          --              --            --               --        (500,547)
Issuance of member interests
  for services.................      78,708              --            --               --              --
Cumulative translation
  adjustment...................          --              --          (350)              --              --
Net loss.......................          --              --            --         (247,792)             --
                                   --------       ---------         -----        ---------       ---------
Balance, October 31, 1999......     787,852        (137,900)           96         (271,702)       (281,514)

ASTi funding of carved-out
  operations (unaudited).......          --              --            --               --          76,589
Net loss applicable to
  carved-out operations
  (unaudited)..................          --              --            --               --         (75,585)
Cash received related to member
  capital contributions
  receivable (unaudited).......          --         137,900            --               --              --
Issuance of member interests
  for services (unaudited).....     167,354              --            --               --              --
Cumulative translation
  adjustment (unaudited).......          --              --          (135)              --              --
Net loss (unaudited)...........          --              --            --         (294,369)             --
                                   --------       ---------         -----        ---------       ---------
Balance, January 31, 2000
  (unaudited)..................    $955,206       $      --         $ (39)       $(566,071)      $(280,510)
                                   ========       =========         =====        =========       =========

          See accompanying notes to consolidated financial statements.

              ZENTROPIC COMPUTING, LLC, THE CARVED-OUT PORTION OF
                      ADVANCED SIMULATION TECHNOLOGY, INC.
                              AND THEIR SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                          INCREASE (DECREASE) IN CASH

                                                                                THREE MONTHS ENDED
                                                   YEAR ENDED OCTOBER 31,           JANUARY 31,
                                                   -----------------------   -------------------------
                                                      1998         1999         1999          2000
                                                   ----------   ----------   -----------   -----------
                                                                             (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
  Net loss.......................................  $(432,009)   $(748,339)    $(169,179)    $(369,954)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization................      7,272        7,007           362           991
    Non-cash compensation expense................         --       78,708            --       167,354
    Changes in operating assets and liabilities,
      excluding effects of acquisition:
      Accounts receivable........................     11,527      (25,667)           --         3,167
      VAT and income tax receivables.............     (6,021)       2,773        (3,932)         (665)
      Prepaid expenses...........................     (2,426)      (9,108)       (3,794)       (4,607)
      Accounts payable...........................     24,465      (29,442)      (20,512)       26,128
      Deferred revenue...........................         --       30,667            --       (20,250)
      Accrued warranty...........................         --        5,000            --            --
      Related party payable......................         --       40,580            --        36,281
                                                   ---------    ---------     ---------     ---------
        Net cash used in operating activities....   (397,192)    (647,821)     (197,055)     (161,555)
                                                   ---------    ---------     ---------     ---------

Cash flows from investing activities:
  Purchase of property and equipment.............     (3,683)     (13,688)           --        (1,972)
  Acquisition of Autospan Limited, net of cash
    acquired.....................................     (9,692)          --            --            --
  Purchase of other long-term assets.............       (490)      (5,869)           --            --
                                                   ---------    ---------     ---------     ---------
        Net cash used in operating activities....    (13,865)     (19,557)           --        (1,972)
                                                   ---------    ---------     ---------     ---------

Cash flows from financing activities:
  Members' capital contributions.................    275,669      295,575        72,025       137,900
  ASTi funding of carved-out operations not
    contributed to members' capital..............    198,620      428,512       127,288        76,589
                                                   ---------    ---------     ---------     ---------
        Net cash provided by financing
          activities.............................    474,289      724,087       199,313       214,489
                                                   ---------    ---------     ---------     ---------

Net increase in cash.............................     63,232       56,709         2,258        50,962
Cumulative translation adjustment................        446         (350)         (454)         (135)

Cash, beginning of period........................         --       63,678        63,678       120,037
                                                   ---------    ---------     ---------     ---------
Cash, end of period..............................  $  63,678    $ 120,037     $  65,482     $ 170,864
                                                   =========    =========     =========     =========

          See accompanying notes to consolidated financial statements.

              ZENTROPIC COMPUTING, LLC, THE CARVED-OUT PORTION OF
                      ADVANCED SIMULATION TECHNOLOGY, INC.
                              AND THEIR SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                          INCREASE (DECREASE) IN CASH

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                                              THREE MONTHS
                                                        YEAR ENDED               ENDED
                                                       OCTOBER 31,            JANUARY 31,
                                                   --------------------   --------------------
                                                     1998        1999       1998        1999
                                                   ---------   --------   ---------   --------
Cash paid for income taxes.......................  $     --     $2,482    $     --     $9,441

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:

    During fiscal 1998, in connection with the acquisition of Autospan Limited, Advanced Simulation Technology, inc. received $15,308 of cash, $12,559 of receivables, $8,920 of equipment and other assets and assumed $11,787 of accounts payable and accrued liabilities in exchange for $25,000 in cash.

          See accompanying notes to consolidated financial statements.

              ZENTROPIC COMPUTING, LLC, THE CARVED-OUT PORTION OF
                      ADVANCED SIMULATION TECHNOLOGY, INC.
                              AND THEIR SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (INFORMATION AS OF JANUARY 31, 2000 AND FOR THE THREE MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

(1) ORGANIZATION AND DESCRIPTION OF BUSINESS

    Zentropic Computing, LLC's subsidiary, Zentropic Computing Ltd ("Ltd"), began operations in the United Kingdom during November 1994 as Autospan Limited ("Autospan"). Autospan developed and marketed tools, related products and utilities for real time ("RT") Linux operating system software. Advanced Simulation Technology, inc. ("ASTi") acquired Autospan on February 1, 1998 for $25,000 in cash.

    Three individuals, together with ASTi, created a separate entity to market and sell Ltd's tools and products in the United States and certain other locations. These individuals, together with ASTi, organized Zentropic Computing, LLC, a Virginia limited liability company doing business as Zentropix ("Zentropix"), and became its founding members on January 5, 1998.


    Effective May 12, 1999, ASTi transferred its wholly owned subsidiary, Ltd, to Zentropix. As a result of the transfer, Ltd became a wholly owned subsidiary of Zentropix (collectively referred to as the "Company"). Certain controlling shareholders of ASTi also owned a controlling interest in Zentropix (both directly and through ASTi's ownership interest in Zentropix). In connection with this transaction, the relative ownership of Zentropix and ASTi did not change and no minority interests were acquired. Accordingly, this transaction has been accounted for at historical cost in a matter similar to a pooling of interests. Subsequent to the acquisition of Ltd and the reorganization of Zentropix, ASTi has paid substantially all operating expenses on behalf of the Company (see
Note 5). These expenses were not recorded by the Company. Accordingly, the accompanying consolidated financial statements include the expenses paid by ASTi on behalf of the Company during the years ended October 31, 1998 and 1999 and the three months ended January 31, 2000 (referred to as the carved-out operations of ASTi).


    The expenses of the carved-out portion of ASTi reflect actual direct expenses associated with the Company's business and an allocated portion of common expenses. The allocated common expenses consist primarily of facilities rent and legal and accounting expenses and were allocated based on the percentage of ASTi payroll expense allocated to the Company. Management believes that the allocation methods used are reasonable and reflect their best estimate of the expenses that would have been incurred by the Company as a standalone entity.

    ASTi has funded the net losses of the Company by paying substantially all operating expenses of the Company. The funding applicable to the carved-out operations has been reflected as a component of equity entitled "Net Deficit of Carved-out Operations" in the accompanying consolidated balance sheets. This funding has been offset by the accumulated losses applicable to the carved-out operations of ASTi and the contributions to members' capital made by ASTi.

    The Company continues to develop, market and support operating system products primarily for the RT Linux and embedded Linux markets. The Company sells and distributes its software and related products through license agreements directly to end-users. These sales occur throughout the United States and in certain international locations.

    The Company is subject to certain risks including the uncertainty of market acceptance and demand for Linux-related products and services, competition from larger, more established companies,

              ZENTROPIC COMPUTING, LLC, THE CARVED-OUT PORTION OF
                      ADVANCED SIMULATION TECHNOLOGY, INC.
                              AND THEIR SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AS OF JANUARY 31, 2000 AND FOR THE THREE MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

(1) ORGANIZATION AND DESCRIPTION OF BUSINESS (CONTINUED) short product life cycles, the Company's ability to develop and bring to market new products on a timely basis, dependence on key employees, the ability to attract and retain additional qualified personnel and the ability to obtain adequate financing to support growth.

    During the years ended October 31, 1998 and 1999 and the three months ended March 31, 2000, the Company has suffered net losses of $432,009, $748,339 and $369,954, respectively. As discussed in Note 8, subsequent to March 31, 2000 the Company has been acquired by Lineo, Inc. ("Lineo") and Lineo has committed to provide funding to the Company as required.

(2) SIGNIFICANT ACCOUNTING POLICIES

UNAUDITED INTERIM FINANCIAL STATEMENTS

    The unaudited interim financial statements as of January 31, 2000 and for the three months ended January 31, 1999 and 2000 have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all normal recurring adjustments necessary to present fairly the financial information set forth therein in accordance with accounting principles generally accepted in the United States. The results of operations for the three months ended January 31, 2000 are not necessarily indicative of the results to be expected for the entire fiscal year ending October 31, 2000.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the accompanying consolidated financial statements for cash, accounts receivable, value added tax and income tax receivables and accounts payable approximate fair values because of the immediate or short-term maturities of these financial instruments.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Zentropix, the carved-out operations of ASTi and their wholly owned subsidiary, Ltd, after elimination of intercompany accounts and transactions.

              ZENTROPIC COMPUTING, LLC, THE CARVED-OUT PORTION OF
                      ADVANCED SIMULATION TECHNOLOGY, INC.
                              AND THEIR SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AS OF JANUARY 31, 2000 AND FOR THE THREE MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FOREIGN CURRENCY TRANSLATION

    For purposes of consolidating the operations of Ltd, the Company has determined the functional currency for Ltd's operations to be the British Pound. Accordingly, translation gains and losses are included as a component of comprehensive loss.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, less accumulated depreciation. Computer equipment and furniture and fixtures are depreciated using the straight-line method over the estimated useful life of the asset, typically three years.

    Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

CAPITALIZED SOFTWARE COSTS

    In accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," development costs incurred in the research and development of new software products to be sold, leased or otherwise marketed are expensed as incurred until technological feasibility in the form of a working model has been established. Internally generated capitalizable software development costs have not been material for the years ended October 31, 1998 and 1999 and the three months ended
January 31, 2000. The Company has charged its software development costs to research and development expense in the accompanying consolidated statements of operations.

OTHER ASSETS

    Other assets consist of legal and other direct costs incurred to obtain the Company's trademarks. The trademarks are being amortized using the straight-line method over a period of five years.

IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews its long-lived assets, including intangibles, for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows of the related asset or group of assets over the remaining life in measuring whether the assets are recoverable. As of October 31, 1999 and January 31, 2000, the Company does not consider any of its long-lived assets to be impaired.

              ZENTROPIC COMPUTING, LLC, THE CARVED-OUT PORTION OF
                      ADVANCED SIMULATION TECHNOLOGY, INC.
                              AND THEIR SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AS OF JANUARY 31, 2000 AND FOR THE THREE MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    The Company generates revenue from software sold directly to end-users. The Company also generates service revenue from training fees, consulting fees, and customer support fees.

    The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 97-2 ("SOP 97-2"), "Software Revenue Recognition." Revenue from the sale of software products is recognized upon delivery when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. Direct sales to end-users are evidenced by a binding purchase order for the product and are governed by a license agreement. Generally, the only multiple element arrangement of the Company's initial software sales are training and technical support services the Company provides at additional charge to the end-user. None of the post contract maintenance and support services extend for more than a year following the date of the sale. These services do not include product update or upgrade rights. After the initial support period, customers can elect to enter into separate support agreements. Revenue from the extended support agreements are deferred and recognized over the period of the contract or as the services are provided.

    If other significant post-delivery vendor obligations exist or if a product is subject to customer acceptance, revenues are deferred until no significant obligations remain or acceptance has occurred. To date, the Company has not shipped any software subject to acceptance terms or subject to other post-delivery vendor obligations. Additionally, the Company has not recognized revenue on any contract with customers that may include customer cancellation or termination clauses that indicate a demonstration period or otherwise incomplete transaction.

    The Company also offers it customers consulting, training and other services separate from the software sale. This service revenue is recognized as the services are performed.

SALES AND MARKETING EXPENSES

    Sales and marketing expenses consist of the following: advertising, promotional activities, public relations, trade shows and the salaries, commissions and related expenses of all personnel in the sales process. The Company expenses the cost of advertising the first time the advertising takes place. Advertising expenses totaled $0 and $7,990 for the years ended
October 31, 1998 and 1999, respectively, and $0 and $2,921 for the three-month periods ended January 31, 1999 and 2000, respectively.


EQUITY-BASED COMPENSATION



    The Company accounts for its equity-based compensation issued to directors, officers and employees under Accounting Principles Board Opinion No. 25 ("APB No. 25") "Accounting for Stock Issues to Employees" and related interpretations. Compensation expense for member-interest awards or purchases, if any, is recognized if the award or purchase price on the measurement date is below its intrinsic fair value and is recognized on the date of award or purchase.

              ZENTROPIC COMPUTING, LLC, THE CARVED-OUT PORTION OF
                      ADVANCED SIMULATION TECHNOLOGY, INC.
                              AND THEIR SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AS OF JANUARY 31, 2000 AND FOR THE THREE MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    The Company accounts for its equity-based compensation issued to other than employees in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation" and related interpretations. Under SFAS No. 123, equity-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measureable. The measurement date for these issuances is the earlier of either the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete.


INCOME TAXES

    Historically, the Company has not recorded any income tax assets or liabilities related to its United States operations due to its treatment as a partnership for Federal income tax purposes. However, effective January 15, 2000, the Company elected to be taxed as a corporation rather than a partnership for Federal income tax purposes. The Company's subsidiary, Ltd, does recognize income tax assets and liabilities due to its classification as a Private Company Limited by Shares in the United Kingdom. The Company's policy was to make distributions to its members in amounts at least equal to the member's income taxes that were attributable to the net earnings of the Company. Due to its history of losses in the United States, the Company has not made any distributions to members for the payment of income taxes.

CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

    The Company offers credit terms on the sale of its software products to its customers. The Company performs ongoing credit evaluations of its customers' financial condition and requires no collateral from its customers. The Company continually evaluates the need for an allowance for uncollectable accounts receivable based upon the expected collectibility of all accounts receivable. As of October 31, 1999, two customers accounted for 100 percent of the gross accounts receivable balance which the Company deemed to be entirely collectible.

    During the year ended October 31, 1999, the Company's sales to three customers accounted for 45, 23 and 19 percent of revenue. No other customer accounted for more than ten percent of net revenue during the year ended October 31, 1999.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes new accounting and reporting standards for companies to report information about derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. This statement is effective for financial statements issued for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect this statement to have a material impact on the Company's results of operations, financial position or liquidity.

              ZENTROPIC COMPUTING, LLC, THE CARVED-OUT PORTION OF
                      ADVANCED SIMULATION TECHNOLOGY, INC.
                              AND THEIR SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AS OF JANUARY 31, 2000 AND FOR THE THREE MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In December 1999, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 101 ("SAB No. 101"), "Revenue Recognition in Financial Statements." This pronouncement summarizes certain of the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The Company is required to adopt SAB No. 101 during the first quarter of fiscal year 2001. Although management is currently evaluating the impact, if any, of SAB No. 101, management does not presently believe it will have a material impact on the Company's results of operations, financial position or liquidity.

(3) MEMBERS' CAPITAL

CONTRIBUTED CAPITAL

    On January 5, 1998, Zentropix was organized with capital of $25,100 contributed by ASTi and three other founding members. During the period from January 5, 1998 through October 31, 1998, these members contributed an additional $33,195. On May 12, 1999, additional members were admitted to Zentropix. Together with the founding members, these members agreed to contribute additional capital of $336,440. As of October 31, 1999, the Company had member capital contributions receivable of $137,900. As of January 31, 2000, all amounts receivable from members had been collected.

    As discussed in Note 1, ASTi has funded the net losses of the Company by paying substantially all operating expenses of the Company. During fiscal 1999, ASTi and the other members agreed that a portion of ASTi's funding would be deemed as contributed capital. During the years ended October 31, 1998 and 1999, the funding which was deemed to be contributed capital by the members totaled $217,374 and $72,035, respectively.

TRANSFER OF MEMBER INTERESTS

    On May 12, 1999, the Company granted three founding members an additional
5.6 percent interest in the Company for services rendered. The Company valued this interest at $78,708 based upon the sale of member interests to third parties for cash at that same date.

    On December 7, 1999, three principal members of Zentropix transferred a portion of their membership interests in Zentropix to four key employees as compensation for services rendered by the employees. These three principal members transferred 7.1 percent of the total outstanding membership interest in the Company to these four employees. In accordance with Interpretation No. 1 to Accountings Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," the Company recorded the $167,354 estimated fair value related to the member interests transferred as non-cash compensation expense in the accompanying statement of operations for the quarter ended January 31, 2000. The fair value of the member interests transferred was based upon other equity transactions in fiscal 1999 and fiscal 2000 and in the opinion of management, is a reasonable estimate of fair value.

              ZENTROPIC COMPUTING, LLC, THE CARVED-OUT PORTION OF
                      ADVANCED SIMULATION TECHNOLOGY, INC.
                              AND THEIR SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AS OF JANUARY 31, 2000 AND FOR THE THREE MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

(4) COMMITMENTS AND CONTINGENCIES

OPERATING AGREEMENTS

    The Company shares its corporate office facilities with ASTi, which pays for all rent expense associated with corporate facilities. Historically no formal agreement between ASTi and the Company governed this arrangement. However, after the merger with Lineo (see Note 8), the Company expects to move its corporate offices and assume direct responsibility for its rent obligations. A portion of the rent expense paid by ASTi has been included in the carved-out operations of ASTi.

    The Company leases office space in Brighton, U.K. The current lease expires in March 2002. The Company is obligated to pay rent of approximately $5,100 per year plus annual VAT. Rent expense was approximately $800 for the year ended October 31, 1998 under a prior lease arrangement. Rent expense was approximately $5,000 (including VAT) for the year ended October 31, 1999 under the current and prior lease arrangements. Future minimum lease obligations related to this lease are $5,100 in fiscal 2000, $5,100 in fiscal 2001 and $1,200 in fiscal 2002.

LIMITATION OF MEMBERS' LIABILITY

    None of the members are obligated to contribute capital to restore any negative capital account, nor is any member liable for any of the debts, losses, liabilities or obligations of the Company beyond such member's capital contributions as governed by the provisions of the Virginia Limited Liability Company Act and other applicable laws of the Commonwealth of Virginia.

(5) RELATED PARTY TRANSACTIONS

    The Company had an informal agreement whereby ASTi paid substantially all operating expenses of the Company. The expenses paid on behalf of the Company by ASTi consisted of the following:

                                                                 THREE MONTHS ENDED
                                       YEAR ENDED OCTOBER 31,        JANUARY 31,
                                       -----------------------   -------------------
                                          1998         1999        1999       2000
                                       ----------   ----------   --------   --------
Payroll..............................   $332,551     $446,862    $106,886   $66,766
Contract research and development....     37,500           --          --        --
Facilities rent......................     17,795       33,693       8,423     7,500
Legal and accounting fees and other
  general operating expenses.........      8,083       17,971       4,493     2,323
Marketing expenses...................     20,065        2,021         505        --
                                        --------     --------    --------   -------
  Total expenses.....................   $415,994     $500,547    $120,307   $76,589
                                        ========     ========    ========   =======

    The Company had a related party payable to ASTi of $40,580 as of October 31, 1999 and $76,861 at January 31, 2000 related to expenses paid by ASTi on behalf of the Company. The agreement between ASTi and the Company relating to these expenses is informal. Consequently, the Company has classified the related party payable as a current liability.

              ZENTROPIC COMPUTING, LLC, THE CARVED-OUT PORTION OF
                      ADVANCED SIMULATION TECHNOLOGY, INC.
                              AND THEIR SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AS OF JANUARY 31, 2000 AND FOR THE THREE MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

(6) INCOME TAXES

    As described in Note 2, Zentropix was treated as a partnership for Federal income tax purposes prior to January 15, 2000 at which time it elected to be treated as a taxable entity. Ltd has been treated as a taxable entity under the laws of the United Kingdom since it's inception. The carved-out portion of ASTi was included in the U.S. tax return of ASTi for all periods presented. Had these carved-out expenses been paid by Zentropix, the tax benefit would have flowed through to the members and would not have been reflected in the accompanying financial statements for all periods prior to January 15, 2000.

    The net loss before income taxes consisted of the following components:

                                                         YEAR ENDED OCTOBER 31      THREE MONTHS
                                                         ---------------------   ENDED JANUARY 31,
                                                           1998        1999             2000
                                                         ---------   ---------   ------------------
Domestic U.S. operations...............................  $(428,380)  $(742,434)       $(383,804)
Operations of foreign subsidiary, Zentropic Computing
  Ltd..................................................     (1,147)    (10,022)          17,329
                                                         ---------   ---------        ---------
  Net loss before income taxes.........................  $(429,527)  $(752,456)       $(366,475)
                                                         =========   =========        =========

    The provision (benefit) for income taxes for the years ended October 31, 1998 and 1999 consisted entirely of taxes related to Ltd.

    The Company determines its deferred tax assets and liabilities based on the differences between the financial reporting and tax bases of assets and liabilities. They are measured by applying the enacted tax rates and laws in effect for the years in which such differences are expected to reverse. As of January 15, 2000 (the date Zentropix became a taxable entity in the U.S.) the Company had approximately $6,000 of deferred income tax assets related to deferred revenue and accruals. As of January 31, 2000, the Company had approximately $29,000 of deferred income tax assets related to net operating losses, deferred revenue and accruals. The amount of and ultimate realization of the deferred income tax assets is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined. The Company has established a valuation allowance against its deferred income tax assets because the available objective evidence creates sufficient uncertainty regarding their realizability.

(7) SEGMENT INFORMATION

    In June 1998, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 establishes disclosures related to components of a company for which separate financial information is available and evaluated regularly by a company's chief operating decision makers in deciding how to allocate resources and in assessing performance. It also requires segment disclosures about products and services as well as geographic areas. The Company has determined that it did not have any separately reportable operating segments as of October 31, 1998 and 1999 and January 31, 2000. However, the Company does sell software and related services in

              ZENTROPIC COMPUTING, LLC, THE CARVED-OUT PORTION OF
                      ADVANCED SIMULATION TECHNOLOGY, INC.
                              AND THEIR SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AS OF JANUARY 31, 2000 AND FOR THE THREE MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

(7) SEGMENT INFORMATION (CONTINUED)
geographic locations outside the United States. Revenues attributed to individual countries based on the location of sales to unaffiliated customers were as follows:

                                                     YEAR ENDED
                                                    OCTOBER 31,           THREE MONTHS
                                                --------------------   ENDED JANUARY 31,
                                                  1998        1999            2000
                                                ---------   --------   ------------------
Revenue:
  United States...............................  $     --    $47,141          $36,461
  France......................................        --     38,333            6,250
                                                ---------   -------          -------
Total revenue.................................  $     --    $85,474          $42,711
                                                =========   =======          =======


    The Company's long-lived assets, consisting of property and equipment, by geographic location were as follows as of October 31, 1998 and 1999 and January 31, 2000:



                                                      OCTOBER 31,
                                                  -------------------   JANUARY 31,
                                                    1998       1999        2000
                                                  --------   --------   -----------
United States...................................   $   --    $    --      $ 2,002
United Kingdom..................................    5,360     14,026       13,323
                                                   ------    -------      -------
                                                   $5,360    $14,026      $15,325
                                                   ======    =======      =======


(8) SUBSEQUENT EVENT

    On January 21, 2000, the Company signed a letter of intent to merge with Lineo. The Company agreed to exchange 100 percent of its members' capital for 1,745,226 shares of Lineo's common stock. On March 28, 2000, the Company and Lineo signed a definitive Agreement and Plan of Merger and on April 3, 2000, the Company finalized its merger with Lineo in accordance with the terms specified above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To United System Engineers, Inc.:

    We have audited the accompanying balance sheets of United System
Engineers, Inc. (a Japanese corporation) as of December 31, 1998 and 1999, and the related statements of operations and comprehensive income (loss), stockholders' deficit and cash flows for the years then ended, expressed in Japanese yen. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United System
Engineers, Inc. as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America (see
Note 1).

    Also, in our opinion, the amounts translated into U.S. dollars in the accompanying financial statements have been computed on the basis set forth in
Note 1.

ARTHUR ANDERSEN

Tokyo, Japan
April 14, 2000

                         UNITED SYSTEM ENGINEERS, INC.

                                 BALANCE SHEETS


                                                                 THOUSANDS OF YEN
                                              ------------------------------------------------------   THOUSANDS OF U.S. DOLLARS
                                                         DECEMBER 31,                                  --------------------------
                                              -----------------------------------      MARCH 31,       DECEMBER 31,    MARCH 31,
                                                    1998               1999               2000             1999          2000
                                              ----------------   ----------------   ----------------   ------------   -----------
                                                                                      (UNAUDITED)                     (UNAUDITED)
                                                             ASSETS

Current assets:
  Cash and cash equivalents.................  Y         35,398   Y         20,067   Y        11,406      $   196        $   112
  Time deposits.............................             9,104              9,124             9,130           89             89
  Time deposit-restricted...................            20,024             20,024            20,024          195            195
  Accounts receivable.......................            14,127             10,979            11,541          107            113
  Unbilled revenue..........................             5,979             13,790                --          135             --
  Prepaid expenses..........................            12,732             13,857             1,357          135             13
  Investment in marketable security.........                --                 --            41,990           --            410
  Other current assets......................             1,160              1,212             2,259           12             22
                                              ----------------   ----------------   ----------------     -------        -------
    Total current assets....................            98,524             89,053            97,707          869            954
                                              ----------------   ----------------   ----------------     -------        -------
Property and equipment, at cost:
  Buildings and improvements................            99,039             99,039            99,039          967            967
  Equipment.................................            17,294             17,793            17,945          174            175
  Less accumulated depreciation.............           (61,345)           (67,275)          (68,541)        (657)          (669)
                                              ----------------   ----------------   ----------------     -------        -------
                                                        54,988             49,557            48,443          484            473
                                              ----------------   ----------------   ----------------     -------        -------
Other assets................................             2,375              1,994             1,942           20             19
                                              ----------------   ----------------   ----------------     -------        -------
                                              Y        155,887   Y        140,604   Y       148,092      $ 1,373        $ 1,446
                                              ================   ================   ================     =======        =======

                                              LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable..........................  Y             --   Y          8,500   Y            --      $    83        $    --
  Customer advances and deferred revenue....               193                182             1,839            1             18
  Short-term debt...........................            69,735             78,284            81,846          764            799
  Current maturities of long-term debt......            19,920             31,094            31,484          304            308
  Accrued vacation payable..................             5,528              6,191             6,191           60             60
  Other accrued liabilities.................             3,780              4,304             1,958           42             19
  Income taxes payable......................               206                206                51            2             --
  Other current liabilities.................             2,044              7,903             4,153           78             41
                                              ----------------   ----------------   ----------------     -------        -------
    Total current liabilities...............           101,406            136,664           127,522        1,334          1,245
                                              ----------------   ----------------   ----------------     -------        -------
Long-term debt, net of current maturities...           107,970             76,876            83,440          751            814
                                              ----------------   ----------------   ----------------     -------        -------
Commitments and contingencies (Notes 1 and
  5)
Stockholders' deficit:
Common stock, Y500 par value per share;
  Authorized--160,000 shares;
    Outstanding--80,000 shares as of
    December 31, 1998, 160,000 shares as of
    December 31, 1999 and March 31, 2000....            40,000             80,000            80,000          781            781
Accumulated deficit.........................           (93,489)          (152,936)         (171,185)      (1,493)        (1,671)
Accumulated other comprehensive income......                --                 --            28,315           --            277
                                              ----------------   ----------------   ----------------     -------        -------
    Total stockholders' deficit.............           (53,489)           (72,936)          (62,870)        (712)          (613)
                                              ----------------   ----------------   ----------------     -------        -------
                                                      Y155,887           Y140,604          Y148,092      $ 1,373        $ 1,446
                                              ================   ================   ================     =======        =======


                See accompanying notes to financial statements.

                         UNITED SYSTEM ENGINEERS, INC.

            STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)


                                                                                                       THOUSANDS OF U.S. DOLLARS
                                                         THOUSANDS OF YEN                              --------------------------
                               ---------------------------------------------------------------------                     THREE
                                          YEAR ENDED                      THREE MONTHS ENDED                            MONTHS
                                         DECEMBER 31,                          MARCH 31,                YEAR ENDED       ENDED
                               ---------------------------------   ---------------------------------   DECEMBER 31,    MARCH 31,
                                    1998              1999              1999              2000             1999          2000
                               ---------------   ---------------   ---------------   ---------------   ------------   -----------
                                                                     (UNAUDITED)       (UNAUDITED)                    (UNAUDITED)
Revenues:
  Services...................  Y       202,408   Y       146,117   Y       34,050    Y       23,101       $1,427         $ 225
  Software...................               --            10,990               --             8,628          107            85
                               ---------------   ---------------   ---------------   ---------------      ------         -----
    Total revenue............         Y202,408          Y157,107   Y       34,050    Y       31,729       $1,534         $ 310
Cost of revenue..............           91,778           104,879           27,716            34,432        1,024           336
                               ---------------   ---------------   ---------------   ---------------      ------         -----
    Gross profit (loss)......          110,630            52,228            6,334            (2,703)         510           (26)
                               ---------------   ---------------   ---------------   ---------------      ------         -----
Operating expenses:
  Research and development...           25,560             4,934            4,934                --           48            --
  General and
    administrative...........           82,495            99,506           14,296            13,890          971           136
                               ---------------   ---------------   ---------------   ---------------      ------         -----
    Total operating
      expenses...............          108,055           104,440           19,230            13,890        1,019           136
                               ---------------   ---------------   ---------------   ---------------      ------         -----
Income (loss) from
  operations.................            2,575           (52,212)         (12,896)          (16,593)        (509)         (162)
                               ---------------   ---------------   ---------------   ---------------      ------         -----
Other income (expense):
  Interest expense, net......           (6,134)           (7,119)          (1,639)           (1,515)         (69)          (15)
  Other income (expense),
    net......................               81                90               55               (90)          --            (1)
                               ---------------   ---------------   ---------------   ---------------      ------         -----
    Other expense, net.......           (6,053)           (7,029)          (1,584)           (1,605)         (69)          (16)
                               ---------------   ---------------   ---------------   ---------------      ------         -----
Loss before income taxes.....           (3,478)          (59,241)         (14,480)          (18,198)        (578)         (178)
Provision for income taxes...              206               206               51                51            2            --
                               ---------------   ---------------   ---------------   ---------------      ------         -----
Net loss.....................  Y        (3,684)  Y       (59,447)  Y      (14,531)   Y      (18,249)      $ (580)        $(178)
                               ===============   ===============   ===============   ===============      ======         =====
Comprehensive income (loss):
  Net loss...................  Y        (3,684)  Y       (59,447)  Y      (14,531)   Y      (18,249)      $ (580)        $(178)
  Unrealized gain on
    marketable security......               --                --               --            28,315           --           277
                               ---------------   ---------------   ---------------   ---------------      ------         -----
                               Y        (3,684)  Y       (59,447)  Y      (14,531)   Y       10,066       $ (580)        $  99
                               ===============   ===============   ===============   ===============      ======         =====


                See accompanying notes to financial statements.

                         UNITED SYSTEM ENGINEERS, INC.
                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                           THOUSANDS OF YEN                      THOUSANDS OF U.S. DOLLARS
                                         -----------------------------------------------------   --------------------------
                                                    DECEMBER 31,
                                         ----------------------------------      MARCH 31,       DECEMBER 31,    MARCH 31,
                                              1998               1999               2000             1999          2000
                                         ---------------   ----------------   ----------------   ------------   -----------
                                                                                (UNAUDITED)                     (UNAUDITED)
Common stock:
  Beginning balance....................         Y 30,000           Y 40,000           Y 80,000      $   391       $   781
  Shares issued:
    20,000 shares in December 1998.....           10,000                 --                 --           --            --
    80,000 shares in December 1999.....               --             40,000                 --          390            --
                                         ---------------   ----------------   ----------------      -------       -------
  Ending balance.......................         Y 40,000           Y 80,000           Y 80,000      $   781       $   781
                                         ===============   ================   ================      =======       =======

Accumulated deficit:
  Beginning balance....................         Y(89,805)         Y (93,489)         Y(152,936)     $  (913)      $(1,493)
  Net loss.............................           (3,684)           (59,447)           (18,249)        (580)         (178)
                                         ---------------   ----------------   ----------------      -------       -------
  Ending balance.......................         Y(93,489)         Y(152,936)         Y(171,185)     $(1,493)      $(1,671)
                                         ===============   ================   ================      =======       =======

Accumulated other comprehensive income:
  Beginning balance....................          Y    --           Y     --           Y     --      $    --       $    --
  Unrealized gain on investment in
    marketable security................               --                 --             28,315           --           277
                                         ---------------   ----------------   ----------------      -------       -------
  Ending balance.......................          Y    --           Y     --           Y 28,315      $    --       $   277
                                         ===============   ================   ================      =======       =======

                See accompanying notes to financial statements.

                         UNITED SYSTEM ENGINEERS, INC.

                            STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                       THOUSANDS OF YEN                               THOUSANDS OF U.S. DOLLARS
                             ---------------------------------------------------------------------   ----------------------------
                                        YEAR ENDED                      THREE MONTHS ENDED                          THREE MONTHS
                                       DECEMBER 31,                          MARCH 31,                YEAR ENDED        ENDED
                             ---------------------------------   ---------------------------------   DECEMBER 31,     MARCH 31,
                                  1998              1999              1999              2000             1999           2000
                             ---------------   ---------------   ---------------   ---------------   ------------   -------------
                                                                   (UNAUDITED)       (UNAUDITED)                     (UNAUDITED)
Cash flows from operating
  activities:
  Net loss.................         Y (3,684)         Y(59,447)        Y(14,531)         Y(18,249)      $(580)          $(178)
  Adjustments to reconcile
    net loss to net cash
    provided by (used in)
    operating activities--
    Depreciation and
      amortization.........            6,144             6,180            1,454             1,266          60              12
    Changes in assets and
      liabilities--
      Accounts
        receivable.........           11,420             3,148           (5,025)             (562)         31              (6)
      Unbilled revenue.....           (5,103)           (7,811)           5,979               115         (76)              2
      Prepaid expenses.....          (11,192)           (1,125)          11,498            12,500         (11)            122
      Other current
        assets.............             (799)              (52)           1,058            (1,047)         (1)            (10)
      Other assets.........           (1,319)              131               52                52           1               1
      Accounts payable.....           (5,882)            8,500               --            (8,500)         83             (83)
      Customer advances and
        deferred revenue...               54               (11)              14             1,657          --              17
      Accrued vacation
        payable............              908               663               (1)               --           6              --
      Other accrued
        liabilities........           (2,970)              524           (1,999)           (2,346)          5             (23)
      Income tax payable...               --                --             (155)             (155)         --              (2)
      Other current
        liabilities........           (2,813)            5,859            2,950            (3,750)         57             (37)
                             ---------------   ---------------   ---------------   ---------------      -----           -----
      Net cash provided by
        (used in) operating
        activities.........          (15,236)          (43,441)           1,294           (19,019)       (425)           (185)
                             ===============   ===============   ===============   ===============      =====           =====
Cash flows from investing
  activities:
  Purchases of buildings
    and improvements, and
    equipment..............           (1,529)             (499)              --              (152)         (4)             (1)
  Increase in time
    deposits...............          (23,659)              (20)             (11)               (6)         --              --
                             ---------------   ---------------   ---------------   ---------------      -----           -----
    Net cash used in
      investing
      activities...........          (25,188)             (519)             (11)             (158)         (4)             (1)
                             ---------------   ---------------   ---------------   ---------------      -----           -----
Cash flows from financing
  activities:
  Proceeds from long term
    debt...................           85,200                --               --            15,000          --             146
  Repayments of long term
    debt...................          (22,780)          (19,920)          (4,800)           (8,046)       (194)            (79)
  Increase (decrease) in
    short term debt, net...          (21,186)            8,549             (600)            3,562          83              35
  Sale of common shares....           10,000            40,000               --                --         390              --
                             ---------------   ---------------   ---------------   ---------------      -----           -----
    Net cash provided by
      (used in) financing
      activities...........           51,234            28,629           (5,400)           10,516         279             102
                             ===============   ===============   ===============   ===============      =====           =====
Net increase (decrease) in
  cash and cash
  equivalents..............           10,810           (15,331)          (4,117)           (8,661)       (150)            (84)
Cash and cash equivalents:
  Beginning of period......           24,588            35,398           35,398            20,067         346             196
                             ---------------   ---------------   ---------------   ---------------      -----           -----
  End of period............         Y 35,398          Y 20,067         Y 31,281          Y 11,406       $ 196           $ 112
                             ===============   ===============   ===============   ===============      =====           =====

                                         See accompanying notes to financial statements.

                         UNITED SYSTEM ENGINEERS, INC.

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                       THOUSANDS OF YEN                               THOUSANDS OF U.S. DOLLARS
                             ---------------------------------------------------------------------   ----------------------------
                                        YEAR ENDED                      THREE MONTHS ENDED                          THREE MONTHS
                                       DECEMBER 31,                          MARCH 31,                YEAR ENDED        ENDED
                             ---------------------------------   ---------------------------------   DECEMBER 31,     MARCH 31,
                                  1998              1999              1999              2000             1999           2000
                             ---------------   ---------------   ---------------   ---------------   ------------   -------------
                                                                   (UNAUDITED)       (UNAUDITED)                     (UNAUDITED)
Supplemental disclosure of
  cash flow information:
  Cash paid for interest...          Y 7,219           Y 6,959          Y 1,658           Y 1,640       $  67           $  16
  Cash paid for income
    taxes..................          Y   206           Y   206          Y   206           Y   206       $   2           $   2
Supplemental schedule of
  noncash investing and
  financing activities:
  Receipt of investment in
    marketable security as
    payment for services...          Y    --           Y    --          Y    --          Y 13,675       $  --           $ 134

                See accompanying notes to financial statements.

                         UNITED SYSTEM ENGINEERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

           (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS
                  ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND DESCRIPTION OF BUSINESS

    United System Engineers, Inc. (the "Company") was founded on October 24, 1984. Since its founding, the Company has specialized in providing engineering and software development services. A majority of the Company's services have been provided to computer system vendors and integrators in Japan. The Company's experience has been concentrated in embedded systems development.

    In November 1997, the Company began to develop its proprietary Linux-based server application software product named WebMart. In March 1999, the Company began to generate revenues from the sale of WebMart directly through the Company's Internet homepage and is negotiating with other vendors and system integrators for indirect sales.

    The Company's revenues are generated from two sources: contract engineering services and sales of WebMart, including technical support of WebMart. The commercial success of WebMart is subject to certain risks including the uncertainty of market acceptance and life cycles. The Company is yet to recover the research and development costs of WebMart, which was financed primarily by bank borrowings.

    During the years ended December 31, 1998 and 1999 and the three months ended March 31, 2000, the Company suffered net losses and as March 31, 2000, the Company had a working capital deficit of Y71,805,000 ($701,000) and a stockholders' deficit of Y62,870,000 ($613,000). As discussed in Note 11, subsequent to March 31, 2000 the Company's shares of common stock have been acquired by Lineo, Inc. and Lineo, Inc. has committed to provide funding to the Company as required.

BASIS OF PRESENTING FINANCIAL STATEMENTS

    The Company maintains its accounts and prepares its financial statements in conformity with Japanese income tax laws and accounting practices. However, the accompanying financial statements differ from those issued for domestic purposes in Japan. They reflect certain adjustments necessary to present the financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The principal adjustments necessary to conform to U.S. GAAP relate to accounting for costs of computer software to be sold, leased or otherwise marketed, certain accrued liabilities, comprehensive income and differences related to accounting for income taxes.

    The Company's functional currency is the Japanese yen and the accompanying financial statements are presented in yen. Additionally, as a convenience, the balance sheets as of December 31, 1999 and March 31, 2000 and the related statements of operations and comprehensive income (loss), stockholders' deficit and cash flows for the year and three months then ended are also presented in U.S. dollars by arithmetically translating all Japanese yen amounts at Y102.40 to US$1, which was the exchange rate at December 31, 1999.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    The unaudited interim financial statements as of March 31, 2000 and for the three months ended March 31, 1999 and 2000 have been prepared on the same basis as the audited financial statements

                         UNITED SYSTEM ENGINEERS, INC.

           (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS
                  ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) and, in the opinion of management, reflect all normal recurring adjustments necessary to present fairly the financial information set forth therein in accordance with U.S. GAAP. All financial statement disclosures related to the interim financial statements are unaudited.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TRANSLATION OF FOREIGN CURRENCIES

    In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", certain transactions entered into by the Company which are denominated in foreign currencies are translated into Japanese yen using the prevailing exchange rates as of the transaction dates. Assets and liabilities denominated in the foreign currencies are translated using exchange rates in effect at the balance sheet date. Exchange gains and losses relating to these assets and liabilities are included in the determination of net income (loss).

STATEMENTS OF CASH FLOWS

    For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents consist principally of amounts in time deposits.

MARKETABLE SECURITY

    The Company's investment in a marketable security has been categorized as available for sale, as defined by SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Unrealized holding gains and losses are reflected as a component of stockholders' deficit until realized.

CONCENTRATION OF CREDIT RISK

    The Company offers credit terms on the sale of its software products to certain customers. The Company performs ongoing credit evaluations of its customers' financial condition and requires no collateral from its customers. The Company continually evaluates the need for an allowance for uncollectible accounts receivable based upon the expected collectibility of all accounts receivable. As of December 31, 1998 and 1999 and March 31, 2000, no allowance was recognized as the Company deemed its accounts receivable to be entirely collectible.

DEPRECIATION

    Depreciation of buildings and equipment is computed by using the declining-balance method at rates based on the estimated useful lives of the assets, which range from 20 to 26 years for buildings (including improvements) and from two to ten years for equipment. Depreciation expense was

                         UNITED SYSTEM ENGINEERS, INC.

           (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS
                  ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Y5,668,000 ($55,000) and Y5,930,000 ($58,000) for the years ended December 31,
1998 and 1999, respectively.

    Amortization of intangible assets is computed by using the straight-line method based on a useful life of five years. Amortization expense was Y459,000 ($4,000) and Y250,000 ($2,000) for the years ended December 31,1998 and 1999, respectively.

REVENUE

    Deferred revenue primarily relates to support agreements, which have been paid for by customers prior to the performance of the related services.

REVENUE RECOGNITION

    In October 1997, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position No. 97-2, "Software Revenue Recognition" ("SOP 97-2"). Additionally, in December 1998, the AICPA issued Statement of Position No. 98-9, "Modification of SOP No. 97-2, Software Revenue Recognition, With Respect to Certain Transactions" ("SOP 98-9"). SOP 98-9 amends SOP 97-2 to require recognition of revenue using a "residual method" in certain circumstances. The Company has adopted SOP 97-2 and SOP 98-9 for all transactions entered into during the periods included in the accompanying financial statements.

    The Company generates revenue from software products sold directly to computer device manufacturers and end-users. The Company also generates services revenue from engineering, training and customer support fees. Revenue from contracted engineering services is recognized based upon the percentage completion method. The Company also provides training services to its customers and the related revenue is recognized as the services are performed.

    Revenue from the sale of software products is recognized upon delivery of the product when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. All sales into the distribution channel require a binding purchase order. Direct sales to end-users are evidenced by concurrent payment for the product by transfer of funds and are governed by a license agreement. The sale of software products does not include product update or upgrade rights.

    If other significant post-delivery vendor obligations exist or if a product is subject to customer acceptance, revenue is deferred until no significant obligations remain or acceptance has occurred. To date, the Company has not shipped any software products subject to acceptance terms or subject to other post-delivery vendor obligations. Additionally, the Company has not recognized revenue on any contracts with customers that may include customer cancellation or termination clauses that indicate a demonstration period or otherwise incomplete transaction.

    The Company also offers its customers training and other services separate from the software sale. The services are not integral to the functionality of the software and are available from other vendors. This service revenue is generally recognized over the period during which the applicable service is to be performed or on a services-performed basis.

                         UNITED SYSTEM ENGINEERS, INC.

           (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS
                  ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CAPITALIZED SOFTWARE COSTS

    In accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," development costs incurred in the research and development of new software products to be sold, leased or otherwise marketed are expensed as incurred until technological feasibility in the form of a working model has been established. Internally generated capitalizable software development costs have not been material for the years ended December 31, 1998 and 1999 and the three months ended January 31, 2000. The Company has charged its software development costs to research and development expense in the accompanying statements of operations.

INCOME TAXES

    The Company recognizes a liability or asset for the deferred tax consequences of all temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets and liabilities are recovered or settled. These deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided, as necessary.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued. SFAS No. 133 establishes new accounting and reporting standards for companies to report information regarding derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000 (or June 1, 2001 for the Company). The Company does not expect that SFAS No. 133 will have a material impact on the financial condition or results of the operations of the Company.

    In December 1999, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 101 ("SAB No. 1"), "Revenue Recognition in Financial Statements." This pronouncement summarizes certain of the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The Company is required to adopt SAB No. 101 during the second quarter of 2000. Although management is currently evaluating the impact, if any, of SAB No. 101, management does not presently believe it will have a material impact on the Company's results of operations, financial position or liquidity.

(2) MARKETABLE SECURITY

    As discussed in Note 5, the Company received 16,833 shares of Caldera Systems, Inc.'s common stock in exchange for services. This investment has been classified as an available-for-sale security in

                         UNITED SYSTEM ENGINEERS, INC.

           (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS
                  ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

(2) MARKETABLE SECURITY (CONTINUED)
the accompanying financial statements. The cost, gross unrealized holding gain, and estimated fair value of the marketable security as of March 31, 2000 is as follows:

                                                                      THOUSANDS OF
                                                   THOUSANDS OF YEN   U.S. DOLLARS
                                                   ----------------   ------------
Cost.............................................          Y13,675        $134
Gross unrealized holding gain....................           28,315         276
                                                    --------------        ----
Estimated fair value.............................          Y41,990        $410
                                                    ==============        ====

(3) SHORT-TERM AND LONG-TERM DEBT

    Short-term debt consisted primarily of short-term bank loans due to banks, shareholders and directors. The weighted-average annual interest rates applicable to short-term debt outstanding at December 31, 1998 and 1999, were
2.9 percent and 2.3 percent, respectively. The weighted-average borrowings during the years ended December 31, 1998 and 1999 were Y82,952,000 ($810,000) and Y69,055,000 ($674,000), respectively.

                         UNITED SYSTEM ENGINEERS, INC.

           (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS
                  ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

(3) SHORT-TERM AND LONG-TERM DEBT (CONTINUED)
    Long-term debt at December 31, 1998 and 1999, consisted of the following:

                                                           THOUSANDS OF YEN
                                          ---------------------------------------------------   THOUSANDS OF U.S. DOLLARS
                                                    DECEMBER 31,                                -------------------------
                                          ---------------------------------      MARCH 31,      DECEMBER 31,   MARCH 31,
                                               1998              1999              2000             1999          2000
                                          ---------------   ---------------   ---------------   ------------   ----------
Long-term loan from 82 Bank: interest at
  2.8 percent per annum payable monthly,
  principal due in monthly installments
  through 2003; secured by building;
  guaranteed by directors and
  stockholder...........................         Y 47,216          Y 34,520          Y 31,346       $ 338         $ 306
                                          ---------------   ---------------   ---------------       -----         -----
Long-term loan from Ina Shinkin Bank:
  interest at 3.2 percent per annum
  payable monthly, principal due in
  monthly installments through 2003;
  secured by building and time deposit;
  guaranteed by directors and
  stockholder...........................           68,674            63,370            73,978         619           722
                                          ---------------   ---------------   ---------------       -----         -----
Long-term loan from People's Finance
  Corporation: interest at 2.3 percent
  per annum payable monthly, principal
  due in monthly installments through
  2003; secured by building; guaranteed
  by directors and stockholder..........           12,000            10,080             9,600          98            94
                                          ---------------   ---------------   ---------------       -----         -----
Less current maturities.................          (19,920)          (31,094)          (31,484)       (304)         (308)
                                          ---------------   ---------------   ---------------       -----         -----
Long-term debt..........................         Y107,970          Y 76,876          Y 83,440       $ 751         $ 814
                                          ===============   ===============   ===============       =====         =====

    As is customary in Japan, substantially all bank loans are made under agreements which provide that the banks may require, under certain conditions, the borrower to provide collateral or guarantors for its loans.

    Lending banks have a right to offset cash deposited with them against any debt or obligation that becomes due and, in the case of default and certain other specified events, against all other debt payable to the banks.


    The Company paid guarantee fees and pledged a building with a book value of Y1,896,000 ($18,000) as of December 31, 1999 as security to the credit guarantee company. Additionally, another building with a book value of Y43,494,000 ($424,000) as of December 31, 1999 and a time deposit of Y20,024,000 ($195,000)
are pledged as security to the banks. The time deposit is recorded as a restricted time deposit in the accompanying balance sheets. Furthermore all loans are guaranteed by the Company's directors and stockholders.

                         UNITED SYSTEM ENGINEERS, INC.

           (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS
                  ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

(3) SHORT-TERM AND LONG-TERM DEBT (CONTINUED)
    Annual maturities of long-term debt as of December 31, 1999 are as follows:

                                                                      THOUSANDS OF
YEAR ENDING DECEMBER 31                            THOUSANDS OF YEN   U.S. DOLLARS
-----------------------                            ----------------   ------------
    2000.........................................         Y 31,094       $  304
    2001.........................................           27,744          271
    2002.........................................           27,744          271
    2003.........................................           21,388          209
                                                   ---------------       ------
    Total........................................         Y107,970       $1,055
                                                   ===============       ======

(4) RETIREMENT BENEFIT PLANS

    The Company has defined contribution benefit plans, which provide retirement benefits to qualified employees. The Company makes discretionary contributions principally based on individual technical skills and experience. The Company's contributions are expensed as incurred and totaled Y2,472,000 ($24,000) and Y2,252,000 ($22,000) for the years ended December 31, 1998 and 1999, respectively.

(5) COMMITMENTS AND CONTINGENCIES

SOFTWARE LOCALIZATION AGREEMENT

    On October 1, 1999, the Company entered into an agreement with Caldera Systems, Inc. ("Caldera") to localize certain of Caldera's software products for the Japanese market. As consideration, Caldera agreed to pay $250,000 in cash or issue to the Company shares of Caldera's common stock with a market value of $202,000, based on Caldera's initial public offering price per share. On
January 4, 2000, the Company and Caldera amended the agreement pursuant to which Caldera agreed to issue 33,667 shares of common stock to the Company for the services, of which 16,833 were to be issued immediately for services previously rendered and the remaining 16,834 are to be issued upon completion of the localization services.

    In the event that the localized software is not accepted by Caldera under the agreement prior to December 31, 2001, then the Company shall pay $100,000 to Caldera. However, the Company shall have no obligation to pay such amount if the localized software is not accepted by Caldera prior to December 31, 2001 because Caldera unreasonably withheld or delayed such acceptance. Based on the performance commitment, the date of the amended contract has been determined to be the measurement date and the estimated fair value of Caldera's common stock on that date was $269,336, or $8 per share. As of December 31,1999, the Company recognized Y13,790,000 ($135,000) of revenue based upon the percentage completion method (see Note 1).

OPERATING LEASE AGREEMENTS

    The Company leases land for operating facilities and equipment under cancelable and non-cancelable operating lease agreements. Rent expense under these lease agreements amounted to

                         UNITED SYSTEM ENGINEERS, INC.

           (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS
                  ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

(5) COMMITMENTS AND CONTINGENCIES (CONTINUED)
Y2,432,000 ($23,000) and Y2,084,000 ($20,000) for the years ended December 31,
1998 and 1999, respectively.

    As of December 31, 1999, the future minimum lease payments under these operating leases were as follows:

YEAR ENDING DECEMBER 31,                  THOUSANDS OF YEN   THOUSANDS OF U.S. DOLLARS
------------------------                  ----------------   -------------------------
    2000................................          Y 2,052               $ 20
    2001................................            2,052                 20
    2002................................            2,052                 20
    2003................................            2,052                 20
    2004................................            2,052                 20
    Thereafter..........................           12,312                120
                                           --------------               ----
    Total...............................          Y22,572               $220
                                           ==============               ====

(6) STOCKHOLDERS' DEFICIT

    The Japanese Commercial Code (the "Code") provides that at least one-half of the issue price of new shares, with a minimum of the par value thereof, be included in common stock. The issue price is the price determined by the Board of Directors of a company.

    In December 1998 and 1999, the Company issued 20,000 and 40,000 shares of Common Stock at par value, Y 500 ($4.88) per share. As of December 31, 1999, the Company had received Y20,000,000 ($195,312) in exchange for 40,000 shares of common stock to be issued. The shares were not actually issued until February 2000; however, they have been reflected as issued and outstanding in the accompanying balance sheet as of December 31, 1999.

    At December 31, 1998 and 1999, the Company had an accumulated deficit and had no amounts legally available for distribution to stockholders.

                         UNITED SYSTEM ENGINEERS, INC.

           (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS
                  ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

(7) INCOME TAXES

    The significant components of the Company's net deferred income tax assets at December 31, 1998 and 1999 are as follows:

                                                                                  THOUSANDS OF
                                                      THOUSANDS OF YEN            U.S. DOLLARS
                                              ---------------------------------   ------------
                                                        DECEMBER 31,
                                              ---------------------------------   DECEMBER 31,
                                                   1998              1999             1999
                                              ---------------   ---------------   ------------
Deferred income tax assets:
  Net operating loss carryforwards..........         Y 36,686          Y 62,882       $ 614
  Research and development expenses.........           11,860                --          --
  Deferred expenses.........................               --             8,982          87
  Accrued vacation pay......................            2,564             2,569          25
  Other.....................................              980               977           9
  Deferred revenue..........................           (2,775)           (6,245)        (60)
  Prepaid bonus.............................           (5,096)           (5,025)        (49)
                                              ---------------   ---------------       -----
    Net deferred income tax assets..........           44,219            64,140         626
Valuation allowance.........................          (44,219)          (64,140)       (626)
                                              ---------------   ---------------       -----
    Net deferred income tax assets..........          Y    --           Y    --       $  --
                                              ===============   ===============       =====

    The amount of and ultimate realization of the net deferred income tax assets is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined. The Company has established a valuation allowance against its deferred income tax assets because the available objective evidence creates sufficient uncertainty regarding their realizability.

    Under Japanese tax regulation, the Company can carry forward net operating losses for five years. The net operating loss carryforwards as of December 31, 1999 will expire as follows:

                                                                      THOUSANDS OF
YEAR OF EXPIRATION                                 THOUSANDS OF YEN   U.S. DOLLARS
------------------                                 ----------------   ------------
    2000.........................................         Y 21,455       $  209
    2001.........................................           57,610          563
    2004.........................................           72,457          707
                                                   ---------------       ------
    Total........................................         Y151,522       $1,479
                                                   ===============       ======

                         UNITED SYSTEM ENGINEERS, INC.

           (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS
                  ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

(7) INCOME TAXES (CONTINUED)

    The differences between the statutory tax rates and the effective tax rates for the years ended December 31, 1998 and 1999 are summarized as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
Statutory tax rate..........................................   (49.7)%    (46.4)%
Effect of tax rate change...................................    90.7       12.8
Change in valuation allowance...............................   (40.8)      33.6
Minimum inhabitant tax......................................    (5.9)      (0.3)
Other.......................................................    (0.2)        --
                                                               -----      -----
Effective tax rate..........................................    (5.9)%     (0.3)%
                                                               =====      =====

    Effective April 1, 1999, the statutory tax rate was reduced to approximately
41.5 percent and such rate has been used in calculating the future expected tax effects of temporary differences as of December 31, 1999.

    The provision for income taxes in the statements of operations reflects only the minimum inhabitant tax due to the Company's loss from operations.

(8) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the accompanying financial statements for cash and cash equivalents, time deposits, accounts receivables, short-term debt, and accounts payable approximate fair values because of the immediate or short-term maturity of these financial instruments. The carrying amount of the Company's marketable security also approximates fair value because the investment has been classified as available for sale and recorded at the quoted market price.

    The estimated fair values of the Company's long-term debt obligations have been determined based on the present value of future cash flows associated with each instrument discounted using the current borrowing rate for similar debt of comparable maturity. As of December 31, 1999, the Company's long-term debt, which had a carrying amount of Y107,970,000 ($1,055,000), had an estimated fair value of Y110,525,000 ($1,079,000).

(9) SEGMENT INFORMATION

    In June 1998, SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" was issued. SFAS 131 establishes disclosures related to components of a company for which separate financial information is available and evaluated regularly by a company's chief operating decision makers in deciding how to allocate resources and in assessing performance. It also requires segment disclosures about products and services as well as geographic areas. The Company has determined that it did not have any separately reportable operating segments as of December 31, 1998 and 1999.

                         UNITED SYSTEM ENGINEERS, INC.

           (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS
                  ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

(9) SEGMENT INFORMATION (CONTINUED)
    However, the Company generates revenue in geographic locations outside of Japan. Revenue attributable to individual countries based on the location of sales is as follows:

                                                       THOUSANDS OF YEN                              THOUSANDS OF U.S. DOLLARS
                              -------------------------------------------------------------------   ---------------------------
                                         YEAR ENDED                     THREE MONTHS ENDED                         THREE MONTHS
                                        DECEMBER 31,                         MARCH 31,               YEAR ENDED       ENDED
                              ---------------------------------   -------------------------------   DECEMBER 31,    MARCH 31,
                                   1998              1999              1999             2000            1999           2000
                              ---------------   ---------------   --------------   --------------   ------------   ------------
                                                                   (UNAUDITED)      (UNAUDITED)                    (UNAUDITED)
Japan.......................         Y202,408          Y143,317         Y34,050          Y31,729       $1,399         $ 310
Other countries.............               --            13,790              --               --          135            --
                              ---------------   ---------------   --------------   --------------      ------         -----
  Total revenue.............         Y202,408          Y157,107         Y34,050          Y31,729       $1,534         $ 310
                              ===============   ===============   ==============   ==============      ======         =====

    Sales to significant customers as a percentage of total revenue are as follows:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
CUSTOMER                                                        1998           1999
--------                                                      --------       --------
Seiko Epson.................................................    40.0%          44.6%
Mikuni Industry.............................................     9.0           20.3

(10) RELATED PARTY TRANSACTIONS

    The Company's stockholders and directors have made short-term loans to the Company from time to time. Certain of the loans are non-interest bearing. The Company has imputed interest on the loans, which has been reflected as additional capital contributions.

    The Company has also agreed to pay consulting fees to certain stockholders in connection with the Caldera transaction discussed in Note 5.

    The following table summarizes the amounts due from (due to) stockholders and the related interest expense and other transactions as of and for the years ended December 31, 1998 and 1999, and as of and for the three months ended March 31, 2000.

                                                        THOUSANDS OF YEN                    THOUSANDS OF U.S. DOLLARS
                                       --------------------------------------------------   --------------------------
                                        DECEMBER 31,     DECEMBER 31,        MARCH 31,      DECEMBER 31,    MARCH 31,
                                            1998             1999              2000             1999          2000
                                       --------------   ---------------   ---------------   ------------   -----------
                                                                            (UNAUDITED)                    (UNAUDITED)
Interest bearing short-term debt.....        Y(8,600)         Y(15,550)         Y(15,550)       $(151)        $(151)
Non-interest bearing short-term
  debt...............................         (3,135)             (734)             (334)          (7)           (3)
Consulting fees......................             --             8,500                --           83            --
Consulting fees payable..............             --            (8,500)               --          (83)           --

                         UNITED SYSTEM ENGINEERS, INC.

           (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS
                  ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

(10) RELATED PARTY TRANSACTIONS (CONTINUED)
    The weighted average amount of non-interest short-term loans from stockholders and directors for the years ended December 31, 1998 and 1999 and for the three months ended March 31, 2000 were as follows:

                     THOUSANDS OF YEN                               THOUSANDS OF U.S. DOLLARS
-----------------------------------------------------------       ------------------------------
 DECEMBER 31,          DECEMBER 31,            MARCH 31,          DECEMBER 31,        MARCH 31,
     1998                  1999                  2000                 1999              2000
---------------       ---------------       ---------------       ------------       -----------
                                              (UNAUDITED)                            (UNAUDITED)
 Y(18,031)                  Y(14,392)             Y(16,083)           $(140)            $(157)

(11) SUBSEQUENT STOCK PURCHASE AGREEMENT

    On April 13, 2000, the Company's stockholders and Lineo, Inc. ("Lineo") entered into a stock purchase agreement pursuant to which Lineo agreed to purchase all of the issued and outstanding capital stock of the Company for $322,829 of cash and 507,333 options to purchase shares of Lineo common stock at $3.00 per share. The stock purchase agreement is effective May 1, 2000. In addition, Lineo agreed to grant 175,000 additional options to purchase shares of Lineo's common stock to the employees of the Company who will become employees of Lineo for future services.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Fireplug Computers Inc:

    We have audited the accompanying balance sheets of Fireplug Computers Inc. (a British Columbia, Canada company) as of December 31, 1998 and 1999, and the related statements of operations and comprehensive loss, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fireplug Computers Inc. as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN
Vancouver, British Columbia
May 15, 2000

                            FIREPLUG COMPUTERS INC.

                                 BALANCE SHEETS

                                 (U.S. DOLLARS)

                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1998       1999        2000
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
                                            ASSETS
Current assets:
  Cash......................................................  $  2,462   $  9,334    $     537
  Accounts receivable, net of allowance for doubtful
    accounts of $0, $0, and $9,803, respectively............       304      1,008       25,189
                                                              --------   --------    ---------
    Total current assets....................................     2,766     10,342       25,726
                                                              --------   --------    ---------
Property and equipment:
  Computer equipment........................................    43,485     50,406       61,924
  Furniture and fixtures....................................     5,394      5,394        8,063
                                                              --------   --------    ---------
                                                                48,879     55,800       69,987
  Less accumulated depreciation.............................   (19,944)   (40,777)     (44,351)
                                                              --------   --------    ---------
    Net property and equipment..............................    28,935     15,023       25,636
                                                              --------   --------    ---------
                                                              $ 31,701   $ 25,365    $  51,362
                                                              ========   ========    =========

                             LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable..........................................  $  6,714   $ 19,113    $  27,051
  Accrued liabilities.......................................        --      6,103       32,157
  Deferred revenue..........................................        --      3,465           --
  Advances from stockholders................................    72,951     82,015       62,476
                                                              --------   --------    ---------
    Total current liabilities...............................    79,665    110,696      121,684
                                                              --------   --------    ---------
Commitments and contingencies (Note 6)

Stockholders' deficit:
  Class C redeemable preferred stock, CDN$1.00 par value;
    2,000,000 shares designated, none outstanding...........        --         --           --
  Class A voting shares, no par value; 2,000,000 shares
    designated, 412, 412 and 463 shares outstanding,
    respectively............................................       288        288      134,074
  Class B non-voting shares, no par value; 2,000,000 shares
    designated, none outstanding............................        --         --           --
  Accumulated deficit.......................................   (49,930)   (83,317)    (199,394)
  Cumulative translation adjustments........................     1,678     (2,302)      (5,002)
                                                              --------   --------    ---------
    Total stockholders' deficit.............................   (47,964)   (85,331)     (70,322)
                                                              --------   --------    ---------
                                                              $ 31,701   $ 25,365    $  51,362
                                                              ========   ========    =========

                See accompanying notes to financial statements.

                            FIREPLUG COMPUTERS INC.

                STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                 (U.S. DOLLARS)

                                                         YEAR ENDED           THREE MONTHS ENDED
                                                        DECEMBER 31,               MARCH 31,
                                                     -------------------   -------------------------
                                                       1998       1999        1999          2000
                                                     --------   --------   -----------   -----------
                                                                           (UNAUDITED)   (UNAUDITED)
Revenue............................................  $ 33,025   $144,778     $16,618      $  69,186
Cost of revenue....................................    34,128     88,996      10,008         24,733
                                                     --------   --------     -------      ---------
    Gross margin...................................    (1,103)    55,782       6,610         44,453
                                                     --------   --------     -------      ---------
Operating expenses:
  Sales and marketing..............................    15,052     32,382       6,280         27,794
  General and administrative (exclusive of non-cash
    stock-related compensation of $114,500 in the
    three months ended March 31, 2000).............    32,003     56,787       5,184         18,236
  Non-cash stock related compensation..............        --         --          --        114,500
                                                     --------   --------     -------      ---------
    Total operating expenses.......................    47,055     89,169      11,464        160,530
                                                     --------   --------     -------      ---------
Net loss...........................................  $(48,158)  $(33,387)    $(4,854)     $(116,077)
                                                     ========   ========     =======      =========
Comprehensive loss:
  Net loss.........................................  $(48,158)  $(33,387)    $(4,854)     $(116,077)
  Foreign currency translation adjustments.........     1,629     (3,980)       (788)        (2,700)
                                                     --------   --------     -------      ---------
                                                     $(46,529)  $(37,367)    $(5,642)     $(118,777)
                                                     ========   ========     =======      =========

                See accompanying notes to financial statements.

                            FIREPLUG COMPUTERS, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                 (U.S. DOLLARS)

                                            CLASS A VOTING                    CUMULATIVE        TOTAL
                                          -------------------   ACCUMULATED   TRANSLATION   STOCKHOLDERS'
                                           SHARES     AMOUNT      DEFICIT     ADJUSTMENTS      DEFICIT
                                          --------   --------   -----------   -----------   -------------
Balance, December 31, 1997..............    412      $    288    $  (1,772)     $    49       $  (1,435)
Foreign currency translation
  adjustments...........................     --            --           --        1,629           1,629
Net loss................................     --            --      (48,158)          --         (48,158)
                                            ---      --------    ---------      -------       ---------
Balance, December 31, 1998..............    412           288      (49,930)       1,678         (47,964)
Foreign currency translation
  adjustments...........................     --            --           --       (3,980)         (3,980)
Net loss................................     --            --      (33,387)          --         (33,387)
                                            ---      --------    ---------      -------       ---------
Balance, December 31, 1999..............    412           288      (83,317)      (2,302)        (85,331)
Issuance of Class A voting shares for
  services (unaudited)..................     43       114,500           --           --         114,500
Issuance of Class A voting shares upon
  conversion of advance from stockholder
  (unaudited)...........................      8        19,286           --           --          19,286
Foreign currency translation adjustments
  (unaudited)...........................     --            --           --       (2,700)         (2,700)
Net loss (unaudited)....................     --            --     (116,077)          --        (116,077)
                                            ---      --------    ---------      -------       ---------
Balance, March 31, 2000 (unaudited).....    463      $134,074    $(199,394)     $(5,002)      $ (70,322)
                                            ===      ========    =========      =======       =========

                See accompanying notes to financial statements.

                            FIREPLUG COMPUTERS INC.

                            STATEMENTS OF CASH FLOWS

                          INCREASE (DECREASE) IN CASH

                                            YEAR ENDED DECEMBER 31,    THREE MONTHS ENDED MARCH 31,
                                            ------------------------   -----------------------------
                                               1998         1999           1999            2000
                                            ----------   -----------   -------------   -------------
                                                                        (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:
  Net loss................................   $(48,158)    $(33,387)       $(4,854)       $(116,077)
  Adjustments to reconcile net loss to net
    cash provided by (used in) operating
    activities:
    Depreciation..........................     19,944       20,833          4,893            3,574
    Non-cash stock related compensation...         --           --             --          114,500
    Changes in operating assets and
      liabilities:
      Accounts receivable.................       (304)        (704)           260          (24,181)
      Accounts payable....................      6,883       12,399         (5,393)           7,938
      Accrued liabilities.................         --        6,103          6,737           26,054
      Deferred revenue....................         --        3,465             --           (3,465)
                                             --------     --------        -------        ---------
        Net cash provided by (used in)
          operating activities............    (21,635)       8,709          1,643            8,343
                                             --------     --------        -------        ---------
Cash flows from investing activities:
  Purchase of property and equipment......         --       (6,921)          (462)         (14,187)
                                             --------     --------        -------        ---------
Cash flows from financing activities:
  Advances from stockholders..............     22,468        9,064          1,558             (253)
                                             --------     --------        -------        ---------
Net increase (decrease) in cash...........        833       10,852          2,739           (6,097)
Foreign currency translation
  adjustments.............................      1,629       (3,980)          (788)          (2,700)
Cash, beginning of period.................         --        2,462          2,462            9,334
                                             --------     --------        -------        ---------
Cash, end of period.......................   $  2,462     $  9,334        $ 4,413        $     537
                                             ========     ========        =======        =========

Supplemental disclosure of non-cash
  investing and financing activities:
  Conversion of advance from stockholder
    to Class A voting shares..............   $     --     $     --        $    --        $  19,286

                See accompanying notes to financial statements.

                            FIREPLUG COMPUTERS INC.

                         NOTES TO FINANCIAL STATEMENTS

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 IS UNAUDITED)

                                 (U.S. DOLLARS)

(1) ORGANIZATION AND DESCRIPTION OF BUSINESS


    Fireplug Computers Inc. (the "Company") was incorporated under the laws of British Columbia on April 11, 1997. The Company provides contract engineering development of embedded Linux network application software solutions and embedded Linux tools.


    On May 1, 2000, the Company's stockholders entered into an agreement with Lineo, Inc. ("Lineo"), a United States corporation. Pursuant to the agreement, Lineo acquired all of the outstanding stock of the Company in exchange for $500,000 in cash, 69,998 shares of Lineo's series D convertible preferred stock and options to purchase 62,220 shares of Lineo's common stock. The options have a vesting period of one year, an exercise price of $1.50 per share and expire ten years from the date of grant. Lineo has committed to provide funding to the Company as required.

(2) SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    The unaudited interim financial statements as of March 31, 2000 and for the three months ended March 31, 1999 and 2000 have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all normal recurring adjustments necessary to present fairly the financial information set forth therein in accordance with accounting principles generally accepted in the United States. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for the entire year ending December 31, 2000.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the accompanying financial statements for cash, accounts receivable and accounts payable approximate fair values because of the immediate or short-term maturities of these financial instruments.

FOREIGN CURRENCY TRANSLATION


    The Company prepares its statements in Canadian dollars since its functional currency is the Canadian dollar. As a result of the acquisition discussed in
Note 1, the accompanying financial statements are denominated in U.S. dollars. The Company has translated its Canadian dollar financial

                            FIREPLUG COMPUTERS INC.

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 IS UNAUDITED)

                                 (U.S. DOLLARS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

statements into U.S. dollars using the current method. Under this method, monetary and non-monetary items are translated at the rate of exchange in effect at the balance sheet date and revenue and expenses are translated at the average exchange rate for the periods.


PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, less accumulated depreciation and amortization. Computer equipment and furniture and fixtures are depreciated using the straight-line method over the estimated useful life of the asset, typically three years.

    Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

    Long-lived assets are comprised principally of equipment and fixtures. The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows of the related asset or group of assets over the remaining life in measuring whether the assets are recoverable. As of December 31, 1999 and March 31, 2000, the Company does not consider any of its long-lived assets to be impaired.

REVENUE RECOGNITION


    The Company generates revenue from engineering services. Services are billed on a time and materials basis and revenue is recognized as the services are performed. Amounts received in advance of the services being performed are recorded as deferred revenue and recognized as earned.



STOCK-BASED COMPENSATION



    The Company accounts for its stock-based compensation issued to directors, officers and employees under Accounting Principles Board Opinion No. 25 ("APB No. 25") "Accounting for Stock Issued to Employees" and related interpretations. Under APB No. 25, compensation expense for stock options, if any, is recognized if an option's exercise price on the measurement date is below the intrinsic fair value of the Company's common stock and amortized to expense over the vesting period. Through March 31, 2000, the Company has not issued any stock options. Compensation expense for stock awards or purchases, if any, is recognized if the award or purchase price on the measurement date is below the intrinsic fair value of the Company's common stock and is recognized on the date of award or purchase.

                            FIREPLUG COMPUTERS INC.

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 IS UNAUDITED)

                                 (U.S. DOLLARS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    The Company accounts for its stock-based compensation issued to other than employees in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation" and related interpretations. Under SFAS No. 123, stock-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measureable. The measurement date for these issuances is the earlier of either the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete.


INCOME TAXES

    The Company recognizes a current tax liability or asset for current taxes payable or refundable and a deferred income tax liability or asset for the estimated future tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting and their tax basis and loss carry forwards to the extent they are realizable. A deferred income tax valuation allowance is required if it is "more likely than not" that all or a portion of recorded future tax assets will not be realized.

CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

    The Company offers credit terms on the sale of its consulting services to its customers. The Company performs ongoing credit evaluations of its customers' financial condition and requires no collateral from its customers. The Company continually evaluates the need for an allowance for uncollectable accounts receivable based upon the expected collectability of all accounts receivable. As of March 31, 2000, one customer accounted for 97 percent of gross accounts receivable.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes new accounting and reporting standards for companies to report information about derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. This statement is effective for financial statements issued for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect this statement to have a material impact on the Company's results of operations, financial position or liquidity.

    In December 1999, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 101 ("SAB No. 101"), "Revenue Recognition in Financial Statements." This pronouncement summarizes certain of the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The Company is required to adopt SAB No. 101 during the second quarter of 2000. Although management is currently evaluating the impact, if any, of SAB No. 101, management does not presently believe it will have a material impact on the Company's results of operations, financial position or liquidity.

                            FIREPLUG COMPUTERS INC.

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 IS UNAUDITED)

                                 (U.S. DOLLARS)

(3) STOCKHOLDERS' DEFICIT

AUTHORIZED SHARES

    The Company's articles of incorporation provide for the issuance of Class A, B and C shares and sets forth the preferences, limitations and relative rights granted or imposed upon each class of preferred stock.

    Dividends may be declared on the Class A, B and C shares at the discretion of the Board of Directors.

    The Class C shares are redeemable and have priority over Class A and B shares with respect to liquidation, winding up or dissolution. The Class B shares have no voting rights.

CLASS A ISSUANCES

    During the three months ended March 31, 2000, the Company issued 43 shares of Class A stock to employees and consultants for services rendered. The estimated fair value of the Class A shares on the date of issuance was deemed to be $114,500, based on the consideration paid by Lineo to acquire the Company on May 1, 2000. The $114,500 has been reflected as non-cash stock-related compensation in the accompanying statement of operations for the three months ended March 31, 2000.

    During the three months ending March 31, 2000, the Company issued 8 shares of Class A stock in connection with a conversion of $19,826 of advances from stockholders (See Note 4).

(4) RELATED PARTY TRANSACTIONS


    During the year ended December 31, 1998, certain stockholders of the Company sold property and equipment having an estimated fair value of $48,879 to the Company. The Company recorded the estimated fair value of these assets as advances from stockholders.


    Advances from stockholders represent amounts owed to stockholders for property and equipment transferred to the Company and for expenses incurred on behalf of the Company. The advances are non-interest bearing and have no fixed repayment terms.

    During the three months ended March 31, 2000, advances from stockholders of $19,826 were converted into 8 shares of Class A stock (see Note 3).

(5) INCOME TAXES

    The components of the Company's income tax provision computed at the combined statutory Canadian federal and provincial income tax rate for the years ended December 31, 1998 and 1999 are as follows:

                                                               1998       1999
                                                             --------   --------
Income tax benefit at statutory rates......................   $9,632    $ 6,677
Change in valuation allowance..............................   (9,632)    (6,677)
                                                              ------    -------
                                                              $   --    $    --
                                                              ======    =======

                            FIREPLUG COMPUTERS INC.

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 IS UNAUDITED)

                                 (U.S. DOLLARS)

(5) INCOME TAXES (CONTINUED)
    The deferred income tax assets resulting from differences in the timing of the recognition of certain income and expense items for income tax and financial accounting purposes at December 31, 1998 and 1999 are as follows:

                                                             1998       1999
                                                           --------   --------
Net operating loss carryforwards.........................  $ 8,575    $ 12,741
Depreciation.............................................    1,105       3,616
                                                           -------    --------
                                                             9,680      16,357
Less: valuation allowance................................   (9,680)    (16,357)
                                                           -------    --------
Net deferred income taxes................................  $    --    $     --
                                                           =======    ========

    The ultimate realization of the deferred income tax assets is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined. The Company has established a valuation allowance against its deferred income tax assets because the available objective evidence creates sufficient uncertainty regarding their realizability.

    At December 31, 1999, the Company's net operating loss carryforwards totaled $64,000 and expire as follows: $43,000 in 2004 and $21,000 in 2005.

(6) COMMITMENTS AND CONTINGENCIES

    The Company may become party to certain legal proceedings arising in the ordinary course of business. Management believes, after consultation with legal counsel, that as of December 31, 1999 and March 31, 2000, no pending or threatened legal proceedings exist which would have a material adverse effect on the Company's financial position, liquidity or results of operations.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of INUP S.A.

    In our opinion, the accompanying balance sheet and the related statement of operations, stockholders' equity, and cash flows present fairly, in all material respects, the financial position of INUP S.A. (a development stage company) (the "Company") at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

THE STATUTORY AUDITOR
Befec -- Price Waterhouse
Member of PricewaterhouseCoopers

Paris, France
April 28, 2000, except as to Notes 3 and 8
which are as of May 1, 2000

                                   INUP S.A.

                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                 (U.S. DOLLARS)

                                                              DECEMBER 31,    MARCH 31,
                                                                  1999          2000
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................    $ 757,603     $ 519,815
  Accounts receivable.......................................       62,992        95,259
  Prepaid expenses..........................................        9,666         3,146
  Other current assets......................................        1,623         2,030
                                                                ---------     ---------
    Total current assets....................................      831,884       620,250
                                                                ---------     ---------
Property and equipment, net.................................      148,243       155,877
                                                                ---------     ---------
    Total assets............................................    $ 980,127     $ 776,127
                                                                =========     =========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $ 152,487     $ 103,681
  Accrued liabilities.......................................       10,021        35,342
                                                                ---------     ---------
    Total liabilities.......................................      162,508       139,023
                                                                ---------     ---------
Commitments and contingencies (Note 6)

Stockholders' Equity:
  Common stock, $0.25 par value, 750,000 shares authorized,
    issued and outstanding..................................      188,363       188,363
  Additional paid-in capital................................      738,577       738,577
  Accumulated other comprehensive (loss) income.............          997       (37,712)
  Deficit accumulated during the development stage..........     (110,318)     (252,124)
                                                                ---------     ---------
    Total stockholders' equity..............................      817,619       637,104
                                                                ---------     ---------
    Total liabilities and stockholders' equity..............    $ 980,127     $ 776,127
                                                                =========     =========

   The accompanying notes are an integral part of these financial statements.

                                   INUP S.A.

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                 (U.S. DOLLARS)


                                                                                       PERIOD FROM
                                                                                        INCEPTION
                                                    YEAR ENDED     THREE MONTHS     (JANUARY 1, 1999)
                                                   DECEMBER 31,   ENDED MARCH 31,        THROUGH
                                                       1999            2000          MARCH 31, 2000
                                                   ------------   ---------------   -----------------
                                                                    (UNAUDITED)        (UNAUDITED)
Revenue..........................................    $   8,355       $      --          $   8,355
Cost of revenue..................................        1,785              --              1,785
                                                     ---------       ---------          ---------
  Gross profit...................................        6,570                              6,570
Research and development.........................       55,387          44,886            100,273
General and administrative expenses..............       76,169         136,583            212,752
                                                     ---------       ---------          ---------
Loss from operations.............................     (124,986)       (181,469)          (306,455)
                                                     ---------       ---------          ---------
Other income (expense)...........................
  Interest income (expense)......................          (60)            494                434
  Other non-operating income (expense)...........           10              (1)                 9
                                                     ---------       ---------          ---------
    Other income (expense), net..................          (50)            493                443
                                                     ---------       ---------          ---------
Loss before income taxes.........................     (125,036)       (180,976)          (306,012)
Income tax credit................................       14,718          39,170             53,888
                                                     ---------       ---------          ---------
Net loss.........................................    $(110,318)      $(141,806)         $(252,124)
                                                     =========       =========          =========


   The accompanying notes are an integral part of these financial statements.

                                   INUP S.A.

                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (U.S. DOLLARS)

                                                                     DEFICIT
                                                                   ACCUMULATED     ACCUMULATED
                                   COMMON STOCK       ADDITIONAL    DURING THE        OTHER        STOCKHOLDERS'
                                -------------------    PAID-IN     DEVELOPMENT    COMPREHENSIVE       EQUITY       COMPREHENSIVE
                                 SHARES     AMOUNT     CAPITAL        STAGE       INCOME (LOSS)        TOTAL            LOSS
                                --------   --------   ----------   ------------   --------------   -------------   --------------
Common stock issued for cash
  on January 1, 1999 at $0.25
  per share...................   32,000    $  8,037    $     --            --        $     --        $   8,037              --

Common stock issued for cash
  on November 3, 1999 at $1.28
  per share...................  718,000     180,326     738,577            --              --          918,903              --

Comprehensive loss:
  Net loss....................       --          --          --     $(110,318)             --         (110,318)      $(110,318)
  Other comprehensive income:
    Foreign currency
      translation
      adjustment..............       --          --          --            --             997              997             997
    Comprehensive loss........       --          --          --            --              --               --       $(109,321)
                                -------    --------    --------     ---------        --------        ---------       =========

Balances, December 31, 1999...  750,000     188,363     738,577      (110,318)            997          817,619

Comprehensive loss:
  Net loss (unaudited)........       --          --          --      (141,806)             --         (141,806)      $(141,806)
  Other comprehensive loss:
    Foreign currency
      translation adjustment
      (unaudited).............       --          --          --            --         (38,709)         (38,709)        (38,709)
                                                                                                                     ---------
      Comprehensive loss
        (unaudited)...........       --          --          --            --              --               --       $(180,515)
                                -------    --------    --------     ---------        --------        ---------       ---------

Balances, March 31, 2000
  (unaudited).................  750,000    $188,363    $738,577     $(252,124)       $(37,712)       $ 637,104
                                =======    ========    ========     =========        ========        =========

   The accompanying notes are an integral part of these financial statements.

                                   INUP S.A.

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                 (U.S. DOLLARS)

                                                                         THREE         PERIOD FROM
                                                                        MONTHS          INCEPTION
                                                       YEAR ENDED        ENDED      (JANUARY 1, 1999)
                                                      DECEMBER 31,     MARCH 31,         THROUGH
                                                          1999           2000         MARCH 31, 2000
                                                      -------------   -----------   ------------------
                                                                      (UNAUDITED)      (UNAUDITED)
Cash flows from operations:
Net loss............................................    $(110,318)     $(141,806)       $(252,124)
Adjustments to reconcile net loss to net cash used
  in operations:
  Depreciation......................................       11,280         29,680           40,960
  Changes in operating assets and liabilities:
    Accounts receivable.............................      (62,992)       (32,267)         (95,259)
    Prepaid expenses................................       (9,666)         6,520           (3,146)
    Other current assets............................       (1,623)          (407)          (2,030)
    Accounts payable................................      152,487        (48,806)         103,681
    Accrued liabilities.............................       10,021         25,321           35,342
                                                        ---------      ---------        ---------
  Net cash used in operating activities.............      (10,811)      (161,765)        (172,576)
                                                        ---------      ---------        ---------
Cash flows from investing activities:
  Purchase of property and equipment................     (159,523)       (37,314)        (196,837)
                                                        ---------      ---------        ---------
  Net cash used in investing activities.............     (159,523)       (37,314)        (196,837)
                                                        ---------      ---------        ---------
Cash flows from financing activities:
  Proceeds from issuance of common stock............      926,940             --          926,940
                                                        ---------      ---------        ---------
  Net cash provided by financing activities.........      926,940             --          926,940
                                                        ---------      ---------        ---------
Effect of exchange rate changes on cash and cash
  equivalents.......................................          997        (38,709)         (37,712)
                                                        ---------      ---------        ---------
Net increase (decrease) in cash and cash
  equivalents.......................................      757,603       (237,788)         519,815
Cash and cash equivalents beginning of period.......           --        757,603               --
                                                        ---------      ---------        ---------
Cash and cash equivalents end of period.............    $ 757,603      $ 519,815        $ 519,815
                                                        =========      =========        =========

   The accompanying notes are an integral part of these financial statements.

                                   INUP S.A.

                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                                 (U.S. DOLLARS)

1. ORGANIZATION OF THE COMPANY AND NATURE OF OPERATIONS

    INUP S.A. ("the Company") was formed on January 1, 1999 pursuant to French articles of incorporations as SOCIETE A RESPONSABILITE LIMITE (Limited Liability Company). The Company subsequently changed its corporate structure to that of a SOCIETE ANONYME (Corporation) on November 30, 1999. The Company seeks to produce and sell services and products associated with computer systems, electronics and telecommunications. Specifically, the Company currently aims to produce and sell suites for embedded and scalable Linux-based computer systems.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING AND PRESENTATION

    The Company maintains its accounting records and prepares its statutory financial statements in conformity with generally accepted accounting principles in France. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity.

    These financial statements have been translated into US Dollars according to the guidance of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52") and include certain adjustments, not recorded in the Company's accounting records, to present these financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") and conform to the standards applicable to development stage companies.

    The Company's functional currency is the European Currency Unit ("Euro").

FOREIGN CURRENCY TRANSLATION

    Under the provisions of SFAS 52, the accompanying financial statements have been translated from Euros to US Dollars as follows:

    - All assets and liabilities have been translated into US Dollars using the current exchange rate at the balance sheet date. Equity accounts have been translated using historical exchange rates.

    - Income statement accounts have been translated into US Dollars using the average exchange rate over the period presented.

    - The adjustment from translation of the Company's financial statements into US Dollars is reported as a separate component of other comprehensive income.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    The unaudited interim financial statements as of March 31, 2000 and for the three months then ended have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all normal recurring adjustments necessary to present fairly the financial information set forth therein in accordance with U.S. GAAP. All financial statement disclosures related to the interim financial statements are unaudited.

                                   INUP S.A.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 (U.S. DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Although the Company was formed on January 1, 1999, the Company's operations did not begin until the fourth quarter of 1999. Accordingly, there is no comparative financial information for the three months ended March 31, 1999 to be included in the accompanying financial statements.

DEVELOPMENT STAGE ENTERPRISE


    From the date of inception (January 1, 1999) through March 31, 2000, the Company was a development stage company, as planned principal operations had not yet begun to generate significant revenue.


USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

    The Company considers investments purchased with a maturity period of three months or less at the date of purchase to be cash equivalents.

REVENUE RECOGNITION


    The accompanying statements of operations reflect revenue in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 97-2, "Software Revenue Recognition". Revenues in 1999 resulted from a one-time resale of acquired software and consulting services provided by the Company. Revenue has been recognized upon delivery of the product when persuasive evidence of an arrangement exists, the price is fixed or determinable, collection is probable and no significant post-delivery obligations exist and as services have been provided. Through December 31, 1999, and March 31, 2000 (unaudited), the Company has not recognized revenue from other product sales.


CONCENTRATION OF CREDIT RISK

    The Company primarily places its temporary cash investments with high-credit quality financial institutions which invest primarily in French Government securities and commercial paper of prime quality. Cash deposits are held in financial institutions in France.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Carrying amounts of certain of the Company's financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to their short maturities.

                                   INUP S.A.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 (U.S. DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets, generally two to ten years. Leased assets are amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the lease term. Expenditures for maintenance and repairs are charged to operations as incurred; major expenditures for renewals and betterments are capitalized and depreciated. When an asset is sold or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the accounts and the related gain or loss is recognized in the statement of operations.

    Depreciation periods used for property and equipment are as follows:

Computer equipment..........................................  2 years
Furniture and fixtures......................................  10 years
Leasehold improvements......................................  10 years

LONG-LIVED ASSETS

    The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets to be Disposed of," ("SFAS 121").
SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributed to such assets.

INCOME TAXES

    The Company accounts for income taxes using the liability method which requires the recognition of deferred tax assets or liabilities for the temporary differences between the financial reporting and tax bases of the Company's assets and liabilities and for tax carryforwards at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

ADVERTISING


    The Company expenses advertising costs as incurred. For the three-month period ended March 31, 2000 (unaudited) and for the year ended December 31, 1999, the Company incurred $6,582 and $7,341 of advertising costs, respectively.


RECENT ACCOUNTING PRONOUNCEMENTS

    In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB No. 101), which provides

                                   INUP S.A.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 (U.S. DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) guidance on the recognition, presentation and disclosure of revenues in financial statements. The Company does not expect this guidance to materially impact the financial statements.

3. LIQUIDITY

    The Company incurred a net loss of $110,318 for the year ended December 31, 1999. The Company anticipates revenues generated from its continuing operations will not be sufficient to fund ongoing operations during the year ending December 31, 2000. As discussed in Note 8, the Company was acquired by Lineo, Inc. ("Lineo"). Lineo has represented its intent to fund the on-going operations of the Company.

4. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1999          2000
                                                              ------------   -----------
                                                                             (UNAUDITED)
Purchased computer software and equipment...................    $138,871       $171,236
Furniture and fixtures......................................       9,833         11,350
Leasehold improvements......................................      10,819         14,251
                                                                --------       --------

                                                                 159,523        196,837
Less accumulated depreciation...............................     (11,280)       (40,960)
                                                                --------       --------
                                                                $148,243       $155,877
                                                                ========       ========

5. INCOME TAXES

    The Company is subject to income taxes levied by the governments of France. As of December 31, 1999, no income taxes have been generated or paid by the Company. Income tax credits of $14,718 and $39,170 have been earned by the Company for the year ended December 31, 1999 and for the three months ended March 31, 2000 (unaudited), respectively, and will be received by the Company in a future period.

6. COMMITMENTS AND CONTINGENCIES

    During the year ended December 31, 1999, the Company entered into a contract to purchase certain software. Included in the contract are terms that require the Company to pay royalties of 2% of gross income earned on the sale of licenses of this software. Furthermore, the Company must pay royalties of 30% upon the sale of licenses of this software which include the right to modify the source code. This royalty agreement will terminate on October 19, 2006.

    Royalties that the Company is required to pay per the above contract will be expensed as cost of sales.

                                   INUP S.A.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 (U.S. DOLLARS)

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Also, as of December 31, 1999, the Company leased office space under a cancelable operating lease. The contractual term of the lease is nine years, with a right to cancel at the third and sixth anniversary dates. The portion of future minimum lease payments required under this lease that are not cancelable at December 31, 1999, are as follows:

2000........................................................  $11,822
2001........................................................   11,822
2002........................................................    4,147
                                                              -------
Total minimum lease payments................................  $27,791
                                                              =======

7. STOCKHOLDERS' EQUITY

    Effective November 30, 1999, the par value of the common stock of the Company was changed from $25 per share to $0.25 per share. All references to number of shares and per share amounts have been restated to reflect the effect of this change.

8. SUBSEQUENT EVENTS

    On May 1, 2000, the Company's stockholders and Lineo entered into a stock purchase agreement pursuant to which Lineo agreed to purchase all of the issued and outstanding capital stock of the Company for 83,334 shares of the unregistered Series C convertible preferred stock and 1,333,333 shares of the unregistered common stock of Lineo and $10,000 of cash.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Moreton Bay Ventures Pty Ltd:

    We have audited the accompanying statements of assets, liabilities, and equity (deficit) of the acquired operations of Moreton Bay Ventures Pty Ltd as of October 31, 1998 and 1999 and the related statements of revenue and expenses and comprehensive loss, changes in equity (deficit) of the acquired operations and cash flows for each of the two years in the period ended October 31, 1999. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission and, as described in Note 1, are not intended to be a complete presentation of Moreton Bay Ventures Pty Ltd's assets, liabilities, revenues, expenses and cash flows.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the acquired operations of Moreton Bay Ventures Pty Ltd as of October 31, 1998 and 1999, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

    Also, in our opinion, the amounts translated into U.S. dollars in the accompanying financial statements have been computed on the basis set forth in
Note 2.

ARTHUR ANDERSEN

Brisbane, Australia
May 12, 2000

                           THE ACQUIRED OPERATIONS OF
                          MORETON BAY VENTURES PTY LTD

             STATEMENTS OF ASSETS, LIABILITIES AND EQUITY (DEFICIT)
                           OF THE ACQUIRED OPERATIONS

                                                  AUSTRALIAN DOLLARS                 U.S. DOLLARS
                                           ---------------------------------   -------------------------
                                               OCTOBER 31,
                                           -------------------    APRIL 30,    OCTOBER 31,    APRIL 30,
                                             1998       1999        2000          1999          2000
                                           --------   --------   -----------   -----------   -----------
                                                                 (UNAUDITED)                 (UNAUDITED)
                                                 ASSETS

Current assets:
  Cash...................................  $     --   $     --     $332,427      $     --      $214,848
  Accounts receivable....................        --         --       13,311            --         8,603
  Inventory..............................        --         --       90,690            --        58,613
  Research grant receivable..............    17,368     46,378       74,584        29,974        48,204
  Marketable security, at fair value.....        --         --      420,000            --       271,446
                                           --------   --------     --------      --------      --------
    Total current assets.................    17,368     46,378      931,012        29,974       601,714
                                           ========   ========     ========      ========      ========
Property and equipment:
  Computer equipment.....................    17,684     34,930       38,437        22,575        24,842
  Furniture and fixtures.................     2,178      6,291        6,291         4,066         4,066
                                           --------   --------     --------      --------      --------
                                             19,862     41,221       44,728        26,641        28,908
  Less accumulated depreciation..........   (12,520)   (27,418)     (33,647)      (17,721)      (21,746)
                                           --------   --------     --------      --------      --------
    Net property and equipment...........     7,342     13,803       11,081         8,920         7,162
                                           --------   --------     --------      --------      --------
                                           $ 24,710   $ 60,181     $942,093      $ 38,894      $608,876
                                           ========   ========     ========      ========      ========

                      LIABILITIES AND EQUITY (DEFICIT) OF THE ACQUIRED OPERATIONS

Current liabilities:
  Accounts payable.......................  $     --   $ 29,014     $124,999      $ 18,751      $ 80,787
  Accrued liabilities....................     7,078     36,947       76,333        23,879        49,334
  Deferred revenue.......................        --         --       32,000            --        20,682
                                           --------   --------     --------      --------      --------
    Total current liabilities............     7,078     65,961      233,332        42,630       150,803
                                           ========   ========     ========      ========      ========
Commitments and contingencies (Notes 1
  and 6)

Equity (deficit) of the acquired
  operations.............................    17,632     (5,780)     708,761        (3,736)      458,073
                                           --------   --------     --------      --------      --------
                                           $ 24,710   $ 60,181     $942,093      $ 38,894      $608,876
                                           ========   ========     ========      ========      ========

                See accompanying notes to financial statements.

                           THE ACQUIRED OPERATIONS OF
                          MORETON BAY VENTURES PTY LTD

           STATEMENTS OF REVENUE AND EXPENSES AND COMPREHENSIVE LOSS

                                               AUSTRALIAN DOLLARS                            U.S. DOLLARS
                                -------------------------------------------------   ------------------------------
                                     YEAR ENDED             SIX MONTHS ENDED
                                     OCTOBER 31,                APRIL 30,           YEAR ENDED    SIX MONTHS ENDED
                                ---------------------   -------------------------   OCTOBER 31,      APRIL 30,
                                  1998        1999         1999          2000          1999             2000
                                ---------   ---------   -----------   -----------   -----------   ----------------
                                                        (UNAUDITED)   (UNAUDITED)                   (UNAUDITED)
Revenue.......................  $      --   $      --     $     --     $  41,093     $      --        $  26,558
Cost of revenue...............         --          --           --        21,184            --           13,691
                                ---------   ---------     --------     ---------     ---------        ---------
    Gross margin..............         --          --           --        19,909            --           12,867
                                ---------   ---------     --------     ---------     ---------        ---------
Operating expenses:
  General and administrative
    (exclusive of non-cash
    compensation expense of
    AUS$0, AUS$15,633, AUS$0,
    AUS$0, US$10,104 and US$0,
    respectively).............     81,964     142,408       76,794       116,634        92,038           75,381
  Research and development
    (exclusive of non-cash
    compensation expense of
    AUS$0, AUS$66,683, AUS$0,
    AUS$91,854, US$43,097 and
    US$59,365,
    respectively).............     81,595      58,547        8,554       146,148        37,839           94,456
  Sales and marketing.........         --      26,481        6,972        21,017        17,114           13,583
  Non-cash compensation
    expense...................         --      82,316           --        91,854        53,201           59,365
                                ---------   ---------     --------     ---------     ---------        ---------
  Total operating expenses....    163,559     309,752       92,320       375,653       200,192          242,785
                                ---------   ---------     --------     ---------     ---------        ---------

  Expenses in excess of
    revenue...................  $(163,559)  $(309,752)    $(92,320)    $(355,744)    $(200,192)       $(229,918)
                                =========   =========     ========     =========     =========        =========

Comprehensive loss:
  Expenses in excess of
    revenue...................  $(163,559)  $(309,752)    $(92,320)    $(355,744)    $(200,192)       $(229,918)
  Unrealized loss on
    marketable security.......         --          --           --      (380,000)           --         (245,594)
                                ---------   ---------     --------     ---------     ---------        ---------
                                $(163,559)  $(309,752)    $(92,320)    $(735,744)    $(200,192)       $(475,512)
                                =========   =========     ========     =========     =========        =========

                See accompanying notes to financial statements.

                           THE ACQUIRED OPERATIONS OF
                          MORETON BAY VENTURES PTY LTD

             CHANGES IN EQUITY (DEFICIT) OF THE ACQUIRED OPERATIONS

                                              AUSTRALIAN DOLLARS                       U.S. DOLLARS
                                   -----------------------------------------   -----------------------------
                                   YEAR ENDED OCTOBER 31,      SIX MONTHS      YEAR ENDED      SIX MONTHS
                                   -----------------------   ENDED APRIL 30,   OCTOBER 31,   ENDED APRIL 30,
                                      1998         1999           2000            1999            2000
                                   ----------   ----------   ---------------   -----------   ---------------
                                                               (UNAUDITED)                     (UNAUDITED)
Balance, beginning of period.....  $      --    $  17,632      $   (5,780)      $  11,396       $  (3,736)

Expenses in excess of revenue....   (163,559)    (309,752)       (355,744)       (200,192)       (229,918)

Unrealized loss on marketable
  security.......................         --           --        (380,000)             --        (245,594)

Issuance of stock options by
  Moreton Bay Venture Pty Ltd....         --       82,316          91,854          53,201          59,365

Funding provided by Moreton Bay
  Ventures Pty Ltd...............    181,191      204,024       1,358,431         131,859         877,956
                                   ---------    ---------      ----------       ---------       ---------

Balance, end of period...........  $  17,632    $  (5,780)     $  708,761       $  (3,736)      $ 458,073
                                   =========    =========      ==========       =========       =========

                See accompanying notes to financial statements.

                           THE ACQUIRED OPERATIONS OF
                          MORETON BAY VENTURES PTY LTD

                            STATEMENTS OF CASH FLOWS

                          INCREASE (DECREASE) IN CASH

                                                             AUSTRALIAN DOLLARS                           U.S. DOLLARS
                                              -------------------------------------------------   -----------------------------
                                                   YEAR ENDED             SIX MONTHS ENDED
                                                   OCTOBER 31,                APRIL 30,           YEAR ENDED      SIX MONTHS
                                              ---------------------   -------------------------   OCTOBER 31,   ENDED APRIL 30,
                                                1998        1999         1999          2000          1999            2000
                                              ---------   ---------   -----------   -----------   -----------   ---------------
                                                                      (UNAUDITED)   (UNAUDITED)                   (UNAUDITED)
Cash flows from operating activities:
  Expenses in excess of revenue.............  $(163,559)  $(309,752)   $(92,320)     $(355,744)    $(200,192)      $(229,918)
  Adjustments to reconcile expenses in
    excess of revenue to net cash used in
    operating activities:
    Depreciation............................      8,000      14,898       5,085          6,229         9,629           4,025
    Non-cash compensation...................         --      82,316          --         91,854        53,201          59,365
    Changes in operating assets and
      liabilities:
      Accounts receivable...................         --          --          --        (13,311)           --          (8,603)
      Inventory.............................         --          --          --        (90,690)           --         (58,613)
      Research grant receivable.............    (17,368)    (29,010)     17,368        (28,206)      (18,749)        (18,230)
      Accounts payable......................         --      29,014       4,670         95,985        18,751          62,036
      Accrued liabilities...................      7,078      29,869      16,906         39,386        19,305          25,455
      Deferred revenue......................         --          --          --         32,000            --          20,682
                                              ---------   ---------    --------      ---------     ---------       ---------
        Net cash used in operating
          activities........................   (165,849)   (182,665)    (48,291)      (222,497)     (118,055)       (143,801)
                                              ---------   ---------    --------      ---------     ---------       ---------
Cash flows from investing activities:
  Purchase of property and equipment........     (7,979)    (21,359)    (15,190)        (3,507)      (13,804)         (2,267)
                                              ---------   ---------    --------      ---------     ---------       ---------
Cash flows from financing activities:
  Funding provided by Moreton Bay Pty Ltd...    173,828     204,024      63,481        558,431       131,859         360,916
                                              ---------   ---------    --------      ---------     ---------       ---------
Net increase in cash........................         --          --          --        332,427            --         214,848
Cash, beginning of period...................         --          --          --             --            --              --
                                              ---------   ---------    --------      ---------     ---------       ---------
Cash, end of period.........................  $      --   $      --    $     --      $ 332,427     $      --       $ 214,848
                                              =========   =========    ========      =========     =========       =========

Supplemental disclosure of non-cash
  investing and financing activities:
    Allocation of property and equipment by
      Moreton Bay Ventures Pty Ltd..........  $   7,363   $      --    $     --      $      --     $      --       $      --
    Issuance of common stock for marketable
      security..............................  $      --   $      --    $     --      $ 800,000     $      --       $ 517,040

                See accompanying notes to financial statements.

                           THE ACQUIRED OPERATIONS OF
                          MORETON BAY VENTURES PTY LTD

                         NOTES TO FINANCIAL STATEMENTS

         (INFORMATION AS OF APRIL 30, 2000 AND FOR THE SIX MONTHS ENDED
                     APRIL 30, 1999 AND 2000 IS UNAUDITED)

(1) ORGANIZATION AND DESCRIPTION OF BUSINESS

    Moreton Bay Pty Ltd ("Moreton Bay"), incorporated as an Australia corporation on April 24, 1995, develops embedded virtual private network solutions for Internet appliances and provides engineering development for the Motorola ColdFire microprocessor platform. Moreton Bay's historical operations include two product lines, RAStel multimodem cards ("RAStel") and NETtel Internet routers ("NETtel"). Moreton Bay LLC, a United States limited liability corporation, is a wholly owned subsidiary of Moreton Bay.

    On May 12, 2000, the Moreton Bay's stockholders entered into an agreement with Lineo, Inc. ("Lineo"), a United States corporation. Pursuant to the agreement, Lineo acquired all of the outstanding stock of Moreton Bay in exchange for US$10,000 in cash, 956,315 shares of series D convertible preferred stock and options to purchase 87,374 shares of Lineo's common stock. The options have a vesting period of one year, an exercise price of US$3.00 per share and expire ten years from the date of grant. Prior to the acquisition, Moreton Bay transferred the RAStel assets, liabilities and operations, which Lineo did not acquire, to a separate legal entity.


    The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission. The accompanying financial statements include Moreton Bay's NETtel operations (the "Company") acquired by Lineo. The statements of revenue and expenses reflect the revenue and direct expenses of the NETtel operations and allocations of common expenses. The common expenses consist primarily of the cost of shared facilities, employees and certain other costs. Such common expenses have been allocated to the acquired operations based upon actual usage or other methods that approximate actual usage. Management believes that the allocation methods used are reasonable and reflect their best estimate of the expenses that would have been incurred by the Company as a stand-alone entity.



    During the years ended October 31, 1998 and 1999 and the six months ended April 30, 2000, the expenses of the acquired operations exceeded revenue by AUS$163,559 (US$105,708), AUS$309,752 (US$200,192) and AUS$355,744 (US$229,918),
respectively, requiring funding from the non-acquired operations of Moreton Bay amounting to AUS$181,191 (US$117,104), AUS$204,024 (US$131,857) and
AUS$1,358,431 (US$877,956), respectively. No interest expense has been recorded related to the funding received from Moreton Bay. As of April 30, 2000, the acquired operations had equity of AUS$708,761 (US$458,073). As discussed above, subsequent to April 30, 2000, Lineo acquired certain operations of Moreton Bay and Lineo has committed to provide funding to the Company as required.


(2) SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    Moreton Bay maintains its accounting records and prepares its financial statements in accordance with accounting principles generally accepted in Australia. However, the accompanying financial statements reflect all material adjustments necessary to present the financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP").

    The Company's functional currency is the Australian dollar and the accompanying financial statements are presented in Australian dollars. Additionally, as a convenience, the balance sheets as of

                           THE ACQUIRED OPERATIONS OF
                          MORETON BAY VENTURES PTY LTD

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

         (INFORMATION AS OF APRIL 30, 2000 AND FOR THE SIX MONTHS ENDED
                     APRIL 30, 1999 AND 2000 IS UNAUDITED)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
October 31, 1999 and April 30, 2000 and the related statements of revenue and expenses, changes in equity (deficit) of the acquired operations and cash flows for the respective year and six months then ended are also presented in U.S. dollars by arithmetically translating all Australian dollar amounts at AUS$1 to US$0.6463, which was the exchange rate at October 31, 1999.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    The unaudited interim financial statements as of April 30, 2000 and for the six months ended April 30, 1999 and 2000 have been prepared on the same basis as the audited financial statements, and, in the opinion of management, reflect all normal recurring adjustments necessary to present fairly the financial information set forth therein in accordance with U.S. GAAP. All financial statement disclosures related to the interim financial statements are unaudited. The results of the interim periods are not necessarily indicative of the results to be expected for the year ending October 31, 2000.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the accompanying financial statements for accounts receivable, research grant receivable and accounts payable approximate fair values because of the immediate or short-term maturities of these financial instruments.

RESEARCH AND DEVELOPMENT GRANT

    The Company has a research and development grant related to the development of the NETtel products from AusIndustry, a division of the Australian government. The grant reimburses the Company for incurred costs. Grant reimbursements are not recognized until the costs have been incurred and there is reasonable assurance that the Company will comply with the grant's conditions and that the reimbursements will be received (see Note 6). The Company has elected to include reimbursements as a reduction of the related expenses. The Company recorded grant reimbursements of AUS$17,368 (US$11,225) and AUS$220,049 (US$142,218) during the years ended October 31, 1998 and 1999, respectively, and AUS$102,848 (US$66,471) and AUS$132,584 (US$85,689) during the six months ended April 30, 1999 and 2000, respectively.

INVENTORY

    Inventories consist primarily of completed products. Inventories are stated at the lower of cost (using the first-in, first-out method) or market value. Provisions, when required, are made to reduce excess and obsolete inventories to their estimated net realizable values. Due to competitive pressures

                           THE ACQUIRED OPERATIONS OF
                          MORETON BAY VENTURES PTY LTD

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

         (INFORMATION AS OF APRIL 30, 2000 AND FOR THE SIX MONTHS ENDED
                     APRIL 30, 1999 AND 2000 IS UNAUDITED)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) and technological innovation, it is possible that estimates of net realizable value could change in the near term.

MARKETABLE SECURITY

    The Company's investment in a marketable security has been categorized as available for sale, as defined by Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Unrealized holding gains and losses are reflected as a component of equity (deficit) of the acquired operations until realized.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, less accumulated depreciation. Computer equipment and furniture and fixtures are depreciated using the straight-line method over the estimated useful life of the asset, typically three to five years. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation is removed from the accounts and any resulting gain or loss is recognized.

CAPITALIZED SOFTWARE COSTS

    In accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," development costs incurred in the research and development of new software products to be sold, leased or otherwise marketed are expensed as incurred until technological feasibility in the form of a working model has been established. Internally generated capitalizable software development costs have not been material for the years ended October 31, 1998 and 1999 and the six months ended April 30, 2000. The Company has charged its software development costs to research and development expense in the accompanying statements of revenues and expenses.

IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows of the related asset or group of assets over the remaining life in measuring whether the assets are recoverable. As of October 31, 1999 and April 30, 2000, the Company does not consider any of its long-lived assets to be impaired.

REVENUE RECOGNITION

    The accompanying statements of revenue and expenses reflect revenue in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 97-2

                           THE ACQUIRED OPERATIONS OF
                          MORETON BAY VENTURES PTY LTD

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

         (INFORMATION AS OF APRIL 30, 2000 AND FOR THE SIX MONTHS ENDED
                     APRIL 30, 1999 AND 2000 IS UNAUDITED)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
("SOP 97-2"), "Software Revenue Recognition." Revenue from the sale of software has been recognized upon delivery of the product when persuasive evidence of an arrangement exists, the price is fixed or determinable, collection is probable and no significant post-delivery obligations exist.


    In December 1998, the AICPA issued Statement of Position No. 98-9 "Modification of SOP No. 97-2, Software Revenue Recognition, with Respect to Certain Transactions" ("SOP 98-9"). SOP 98-9 amended SOP 97-2 to require recognition of revenue using a "residual method" in certain circumstances. The adoption of this statement did not have a material effect on the Company's revenue recognition policies.


INCOME TAXES

    For all periods presented, the Company was not directly subject to income taxes as the acquired operations were included with those of Moreton Bay for income tax reporting purposes. The Company was not an income tax reporting entity nor did it have a tax-sharing agreement with Moreton Bay. As a result, no income tax expense or related current or deferred income tax assets or liabilities have been allocated to the acquired operations and the liabilities or benefits attributable to the acquired operations were recorded by Moreton Bay. Had Moreton Bay allocated income taxes to the acquired operations as if it were a separate taxable entity, no income tax expense or benefit would have been recorded due to the net operating loss position of the acquired operations and the uncertainty of future realization of any deferred tax assets. The Company has recorded a valuation allowance against the net deferred tax assets of the acquired operations.

EQUITY (DEFICIT) OF ACQUIRED OPERATIONS

    Cash remitted to or transferred from Moreton Bay has been reflected as a decrease or increase in the equity (deficit) of acquired operations.

DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

    The acquired operations consist of one segment, NETtel operations. Substantially all of the acquired assets, liabilities and operations have been derived from and are located in Australia.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" was issued. SFAS No. 133 establishes new accounting and reporting standards for companies to report information about derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This statement is effective for financial statements issued for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect this statement to have a material impact on the Company's results of operations, financial position or liquidity.

    In December 1999, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 101 ("SAB No. 101"), "Revenue Recognition in Financial Statements." This

                           THE ACQUIRED OPERATIONS OF
                          MORETON BAY VENTURES PTY LTD

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

         (INFORMATION AS OF APRIL 30, 2000 AND FOR THE SIX MONTHS ENDED
                     APRIL 30, 1999 AND 2000 IS UNAUDITED)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) pronouncement summarizes certain of the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The Company is required to adopt SAB No. 101 during the first quarter of fiscal year 2001. Although management is currently evaluating the impact, if any, of SAB
No. 101, management does not presently believe it will have a material impact on the Company's results of operations, financial position or liquidity.

(3) MARKETABLE SECURITY

    On November 12, 1999, Moreton Bay entered into a stock exchange agreement with Netcomm Ltd ("Netcomm") whereby 206,868 shares of Moreton Bay's common stock were exchanged for 2,000,000 shares of common stock of Netcomm. The Company recorded the shares of Netcomm's common stock based upon the quoted market price on the date of exchange. The cost, gross unrealized loss and fair value of the marketable security as of April 30, 2000 is as follows:

                                                        AUSTRALIAN
                                                         DOLLARS     U.S. DOLLARS
                                                        ----------   ------------
Cost..................................................  $ 800,000     $ 517,040
Gross unrealized loss.................................   (380,000)     (245,594)
                                                        ---------     ---------
Fair value............................................  $ 420,000     $ 271,446
                                                        =========     =========

(4) STOCK OPTIONS

    During the year ended October 31, 1999 and the six months ended April 30, 2000, Moreton Bay agreed to grant options to purchase 26,250 and 20,000 shares of common stock, respectively, to consultants and an employee of the Company for services rendered. The committed exercise price is less than the estimated fair value of Moreton Bay's common stock on the commitment date. Accordingly, the Company recorded its allocated portion of the estimated expense related to these option commitments of AUS$82,316 (US$53,201) and AUS$91,854 (US$59,365) during the year ended October 31, 1999 and the six months ended April 30, 2000, respectively. As of April 30, 2000, the options had not yet been formally granted.

(5) RELATED PARTY TRANSACTIONS

    As discussed in Note 3, Moreton Bay entered into a share exchange agreement with Netcomm. Pursuant to the share exchange, Netcomm acquired approximately
20 percent of Moreton Bay's then outstanding common stock and Moreton Bay acquired approximately 4 percent of Netcomm's then outstanding common stock. The managing director of Moreton Bay was appointed to Netcomm's Board of Directors on March 9, 2000.

    On November 12, 1999, Moreton Bay entered into a Technology Manufacturing and Marketing Agreement with Netcomm. This agreement granted Netcomm a non-exclusive license to use Moreton Bay's licensed intellectual property and the non-exclusive right to all general development products and software products developed by or available to Moreton Bay. In consideration for the rights granted,

                           THE ACQUIRED OPERATIONS OF
                          MORETON BAY VENTURES PTY LTD

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

         (INFORMATION AS OF APRIL 30, 2000 AND FOR THE SIX MONTHS ENDED
                     APRIL 30, 1999 AND 2000 IS UNAUDITED)

(5) RELATED PARTY TRANSACTIONS (CONTINUED)
Netcomm agreed to pay a royalty on Netcomm product sales outside Australia and New Zealand which incorporate Moreton Bay's intellectual property or products. To date, no royalties have been received or are due.

    On November 12, 1999, Moreton Bay entered into a Contract Manufacturing agreement with Netcomm. The agreement specified that Netcomm would be the preferred supplier for Moreton Bay. Transactions under this agreement are conducted under terms that would be reasonable for entity's dealing at arm's length in similar circumstances. During the six months ended April 30, 2000, Moreton Bay purchased no products from Netcomm. As of April 30, 2000, the Company had no amounts due to Netcomm.

(6) COMMITMENTS AND CONTINGENCIES

OPERATING AGREEMENTS

    Rent expense included in the accompanying statements of revenues and expenses was AUS$8,610 (US$5,565) and AUS$14,225 (US$9,194) for the years ended October 31, 1998 and 1999, respectively, and AUS$5,675 (US$3,668) and AUS$8,550 (US$5,526) for the six months ended April 30, 1999 and 2000, respectively. Moreton Bay has entered into non-cancelable operating lease agreements for premises in the United States with terms of 6 months to 12 months. The future minimum rental payments under these leases for the years ending October 31, 2000 and 2001 total AUS$31,180 (US$20,152) and AUS$905 (US$585), respectively.

    Moreton Bay currently leases its Australian premises on a month-to-month basis. Current monthly rent is AUS$700 (US$452).

RESEARCH AND DEVELOPMENT GRANT

    In October 1998, Moreton Bay was awarded a research and development grant related to the NETtel products from AusIndustry, a division of the Australian government. The grant criteria include certain restrictions, including ownership changes, as defined. If an ownership change is deemed to have occurred, the grant may be cancelled and proceeds previously received by Moreton Bay may be required to be repaid. The Company has not determined whether the acquisition by Lineo will constitute an ownership change. Through April 30, 2000, the Company has recorded approximately AUS$390,000 (US$239,132) in reimbursements from this grant. Total funding available under the grant is approximately AUS$614,000 (US$397,000).

LITIGATION

    The Company is a party to certain legal proceedings from time to time arising in the ordinary course of business. Management believes, after consultation with legal counsel, that as of October 31, 1999 and April 30, 2000, no pending or threatened legal proceedings exist which would have a material adverse effect on the Company's financial position, liquidity or results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To RT-Control Inc.:

    We have audited the accompanying balance sheet of RT-Control Inc., a Canada Corporation, as of December 31, 1999 and the related statements of operations and comprehensive loss, shareholders' equity and cash flows for the period from inception (June 30, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RT-Control Inc. as of December 31, 1999 and the results of its operations and its cash flows for the period from inception to December 31, 1999 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN

Toronto, Canada
May 15, 2000

                                RT-CONTROL INC.

                                 BALANCE SHEETS

                                 (U.S. DOLLARS)

                                                              DECEMBER 31, 1999   MARCH 31, 2000
                                                              -----------------   --------------
                                                                                   (UNAUDITED)
                                             ASSETS

Current assets:
  Cash and cash equivalents.................................      $  37,860         $  12,229
  Accounts receivable.......................................             --               331
  Prepaid expenses..........................................             --             5,769
  Inventory.................................................         21,307            48,840
  Goods and services tax recoverable........................          7,037            12,905
                                                                  ---------         ---------
    Total current assets....................................         66,204            80,074
                                                                  ---------         ---------
  Computer and office equipment, net of accumulated
    depreciation of $461....................................             --            49,639
                                                                  ---------         ---------
                                                                  $  66,204         $ 129,713
                                                                  =========         =========

                         LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable..........................................      $  36,451         $  21,237
  Accrued liabilities.......................................             --            53,506
  Deferred revenue..........................................             --               605
  Advances from shareholders................................         10,434            21,942
  Notes payable to shareholders.............................         11,120                --
  Note payable to Lineo, Inc................................             --           100,000
  Current portion of capital lease obligation...............             --             1,821
                                                                  ---------         ---------
    Total current liabilities...............................         58,005           199,111
                                                                  ---------         ---------
Capital lease obligation, net of current portion............             --             7,286
                                                                  ---------         ---------
Shareholders' equity (deficit):
  Common shares, no par value, unlimited shares authorized,
    291 and 300 shares outstanding, respectively............        106,439           181,439
  Accumulated deficit.......................................        (98,443)         (258,045)
  Cumulative translation adjustment.........................            203               (78)
                                                                  ---------         ---------
    Total shareholders equity (deficit).....................          8,199           (76,684)
                                                                  ---------         ---------
                                                                  $  66,204         $ 129,713
                                                                  =========         =========

                See accompanying notes to financial statements.

                                RT-CONTROL INC.

                STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                 (U.S. DOLLARS)

                                                                 PERIOD FROM
                                                                  INCEPTION         THREE MONTHS
                                                              (JUNE 30, 1999) TO       ENDED
                                                              DECEMBER 31, 1999    MARCH 31, 2000
                                                              ------------------   --------------
                                                                                    (UNAUDITED)
Revenue.....................................................       $ 66,951           $  10,224
Cost of revenue.............................................         42,392               6,455
                                                                   --------           ---------
  Gross margin..............................................         24,559               3,769
                                                                   --------           ---------
Operating expenses:
  Research and development..................................         74,468              52,870
  General and administrative (exclusive of non-cash
    share-related compensation of $0 and $75,000,
    respectively)...........................................         38,446              27,690
  Sales and marketing.......................................          7,324               6,475
  Non-cash share-related compensation.......................             --              75,000
                                                                   --------           ---------
                                                                    120,238             162,035
                                                                   --------           ---------
Loss from operations........................................        (95,679)           (158,266)
  Interest expense, net.....................................         (2,764)             (1,336)
                                                                   --------           ---------
Net loss....................................................       $(98,443)          $(159,602)
                                                                   ========           =========
Comprehensive loss:
  Net loss..................................................       $(98,443)          $(159,602)
  Foreign currency translation adjustments..................            203                (281)
                                                                   --------           ---------
                                                                   $(98,240)          $(159,883)
                                                                   ========           =========

                See accompanying notes to financial statements.

                                RT-CONTROL INC.

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                 (U.S. DOLLARS)

                                             COMMON SHARES                    CUMULATIVE         TOTAL
                                          -------------------   ACCUMULATED   TRANSLATION    SHAREHOLDERS'
                                           SHARES     AMOUNT      DEFICIT     ADJUSTMENT    EQUITY (DEFICIT)
                                          --------   --------   -----------   -----------   ----------------
Issuance of common shares for cash at
  inception.............................    291      $     20    $      --       $  --         $      20
Contribution of services................     --       106,419           --          --           106,419
Foreign currency translation
  adjustments...........................     --            --           --         203               203
Net loss................................     --            --      (98,443)         --           (98,443)
                                            ---      --------    ---------       -----         ---------
Balance, December 31, 1999..............    291       106,439      (98,443)        203             8,199
Issuance of common shares for services
  (unaudited)...........................      9        75,000           --          --            75,000
Foreign currency translation adjustments
  (unaudited)...........................     --            --           --        (281)             (281)
Net loss (unaudited)....................     --            --     (159,602)         --          (159,602)
                                            ---      --------    ---------       -----         ---------
Balance, March 31, 2000 (unaudited).....    300      $181,439    $(258,045)      $ (78)        $ (76,684)
                                            ===      ========    =========       =====         =========

                See accompanying notes to financial statements.

                                RT-CONTROL INC.

                            STATEMENTS OF CASH FLOWS

                                 (U.S. DOLLARS)

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                     PERIOD FROM
                                                                    INCORPORATION                   THREE
                                                                 (JUNE 30, 1999) TO             MONTHS ENDED
                                                                  DECEMBER 31, 1999            MARCH 31, 2000
                                                              -------------------------   -------------------------
                                                                                                 (UNAUDITED)
Cash flows from operating activities:
  Net loss..................................................  $               (98,443)    $                (159,602)
    Adjustments to reconcile net loss to net cash provided
      by (used in) operating activities:
      Depreciation..........................................                       --                           461
      Contribution of services..............................                  106,419                            --
      Non-cash share-related compensation...................                       --                        75,000
      Changes in operating assets and liabilities:
        Accounts receivable.................................                       --                          (331)
        Prepaid expenses....................................                       --                        (5,769)
        Inventory...........................................                  (21,307)                      (27,533)
        Goods and services tax recoverable..................                   (7,037)                       (5,868)
        Accounts payable....................................                   36,451                       (15,214)
        Accrued liabilities.................................                       --                        53,506
        Deferred revenue....................................                       --                           605
                                                              -------------------------   -------------------------
        Net cash provided by (used in) operating
          activities........................................                   16,083                       (84,745)
                                                              -------------------------   -------------------------
Cash flows from investing activities:
  Purchase of property and equipment........................                       --                       (40,993)
                                                              -------------------------   -------------------------
Cash flows from financing activities:
  Advances from shareholders................................                   10,434                        11,508
  Proceeds from (repayments of) notes payable to
    shareholders............................................                   11,120                       (11,120)
  Proceeds from the sale of common shares upon
    incorporation...........................................                       20                            --
  Proceeds from note payable to Lineo, Inc..................                       --                       100,000
                                                              -------------------------   -------------------------
        Net cash provided by financing activities...........                   21,574                       100,388
                                                              -------------------------   -------------------------
Net increase (decrease) in cash and cash equivalents........                   37,657                       (25,350)
Foreign currency translation adjustments....................                      203                          (281)
Cash and cash equivalents, beginning of period..............                       --                        37,860
                                                              -------------------------   -------------------------
Cash and cash equivalents, end of period....................  $                37,860     $                  12,229
                                                              =========================   =========================
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................  $                 1,048     $                     907
Supplemental disclosure of noncash investing and financing
  activities:
  Acquisition of assets under capital lease arrangement.....  $                    --     $                   9,107

                See accompanying notes to financial statements.

                                RT-CONTROL INC.

                         NOTES TO FINANCIAL STATEMENTS

              (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE
                   MONTHS ENDED MARCH 31, 2000 IS UNAUDITED)

                                 (U.S. DOLLARS)

1. ORGANIZATION AND NATURE OF OPERATIONS


    RT-Control Inc. (the "Company") was incorporated under the Canada Business Corporations Act on June 30, 1999. The Company develops and markets the mClinux version of Linux for microcontrollers.


    On May 12, 2000, the Company's shareholders entered into an agreement with Lineo, Inc. ("Lineo"), a United States corporation. Pursuant to the agreement, Lineo acquired all of the outstanding common shares of RT-Control in exchange for $15,000 in cash, 404,169 shares of Lineo's series D convertible preferred stock and options to purchase 16,667 shares of Lineo's common stock. The options have a vesting period of one year, an exercise price of $1.50 per share and expire ten years from the date of grant.

    During the three months ended March 31, 2000, the Company received $100,000 from Lineo through the issue of a promissory note. The Company received an additional $100,000 on April 3, 2000 from Lineo under similar terms (see
Note 6). Lineo has committed to provide funding to the Company as required.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    The unaudited interim financial statements as of March 31, 2000 and for the three months then ended have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all normal recurring adjustments necessary to present fairly the financial information set forth therein in accordance with accounting principles generally accepted in the United States. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for the entire year ending December 31, 2000.

USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the accompanying financial statements for cash and cash equivalents, accounts receivable, goods and services tax recoverable, and accounts payable approximate fair values because of the immediate or short-term maturities of these financial instruments. The

                                RT-CONTROL INC.

              (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE
                   MONTHS ENDED MARCH 31, 2000 IS UNAUDITED)

                                 (U.S. DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) carrying amounts of the Company's debt obligations approximate fair value based on current interest rates.

FOREIGN CURRENCY TRANSLATION


    The Company prepares its statements in Canadian dollars since its functional currency is the Canadian dollar. As a result of the acquisition discussed in
Note 1, the accompanying financial statements are denominated in U.S. dollars. As a result, the Company has translated its Canadian dollar financial statements into U.S. dollars using the current method. Under this method, monetary and non-monetary items are translated at the rate of exchange in effect at the balance sheet date and revenue and expenses are translated at the average exchange rate for the periods.


CASH AND CASH EQUIVALENTS

    For purposes of the balance sheet and statement of cash flows, the Company considers all short-term deposits with original maturities of 90 days or less to be cash equivalents. Cash equivalents consist of short-term low risk commercial paper and guaranteed investment certificates.

INVENTORY

    Inventory consists primarily of raw materials. Inventory is stated at the lower of cost (using the first-in, first-out method) or market value. Provisions, when required, are made to reduce excess and obsolete inventory to its estimated net realizable value. Due to competitive pressures and technological innovation, it is possible that estimates of net realizable value could change in the near term.

RESEARCH AND DEVELOPMENT EXPENSES

    In accordance with Statement of Financial Accounting Standards ("SFAS")
No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", development costs incurred in the research and development of new software products to be sold, leased or otherwise marketed are expensed as incurred until technological feasibility in the form of a working model has been established.

    Due to continuing technological changes and changing customer needs, the Company has concluded that it cannot determine technological feasibility of its various products until the development phase of the project is nearly complete. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release is very short and, consequently, the amounts that could be capitalized are not material to the Company's financial position or results of operations. Therefore, the Company charges all research and development expenses to operations in the period incurred.

                                RT-CONTROL INC.

              (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE
                   MONTHS ENDED MARCH 31, 2000 IS UNAUDITED)

                                 (U.S. DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    The Company generates revenue from the sale of its products, which primarily takes place through the Company's internet site.

    The Company has recognized software revenue in accordance with the provisions of Statement of Position No. 97-2, "Software Revenue Recognition" ("SOP 97-2"). Under SOP 97-2, software revenue is recognized upon execution of a contract and delivery of software, provided that the license fee is fixed and determinable, no significant production, modification or customization of the software is required and collection is considered probable by management.

    Hardware sales are recognized when title passes, which coincides with shipment and customer acceptance.


STOCK-BASED COMPENSATION



    The Company accounts for its stock-based compensation issued to directors, officers and employees under Accounting Principles Board Opinion No. 25 ("APB No. 25") "Accounting for Stock Issued to Employees" and related interpretations. Under APB No. 25, compensation expense for stock options, if any, is recognized if an option's exercise price on the measurement date is below the intrinsic fair value of the Company's common stock and amortized to expense over the vesting period. Through March 31, 2000, the Company has not issued any stock options. Compensation expense for stock awards or purchases, if any, is recognized if the award or purchase price on the measurement date is below the intrinsic fair value of the Company's common stock and is recognized on the date of award or purchase.



    The Company accounts for its stock-based compensation issued to other than employees in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation" and related interpretations. Under SFAS No. 123, stock-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measureable. The measurement date for these issuances is the earlier of either the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete.


INCOME TAXES

    The Company recognizes a current tax liability or asset for current taxes payable or refundable and a deferred tax liability or asset for the estimated future tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting and their tax basis and loss carry forwards to the extent they are realizable. A deferred tax valuation allowance is required if it is "more likely than not" that all or a portion of recorded future tax assets will not be realized.

                                RT-CONTROL INC.

              (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE
                   MONTHS ENDED MARCH 31, 2000 IS UNAUDITED)

                                 (U.S. DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
GOODS AND SERVICES TAX RECOVERABLE

    Goods and services tax ("GST") is a Canadian value added tax. GST recoverable represents input tax credits received by the Company on GST paid or payable for certain goods and services purchased during the period.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" was issued. SFAS No. 133 establishes new accounting and reporting standards for companies to report information about derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. This statement is effective for financial statements issued for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect this statement to have a material impact on the Company's results of operations, financial position or liquidity.

    In December 1999, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 101 ("SAB No. 101"), "Revenue Recognition in Financial Statements." This pronouncement summarizes certain of the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The Company is required to adopt SAB No. 101 during the second quarter of 2000. Although management is currently evaluating the impact, if any, of SAB No. 101, management does not presently believe it will have a material impact on the Company's results of operations, financial position or liquidity.

3. EQUITY AND RELATED PARTY TRANSACTIONS

    During the period ended December 31 1999, certain shareholders and employees of the Company rendered services without receiving any consideration amounting to approximately $90,400 and $16,000, respectively. The Company recorded the fair value of these services as a capital contribution. The fair value of these services was based on management's estimates.

    At December 31, 1999 and March 31, 2000, the Company had advances from shareholders of $10,434 and $21,942, respectively, representing amounts owed to shareholders for expenses incurred on behalf of the Company. The advances do not have any fixed repayment terms and bear interest charges only to the extent the shareholders incur interest charges.

    At December 31, 1999, the Company had $11,120 in notes due to shareholders representing cash advances made by the shareholders to the Company. The notes did not carry any fixed repayment terms and bore interest at prime (6.5 percent at December 31, 1999) plus 3.7 percent. Subsequent to December 31, 1999, the Company repaid these notes together with the related interest.

    On January 27, 2000, the Company issued 261 common shares to its existing shareholders on a pro-rata basis. This issuance has been accounted for as a stock split and retroactively reflected in the accompanying financial statements for all periods presented.

                                RT-CONTROL INC.

              (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE
                   MONTHS ENDED MARCH 31, 2000 IS UNAUDITED)

                                 (U.S. DOLLARS)

3. EQUITY AND RELATED PARTY TRANSACTIONS (CONTINUED)
    During January 2000, the Company issued 9 common shares to an employee and a consultant for services rendered. The estimated fair value of the common shares on the date of issuance was deemed to be $75,000, based on the consideration paid by Lineo to acquire the Company on May 9, 2000. The $75,000 has been reflected as non-cash share-related compensation in the accompanying statement of operations for the three months ended March 31, 2000.

4. INCOME TAXES

    The components of the Company's income tax provision computed at the combined statutory Canadian federal and provincial income tax rate for the period from inception (June 30, 1999) to December 31, 1999 is as follows:

Income tax benefit at statutory
  rates..............................                 $22,267
Change in valuation allowance........                 (22,267)
                                                      -------
                                                      $    --
                                                      =======

    The deferred income tax assets resulting from differences in the timing of the recognition of certain income and expense items for income tax and financial accounting purposes at December 31, 1999 are as follows:

Net operating loss carryforward......                $ 22,267
Less: valuation allowance............                 (22,267)
                                                     --------
  Net deferred income taxes..........                $     --
                                                     ========

    The ultimate realization of the net operating loss carryforward is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined. The Company has established a valuation allowance against its net operating loss carryforward because the available objective evidence creates sufficient uncertainty regarding its realizability.

    At December 31, 1999, the Company's net operating loss carryforward totaled $98,443 and expires in 2006.

5. COMMITMENTS AND CONTINGENCIES

LEGAL

    The Company may become party to certain legal proceedings arising in the ordinary course of business. Management believes, after consultation with legal counsel, that as of December 31, 1999 and March 31, 2000, no pending or threatened legal proceedings exist which would have a material adverse effect on the Company's financial position, liquidity or results of operations.

                                RT-CONTROL INC.

              (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE
                   MONTHS ENDED MARCH 31, 2000 IS UNAUDITED)

                                 (U.S. DOLLARS)

5. COMMITMENTS AND CONTINGENCIES (CONTINUED)
LEASES

    The Company leases its operating facilities under an operating lease arrangement. The lease term is 29 months commencing on March 1, 2000. The future minimum rental payments under the arrangement are as follows:

YEAR ENDING DECEMBER 31,
------------------------
2000.................................                 $17,914
2001.................................                  23,885
2002.................................                   9,952
                                                      -------
                                                      $51,751
                                                      =======

    The Company has acquired certain office equipment under a capital lease agreement. The lease term is for 60 months commencing on April 1, 2000. The future minimum lease payments on this lease are as follows:

YEAR ENDING DECEMBER 31,
------------------------
2000.................................                 $1,739
2001.................................                  2,318
2002.................................                  2,318
2003.................................                  2,318
2004.................................                  2,318
Thereafter...........................                    580
                                                      ------
                                                      11,591
Less: amounts representing
  interest...........................                 (2,484)
                                                      ------
Capital lease obligation.............                  9,107
Less: current portion................                 (1,821)
                                                      ------
                                                      $7,286
                                                      ======

6. NOTE PAYABLE TO LINEO

    On February 25, 2000, the Company received proceeds of $100,000 from Lineo in consideration for issuing an unsecured promissory note. On April 3, 2000, the Company received an additional $100,000 from Lineo in consideration for issuing an unsecured promissory note. The notes bear interest at a rate of 7.25 percent per annum and are due 30 days after demand.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULE

TO LINEO, INC.:

    We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Lineo, Inc., the carved-out portion of Caldera, Inc. and their subsidiary included in this registration statement and have issued our report thereon dated May 15, 2000. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule II--Valuation and Qualifying Accounts is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
May 15, 2000

                          LINEO, INC., THE CARVED-OUT
                 PORTION OF CALDERA, INC. AND THEIR SUBSIDIARY
                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED OCTOBER 31, 1997, 1998 AND 1999

                                                    BALANCE AT   CHARGED TO                   BALANCE AT
                                                    BEGINNING    COSTS AND                      END OF
                   DESCRIPTION                      OF PERIOD     EXPENSES    DEDUCTIONS(A)     PERIOD
--------------------------------------------------  ----------   ----------   -------------   ----------
Allowance of doubtful accounts:
  Year ended October 31, 1997.....................    $   --       $    --       $    --        $   --
  Year ended October 31, 1998.....................        --        13,500            --        13,500
  Year ended October 31, 1999.....................    13,500       163,500       (95,168)       68,332

------------------------

(a) Represents write-offs of uncollectable accounts receivable

INSIDE BACK COVER

Text      (across top) "Embed Linux Software Anywhere-TM-"
                       "Lineo-TM"
                       "The Embedded Linux Solutions Company-TM-"

        (middle, left) "Small to Large and Everything in Between"

(top to bottom, right) "Digital cameras, Cellular phones, Computer network storage and servers, Handhelds, Home appliances, Network traffic routers, Set-top boxes, Telephone switches, Virtual private networks"

Pictures:  (left upper corner)  Computer chip on tip of index finger
          (left bottom corner)  Person inserting computer board into file server

                                     [LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the NASD filing fee and The Nasdaq National Market listing fee.

Securities and Exchange Commission Registration Fee.........  $   15,840
NASD Filing Fee.............................................       6,500
Nasdaq National Market Filing Fee...........................      90,000
Printing Costs..............................................     200,000
Legal Fees and Expenses.....................................     400,000
Accounting Fees and Expenses................................     950,000
Directors' and Officers' Insurance Policy Premium...........     525,000
Blue Sky Fees and Expenses..................................       5,000
Transfer Agent and Registrar Fees...........................       5,000
Miscellaneous...............................................      52,660
                                                              ----------
    Total...................................................  $2,250,000
                                                              ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The registrant is a Delaware corporation. In its restated certificate of incorporation, the registrant has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled. The registrant has also adopted indemnification provisions in its restated certificate of incorporation and bylaws pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

    The registrant intends to enter into indemnification agreements with each of the registrant's officers and directors. The Underwriting Agreement
(Exhibit 1.1 hereto) provides for indemnification between the underwriters and the registrant from and against certain liabilities arising in connection with the offering which is the subject of this registration statement.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    The following is a description of all securities that the registrant has sold within the past three years without registering the securities under the Securities Act:


    On September 1, 1998, the registrant issued 18,000,000 shares of its common stock to Caldera, Inc. in exchange for a contribution of computer and office equipment with an aggregate value of $52,787.48. This issuance was exempt from registration pursuant to 4(2) of the Securities Act.



    On December 29, 1999, the registrant sold 1,500,000 shares of its common stock at a price of $.80 per share to two accredited investors affiliated with the registrant for an aggregate offering price of $1,200,000. This issuance was exempt from registration pursuant to 4(2) of the Securities Act.



    On February 17, 2000, the registrant sold 2,500,000 shares of its Series A Class 2 convertible preferred stock at a price of $1.50 per share to two affiliated accredited investors and one accredited investor which was not then affiliated with the registrant for an aggregate offering price of $3,750,000. This issuance was exempt from registration pursuant to Rule 506 of Regulation D under Section 4(2) of the Securities Act.



    On February 17, 2000, the registrant exchanged 5,000,000 shares of its Series A Class 1 convertible preferred stock to The Canopy Group, Inc. in exchange for 5,000,000 shares of its common stock. This exchange was exempt from registration pursuant to Rule 506 of Regulation D under Section 4(2) of the Securities Act.



    On March 15, 2000, the registrant sold 4,833,331 shares of its Series B convertible preferred stock at a price of $3.00 per share to 15 accredited investors, one of which is affiliated with the registrant, for an aggregate offering price of $14,499,973. This issuance was exempt from registration pursuant to Rule 506 of Regulation D under Section 4(2) of the Securities Act.



    On April 3, 2000, the registrant issued 1,745,226 shares of its common stock to 23 individuals pursuant to a merger agreement between the registrant and Zentropic Computing, LLC, a Virginia limited liability company, in exchange for all issued and outstanding shares of capital stock of Zentropic. This exchange was exempt from registration pursuant to Rule 506 of Regulation D under
Section 4(2) of the Securities Act.



    On April 28, 2000, the registrant sold 3,000,000 shares of its Series C convertible preferred stock at a price of $6.00 per share to 21 accredited investors, one of which is affiliated with the registrant, for an aggregate offering price of $18,000,000. This issuance was exempt from registration pursuant to Rule 506 of Regulation D under Section 4(2) of the Securities Act.



    On May 1, 2000, the registrant issued 69,998 shares of its Series D convertible preferred stock to five individuals pursuant to a share purchase agreement between the registrant and certain stockholders of Fireplug
Computers Inc., a British Columbia, Canada company, in exchange for all issued and outstanding shares of capital stock of Fireplug. This transaction was exempt from registration pursuant to Regulation S and/or Rule 506 of Regulation D under
Section 4(2) of the Securities Act.



    On May 1, 2000, the registrant issued 1,333,333 shares of its common stock to 21 individuals and 83,334 shares of its Series C convertible preferred stock to one corporate entity pursuant to a stock purchase agreement between the registrant and certain stockholders of Inup S.A., a French corporation, in exchange for all issued and outstanding shares of capital stock of Inup. This transaction was exempt from registration pursuant to Regulation S and/or Rule 506 of Regulation D under Section 4(2) of the Securities Act.



    On May 10, 2000, the registrant issued 956,315 shares of its Series D convertible preferred stock to 14 individuals pursuant to a stock purchase agreement between the registrant and certain stockholders of Moreton Bay Ventures Pty Ltd, an Australian corporation, in exchange for all issued and outstanding shares of capital stock of Moreton Bay. This transaction was exempt from registration pursuant to Regulation S and/or Rule 506 of Regulation D under
Section 4(2) of the Securities Act.



    On May 12, 2000, the registrant issued 404,169 shares of its Series D convertible preferred stock to three individuals pursuant to a stock purchase agreement between the registrant and certain stockholders of RT-Control, Inc., a Canadian corporation, in exchange for all issued and outstanding shares of capital stock of RT-Control. This transaction was exempt from registration pursuant to Regulation S and/or Rule 506 of Regulation D under Section 4(2) of the Securities Act.



    From June 1999 to October 10, 2000, options to purchase 5,680,650 shares of the registrant's common stock were granted to 253 individuals at a weighted average exercise price of $3.24 per share. These grants were exempt from registration pursuant to Rule 701 under the Securities Act.



    From June 1999 to October 10, 2000, 716,519 shares of the registrant's common stock were issued to nine individuals upon the exercise of stock options granted pursuant to the registrant's stock option plan at a weighted average exercise price of $0.80 per share. These issuances were exempt from registration pursuant to Rule 701 under the Securities Act.



    On October 2, 2000, the registrant sold a warrant to purchase up to 2,000,000 shares of its common stock at an exercise price of $6.00 per share to an accredited investor which was not then affiliated with the registrant for an aggregate offering price of $1.5 million. This transaction was exempt from registration pursuant to Rule 506 of Regulation D under Section 4(2) of the Securities Act.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS.


           NUMBER           DESCRIPTION
    ---------------------   -----------
           1.1*             Form of Underwriting Agreement

           3.1#             Certificate of Incorporation and all amendments thereto

           3.1(a)#          Form of Restated Certificate of Incorporation

           3.2#             Bylaws and all amendments thereto

           4.1              See Exhibits 3.1 and 3.2 for provisions defining the rights of the holders of common stock

           5.1*             Form of Opinion of Summit Law Group, PLLC regarding legality of shares

          10.1#             1999 Stock Option Plan

          10.2#             GNU General Public License

          10.3#+            OEM License Agreement No. LNO201 (Amended and Restated
                              3/20/2000) by and between Lineo, Inc. and DaiShin
                              Information and Communications Company dated February 17,
                              2000

          10.3(a)*+         Addendum to Schedule D to OEM License Agreement No. LNO201
                              by and between Lineo, Inc. and DaiShin Information and
                              Communications Company dated July 31, 2000

           NUMBER           DESCRIPTION
    ---------------------   -----------
          10.4#             Stock Purchase and Sale Agreement dated as of January 6,
                              2000, by and between Lineo, Inc. and Caldera
                              Systems, Inc.

          10.5#             DR DOS License Agreement dated as of September 1, 1998, by and between Caldera, Inc. and Caldera Thin Clients, Inc.

          10.6#             Technology Assignment Agreement dated as of December 29,
                              1999, by and between The Canopy Group and Lineo, Inc.

          10.7#             Recapitalization Agreement dated February 17, 2000, by and between Lineo, Inc. and The Canopy Group, Inc.

          10.8#             Form of Lineo, Inc. Series A Stock Purchase Agreement

          10.9#             Form of Lineo, Inc. Series B Stock Purchase Agreement

          10.10#            Form of Lineo, Inc. Series C Stock Purchase Agreement

          10.11#            Stock Purchase Agreement dated as of April 13, 2000, by and among Lineo, Inc., United System Engineers, Inc., and the
                              shareholders named therein

          10.12#            Share Purchase Agreement dated as of May 1, 2000, by and
                              among Lineo, Inc., Fireplug Computers Inc. and the
                              shareholders named therein

          10.13#            Stock Purchase Agreement dated as of May 10, 2000, by and
                              among Moreton Bay Ventures Pty Ltd, Lineo, Inc. and the
                              Sellers named therein

          10.14#            Stock Purchase Agreement dated as of May 1, 2000, by and
                              among Lineo, Inc., Inup S.A. and the Sellers named therein

          10.15#            Share Purchase Agreement dated as of May 10, 2000, by and
                              among Lineo, Inc., RT-Control, Inc. and the Shareholders
                              named therein

          10.16#            Form of Lineo, Inc. Investor Rights Agreement

          10.17#            Form of Lineo, Inc. Amendment No. 1 to Investor Rights
                              Agreement

          10.18#            Form of Lineo, Inc. Amendment No. 2 to Investor Rights
                              Agreement

          10.19#            Form of Indemnification Agreement

          10.20#            Sublease dated January 31, 2000 by and between SwitchSoft
                              Systems, Inc. and Lineo, Inc.

          10.21#            Sublease 380 South 400 West, Suite C dated February 29, 2000 by and between VPNX.com and Lineo, Inc.

          10.22#            Employment Agreement dated May 16, 2000 by and between Bryan
                              W. Sparks and Lineo, Inc.

          10.23*+           Strategic Alliance Agreement dated August 31, 2000 by and
                              between Metrowerks Corp. and Lineo, Inc.

          10.24*            Stockholder Agreement dated as of August 31, 2000 by and
                              between Lineo, Inc., Caldera Systems, Inc., The Canopy
                              Group, Bryan Sparks, Dry Canyon Holding Company LLC and
                              Metrowerks Holdings, Inc.

          10.25*            Warrant Purchase Agreement dated as of August 31, 2000 by
                              and between Lineo, Inc. and Metrowerks Holdings, Inc.

          10.26*            Form of Warrant dated October 2, 2000 granted to Metrowerks
                              Holdings, Inc.

          10.27*            Form of Lineo, Inc. Amendment No. 3 to Investor Rights
                              Agreement

           NUMBER           DESCRIPTION
    ---------------------   -----------
          10.28*+           Shareholders Agreement dated as of September 22, 2000 among
                              Lineo, Inc., Samsung Electro-Mechanics Co., Ltd. and
                              Samsung Venture Investment Corporation

          10.29*            Lineo, Inc. Employee Stock Purchase Plan

          10.30*            Employment Agreement dated May 10, 2000 by and between
                              Robert B. Waldie and Lineo, Inc.

          21.1*             Subsidiaries of the registrant

          23.1              Consent of Summit Law Group, PLLC (contained in the opinion filed as Exhibit 5.1 hereto)

          23.2*             Consent of Arthur Andersen LLP, Independent Public
                              Accountants

          23.3*             Consent of Arthur Andersen, Independent Public Accountants

          23.4*             Consent of Arthur Andersen, Independent Public Accountants

          23.5*             Consent of Befec -- Price Waterhouse, Independent
                              Accountants

          23.6*             Consent of Arthur Andersen, Independent Public Accountants

          23.7*             Consent of Arthur Andersen, Independent Public Accountants

          24.1              Power of Attorney (See Page II-8)

          27.1*             Financial Data Schedule


------------------------


*   Filed herewith


+   Confidential treatment requested


#  Previously filed

    (B) FINANCIAL STATEMENT SCHEDULES.

    Schedule II -- Valuation and Qualifying Accounts for the Years Ended October 31, 1997, 1998 and 1999

    Schedules not listed above have been omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of the registrant or related notes thereto.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lindon, State of Utah, on the 13th day of October, 2000.


                                                       LINEO, INC.

                                                       By:             /s/ BRYAN W. SPARKS
                                                            -----------------------------------------
                                                                         Bryan W. Sparks
                                                              PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                                      CHAIRMAN OF THE BOARD


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities indicated below on the 13th day of October, 2000.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                 /s/ BRYAN W. SPARKS                   President, Chief Executive Officer and
     -------------------------------------------         Chairman of the Board (Principal Executive
                   Bryan W. Sparks                       Officer)

                          *                            Senior Vice President, Chief Financial Officer
     -------------------------------------------         and Treasurer (Principal Financial and
                   Gregory C. Hill                       Accounting Officer)

                          *
     -------------------------------------------       Director
                  Raymond J. Noorda

                          *
     -------------------------------------------       Director
                   Ralph J. Yarro

                          *
     -------------------------------------------       Director
                    John R. Egan

                          *
     -------------------------------------------       Director
                 William P. Barnett


By:                    /s/ BRYAN W. SPARKS
             --------------------------------------
                         Bryan W. Sparks
                       AS ATTORNEY-IN-FACT

                               POWER OF ATTORNEY



    Each person whose individual signature appears below hereby authorizes and appoints Bryan W. Sparks and Matthew R. Harris, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments thereto and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities indicated below on the 13th day of October, 2000.




               /s/ STEVEN G. ROTHMEIER
     -------------------------------------------       Director
                 Steven G. Rothmeier

     -------------------------------------------       Director
                  Alex Serge Vieux

                                 EXHIBIT INDEX


           NUMBER                                   DESCRIPTION
    ---------------------   ------------------------------------------------------------
           1.1*             Form of Underwriting Agreement

           3.1#             Certificate of Incorporation and all amendments thereto

           3.1(a)#          Form of Restated Certificate of Incorporation

           3.2#             Bylaws and all amendments thereto

           4.1              See Exhibits 3.1 and 3.2 for provisions defining the rights of the holders of common stock

           5.1*             Form of Opinion of Summit Law Group, PLLC regarding legality of shares

          10.1#             1999 Stock Option Plan

          10.2#             GNU General Public License

          10.3#+            OEM License Agreement No. LNO201 (Amended and Restated
                              3/2/00) by and between Lineo, Inc. and DaiShin Information and Communications Company dated February 17, 2000

          10.3(a)*+         Addendum to Schedule D to OEM License Agreement No. LNO201
                              by and between Lineo, Inc. and DaiShin Information and
                              Communications Company dated July 31, 2000

          10.4#             Stock Purchase and Sale Agreement dated as of January 6,
                              2000, by and between Lineo, Inc. and Caldera
                              Systems, Inc.

          10.5#             DR DOS License Agreement dated as of September 1, 1998, by and between Caldera, Inc. and Caldera Thin Clients, Inc.

          10.6#             Technology Assignment Agreement dated as of December 29,
                              1999, by and between The Canopy Group and Lineo, Inc.

          10.7#             Recapitalization Agreement dated February 17, 2000, by and between Lineo, Inc. and The Canopy Group, Inc.

          10.8#             Form of Lineo, Inc. Series A Stock Purchase Agreement

          10.9#             Form of Lineo, Inc. Series B Stock Purchase Agreement

          10.10#            Form of Lineo, Inc. Series C Stock Purchase Agreement

          10.11#            Stock Purchase Agreement dated as of April 13, 2000, by and among Lineo, Inc., United System Engineers, Inc., and the
                              shareholders named therein

          10.12#            Share Purchase Agreement dated as of May 1, 2000, by and
                              among Lineo, Inc., Fireplug Computers Inc. and the
                              shareholders named therein

          10.13#            Stock Purchase Agreement dated as of May 10, 2000, by and
                              among Moreton Bay Ventures Pty Ltd, Lineo, Inc. and the
                              Sellers named therein

          10.14#            Stock Purchase Agreement dated as of May 1, 2000, by and
                              among Lineo, Inc., Inup S.A. and the Sellers named therein

          10.15#            Share Purchase Agreement dated as of May 10, 2000, by and
                              among Lineo, Inc., RT-Control, Inc. and the Shareholders
                              named therein

          10.16#            Form of Lineo, Inc. Investor Rights Agreement

          10.17#            Form of Lineo, Inc. Amendment No. 1 to Investor Rights
                              Agreement

          10.18#            Form of Lineo, Inc. Amendment No. 2 to Investor Rights
                              Agreement

           NUMBER                                   DESCRIPTION
    ---------------------   ------------------------------------------------------------
          10.19#            Form of Indemnification Agreement

          10.20#            Sublease dated January 31, 2000 by and between SwitchSoft
                              Systems, Inc. and Lineo, Inc.

          10.21#            Sublease 380 South 400 West, Suite C dated February 29, 2000 by and between VPNX.com and Lineo, Inc.

          10.22#            Employment Agreement dated May 16, 2000 by and between Bryan
                              W. Sparks and Lineo, Inc.

          10.23*+           Strategic Alliance Agreement dated August 31, 2000 by and
                              between Metrowerks Corp. and Lineo, Inc.

          10.24*            Stockholder Agreement dated as of August 31, 2000 by and
                              between Lineo, Inc., Caldera Systems, Inc., The Canopy
                              Group, Bryan Sparks, Dry Canyon Holding Company LLC and
                              Metrowerks Holdings, Inc.

          10.25*            Warrant Purchase Agreement dated as of August 31, 2000 by
                              and between Lineo, Inc. and Metrowerks Holdings, Inc.

          10.26*            Form of Warrant dated October 2, 2000 granted to Metrowerks
                              Holdings, Inc.

          10.27*            Form of Lineo, Inc. Amendment No. 3 to Investor Rights
                              Agreement

          10.28*+           Shareholders Agreement dated as of September 22, 2000 among
                              Lineo, Inc., Samsung Electro-Mechanics Co., Ltd. and
                              Samsung Venture Investment Corporation

          10.29*            Lineo, Inc. Employee Stock Purchase Plan

          10.30*            Employment Agreement dated May 10, 2000 by and between
                              Robert B. Waldie and Lineo, Inc.

          21.1*             Subsidiaries of the registrant

          23.1              Consent of Summit Law Group, PLLC (contained in the opinion filed as Exhibit 5.1 hereto)

          23.2*             Consent of Arthur Andersen LLP, Independent Public
                              Accountants

          23.3*             Consent of Arthur Andersen, Independent Public Accountants

          23.4*             Consent of Arthur Andersen, Independent Public Accountants

          23.5*             Consent of Befec -- Price Waterhouse, Independent
                              Accountants

          23.6*             Consent of Arthur Andersen, Independent Public Accountants

          23.7*             Consent of Arthur Andersen, Independent Public Accountants

          24.1              Power of Attorney (See Page II-8)

          27.1*             Financial Data Schedule


------------------------


*   Filed herewith


+   Confidential treatment requested


#  Previously filed